Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed and declared effective with the Securities and Exchange Commission. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-201577

SUBJECT TO COMPLETION — DATED MARCH 13, 2015

Prospectus Supplement

(To Prospectus dated March 13, 2015)

$1,012,000,000 Fixed Rate Asset-Backed Notes

GM Financial Automobile Leasing Trust 2015-1

Issuing Entity

GMF Leasing LLC

Depositor

Sponsor and Servicer

You should carefully review the risk factors beginning on page S-18 of this prospectus supplement and page 11 of the accompanying prospectus.

The notes represent obligations of the issuing entity only and do not represent obligations of or interests in AmeriCredit Financial Services, Inc. d/b/a GM Financial, GMF Leasing LLC, APGO Trust, ACAR Leasing Ltd. or any of their affiliates.

The issuing entity will issue -
• seven classes of notes that are offered by this prospectus supplement.
The notes -

•  are backed by an exchange note, which will be backed by a designated pool of car, light truck and utility vehicle leases and the corresponding leased vehicles (each, a lease asset and collectively, lease assets), purchased by the titling trust from dealers;

• receive monthly distributions on the twentieth (20th) day of each month, or, if not a business day, then on the next business day, beginning on April 20, 2015; and
• currently have no trading market.
Credit enhancement for the notes offered by this prospectus supplement will consist of -
• excess cashflow collected on the pool of lease assets in the designated pool;
• overcollateralization resulting from the excess of the aggregate securitization value of the lease assets in the designated pool over the aggregate principal amount of the notes;
• the subordination of each class of notes to those classes senior to it; and
• a reserve account that can be used to cover payments of timely interest, parity payments and ultimate principal on the notes.

	Principal Amount	Interest Rate		Final Scheduled Payment Date	Price to Public(1)		Underwriting Discounts		Proceeds to Seller(2)
Class A-1 Notes	$129,000,000		%	March 21, 2016		%		%		%
Class A-2 Notes	$329,360,000		%	December 20, 2017		%		%		%
Class A-3 Notes	$369,360,000		%	September 20, 2018		%		%		%
Class A-4 Notes	$72,930,000		%	June 20, 2019		%		%		%
Class B Notes	$42,240,000		%	June 20, 2019		%		%		%
Class C Notes	$38,940,000		%	June 20, 2019		%		%		%
Class D Notes	$30,170,000		%	March 20, 2020		%		%		%

	$1,012,000,000				$		$		$

(1)	Plus accrued interest, if any, from March 25, 2015.
(2)	Before deducting expenses, estimated to be $800,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners

Deutsche Bank Securities	Goldman, Sachs & Co.	J.P. Morgan

Co-Managers solely with respect to the Class A Notes

Citigroup	Credit Agricole Securities	RBS	Wells Fargo Securities

Prospectus Supplement dated March     , 2015.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized any person to provide you with information that is different. The information in this prospectus supplement speaks only as of its date, and may not be accurate at any time after its date. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell the notes, and it is not soliciting an offer to buy the notes, in any state where the offer or sale is not permitted.

We do not claim the accuracy of the information in this prospectus supplement as of any date other than the date stated on the cover of this prospectus supplement.

Prospectus Supplement

Prospectus

S-i

MATERIAL LEGAL ASPECTS OF EXCHANGE NOTE AND LEASE ASSETS	64
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	74
STATE AND LOCAL TAX CONSEQUENCES	78

ERISA CONSIDERATIONS	78
METHODS OF DISTRIBUTIONS	83
LEGAL OPINIONS	85
INCORPORATION BY REFERENCE	85
FINANCIAL INFORMATION	85

S-ii

Important Notice about the Information Presented in this Prospectus Supplement and the Accompanying Prospectus

•	We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

•	This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the accompanying prospectus. We suggest that you read both this prospectus supplement and the accompanying prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the accompanying prospectus.

•	You should rely only on information provided or referenced in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

•	We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents on the previous page and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Where You Can Find More Information

The depositor, GMF Leasing LLC, as originator of each trust, filed with the Securities and Exchange Commission, or the Commission, or the SEC, under the Commission file number 333-201577, a registration statement under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission.

As long as the issuing entity is required to report under the Securities Exchange Act of 1934, the servicer will file for the issuing entity, annual reports on Form 10-K and distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the Commission under the file number 333-201577-02. A copy of any reports may be obtained by any noteholder by request to the servicer.

A number of items are incorporated by reference into this prospectus supplement. See “Incorporation by Reference” in the accompanying prospectus for a description of incorporation by reference.

You can read and copy the registration statement and the reports referenced above at the public reference room at the Commission at 100 F Street N.E., Washington, DC 20549. You can obtain information about the public reference section by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

You may request a free copy of any of the filings incorporated by reference into this prospectus supplement by writing or calling: GM Financial, 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102; telephone (817) 302-7000.

Summary of Transaction Structure Parties

The following diagram provides a simplified overview of the structure of this securitization transaction. You should read this prospectus supplement and the accompanying prospectus in their entirety for a more detailed description of this securitization transaction.

(1)	ACAR Leasing Ltd. (the titling trust), as borrower, AmeriCredit Financial Services Inc. d/b/a GM Financial (GM Financial), as lender and servicer (in such capacity, the servicer), and Wells Fargo Bank, N.A. (Wells Fargo), as administrative agent and collateral agent (in such capacity, the collateral agent), are parties to a credit and security agreement pursuant to which (a) GM Financial lends amounts to the titling trust to enable it to purchase lease assets, (b) the titling trust is obligated to repay GM Financial for those loans, and (c) the collateral agent holds a security interest in the lease assets and certain other property owned by the titling trust to secure the titling trust’s obligations under the credit and security agreement.
(2)	The titling trust, the servicer, APGO Trust and the collateral agent are parties to the base servicing agreement pursuant to which GM Financial agrees to service the lease assets owned by the titling trust.
(3)	Pursuant to an exchange note supplement to the credit and security agreement, at GM Financial’s request the titling trust will designate a subset of the lease assets that are collateral under the credit and security agreement to a designated pool and issue an exchange note to GM Financial. The exchange note represents an obligation of the titling trust to make principal, interest and other payments to the holder of the exchange note from amounts generated on the designated pool and is secured by a security interest granted to the collateral agent in the lease assets comprising the designated pool.
(4)	Pursuant to a servicing supplement to the base servicing agreement, the servicer will agree to perform certain specific servicing duties with respect to the lease assets that are part of the designated pool.
(5)	GM Financial and GMF Leasing LLC (the depositor) will enter into an exchange note sale agreement pursuant to which GM Financial will sell the exchange note to the depositor.
(6)	The depositor and GM Financial Automobile Leasing Trust 2015-1 (the issuing entity) will enter into an exchange note transfer agreement pursuant to which the depositor will sell the exchange note to the issuing entity.
(7)	The issuing entity and Wells Fargo, as indenture trustee (in such capacity, the indenture trustee), will enter into an indenture pursuant to which the issuing entity will (a) issue its Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes (collectively, the notes), and (b) grant a security interest to the indenture trustee in the exchange note and certain other property to secure the issuing entity’s obligations under the notes and the indenture.
(8)	As consideration for the exchange note sold to it by the depositor, the issuing entity will deliver the notes to the depositor.
(9)	The depositor will sell the notes to the underwriters pursuant to an underwriting agreement and the underwriters will sell the notes to the initial investors.
(10)	As consideration for the exchange note sold to it by GM Financial, the depositor will deliver the proceeds from the sale of the notes, net of certain transaction expenses, to GM Financial.

Exchange Note, Flow of Funds(1)

(1)	This chart provides only a simplified overview of the priority of the monthly distributions. The order in which funds will flow each month as indicated above is applicable for so long as no event of default has occurred. For more detailed information on this flow of funds, or for information regarding the flow of funds upon the occurrence of an event of default, please refer to “Description of the Transaction Documents—Distributions” in this prospectus supplement.

Notes, Flow of Funds(1)

Available Funds
To the indenture trustee, the owner trustee and any successor servicer for fees and expenses (to the extent not already paid) in each case subject to a maximum specified annual limit
Interest on the Class A Notes
Principal, for parity, on the Class A Notes
Principal, for legal final, on the Class A Notes
Interest on the Class B Notes
Principal, for parity, on the Class A Notes and Class B Notes
Principal, for legal final, on the Class B Notes
Interest on the Class C Notes
Principal, for parity, on the Class A Notes, the Class B Notes and the Class C Notes
Principal, for legal final, on the Class C Notes
Interest on the Class D Notes
Principal, for parity, on the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes
Principal, for legal final, on the Class D Notes
Noteholders' Principal Distributable Amount
Reserve Account up to the required amount
Accelerated Principal Amount
Additional fees owed to the indenture trustee, the owner trustee and any successor servicer in excess of the related cap
Certificateholders

---

Summary

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Transaction Overview

The titling trust, at the direction of the servicer, will designate a pool of leases and leased vehicles purchased by the titling trust from motor vehicle dealers (the designated pool) and will issue an exchange note backed by the designated pool (the exchange note) to GM Financial. GM Financial will sell the exchange note to the depositor and the depositor, in turn, will sell the exchange note to the issuing entity. The issuing entity will issue the notes under an indenture and will deliver the notes to the depositor as consideration for the exchange note on the closing date. The depositor will sell the notes to the underwriters who will sell them to investors. The depositor will deliver the net proceeds from its sale of the notes to GM Financial as consideration for its sale of the exchange note to the depositor.

The Issuing Entity

GM Financial Automobile Leasing Trust 2015-1, or the issuing entity, is a Delaware statutory trust. The issuing entity will issue the notes and be liable for their payment. The issuing entity’s principal asset will be the exchange note.

The Depositor

GMF Leasing LLC, or the depositor, is a Delaware limited liability company which is a wholly-owned special-purpose subsidiary of GM Financial. The depositor will sell the exchange note to the issuing entity.

The Sponsor, the Servicer and the Administrator

AmeriCredit Financial Services, Inc. d/b/a GM Financial, or GM Financial, or the sponsor, or the servicer, or the administrator, is a Delaware corporation. GM Financial will sell the exchange note to the depositor pursuant to the exchange note sale agreement, will service the lease assets in the designated pool on behalf of the issuing entity pursuant to the servicing agreement and will serve as administrator of the issuing entity pursuant to an administration agreement.

The Titling Trust

ACAR Leasing Ltd., or the titling trust, is a Delaware statutory trust. The titling trust will issue the exchange note to GM Financial and owns the lease assets that comprise the designated pool that backs the exchange note. The titling trust is a wholly-owned subsidiary of the settlor.

The Settlor

APGO Trust, or the settlor, is a Delaware statutory trust. The settlor is a wholly-owned subsidiary of GM Financial.

The Indenture Trustee

Wells Fargo Bank, National Association, or Wells Fargo, is a national banking association. Wells Fargo will serve as indenture trustee (in such capacity, the indenture trustee) pursuant to the indenture.

The Administrative Agent and the Collateral Agent

Wells Fargo will serve as administrative agent, (in such capacity, the administrative agent) under the credit and security agreement and will serve as collateral agent (in such capacity, the collateral agent) under the credit and security agreement and the servicing agreement.

The Owner Trustee

Wilmington Trust Company, or the owner trustee, is a Delaware trust company. Wilmington Trust Company serves not in its individual capacity but solely as owner trustee of the issuing entity, pursuant to the issuing entity’s trust agreement.

Cutoff Date

February 1, 2015. Collections after this date on the lease assets included in the designated pool will be applied to make payments on the exchange note. Payments on the exchange note will be applied to make payments on the notes.

Closing Date

On or about March 25, 2015.

Description of the Securities

The issuing entity will issue seven classes of fixed rate asset-backed notes pursuant to the indenture. The notes are designated as the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes. The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are referred to, collectively, as the Class A Notes. The Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes are being offered by this prospectus supplement and are sometimes referred to, collectively, as the notes.

A residual certificate representing the residual interest in the issuing entity, the issuer trust certificate, will also be issued pursuant to the issuing entity’s trust agreement, but the issuer trust certificate will be retained by the depositor or an affiliate of the depositor and is not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Each class of notes will have the initial note principal balance, interest rate and final scheduled payment date listed in the following table:

Notes

Class	Initial Note Principal Balance	Interest Rate		Final Scheduled Payment Date
A-1	$129,000,000		%	March 21, 2016
A-2	$329,360,000		%	December 20, 2017
A-3	$369,360,000		%	September 20, 2018
A-4	$72,930,000		%	June 20, 2019
B	$42,240,000		%	June 20, 2019
C	$38,940,000		%	June 20, 2019
D	$30,170,000		%	March 20, 2020

Interest on each class of notes will accrue during each interest period at the applicable interest rate.

The notes will initially be issued in book-entry form only, and will be issued in minimum denominations of $1,000 and multiples of $1,000.

The notes will not be listed on any securities exchange.

You may hold your notes through The Depository Trust Company, or DTC, in the United States or through Clearstream Banking, société anonyme or the Euroclear System in Europe.

The notes will be secured solely by the exchange note and the other assets of the issuing entity which are described under the section of this summary entitled “—Trust Property.”

Payment Dates

The payment date will be the twentieth (20th) day of each month, subject to the business day rule set forth below, commencing on April 20, 2015.

•	Business day rule:

If any payment date is not a business day, then the distribution due on that date will be made on the next business day.

•	Determination dates:

The determination date for each payment date is the close of business on the day that is two (2) business days prior to such payment date.

•	Record dates:

The record date for each payment date is the close of business on the business day immediately preceding such payment date.

•	Collection periods:

The collection period for each payment date, with respect to the exchange note and the notes, will be the calendar month immediately preceding the calendar month in which that payment date occurs or, for the first payment date, the period from but excluding the cutoff date to the close of business on March 31, 2015.

The Trust Property

The issuing entity’s assets will principally include:

•	the exchange note;

•	rights to funds in the reserve account and the exchange note collection account; and

•	rights under the transaction documents.

Exchange Note

The primary asset of the issuing entity will be the exchange note issued by the titling trust. The exchange note will be issued under a lending facility provided by GM Financial to the titling trust to finance its purchase of lease assets from motor vehicle dealers. On the closing date the titling trust will issue the exchange note and deliver the exchange note to GM Financial. GM Financial will then sell the exchange note to the depositor and the depositor will transfer the exchange note to the issuing entity.

On the closing date, the note balance of the exchange note will be $1,083,000,000. The exchange note will accrue interest at a rate of     %.

The designated pool will support the exchange note. The titling trust will use amounts received on the designated pool on and after the cutoff date, or designated pool collections, to make payments on the exchange note. These amounts include:

•	payments by or on behalf of the lessees on the leases;

•	net proceeds from sales of leased vehicles; and

•	proceeds from claims on insurance policies covering the lessees, the leases or the leased vehicles.

Designated Pool

The leases in the designated pool are retail closed-end lease contracts for cars, light trucks and utility vehicles. A lessee who complies with the terms of the lease will not be responsible for the value of the leased vehicle at the end of the lease.

The securitization value of a lease is the sum of the discounted present values of (1) the remaining scheduled base monthly payments due under such lease, plus (2) the base residual value of the related leased vehicle. These amounts are discounted for each lease asset at a rate equal to the greater of 6.75% and the implicit lease rate under the related lease. The aggregate securitization value at any time is the sum of the securitization values of all lease assets in the designated pool.

See “Glossary” in this prospectus supplement for more information about the calculation of securitization value, base residual value, aggregate securitization value and other related terms used in this prospectus supplement.

Payments on the Exchange Note

As further described under the section of this prospectus supplement entitled “Description of the Transaction Documents—Distributions—Payment Date Payments on the Exchange Note,” the servicer will instruct the indenture trustee to make the distributions from designated pool collections on each payment date in the following order of priority (except in those circumstances when the priority of payments set forth in “—Exchange Note Default” below is applicable):

1.	to the servicer, the designated pool servicing fee for the related calendar month to the extent such amounts were not retained by the servicer from designated pool collections;

2.	to the issuing entity, in its capacity as owner of the exchange note, interest due on the exchange note, which will be calculated as described under “—Interest” below;

3.	to the issuing entity, in its capacity as owner of the exchange note, principal payable on the exchange note, which will be calculated as described under “—Principal of the Exchange Note” below;

4.	to the issuing entity, in its capacity as owner of the exchange note, the amount, if any, by which the amounts that it is obligated to pay under items (1) through (17) below under “—Payments on the Notes,” on that payment date exceeds the amount it received pursuant to clauses (2) and (3) above, on that payment date; and

5.	all remaining amounts, to be applied under the lending facility under which the titling trust is the borrower (which amounts will not be available to make payments on any notes).

Payments on the Notes

As further described under the section of this prospectus supplement entitled “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes,” the servicer will instruct the indenture trustee to make the distributions from total available funds on each payment date in the following order of priority (except in those circumstances when the priority of payments set forth in “—Events of Default” below is applicable):

1.	to pay each of the indenture trustee, the owner trustee and any successor servicer, any accrued and unpaid fees, expenses and indemnities then due to each of them (to the extent not previously paid), in each case, subject to a maximum specified annual limit (provided that certain limits will not be applicable at any time that an event of default has occurred and is continuing);

2.	to the Class A noteholders, to pay interest due on the Class A Notes;

3.	to pay principal to the extent necessary to reduce the principal balance of the Class A Notes to the aggregate securitization value as of the last day of the related collection period, which will be paid out as described below under “—Principal of the Notes;”

4.	to the Class A noteholders, to pay the remaining principal balance of any Class A Notes on their respective final scheduled payment date;

5.	to the Class B noteholders, to pay interest due on the Class B Notes;

6.	to pay principal, to the extent necessary, after giving effect to any payments made under clauses (3) and (4) above, to reduce the combined principal balance of the Class A Notes and Class B Notes to the aggregate securitization value as of the last day of the related collection period, which amount will be paid out as described below under “—Principal of the Notes;”

7.	to the Class B noteholders, to pay the remaining principal balance of the Class B Notes on their final scheduled payment date;

8.	to the Class C noteholders, to pay interest due on the Class C Notes;

9.	to pay principal to the extent necessary, after giving effect to any payments made under clauses (3), (4), (6) and (7) above, to reduce the combined principal balance of the Class A Notes, Class B Notes and Class C Notes to the aggregate securitization value as of the last day of the related collection period, which amount will be paid out as described below under “—Principal of the Notes;”

10.	to the Class C noteholders, to pay the remaining principal balance of the Class C Notes on their final scheduled payment date;

11.	to the Class D noteholders, to pay interest due on the Class D Notes;

12.	to pay principal to the extent necessary, after giving effect to any payments made under clauses (3), (4), (6), (7), (9) and (10) above, to reduce the combined principal balance of the Class A Notes, Class B Notes, Class C Notes and Class D Notes to the aggregate securitization value as of the last day of the related collection period, which amount will be paid out as described below under “—Principal of the Notes;”

13.	to the Class D noteholders, to pay the remaining principal balance of the Class D Notes on their final scheduled payment date;

14.	to pay the noteholders’ principal distributable amount, which amount will be paid out as described below under “—Principal of the Notes;”

15.	to the reserve account, the amount necessary to cause the amount deposited therein to equal the reserve account required amount;

16.	to pay the accelerated principal amount, which will be paid out as described below under “—Principal of the Notes;”

17.	to pay each of the indenture trustee ,the owner trustee and any successor servicer, all amounts due to the extent not paid in item (1) above; and

18.	to the certificateholder in the issuing entity, all remaining amounts.

See “Glossary” in this prospectus supplement for more information about the calculation of total available funds, principal distributable amount, reserve account required amount, accelerated principal amount and other related terms used in this prospectus supplement.

Interest

Interest on the exchange note and the notes will be payable on each payment date. The interest period relating to each payment date will be the period from and including the most recently preceding payment date—or, in the case of the first payment date, from and including the closing date—to but excluding the related payment date. Interest on the exchange note will accrue at the interest rate for the exchange note during each interest period and interest on each class of notes will accrue at the interest rate for that class of notes during each interest period. Interest payable on the Class A Notes will be paid pari passu to the holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

Interest on the Class A-1 Notes will be calculated on an “actual/360” basis. Interest on the other classes of notes will be calculated on a “30/360” basis.

Principal of the Exchange Note

Principal of the exchange note will be payable on each payment date in an amount generally equal to:

•	the difference between (1) the aggregate securitization value as of the last day of the immediately preceding collection period, minus (2) the aggregate securitization value as of the last day of the related collection period; plus

•	any principal of the exchange note that was due to be paid, but was not paid, on any prior payment date.

For each payment date occurring on or after the final scheduled payment date of the exchange note, the amount of principal owed will be equal to the outstanding principal balance of the exchange note.

For each payment date occurring on or after the acceleration of the exchange note following an exchange note default, the amount of principal owed will be equal to the outstanding principal balance of the exchange note.

Principal of the Notes

The classes of notes are “sequential pay” classes. On each payment date, all amounts allocated to the payment of principal as described in clauses (3), (4), (6), (7), (9), (10), (12), (13), (14) and (16) of “—Payments on the Notes” above will be aggregated and will be paid out in the following order (except in those circumstances when the priority of payments set forth below in “Events of Default” is applicable):

•	first, the Class A-1 Notes will amortize, until they are paid off;

•	once the Class A-1 Notes are paid off, the Class A-2 Notes will begin to amortize, until they are paid off;

•	once the Class A-2 Notes are paid off, the Class A-3 Notes will begin to amortize, until they are paid off;

•	once the Class A-3 Notes are paid off, the Class A-4 Notes will begin to amortize, until they are paid off;

•	once the Class A-4 Notes are paid off, the Class B Notes will begin to amortize, until they are paid off;

•	once the Class B Notes are paid off, the Class C Notes will begin to amortize, until they are paid off; and

•	once the Class C Notes are paid off, the Class D Notes will begin to amortize, until they are paid off.

Because the notes are “sequential pay,” if, due to losses, insufficient liquidation proceeds or otherwise, the trust property proves to be insufficient to repay the principal of the notes in full, it is possible that certain earlier maturing classes of notes will be paid in full and that the losses will be fully borne by the later maturing classes of notes. In that case, losses would be borne in reverse order of payment priority (i.e. beginning with the most junior class then outstanding).

The outstanding principal balance of any class of notes, if not previously paid, will be payable on the final scheduled payment date for that class.

Designated Pool Servicing Fee

The servicer will be paid the designated pool servicing fee on each payment date from designated pool collections prior to any other payments on the exchange note, which is equal to the sum of (1) the product of (i) 1.00%, multiplied by (ii) the aggregate securitization value as of the beginning of the calendar month preceding the calendar month in which the payment date occurs, multiplied by (iii) one-twelfth (or, in the case of the first payment date, a fraction equal to the number of days from but excluding the cutoff date through and including March 31, 2015, over 360), plus (2) a supplemental servicing fee, equal to all administrative fees, expenses and charges paid by or on behalf of lessees, including late fees, prepayment fees and liquidation fees collected on the lease assets during the preceding calendar month and any other expenses reimbursable to the servicer.

If any entity other than GM Financial becomes the servicer, fees payable to the servicer may be adjusted as agreed upon by majority noteholders of the most senior class outstanding and the successor servicer.

Designated Pool Information

As of the cutoff date, the designated pool had the following characteristics:

Securitization value(1)	$1,097,016,304.98

Base residual value	$726,460,340.71
Base residual value as a percentage of securitization value	66.22%

Discounted base residual value(2)	$601,754,578.87

Discounted base residual value as a percentage of securitization value(2)	54.85%

Number of leases	45,265
Weighted average original term (months)(3)	38
Weighted average remaining term (months)(3)	33

Weighted average FICO® score(3)	736

(1)	Securitization value is defined in the Glossary.
(2)	The discount rate used to generate the discounted base residual value is defined in the Glossary.
(3)	Weighted averages are weighted by the securitization value of each lease as of the cutoff date.

See “Designated Pool—Composition of the Designated Pool” in this prospectus supplement for more information about the characteristics of the designated pool.

Credit Enhancement

Credit enhancement for the notes will consist of excess cashflow, overcollateralization, subordination and a reserve account.

If available funds together with amounts available under any credit enhancement are insufficient to make required payments of principal of the notes, it is possible that certain earlier maturing notes will be paid in full and that the losses will be fully borne in reverse order of payment priority (i.e. starting with the most junior class then outstanding). In addition, the Class B Notes, the Class C Notes and the Class D Notes will only receive principal payments after each class of notes senior to that class of notes has been paid in full, exposing those noteholders to losses.

Excess Cashflow

For any payment date, two types of excess cashflow may exist. First, there may be excess cashflow on the exchange note, which represents the excess of designated pool collections over the sum of the designated pool servicing fee, the interest payments on the exchange note and the reduction in the aggregate securitization value. This excess cashflow on the exchange note, if any, will be available to pay principal of the exchange note and to make an additional payment on the exchange note if the issuing entity would otherwise not receive sufficient amounts to make all payments on the notes on that payment date. Second, there may be excess cashflow on the notes, which represents the excess of amounts received by the issuing entity as the interest payments on the exchange note over the issuing entity’s senior fees and expenses and the interest payments on the notes on that payment date. This excess cashflow on the notes, if any, will be available to build and/or maintain the reserve account at the reserve account required amount, to make accelerated principal payments on the notes to build and maintain a target level of overcollateralization and to make principal payments to cause the remaining principal balance of each class of notes to be repaid on its final scheduled payment date. See “Description of the Transaction Documents—Credit Enhancement—Application of Excess Cashflow” in this prospectus supplement for more information regarding the application of excess cashflow.

Overcollateralization

Overcollateralization is the amount by which the aggregate securitization value exceeds the aggregate principal amount of the notes. On the closing date, overcollateralization will be approximately 7.75% of the aggregate securitization value as of the cutoff date.

The overcollateralization for the notes has two components. First, there is the overcollateralization representing the excess of the aggregate securitization value over the outstanding principal balance of the exchange note, which on the closing date will be approximately $14,016,305 or approximately 1.28% of the aggregate securitization value as of the cutoff date. Second, there is the overcollateralization representing the excess of the outstanding principal balance of the exchange note over the aggregate principal balance of the notes which on the closing date, will be approximately $71,000,000, or approximately 6.47% of the aggregate securitization value as of the cutoff date.

On each payment date, excess cashflow will be available to build and maintain a target level of overcollateralization. See “Description of the Transaction Documents—Credit Enhancement—Overcollateralization” in this prospectus supplement for a more detailed description of overcollateralization.

Subordination

A class of notes that is lower in priority of payment provides credit support to those classes of notes having higher priority of payment relative to that class. Consequently, to the extent that the trust property does not generate enough cash to satisfy the issuing entity’s obligations, payments will be made in accordance with “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes” in this prospectus supplement, and any shortfalls or losses will then be absorbed as follows:

•	first, by the holders of the Class D Notes, to the extent amounts are due to them;

•	second, by the holders of the Class C Notes, to the extent amounts are due to them;

•	third, by the holders of the Class B Notes, to the extent amounts are due to them; and

•	fourth, by the holders of the Class A Notes, to the extent amounts are due to them.

See “Description of the Transaction Documents—Credit Enhancement—Subordination” in this prospectus supplement for a more detailed description of overcollateralization.

Reserve Account

On the closing date, approximately $5,485,082 will be deposited into the reserve account, which is 0.50% of the initial aggregate securitization value.

If payments on the exchange note on any payment date are insufficient to cover all amounts payable under items (1) through (13) under “—Payments on the Notes” above, the indenture trustee will withdraw funds from the reserve account to cover the shortfall. The indenture trustee also will withdraw funds from the reserve account to the extent needed to pay any class of notes in full on its final scheduled payment date or to pay the notes following an event of default and acceleration of the notes.

On each payment date, any excess cashflow will be deposited to the reserve account to maintain the amount on deposit at the reserve account required amount, which is 0.50% of the initial aggregate securitization value (approximately $5,485,082).

If on any payment date the sum of available funds plus the amount on deposit in the reserve account will be sufficient to repay all principal and interest on the notes and all fees and expenses of the issuing entity, the indenture trustee will withdraw all funds from the reserve account and use those amounts, together with such available funds, to pay the notes and such expenses in full on that payment date.

See “Description of the Transaction Documents—Credit Enhancement—Reserve Account” in this prospectus supplement for a more detailed description of the reserve account.

Optional Redemption

On any payment date on or after the first payment date on which the aggregate note principal balance is 10% or less of the aggregate note principal balance on the closing date, the exchange note may be redeemed in whole, but not in part, if the servicer exercises its “clean-up call” option to purchase the exchange note. The servicer will exercise the option by depositing the purchase price for the exchange note in the indenture collections account by 10:00 a.m. (New York City time) on the payment date on which the option is exercised, and the issuing entity will transfer the exchange note to the servicer. The indenture trustee will notify the noteholders of the redemption and provide instructions for surrender of the notes for final payment of interest and principal of the notes. The servicer may exercise its clean up call option only if the purchase price for the exchange note plus the collections in the exchange note collection account in the final month will be sufficient to pay in full the notes and all fees and expenses of the issuing entity. The purchase price paid by the servicer for the exchange note will be the outstanding note balance of the exchange note.

Exchange Note Default

The following are exchange note defaults under the exchange note supplement:

•	certain insolvency events relating to the titling trust or the titling trust’s property;

•	GM Financial is terminated as servicer of the lending facility (unless a successor servicer has been appointed);

•	default in the payment of the principal of the exchange note on its final scheduled payment date, which is March 20, 2020;

•	default in the payment of the interest on the exchange note when due (subject to a specified number of days cure period);

•	certain breaches of representations, warranties, covenants and agreements by the titling trust (subject to applicable cure periods); and

•	the acceleration of the notes following the occurrence of an event of default.

If an exchange note default has occurred and is continuing and the balance of the exchange note has been accelerated (either by declaration or automatically), the exchange noteholder, or the collateral agent on behalf of the exchange noteholder, may institute certain proceedings and pursue any of its other rights, remedies, powers or privileges under the credit and security agreement and the exchange note supplement.

Amounts collected following the occurrence of an exchange note default, and the acceleration of the exchange note, including the proceeds from any liquidation of the collateral included in the designated pool, will not be distributed in accordance with the priorities set forth above under “—Payments on the Exchange Notes” but will instead be distributed in accordance with the following priorities:

1.	to the collateral agent, all amounts due to the collateral agent with respect to the exchange note and the designated pool, subject to a maximum specified limit;

2.	to the administrative agent, all amounts due to the administrative agent with respect to the exchange note and the designated pool, subject to a maximum specified limit;

3.	to the servicer, the designated pool servicing fee to the extent such amounts were not retained by the servicer from designated pool collections;

4.	to the issuing entity, in its capacity as owner of the exchange note, interest due on the exchange note;

5.	to the issuing entity, in its capacity as owner of the exchange note, principal of the exchange note until paid in full;

6.	to the issuing entity, in its capacity as owner of the exchange note, the amount, if any, by which the amounts that it is obligated to pay under items (1) through (9) under “—Events of Default” on that payment date exceeds the amount it received pursuant to clauses (4) and (5) above, on that payment date; and
7.	all remaining amounts, to be applied under the lending facility under which the titling trust is the borrower (which amounts will not be available to make payments on any notes).

Events of Default

The following are events of default under the indenture:

•	default in the payment of any interest when it becomes due and payable on (i) the Class A Notes, (ii) if no Class A Notes are outstanding, the Class B Notes, (iii) if no Class A Notes or Class B Notes are outstanding, the Class C Notes, or (iv) if no Class A Notes, Class B Notes or Class C Notes are outstanding, the Class D Notes, (subject to a specified number of days cure period);

•	default in the payment of the principal of any note on its final scheduled payment date;

•	certain breaches of representations, warranties and covenants by the issuing entity, the depositor, the settlor, the titling trust or GM Financial (subject to any applicable cure period); and

•	certain events of bankruptcy relating to the issuing entity, the titling trust, the issuing entity’s property or the titling trust’s property (subject to any applicable cure period).

If an event of default under the indenture has occurred and is continuing, the notes may be accelerated and subject to immediate payment at par, plus accrued interest. If the notes are accelerated, the indenture trustee may be directed to sell the trust property, or any portion of the trust property, including the exchange note, at one or more private or public sales. Any such liquidation may occur only subject to certain provisions that are set forth under “Description of the Notes—Events of Default” in this prospectus supplement.

Amounts collected (i) following the occurrence of an event of default under the indenture (other than an event of default related to a breach of a covenant or a representation and warranty), (ii) following the acceleration of the notes, or (iii) upon liquidation of the trust property, will not be distributed in accordance with the priorities set forth above under “—Payments on the Notes” but will instead be distributed in accordance with the following priorities:

1.	to the owner trustee, the indenture trustee and any successor servicer, any accrued and unpaid fees, expenses and indemnities then due to each of them, ratably without preference or priority of any kind;

2.	to the Class A noteholders, for amounts due and unpaid on the Class A Notes for interest, ratably, without preference or priority;

3.	to the Class A noteholders, for amounts due and unpaid on the Class A Notes for principal, first, to the noteholders of the Class A-1 Notes until they are paid off and, second, to the noteholders of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, ratably, without preference or priority, until they are paid off;

4.	to the Class B noteholders, for amounts due and unpaid on the Class B Notes for interest;

5.	to the Class B noteholders, for amounts due and unpaid on the Class B Notes for principal, until the Class B Notes are paid off;

6.	to the Class C noteholders, for amounts due and unpaid on the Class C Notes for interest;

7.	to the Class C noteholders, for amounts due and unpaid on the Class C Notes for principal, until the Class C Notes are paid off;

8.	to the Class D noteholders, for amounts due and unpaid on the Class D Notes for interest;

9.	to the Class D noteholders, for amounts due and unpaid on the Class D Notes for principal, until the Class D Notes are paid off; and

10.	to the certificateholder in the issuing entity, all remaining amounts.

Removal of Lease Assets from the Designated Pool

GM Financial, as servicer, may be required from time to time to remove certain lease assets from the designated pool and to make a corresponding payment to the exchange note collections account. GM Financial will be required to remove a lease and leased vehicle from the designated pool and make such a payment if (1) it grants certain payment or term extensions under the lease, (2) it changes the amount of the contract residual value or base monthly payment under the lease or (3) the representations it made about any lease or leased vehicle are later discovered to have been untrue when they were made, are not cured within a specified period of time and have a material adverse effect on the interest therein of the issuing entity or the noteholders.

See “Designated Pool—Representations about the Designated Pool and Obligation to Remove Ineligible Lease Assets upon Breach” in this prospectus supplement for a more detailed description of the servicer’s obligations to remove certain lease assets. For a more detailed description of the servicer’s other obligations to remove lease assets, you should read “Description of the Transaction Documents—Servicing the Designated Pool—Obligations to Remove Lease Assets” in the accompanying prospectus.

Federal Income Tax Consequences

For federal income tax purposes:

•	Katten Muchin Rosenman LLP, tax counsel, is of the opinion that the notes will be characterized as indebtedness and the issuing entity will not be characterized as an association or publicly traded partnership taxable as a corporation. By your acceptance of a note, you agree to treat the note as indebtedness.

•	Interest on the notes will be taxable as ordinary income:

–	when received by a holder using the cash method of accounting; and

–	when accrued by a holder using the accrual method of accounting.

•	Katten Muchin Rosenman LLP has prepared the discussion under “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus and is of the opinion that such discussions as they relate to federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto, accurately state all material federal income tax consequences of the purchase, ownership and disposition of the notes to their original purchaser.

ERISA Considerations

Subject to the important considerations described under “ERISA Considerations” in this prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase the notes. Fiduciaries of such plans should consult with counsel regarding the applicability of the provisions of ERISA before purchasing the notes.

Legal Investment

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended, or the 1940 Act.

Rating of the Notes

The sponsor has engaged two nationally recognized statistical rating organizations (each an engaged NRSRO) to assign credit ratings to the notes.

The ratings of the notes will address the likelihood of the payment of principal and interest on the notes according to their terms. Each engaged NRSRO will monitor the ratings using its normal surveillance procedures. The engaged NRSROs may change or withdraw an assigned rating at any time. No party to the transaction documents will be responsible for monitoring any changes to the ratings on the notes. See “Ratings” in this prospectus supplement for more information regarding the ratings assigned to the notes.

Vintage Origination and Static Pool Information

Information about lease assets that were originated by GM Financial from 2011 through 2014 and static pool information about the designated pools of lease assets previously securitized by GM Financial is contained in Annex A to this prospectus supplement.

1940 Act Registration

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the 1940 Act, contained in Rule 3a-7 of the 1940 Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined under “Volcker Rule Considerations” in this prospectus supplement).

Risk Factors

In addition to the risk factors discussed in the accompanying prospectus, you should consider the following additional factors in connection with the purchase of the notes:

We cannot predict the rate at which the notes will amortize.	Your notes may amortize more quickly than expected for a variety of reasons. First, lessees can make prepayments on the leases at any time. The rate of prepayments on the leases may be influenced by a variety of factors, including changes in economic and social conditions. Any risk resulting from faster or slower prepayments of the leases will be borne solely by the noteholders.

Second, under certain circumstances, GM Financial is obligated to reallocate lease assets as a result of breaches of representations and/or covenants. As a result, the outstanding securitization value of an affected lease would be paid by GM Financial, and the related lease assets would be removed from the designated pool.

Third, the notes contain an overcollateralization feature that could result in accelerated principal payments to noteholders, which would cause faster amortization of the notes than of the designated pool.

Finally, the servicer has the right to purchase the exchange note on or after the first payment date on which the aggregate note principal balance is 10% or less of the aggregate note principal balance on the closing date. If this right is exercised by the servicer, you may be paid principal of the notes earlier than you expected.

In any of these cases, you may be repaid principal of the notes at a different rate than you expect and you may not be able to reinvest the principal repaid to you at a rate of return that is at least equal to the rate of return on your notes.

Residual value losses could result in losses on your notes.

Because the leases in the designated pool are closed-end leases, you will bear the risk that the leased vehicles are worth less than their base residual values at the end of the lease terms. The present value of the aggregate base residual value of the leased vehicles in the designated pool equals approximately 54.85% of the sum of the present values of the base monthly payments and the base residual values, which is the total amount that will be available to pay your notes (assuming each base monthly payment is made as scheduled and each leased vehicle is returned and sold for an amount equal to its base residual value). The base residual value for each lease is the least of the contract residual value set by GM Financial when the lease was originated or a residual value established by ALG, an independent company that specializes in establishing residual values for vehicles, either when the lease was originated or at a later date prior to the cutoff date.

In order to establish residual values, GM Financial and ALG each take into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease (such as its term, the month in which it is scheduled to terminate and the maximum allowable mileage) and the leased vehicle (such as the vehicle make, type and model and the manufacturer’s suggested retail price). GM Financial and ALG each also make predictions about a number of factors that may affect the supply and demand for used vehicles (including changes in consumer tastes and economic factors, vehicle manufacturer decisions and government actions) and about a number of factors that affect used vehicle pricing (including housing prices, commodity prices, wage growth, consumer sentiment, interest rates, gas and oil prices and new vehicle sales). However, none of these factors can be predicted with certainty, so the residual value established by GM Financial or ALG may not accurately reflect the actual amount received on disposition of a leased vehicle.

In addition, the leases in the designated pool were originated under General Motors Company and GM Financial-sponsored marketing programs. Under some of these programs, the contract residual values of the leased vehicles were set higher than the contract residual values GM Financial would otherwise have set. As a result, the price at which a lessee may purchase a leased vehicle related to a lease originated under such a marketing program is also set higher than it would otherwise have been set. It is therefore more likely that the purchase price that the lessee would have to pay for the related leased vehicle will exceed the market value of such leased vehicle at the end of the lease term, which makes it less likely that the lessee will purchase one of these leased vehicles. Consequently, a large portion of the leased vehicles originated under these programs may be returned at lease end and subject to the factors described above that affect the value of leased vehicles in the future.

Because residual values cannot be predicted with certainty and you will bear the risk if the leased vehicles are worth less than their base residual values and may not receive the full benefit if they are worth more than their base residual values, you may experience losses on your notes.

Geographic concentrations of leases may increase concentration risks.

Adverse economic conditions or other factors affecting any state or region could increase the delinquency or loss experience of the leases originated in that state or region. As of February 1, 2015, lessees with respect to approximately 20.70%, 20.36%, 9.38%, 6.69% and 6.20% of the leases, based on the leases’ principal balance as of such date, were located in the states of New York, Michigan, Ohio, New Jersey and Florida, respectively, based on the billing address of the lessee on the lease. No other state accounts for more than 5.00% of the leases as of February 1, 2015.

Concentration of leased vehicles to particular vehicle models may increase concentration risks.	The Equinox, Cruze, Terrain, Acadia, Silverado and Traverse vehicle models represent approximately 13.22%, 9.55%, 9.09%, 9.03%, 7.88% and 6.28% respectively, of the aggregate securitization value as of the cutoff date of the leased vehicles in the designated pool. No other vehicle model accounts for more than 5.00% of the leased vehicles as of February 1, 2015. Any adverse change in the value of a specific vehicle model could reduce the proceeds received at disposition of a related leased vehicle. If this occurs, you may incur a loss on your investment if the reduced proceeds are insufficient to pay amounts due on the notes.

Vehicle recalls may result in losses on your notes.	General Motors Company may from time to time issue recalls that affect vehicle models included in the designated pool. Vehicle recalls of leased vehicles may result in increased returns of the subject leased vehicles at the end of the related lease term. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed leased vehicles or returned leased vehicles may be sold, or may delay the timing of those sales in the used car market. If the price at which the related leased vehicles may be sold declines, you may incur a loss on your investment if the reduced proceeds are insufficient to pay amounts due on the notes.

You may suffer a loss if the final maturity date of the notes is accelerated.	If a default occurs under the indenture and the maturity dates of the outstanding notes are accelerated, the indenture trustee may sell the exchange note, or it may direct the collateral agent to sell the lease assets in the designated pool and the proceeds from any such sales would be used to prepay the notes in advance of their maturity dates. The proceeds from any such sales may be insufficient to pay the aggregate principal amount of the outstanding notes and accrued interest on those notes in full. If this occurs, you may suffer a loss due to such an acceleration.

The notes are asset-backed debt and the issuing entity has only limited assets.	The sole sources for repayment of the notes are payments on the trust property (which will principally consist of payments on the exchange note, payments on which are derived from amounts received on the lease assets in the designated pool) and amounts (if any) on deposit in the cash accounts held by the indenture trustee. You may suffer a loss if these amounts are insufficient to pay amounts due on the notes.

There may be a conflict of interest among classes of notes.	As described elsewhere in this prospectus supplement, the holders of the most senior class of notes then outstanding will make certain decisions with regard to treatment of defaults by the servicer, acceleration of payments on the notes in the event of a default under the indenture and certain other matters. Because the holders of different classes of notes may have varying interests when it comes to these matters, you may find that courses of action determined by other noteholders do not reflect your interests but that you are nonetheless bound by the decisions of these other noteholders.

Because the Class B Notes, the Class C Notes and the Class D Notes are subordinated to the Class A Notes, payments on those classes are more sensitive to losses on the designated pool.	Certain notes are subordinated, which means that principal paid on those classes as part of monthly distributions or, in the event of a default, upon acceleration, will be made only once payments of principal have been made in full to all classes of notes senior to those classes and interest paid on those classes as part of monthly distributions or, in the event of a default, upon acceleration, will be made only once payments of interest have been made in full to all classes of notes senior to those classes. The Class A Notes have the highest priority of payment, followed in descending order of priority of payment by the Class B Notes, the Class C Notes and the Class D Notes. Therefore, if there are insufficient amounts available to pay all classes of notes the amounts they are owed on any payment date or following acceleration, delays in payment or losses will be suffered by the most junior outstanding class or classes even as payment is made in full to more senior classes.

Principal may be paid on certain classes of notes before interest is paid on other classes.	If on any payment date the outstanding principal amount of the notes exceeds the principal balance of the designated pool, a payment of principal, to the extent available, will be made to the holders of the most senior outstanding class or classes of notes to eliminate that undercollateralization. Furthermore, if any class of notes has an outstanding principal amount on its final scheduled payment date, a payment of principal, to the extent available, will be made to the holders of that class of notes on that payment date to reduce their outstanding principal amount to zero. Certain of these principal payments will be made before interest payments are made on certain subordinated classes of notes on that payment date. As a result, there may not be enough cash available to pay the interest on certain subordinated classes of notes on that payment date.

You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market.	The secondary market for asset-backed securities may experience reduced liquidity. Any period of illiquidity that exists may continue, and even worsen, and may adversely affect the market value of your notes. As a result you may be unable to obtain the price that you wish to receive for your notes or you may suffer a loss on your investment.

Periods of economic downturn may adversely affect the performance of the designated pool.	Recently, the United States experienced a period of economic slowdown or recession and may experience a similar period in the future. Such periods of economic slowdown or recession may adversely affect the performance of the leases and the value of the leased vehicles in the designated pool. Rising unemployment and lack of available credit can lead to increased delinquencies and defaults by lessees as well as decreased consumer demand for and declining values of cars, light trucks and utility vehicles. In addition, any increases in the inventory of used car, light truck and utility vehicles during a period of economic slowdown or recession will typically depress the price of used vehicles, which may increase the amount of losses on leased vehicles returned at lease end and defaulted leases.

Additionally, higher gasoline prices, unstable real estate values, declining stock market values, increasing unemployment levels, general availability of consumer credit or other factors that impact consumer confidence or disposable income could increase loss frequency and decrease consumer demand for automobiles which could increase the amount of losses on leased vehicles returned at lease end and defaulted leases.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, may adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor has engaged two NRSROs, and will pay them a fee to assign ratings on the notes.

The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability. The ratings reflect each engaged NRSRO’s assessment of the future performance of the designated pool, the credit enhancement on the notes and the likelihood of repayment of the notes. There can be no assurance that the designated pool and/or the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the designated pool, errors in analysis or otherwise. None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

We note that a NRSRO may have a conflict of interest where, as is the industry standard and the case with the ratings of the notes, the sponsor, the depositor or the issuing entity pays the fees charged by the engaged NRSRO for their ratings services. The sponsor has not engaged any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under effective Commission rules, information provided by or on behalf of the sponsor to an engaged NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to all NRSROs in order to make it possible for non-engaged NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement. NRSROs, including the engaged NRSROs, have different methodologies, criteria, models and requirements. If any non-engaged NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the engaged NRSROs, which may adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-engaged NRSROs any information provided to any engaged NRSRO for the purpose of assigning or monitoring the ratings on the notes, an engaged NRSRO could withdraw its ratings on the notes, which may adversely affect the market value of your notes and/or limit your ability to resell your notes.

Potential investors in the notes are urged to make their own evaluation of the notes, including the future performance of the designated pool, the credit enhancement on the notes and the likelihood of repayment of the notes, and not to rely solely on the ratings on the notes.

Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity.	As an entity operating in the financial services sector, GM Financial is required to comply with a wide variety of laws and regulations that may be costly to adhere to and may affect both its operating results and its ability to service the designated pool of lease assets. Compliance with these laws and regulations requires that GM Financial maintain forms, processes, procedures, controls and the infrastructure to support these requirements and these laws and regulations often create operational constraints both on GM Financial’s ability to implement servicing procedures and on pricing. Laws in the financial services industry are designed primarily for the protection of consumers. The failure to comply with these laws could result in significant statutory civil and criminal penalties for GM Financial, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to reputation, brand and valued customer relationships.

Furthermore, the U.S. Congress recently enacted legislation that created the Consumer Financial Protection Bureau, or CFPB, a federal agency that has extensive rulemaking and enforcement authority and that began operating in 2011. The CFPB and the Federal Trade Commission, or FTC, have recently become more active in investigating the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities, such as GM Financial. The CFPB has recently indicated an intention to review the actions of indirect auto finance companies such as GM Financial with regard to pricing activities and issued a bulletin to such lenders on how to limit fair lending risk under the Equal Credit Opportunity Act. Additionally, there have been recent news reports indicating that the CFPB is investigating banks and finance companies over the sale and financing of extended warranties and other add-on products. Both the FTC and the CFPB have announced various enforcement actions against lenders beginning in 2012 involving significant penalties, cease and desist orders, and similar remedies that, if applicable to auto finance providers and to products, services and operations of the nature offered by GM Financial, may require it to cease or alter certain business practices, which could have a material effect on its financial condition and results of operations.

On September 18, 2014, the CFPB proposed supervising the largest nonbank auto lenders such as GM Financial, which is the initial step that is expected to lead to examinations of such nonbank auto lenders in 2015. Gaining supervisory power over nonbank lenders such as GM Financial will allow the agency to conduct comprehensive and rigorous on-site examinations that could result in enforcement actions, fines, regulatorily mandated process, procedure or product-related changes or consumer refunds if violations of law are found.

In July 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act. The Dodd-Frank Act is extensive and significant legislation that, among other things, strengthens the regulatory oversight of securities and capital markets activities by the SEC, creates the CFPB and increases the regulation of the securitization markets.

The various requirements of the Dodd-Frank Act, including the many implementing regulations which have yet to be released, may substantially impact the origination, servicing and securitization program of the sponsor and its subsidiaries.

Under some interpretations of these new provisions, the potential may exist for the performance of the notes to be negatively impacted.

In general, compliance with any applicable new laws and regulations may be costly, because new processes, forms, controls and additional infrastructure may be required to comply with these requirements. Any failure to comply with these laws and regulations could result in significant penalties, damages, costs, revocation of licenses and damage to reputation, brand and valued customer relationships.

As set forth under “The Sponsor and the Servicer,” in July 2014, in connection with an investigation by the U.S. Department of Justice in contemplation of a civil proceeding for potential violations of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, General Motors Financial Company, Inc., or General Motors Financial, was served with a subpoena by the U.S. Department of Justice directing it to produce certain documents relating to its and its subsidiaries’ and affiliates’ origination and securitization of subprime automobile loans since 2007. Among other matters, the subpoena requests information relating to the underwriting criteria used to originate those automobile loans and the representations and warranties relating to those underwriting criteria that were made in connection with the securitization of the automobile loans. In September 2014, General Motors Financial was served with additional investigative subpoenas to produce documents from state attorneys general and other governmental offices relating to its subprime auto finance business and securitization of subprime auto loans. In addition, General Motors Financial received a document request from the SEC, in connection with its investigation into certain practices in subprime auto loan securitization. General Motors Financial is investigating these matters internally and believes it is cooperating with all requests. Such investigations could in the future result in the imposition of damages, fines or civil or criminal claims and/or penalties. No assurance can be given that the ultimate outcome of the investigations or any resulting proceedings would not materially and adversely affect General Motors Financial or any of its subsidiaries and affiliates, including the servicer, or the interests of the noteholders or the servicer’s ability to perform its duties under the transaction documents.

Retention of any of the notes by the depositor or an affiliate of the depositor could adversely affect the market value of your notes and/or limit your ability to resell your notes.	Some or all of one or more classes of the notes may be retained by the depositor or conveyed to an affiliate of the depositor. As a result, the market for such a retained class of notes may be less liquid than would otherwise be the case and, if any retained notes are subsequently sold in the secondary market, it could reduce demand for notes of that class already in the market, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Use of Proceeds

On the closing date:

•	GM Financial Automobile Leasing Trust 2015-1, or the issuing entity, will issue the notes to GMF Leasing LLC, or the depositor, in exchange for the exchange note on the closing date.

•	The depositor will sell the notes to the underwriters who will sell them to investors.

•	The depositor will fund the initial deposit to the reserve account, on behalf of the issuing entity.

•	The depositor will use the proceeds from the sale of the notes to purchase the exchange note, backed by the designated pool of Lease Assets (as defined in the Glossary), from AmeriCredit Financial Services, Inc. d/b/a GM Financial, or GM Financial.

•	The depositor or its affiliates may use the net proceeds from the issuance of the notes to pay their debt, including “warehouse” debt secured by the Lease Assets prior to their inclusion in the designated pool. This “warehouse” debt may be owed to one or more of the underwriters or their affiliates, so a portion of the proceeds that is used to pay “warehouse” debt may be paid to the underwriters or their affiliates. No expenses incurred in connection with the selection and acquisition of the leases or leased vehicles included in the designated pool will be paid for from the offering proceeds.

The Sponsor and the Servicer

On October 1, 2010, pursuant to the terms of the Agreement and Plan of Merger, dated as of July 21, 2010, AmeriCredit Corp. became a wholly-owned subsidiary of General Motors Holdings LLC. General Motors Holdings LLC is in turn a wholly-owned subsidiary of General Motors Company, or GM. Following the merger, AmeriCredit Corp. was renamed General Motors Financial Company, Inc, or General Motors Financial. GM Financial continues to be a wholly-owned and the primary operating subsidiary of General Motors Financial. GM Financial, the sponsor and servicer, was incorporated in Delaware on July 22, 1992. GM Financial’s executive offices are located at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, telephone (817) 302-7000.

General Motors Financial acquired Ally Financial Inc.’s, or Ally Financial, auto finance and financial services operations in Germany, the United Kingdom, Italy, Sweden, Switzerland, Austria, Belgium, the Netherlands, Greece, Spain, Chile, Columbia and Mexico on April 1, 2013. General Motors Financial acquired Ally Financial’s auto finance and financial services operations in France and Portugal on June 1, 2013, and General Motors Financial acquired Ally Financial’s auto finance and financial services operations in Brazil on October 1, 2013. On January 2, 2015, General Motors Financial, GMAC UK plc, or GMAC UK, an indirect, wholly-owned subsidiary of General Motors Financial, and Ally Financial completed a transaction under which General Motors Financial and GMAC UK acquired Ally Financial’s 40% equity interest in SAIC-GMAC Automotive Finance Company Limited (formerly known as GMAC-SAIC Automotive Finance Company Limited), or SAIC-GMAC, a joint venture that conducts auto finance operations in China. GM Financial acquired a 5% equity interest and GMAC UK acquired a 35% equity interest in the joint venture. Also effective on January 2, 2015, General Motors Financial sold its 5% equity interest in SAIC-GMAC to Shanghai Automotive Group Finance Company Ltd., or SAIC FC, a current shareholder of SAIC-GMAC. As a result of these equity transfers, SAIC-GMAC is now jointly owned by SAIC FC (45%), GMAC UK (35%) and Shanghai General Motors Company Limited (20%).

GM Financial is the originator of 100% of the Lease Assets included in the designated pool. GM Financial identifies the Lease Assets that are originated and sold to the titling trust by automobile dealers and has at times originated leases directly with consumers.

GM Financial services all leases that it originates, though some servicing functions are performed by affiliates of GM Financial, according to GM Financial’s servicing policies as described below. As of December 31, 2014, GM Financial serviced a portfolio with a net book value of approximately $7 billion in North America. See “GM Financial’s Lease Financing Program” in the accompanying prospectus for more information regarding the sponsor’s business and “GM Financial’s Automobile Leasing Program” below in this prospectus supplement and “The Sponsor’s Securitization Program” in the accompanying prospectus for information regarding the sponsor’s securitization program.

GM Financial will identify the Lease Assets to be assigned to the designated pool by the titling trust. GM Financial will be the original holder of the exchange note which it will sell to the depositor pursuant to an Exchange Note Sale Agreement (as defined in the Glossary). GM Financial will make certain representations and warranties to the depositor, the issuing entity and the indenture trustee regarding the designated pool. If it is discovered that GM Financial has breached any such representation or warranty with respect to a lease or leased vehicle in the designated pool, GM Financial will be obligated to repurchase the affected lease or leased vehicle from the designated pool to the extent the interests of any noteholder are materially and adversely affected by such breach. Certain of the representations and warranties that GM Financial will make about the Lease Assets are subject to important qualifications or limitations, such as knowledge qualifiers, or relate to actions taken by a third-party, such as the related dealer. Therefore, GM Financial may not be able to independently verify the facts underlying certain representations and warranties that it will make.

Under the Servicing Agreement (as defined in the Glossary), GM Financial will service the Lease Assets in the designated pool and will be compensated for acting as the servicer. The servicer’s activities consist primarily of collecting and processing customer payments, responding to customer inquiries, initiating contact with customers who are delinquent in payment of an installment, maintaining the security interests in the leased vehicles, arranging for the disposition of any leased vehicles that are returned at the end of the related lease term, and arranging for the repossession of the leased vehicles and pursuit of deficiencies when appropriate. See “GM Financial’s Lease Financing Program—Servicing of Lease Assets” in the accompanying prospectus for more information regarding GM Financial’s general servicing procedures. See “Description of the Transaction Documents—Servicing Compensation” in this prospectus supplement for more information regarding the servicer’s duties under the Servicing Agreement.

The Transaction Documents (as defined in the Glossary) relating to the Lending Facility (as defined in the Glossary) and each designated pool also contain covenants requiring the removal of Lease Assets from the related designated pool by the servicer due to the breach of a related representation or warranty. During the three year period ended December 31, 2014, none of GM Financial, the depositor, the collateral agent or the owner trustee received a demand to remove any Lease Assets from any designated pool, and there was no activity with respect to any demand made prior to such period. GM Financial discloses all fulfilled and unfulfilled removal requests for Lease Assets that were the subject of a demand to repurchase on SEC Form ABS-15G. GM Financial filed its most recent Form ABS-15G with the SEC on February 13, 2015. GM Financial’s CIK number is 0001002761. A copy of the report may be obtained by any noteholder by request to GM Financial.

See “Description of the Transaction Documents—Exchange Note Servicer Default” and “—Rights Upon Exchange Note Servicer Default” in this prospectus supplement for more information regarding the servicer’s removal and the transfer of servicing duties to a successor servicer.

The Depositor

The depositor is a wholly-owned subsidiary of GM Financial and is a Delaware limited liability company, formed in January 2011. The depositor’s address is 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, telephone (817) 302-7000.

The depositor was formed for the limited purpose of purchasing exchange notes from GM Financial and transferring the exchange notes to third parties and any activities incidental or necessary for this purpose.

The depositor will purchase the exchange note from GM Financial pursuant to an Exchange Note Sale Agreement and will transfer the exchange note to the issuing entity pursuant to an Exchange Note Transfer Agreement (as defined in the Glossary).

The sponsor and the depositor have structured this transaction so that the bankruptcy of the sponsor is not expected to result in the consolidation of the depositor’s assets and liabilities with those of the sponsor. The depositor has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the sponsor were adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate corporate existence of the depositor and to require the consolidation of the depositor’s assets and liabilities with those of the sponsor. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the sponsor. Delays in distributions on the notes and possible reductions in distribution amounts could occur if a court decided to consolidate the depositor’s assets with those of the sponsor, or if a filing were made under any bankruptcy or insolvency law by or against the depositor, or if an attempt were made to litigate any of those issues.

The Issuing Entity

The issuing entity is a Delaware statutory trust formed under the Issuing Entity’s Trust Agreement (as defined in the Glossary) to consummate the transactions described in this prospectus supplement. The issuing entity’s principal offices are in Wilmington, Delaware, in care of the owner trustee at the address listed under “The Owner Trustee” below.

The depositor will, on or prior to the closing date, transfer to the issuing entity an amount equal to $1.00 as initial capitalization of the issuing entity. In addition, the depositor shall pay organizational expenses of the issuing entity as they may arise.

The issuing entity will not engage in any activity other than:

•	acquiring, holding and managing the exchange note and its other assets and proceeds from its assets;

•	issuing the notes and the issuer trust certificate (which represents the residual interest in the issuing entity);

•	making payments on the notes and the issuer trust certificate (which represents the residual interest in the issuing entity);

•	entering into and performing its obligations under the Transaction Documents to which it is a party; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish these activities.

Modifications to the Issuing Entity’s Trust Agreement, including the foregoing permissible activities, may be made by the depositor and the owner trustee, upon notice by the depositor to the engaged nationally recognized statistical rating organizations (each an engaged NRSRO) and with the consent of, in certain cases, the holder of the issuer trust certificate and holders of a majority of the then outstanding principal amount of the notes, in all cases subject to the limitations set forth in the Issuing Entity’s Trust Agreement.

The issuing entity will issue the notes to the depositor in exchange for the exchange note. In addition to the exchange note, the issuing entity will own other trust property, described in “The Trust Property” below in this prospectus supplement.

GM Financial, in its capacity as administrator of the issuing entity and pursuant to the Administration Agreement (as defined in the Glossary), will perform certain of the issuing entity’s duties and obligations under the Transaction Documents.

The transfer of the exchange note by the depositor to the issuing entity will be treated as a financing rather than as a sale for accounting purposes. The depositor will represent and warrant that the indenture trustee, acting on behalf of the noteholders, will have a first priority perfected security interest in the exchange note and the other trust property by reason of the Indenture (as defined in the Glossary) and the filing of a UCC-1 financing statement by the issuing entity in the State of Delaware which will give notice of the security interest in favor of the indenture trustee. The issuing entity will be required to maintain such perfected security interest.

The issuing entity may not, without the prior written consent of the owner trustee, (a) institute any proceedings to be adjudicated as bankrupt or insolvent, (b) consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy with respect to it, (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the issuing entity or a substantial part of its property, (e) make any assignment for the benefit of the issuing entity’s creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any action in furtherance of any of the foregoing (any of the foregoing, a bankruptcy action). In considering whether to give or withhold written consent to any of these actions by the issuing entity, the owner trustee, with the consent of the Certificateholder (as defined in the Glossary), shall consider the interest of the noteholders in addition to the interests of the issuing entity and whether the issuing entity is insolvent. The owner trustee shall have no duty to give written consent to any of these actions by the issuing entity if the owner trustee shall not have been furnished a letter from an independent accounting firm of national reputation stating that in the opinion of such firm the issuing entity is then insolvent.

The owner trustee (as such and in its individual capacity) shall not be personally liable to any person on account of the owner trustee’s good faith reliance on the provisions of the Issuing Entity’s Trust Agreement regarding a bankruptcy action or in connection with the owner trustee’s giving prior written consent to a bankruptcy action by the issuing entity in accordance with the Issuing Entity’s Trust Agreement, or withholding such consent, in good faith, and neither the issuing entity nor any Certificateholder shall have any claim for breach of fiduciary duty or otherwise against the owner trustee (as such and in its individual capacity) for giving or withholding its consent to any such bankruptcy action. No Certificateholder has the power to commence any bankruptcy actions on behalf of the issuing entity or to direct the owner trustee to take any such actions on the part of the issuing entity. To the extent permitted by applicable law, the consent of the collateral agent must be obtained prior to taking any bankruptcy action by the issuing entity.

Furthermore, the issuing entity has structured this transaction so that the bankruptcy of the depositor or the sponsor is not expected to result in the consolidation of the issuing entity’s assets and liabilities with those of the depositor or the sponsor. The issuing entity has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the depositor or the sponsor were adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate corporate existence of the issuing entity and to require the consolidation of the issuing entity’s assets and liabilities with those of the depositor or the sponsor, as appropriate. However, there can be no assurance that a court would not conclude that the assets and liabilities of the issuing entity should be consolidated with those of the depositor or sponsor, as appropriate.

Capitalization of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date:

Exchange Note Initial Principal Balance	$1,083,000,000
Reserve Account	$5,485,082

The following table illustrates the expected capitalization of the issuing entity as of the closing date:

Class A-1 Notes	$129,000,000
Class A-2 Notes	$329,360,000
Class A-3 Notes	$369,360,000
Class A-4 Notes	$72,930,000
Class B Notes	$42,240,000
Class C Notes	$38,940,000
Class D Notes	$30,170,000
Overcollateralization	$85,016,305

Total	$1,097,016,305

The issuing entity’s fiscal year ends on December 31.

Titling Trust

ACAR Leasing Ltd., the titling trust, is a Delaware statutory trust formed under a trust agreement. The titling trust’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee of the titling trust. The titling trust is a wholly-owned subsidiary of APGO Trust, a Delaware statutory trust that is a wholly-owned subsidiary of GM Financial.

The titling trust purchases Lease Assets from dealers. Each leased vehicle in the designated pool will be titled in the name of the titling trust and the collateral agent will be named as secured party on the certificate of title.

The titling trust has previously issued five exchange notes, one that serves as collateral under a revolving warehouse facility, two that serve as collateral under private placement transactions and two that serve as collateral under outstanding term securitizations. No event of default or early amortization event has occurred under any of these prior transactions. Each such exchange note is backed by a distinct designated pool of Lease Assets and each exchange note is payable solely from collections on the Lease Assets included in its related designated pool. No Lease Asset can be allocated to multiple designated pools and the performance of one designated pool will not impact the performance of any other designated pool.

See “The Titling Trust” in the accompanying prospectus for a description of the duties and responsibilities of the titling trust.

The Owner Trustee

Wilmington Trust Company, the owner trustee of the issuing entity, the owner trustee, is a Delaware trust company incorporated in 1903. On July 1, 2011, Wilmington Trust Company filed an amended charter which changed its status from a Delaware banking corporation to a Delaware trust company. The owner trustee’s principal place of business is located at 1100 North Market Street,

Wilmington, Delaware 19890. Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving lease assets.

On May 16, 2011, after receiving all required shareholder and regulatory approvals, Wilmington Trust Corporation, the parent of Wilmington Trust Company, through a merger, became a wholly-owned subsidiary of M&T Bank Corporation, or M&T, a New York corporation.

Other than the information provided by Wilmington Trust Company in the three immediately preceding paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

Pursuant to the Issuing Entity’s Trust Agreement, the owner trustee will perform limited administrative functions of the issuing entity including the execution and delivery of the Transaction Documents and any related certificate or other document to which the issuing entity is a party. The owner trustee will also direct the indenture trustee to authenticate and deliver the notes and will be authorized but not obligated to take all other actions required of the issuing entity pursuant to the Transaction Documents.

The depositor will indemnify the owner trustee and its officers, directors, successors, assigns, agents and servants against any and all loss, liability or expense incurred by the owner trustee in connection with the performance of its duties under the Transaction Documents, except that the depositor shall not be liable for or required to indemnify the owner trustee from any loss, liability or expense that results from the owner trustee’s willful misconduct, bad faith or negligence. The owner trustee is obligated to perform only those duties that are specifically assigned to it in the Issuing Entity’s Trust Agreement. The owner trustee will not be liable for any action taken at the direction of the servicer or the Certificateholder. The owner trustee will not be required to expend its own funds or incur any financial liability in respect of any of its actions as owner trustee if the owner trustee has reasonable grounds to believe that reimbursement to it of such funds or for such liabilities is not reasonably assured. The owner trustee is not liable for any error of judgment made by it in good faith. See “Description of the Transaction Documents—Replacement of Owner Trustee and Indenture Trustee—Replacement of Owner Trustee” below, in this prospectus supplement for information regarding the owner trustee’s resignation, removal and replacement.

The Indenture Trustee, the Administrative Agent and the Collateral Agent

Wells Fargo Bank, National Association, or Wells Fargo, will be the indenture trustee (in such capacity, the indenture trustee) under the Indenture, the administrative agent (in such capacity, the administrative agent) under the Exchange Note Supplement (as defined in the Glossary) to the Credit and Security Agreement (as defined in the Glossary) and the collateral agent (in such capacity, the collateral agent) under the Exchange Note Supplement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. Its corporate trust office is located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attn: Asset Backed Securities Department. A diversified financial services company, Wells Fargo & Company provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. Wells Fargo has provided corporate trust services since 1934. The servicer, the depositor and their respective affiliates may maintain normal commercial banking relationships with Wells Fargo and its affiliates. The fees and expenses of the indenture trustee and collateral agent will be paid by the servicer under the Servicing Agreement.

Other than the information provided by Wells Fargo in the preceding paragraphs, Wells Fargo has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

The issuing entity will cause the servicer to indemnify the indenture trustee, the collateral agent and their respective officers, directors, employees and agents against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by each of them in connection with the acceptance or the administration of the issuing entity and the performance of its duties under the Transaction Documents. Neither the issuing entity nor the depositor will be required to indemnify against any loss, liability or expense incurred by the indenture trustee or collateral agent through the indenture trustee’s or the collateral agent’s own willful misfeasance, negligence or bad faith. The indenture trustee is obligated to perform only those duties that are specifically assigned to it in the Indenture and the Servicing Agreement. The indenture trustee may conclusively rely on certificates and opinions furnished to it in accordance with the Indenture. The Indenture does not require the indenture trustee to expend or risk its own funds or otherwise incur financial liability if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it. The indenture trustee is not liable for any error of judgment made by it in good faith. The indenture trustee will not be liable with respect to any action it takes or omits to take pursuant to directions from the noteholders in accordance with the Indenture. See “Description of the Notes” below in this prospectus supplement for more information regarding the indenture trustee’s duties under the Indenture and the collateral agent’s duties under the Servicing Agreement and see “Description of the Transaction Documents—Replacement of Owner Trustee and Indenture Trustee—Replacement of Indenture Trustee” below, in this prospectus supplement for information regarding the indenture trustee’s resignation, removal and replacement.

GM Financial’s Automobile Leasing Program

Through its regional credit centers and dealer relationship managers, GM Financial offers a full spectrum lease financing product for new GM Vehicles. GM Financial has active dealer agreements with the vast majority of GM dealerships. The dealers originate leases which conform to GM Financial’s credit policies, and GM Financial then purchases the leases and the associated leased vehicles, generally without recourse to the dealers. GM Financial services the leases that GM Financial originates and purchases.

GM Financial’s full spectrum lease financing product is designed to serve consumers leasing new GM vehicles.

GM Financial’s origination platform provides specialized focus on marketing of financing programs and underwriting leases. Responsibilities are segregated so that the sales group markets the lease programs and products to dealer customers, while the underwriting group focuses on underwriting, negotiating and closing the leases. GM Financial operates regional credit centers throughout the United States. The underwriters are based in the credit centers while the dealer relationship managers are aligned with the credit centers and work remotely in their service area.

See “GM Financial’s Lease Financing Program” in the accompanying prospectus for a description of the GM Financial’s origination and servicing practices with respect to the designated pool of Lease Assets.

GM Financial’s General Securitization Experience

Under the AmeriCredit Automobile Receivables Trust, or AMCAR, program, which primarily includes sub-prime automobile loans, GM Financial has previously sponsored 87 securitizations since 1994, 33 of which had senior-subordinate structures and 54 of which were credit enhanced by a policy issued by a monoline insurance company.

GM Financial has completed three transactions under the AmeriCredit Prime Automobile Receivables Trust, or APART, program, which primarily includes prime and near-prime automobile loan contracts. Two of these APART securitizations had a senior-subordinate structure and one was credit enhanced by a policy issued by MBIA Insurance Corporation.

F-30

Each of the previous AMCAR and APART securitizations had similar legal structures. In each of those securitizations, GM Financial, or an originating affiliate, either purchased automobile loan contracts from automobile dealers and other third-party lenders or originated the automobile loan contracts directly with consumers and then sold those automobile loan contracts to a wholly-owned subsidiary that served as depositor for the related transaction. The depositor then resold the automobile loan contracts to a newly-created owner trust that issued asset-backed securities that were backed by the automobile loan contracts. GM Financial served and, with respect to the outstanding transactions, continues to serve as servicer on each transaction.

GM Financial’s Lease Securitization Program

Under the GM Financial Automobile Leasing Trust, or GMALT, program, which primarily includes prime leases and leased vehicles, GM Financial has previously sponsored two securitizations since the beginning of 2014.

Each of GM Financial’s previous securitizations had a similar legal structure to the current transaction. In each of those securitizations, the titling trust purchased Lease Assets from automobile dealers. The titling trust issued an exchange note backed by a designated pool of Lease Assets to GM Financial and GM Financial sold the exchange note to the depositor. The depositor then sold the exchange note to a newly-created owner trust that issued asset-backed securities that were backed by the related exchange note. GM Financial served and, with respect to the outstanding transactions, continues to serve as servicer on each transaction.

GM Financial’s Vintage Originations and Static Pool Information

Information about Lease Assets originated by GM Financial from 2011 to 2014 is contained in Annex A to this prospectus supplement. The characteristics of the Lease Assets described in Annex A may vary from the characteristics of the Lease Assets included in the designated pool. For additional details regarding the designated pool, please refer to “Designated Pool—Composition of the Designated Pool” in this prospectus supplement. These differences may make it unlikely that the designated pool described in this prospectus supplement will perform the same way that any Lease Assets described in Annex A have performed. There can be no assurance that the performance of Lease Assets in prior periods as described in Annex A will correspond to or be an accurate predictor of the Lease Assets included in the designated pool.

Static pool information about the designated pools of Lease Assets previously securitized by GM Financial is contained in Annex A to this prospectus supplement. The static pool information in Annex A consists of prepayment, delinquency, termination and loss data and summary information about the original characteristics of the designated pool of Lease Assets previously securitized by GM Financial. No assurance can be made that the prepayment, delinquency, termination or loss experience of a particular designated pool of Lease Assets will be similar to the information shown in Annex A for the previously securitized designated pool of Lease Assets.

Trust Property

The issuing entity’s assets will principally include:

•	the exchange note;

•	rights to funds in the reserve account and the exchange note collection account; and

•	rights under the Transaction Documents.

Under the Indenture, the issuing entity will grant a security interest in the trust property to the indenture trustee for the benefit of the noteholders. Any proceeds of the trust property will be distributed according to the Indenture.

Depositor Review of Receivables

In connection with the offering of the notes, the depositor has performed a review of the Lease Assets in the designated pool to determine the accuracy of the disclosures described within this prospectus supplement and the accompanying prospectus and provide reasonable assurance that the disclosure regarding the Lease Assets is accurate in all material respects under Item 1111 of Regulation AB (the “Rule 193 Information”). The depositor has described the components of the review below and considers the review to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, senior management and internal counsel at GM Financial reviewed and confirmed that the disclosure in this prospectus supplement and accompanying prospectus regarding origination and reporting systems and processes, underwriting guidelines, and eligibility and characteristics of the designated pool are accurate in all material respects. Additionally, GM Financial’s senior management and internal counsel, as well as external counsel, reviewed and confirmed that the descriptions regarding legal and regulatory considerations, along with representations and warranties, are accurate in all material respects.

For each securitization trust, the depositor selects lease contracts for inclusion based on set eligibility criteria described in this prospectus supplement. The characteristics of the selected Lease Assets are captured and maintained in a “data tape.” This data tape is created from internal origination and servicing systems as well as databases housing additional origination and consumer details. In addition to confirming that the Lease Assets in the designated pool meet the eligibility criteria outlined in this prospectus supplement, the depositor has recalculated and reviewed the composition and stratification tables found in this supplement under “Designated Pool” from the data tape and verified the data to be consistent with the related information in this prospectus supplement. This recalculation and comparison found no material discrepancies.

To test the accuracy of certain characteristics of the data tape, the depositor has randomly selected approximately 200 lease contracts from the designated pool and compared characteristics to the corresponding contract (or other paperwork completed by the lessee with the contract package) or the origination or servicing systems. The review compares characteristics of the selected sample lease contracts such as vehicle model and year, original and remaining term, monthly base rent payment, residual values, maturity date, FICO score, and various other criteria. The depositor found no material discrepancies from the more than 3,500 data points reviewed and compared.

This review is further supported by internal reviews performed by GM Financial during day-to-day procedures. Several departments within GM Financial perform initial and on-going reviews of the origination and servicing processes. The Internal Audit department performs independent reviews on a regular basis of various internal processes, procedures, systems and controls throughout the organization. The Risk Management department monitors overall credit quality, tracks delinquency and loss trends for the entire portfolio as well as developing, updating and monitoring custom scorecards. The Credit Review department conducts testing of a random sampling of newly originated lease contracts to measure adherence with current underwriting guidelines. In addition, the Funding department ensures all information is complete and accurate on the lease document package, confirms the lease document package meets consumer regulatory compliance, and verifies application details such as employment, residence and references (each as applicable). If all necessary information is received and complete the lease contract will be booked onto the system and funds will be distributed to the dealer.

In addition to internally conducted reviews, the depositor engaged a third party to assist in certain components of the review. The depositor determined the nature, extent and timing of the review and level of assistance provided by the third party. The depositor assumes the responsibility for the review and the findings and conclusions of the review and attributes all findings and conclusions to itself.

After conclusion of the review, the depositor has determined that it has reasonable assurance that the Rule 193 Information contained in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

Designated Pool

Criteria for Selecting the Designated Pool

The Lease Assets in the designated pool were selected by GM Financial from the Lease Assets owned by the titling trust that meet the following selection criteria, as of the cutoff date:

•	the lease was originated within the United States and each lessee has a billing address within the United States;

•	the lease is payable solely in US dollars;

•	the lessee is not subject to a current bankruptcy proceeding;

•	the lessee is required to maintain physical damage and liability insurance policies;

•	the leased vehicle is titled in the name of the titling trust and the collateral agent listed as the recorded lienholder (or the servicer has commenced procedures that will result in properly completed, executed applications for such title so naming the titling trust and the collateral agent);

•	the lease provides for equal monthly payments by the lessee;

•	the lessee is not required to consent to the transfer, sale, assignment or granting of a security interest of the rights thereunder to or by the titling trust;

•	the lease is not more than thirty (30) days past due as of the cutoff date and is not a Liquidated Lease, a Defaulted Lease or a Delinquent Lease (in each case, as defined in the Glossary);

•	the lease has an original term of not less than twelve (12) months and not greater than sixty (60) months;

•	the lease agreement is fully assignable by the lessor and does not require the consent of the related lessee or any other Person as a condition to any transfer, sale, assignment or granting of a security interest of the rights thereunder to or by the titling trust; and

•	the leased vehicle is a car, light truck or utility vehicle manufactured by GM, or an affiliate thereof.

GM Financial’s portfolio of leases changes over time as a result of changes in GM Financial’s underwriting guidelines for lease agreements and GM Financial-sponsored marketing programs.

Representations about the Designated Pool and Obligation to Remove Ineligible Lease Assets Upon Breach

GM Financial, as servicer, will make representations about the Lease Assets in the designated pool on which the depositor and the issuing entity will rely in acquiring the exchange note. Generally, these representations relate to legal standards for origination of the Lease Assets and the terms of the leases. GM Financial will also represent that the Lease Assets in the designated pool satisfy the selection criteria, including those described under “Designated Pool—Criteria for Selecting the Designated Pool” in this prospectus supplement.

In addition, GM Financial will represent that:

•	the titling trust is the recorded owner of each related leased vehicle, or GM Financial, as servicer, has commenced procedures that will result in the titling trust being the recorded owner of such leased vehicle;

•	the collateral agent has a first priority perfected security interest, or GM Financial, as servicer, has commenced procedures that will result in the perfection of the collateral agent’s first priority security interest, in the Lease Assets in the designated pool;

•	all information furnished by the servicer or any of its affiliates will be true and accurate in every material respect on the date such information is stated or certified and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein misleading;

•	no servicer default or event which with giving of notice or lapse of time, or both, would become a servicer default has occurred and is continuing as of the closing date; and

•	the Lease Assets in the designated pool were originated and have been serviced in compliance with applicable laws in all material respects.

If any of the representations made by GM Financial about a lease or leased vehicle was untrue when made, the lease or leased vehicle was not eligible to be included in the designated pool. If GM Financial has actual knowledge, or receives notice from the issuing entity or the indenture trustee, that any representation made by GM Financial was untrue when made and the breach has a material adverse effect on the issuing entity or the noteholders, GM Financial will be allowed to cure the breach. If GM Financial fails to cure the breach in all material respects by the end of the second (2nd) month following the month it learns of the breach, it must remove the lease and leased vehicle from the designated pool on or before the payment date following the end of the cure period. In order to remove a lease and leased vehicle from the designated pool, GM Financial must deposit in the exchange note collections account an amount generally equal to (1) the securitization value of the lease, minus (2) any monthly payments received but not yet due.

GM Financial’s obligation to remove ineligible Lease Assets from the designated pool will be the sole remedy of the issuing entity, the indenture trustee, the noteholders and the collateral agent for any losses resulting from a breach of the representations of GM Financial. None of the indenture trustee, the owner trustee or the depositor will have any duty to investigate whether any lease or leased vehicle may be an ineligible lease or leased vehicle.

Composition of the Designated Pool

The information relating to the designated pool presented in this prospectus supplement shows the characteristics of the designated pool as of the cutoff date, which is February 1, 2015. As of the cutoff date, the leases in the designated pool had an Aggregate Securitization Value (as defined in the Glossary) of $1,097,016,304.98.

The composition of the designated pool and distribution of the designated pool by FICO® Score, original lease term, scheduled lease end date, vehicle type, vehicle make, vehicle model and geographic location are detailed in the following tables:

Composition of the Designated Pool

as of the Cutoff Date

	Average		Minimum	Maximum	Total
Securitization Value(1)	$24,235.42		$8,008.49	$98,165.67	$1,097,016,304.98

Base Residual Value	$16,049.05		$5,733.40	$50,344.00	$726,460,340.71
Base Residual Value as a Percentage of Securitization Value					66.22%
Discounted Base Residual Value(2)	$13,294.04		$4,479.46	$45,709.68	$601,754,578.87
Discounted Base Residual Value(2) as a Percentage of Securitization Value					54.85%

Number of Leases					45,265

Original Term (months)	38	(3)	24	48

Remaining Term (months)	33	(3)	3	48

Seasoning (months)	5	(3)	0	38
Weighted Average FICO® Score(3)(4)					736
Leases relating to new Leased Vehicles as a Percentage of Securitization Value					100.00%

(1)	Securitization Value is defined in the Glossary.
(2)	The Discount Rate used to generate the Discounted Base Residual Value is defined in the Glossary.
(3)	Averages are weighted by the Securitization Value of each Lease as of the cutoff date.
(4)	Weighted average calculation excludes zero or null FICO® Scores.

Distribution of the Leases in the Designated Pool by FICO® Score

as of the Cutoff Date

FICO® Score	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(1)	Number of Leases	Percentage of Number of Leases(1)
Greater than 849	$109,302,638.37	9.96%	4,468	9.87%
800 - 849	206,161,421.29	18.79%	8,730	19.29%
750 - 799	190,141,930.67	17.33%	7,839	17.32%
700 - 749	205,054,238.47	18.69%	8,342	18.43%
650 - 699	190,225,773.28	17.34%	7,686	16.98%
600 - 649	117,447,794.26	10.71%	4,827	10.66%
Less than 600	78,227,048.18	7.13%	3,352	7.41%
Not Available	455,460.46	0.04%	21	0.05%

Total	$1,097,016,304.98	100.00%	45,265	100.00%

(1)	Percentages may not sum to 100.00% due to rounding.

Distribution of the Leases in the Designated Pool by Original Lease Term

as of the Cutoff Date

Original Lease Term	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(1)	Number of Leases	Percentage of Number of Leases(1)
13 - 24 months	$70,328,681.00	6.41%	3,531	7.80%
25 - 36 months	237,534,909.60	21.65%	10,875	24.03%
37 - 39 months	670,132,018.04	61.09%	26,774	59.15%
40 - 48 months	119,020,696.34	10.85%	4,085	9.02%

Total	$1,097,016,304.98	100.00%	45,265	100.00%

(1)	Percentages may not sum to 100.00% due to rounding.

Distribution of the Leases in the Designated Pool by Scheduled Lease End Date

as of the Cutoff Date

Scheduled Lease End Date	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(1)	Number of Leases	Percentage of Number of Leases(1)
2nd Quarter 2015	$581,460.44	0.05%	54	0.12%
3rd Quarter 2015	1,432,687.55	0.13%	117	0.26%
4th Quarter 2015	3,552,692.49	0.32%	276	0.61%
1st Quarter 2016	7,512,263.56	0.68%	480	1.06%
2nd Quarter 2016	20,172,224.51	1.84%	1,136	2.51%
3rd Quarter 2016	17,640,031.08	1.61%	980	2.17%
4th Quarter 2016	36,543,379.29	3.33%	1,820	4.02%
1st Quarter 2017	57,923,949.53	5.28%	2,836	6.27%
2nd Quarter 2017	40,145,025.54	3.66%	1,925	4.25%
3rd Quarter 2017	104,990,281.38	9.57%	4,748	10.49%
4th Quarter 2017	216,667,687.03	19.75%	9,098	20.10%
1st Quarter 2018	417,472,636.16	38.06%	15,736	34.76%
2nd Quarter 2018	62,130,206.14	5.66%	2,283	5.04%
3rd Quarter 2018	21,723,689.98	1.98%	772	1.71%
4th Quarter 2018	64,179,541.50	5.85%	2,186	4.83%
1st Quarter 2019	24,348,548.80	2.22%	818	1.81%

Total	$1,097,016,304.98	100.00%	45,265	100.00%

(1)	Percentages may not sum to 100.00% due to rounding.

Distribution of the Leases in the Designated Pool by Vehicle Type

as of the Cutoff Date

Vehicle Type	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(1)	Number of Leases	Percentage of Number of Leases(1)
CUV	$524,286,668.79	47.79%	21,624	47.77%
Car	332,309,631.44	30.29%	17,121	37.82%
SUV	120,731,179.43	11.01%	2,463	5.44%
Truck	119,688,825.32	10.91%	4,057	8.96%

Total	$1,097,016,304.98	100.00%	45,265	100.00%

(1)	Percentages may not sum to 100.00% due to rounding.

Distribution of the Leases in the Designated Pool by Vehicle Make

as of the Cutoff Date

Vehicle Make	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(1)	Number of Leases	Percentage of Number of Leases(1)
Chevrolet	$559,974,810.58	51.05%	26,106	57.67%
GMC	275,034,571.30	25.07%	9,613	21.24%
Cadillac	139,019,821.86	12.67%	4,156	9.18%
Buick	122,987,101.24	11.21%	5,390	11.91%

Total	$1,097,016,304.98	100.00%	45,265	100.00%

(1)	Percentages may not sum to 100.00% due to rounding.

Distribution of the Leases in the Designated Pool by Vehicle Model

as of the Cutoff Date

Vehicle Model	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(1)	Number of Leases	Percentage of Number of Leases(1)
Equinox	$145,015,979.65	13.22%	7,208	15.92%
Cruze	104,804,674.61	9.55%	7,339	16.21%
Terrain	99,716,206.34	9.09%	4,521	9.99%
Acadia	99,010,722.16	9.03%	3,179	7.02%
Silverado	86,397,426.58	7.88%	2,990	6.61%
Traverse	68,934,105.62	6.28%	2,683	5.93%
Malibu	49,707,070.20	4.53%	2,774	6.13%
Yukon	47,062,188.51	4.29%	990	2.19%
SRX	46,490,539.41	4.24%	1,432	3.16%
Tahoe	41,224,536.15	3.76%	893	1.97%
ATS	36,283,271.10	3.31%	1,344	2.97%
Enclave	35,965,423.88	3.28%	1,130	2.50%
CTS	32,285,596.33	2.94%	929	2.05%
Encore	29,083,722.78	2.65%	1,468	3.24%
Sierra	26,917,973.48	2.45%	841	1.86%
Verano	24,792,845.09	2.26%	1,413	3.12%
Lacrosse	18,621,875.73	1.70%	733	1.62%
Suburban	18,059,229.92	1.65%	376	0.83%
Impala	17,667,834.92	1.61%	715	1.58%
Regal	14,523,233.76	1.32%	646	1.43%
Escalade	14,385,224.85	1.31%	204	0.45%
Camaro	13,386,287.46	1.22%	530	1.17%
Other(2)	26,680,336.45	2.43%	927	2.05%

Total	$1,097,016,304.98	100.00%	45,265	100.00%

(1)	Percentages may not sum to 100.00% due to rounding.
(2)	Vehicle models representing less than 1.00% of the Aggregate Securitization Value of the designed pool as of the cutoff date.

Distribution of the Leases in the Designated Pool by Geographic Location

as of the Cutoff Date

State(1)	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(2)	Number of Leases	Percentage of Number of Leases(2)
New York	$227,039,404.05	20.70%	9,369	20.70%
Michigan	223,369,160.26	20.36%	10,329	22.82%
Ohio	102,854,312.17	9.38%	4,450	9.83%
New Jersey	73,418,814.71	6.69%	2,779	6.14%
Florida	68,012,058.13	6.20%	2,559	5.65%
California	52,959,803.49	4.83%	1,962	4.33%
Indiana	43,229,209.19	3.94%	1,800	3.98%
Pennsylvania	38,922,428.97	3.55%	1,674	3.70%
Wisconsin	36,347,519.47	3.31%	1,625	3.59%
Massachusetts	27,001,999.02	2.46%	1,132	2.50%
Texas	21,528,713.97	1.96%	616	1.36%
Connecticut	20,680,676.97	1.89%	775	1.71%
Minnesota	20,467,509.63	1.87%	810	1.79%
North Carolina	11,914,995.07	1.09%	419	0.93%
Other(3)	129,269,699.88	11.78%	4,966	10.97%

Total	$1,097,016,304.98	100.00%	45,265	100.00%

(1)	Determined based on the billing address of the lessee on the lease.
(2)	Percentages may not sum to 100.00% due to rounding.
(3)	States representing less than 1.00% of the Aggregate Securitization Value of the designed pool as of the cutoff date

Yield and Prepayment Considerations

Prepayments can be made on any of the leases at any time. If prepayments are received on the leases, their actual weighted average life may be shorter than their weighted average life would be if all payments were made as scheduled and no prepayments were made. Prepayments on the leases may include moneys received from liquidations of the leased vehicles and proceeds from credit life, credit disability, and casualty insurance policies. Weighted average life means the average amount of time during which any principal is outstanding on a lease.

The rate of prepayments on the leases may be influenced by a variety of economic, social, and other factors. Any risk resulting from faster or slower prepayments of the leases will be borne solely by the noteholders.

The rate of payment of principal of the notes will depend, in part, on the rate of payment, and the rate of prepayments on the leases. It is possible that the final payment on any class of notes could occur significantly earlier than the date on which the final distribution for that class of notes is scheduled to be paid. Any risk resulting from early payment of the notes will be borne solely by the noteholders.

The tables below which are captioned “Percent of Initial Note Principal Balance at Various Prepayment Assumptions” are based on ABS and were prepared using the following assumptions:

•	the designated pool has the characteristics in the chart entitled “Payment Schedule of Leases” that is set forth immediately after such tables, which chart shows the decline in securitization value and the payments received each month on the leases in the designated pool assuming (1) each monthly payment is made as scheduled with no prepayments, delays or defaults and (2) each leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final monthly payment is due;

•	each monthly payment is made on the last day of each calendar month, whether or not that day is a business day, beginning in February, 2015;

•	payments on the notes are made on the 20th day of each month, whether or not that day is a business day, beginning on April 20, 2015;

•	no exchange note default occurs under the Exchange Note Supplement;

•	no event of default occurs under the Indenture;

•	the servicing fee is equal to 1.00% per annum of the Aggregate Securitization Value of the Lease Assets as of the first day of the collection period and all other fees and expenses equal zero; provided, that with respect to the first distribution date, the servicing fee is calculated assuming 30 days and a 30/360 day count;

•	the reserve account is funded at all times with an amount equal to $5,485,082;

•	investment income on amounts on deposit in the trust accounts equals zero;

•	all prepayments on the leases are prepayments in full (and the residual values of the related leased vehicles are paid in full);

•	as of the cutoff date, five months have elapsed since the inception of each lease;

•	the closing date is assumed to be March 25, 2015;

•	except as indicated in the following tables, the servicer does not exercise its option to purchase the exchange note after the aggregate note principal balance has declined to 10% or less of the aggregate note principal balance on the closing date;

•	the Aggregate Securitization Value of the Lease Assets is $1,097,016,304.98, based on the Discount Rate;

•	interest accrues on the Class A-1 Notes on an actual/360 day count and interest accrues on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes on a 30/360 day count; and

•	interest accrues on the notes at the following per annum assumed rates: Class A-1 Notes, 0.35%; Class A-2 Notes, 1.14%; Class A-3 Notes, 1.64%; Class A-4 Notes, 1.85%; Class B Notes, 2.27%; Class C Notes, 2.64% and Class D Notes, 3.14%.

Prepayments on leases can be measured against prepayment standards or models. The model used in this prospectus supplement is expressed in terms of percentages of the Absolute Prepayment Model, or ABS, which assumes that a constant percentage of the original number of leases in the designated pool prepays each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of leases or a prediction of the anticipated rate of prepayment on either the designated pool or on any pool of leases. It should not be assumed that the actual rate of prepayments on the leases will be in any way related to the percentage of prepayments that are assumed for ABS in this prospectus supplement.

The following tables were prepared making certain assumptions about prepayments on the leases in the designated pool, or Prepayment Assumptions. Under the 100% Prepayment Assumption, it is assumed that the lease assets in the designated pool will prepay as follows: (1) in month one, prepayments will occur at 0.019% ABS; (2) prepayments will increase by approximately 0.023% ABS in each of months two through twenty-eight, reaching 0.640% ABS in month twenty-eight; (3) prepayments will increase by approximately 0.122% ABS in each of months twenty-nine through thirty-three, reaching 1.250% ABS in month thirty-three; (4) prepayments will remain at 1.250% ABS until month thirty-six; and (5) prepayments will decrease to 1.015% ABS in month thirty-seven and will remain at that level thereafter. The other Prepayment Assumptions set forth in the following tables are based on various percentages of the 100% Prepayment Assumption. For example, the “0% Prepayment Assumption” means that none of the leases prepay and the “75% Prepayment Assumption” assumes that a lease will prepay at 75% of the 100% Prepayment Assumption and so forth.

Each column in the following tables indicates the percentages of the initial note principal balance of each class of notes that would be outstanding after each of the listed payment dates if the related Prepayment Assumptions are used. The tables below also indicate the corresponding weighted average lives of each class of notes if the same Prepayment Assumptions are assumed.

The actual characteristics and performance of the designated pool will differ from the assumptions used in constructing the following tables. The following tables only give a general sense of how each class of notes may amortize at different assumed prepayment rates with other assumptions held constant. It is unlikely that the leases in the designated pool will prepay based on any particular Prepayment Assumption. The diverse terms of the leases could produce slower or faster prepayment rates for any payment date, which would result in principal payments occurring earlier or later than indicated in the following tables. Any difference between those assumptions and the actual characteristics and performance of the leases, or actual prepayment experience, will affect the weighted average life and period during which principal is paid on each class of notes.

The percentages in the tables have been rounded to the nearest whole number. As used in the tables which follow, the weighted average life of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related initial note principal balance of the note.

Percent of Initial Note Principal Balance at Various Prepayment Assumptions

	Class A-1 Notes
Payment Date	0%	50%	75%	100%	125%	150%	175%	200%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
4/20/2015	76.03	74.81	74.20	73.59	72.97	72.35	71.73	71.11
5/20/2015	64.92	62.98	62.00	61.02	60.03	59.04	58.04	57.04
6/20/2015	53.58	50.82	49.44	48.04	46.65	45.24	43.83	42.41
7/20/2015	42.28	38.65	36.81	34.97	33.12	31.26	29.39	27.51
8/20/2015	30.98	26.39	24.08	21.75	19.41	17.06	14.69	12.31
9/20/2015	19.58	13.98	11.15	8.30	5.43	2.54	0.00	0.00
10/20/2015	8.42	1.65	0.00	0.00	0.00	0.00	0.00	0.00
11/20/2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)	0.32	0.29	0.28	0.28	0.27	0.26	0.25	0.24
Weighted Average Life to Maturity (Years)	0.32	0.29	0.28	0.28	0.27	0.26	0.25	0.24

Percent of Initial Note Principal Balance at Various Prepayment Assumptions

	Class A-2 Notes
Payment Date	0%	50%	75%	100%	125%	150%	175%	200%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
4/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
5/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
6/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
7/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
8/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
9/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	99.86	98.71
10/20/2015	100.00	100.00	99.30	97.95	96.59	95.22	93.84	92.44
11/20/2015	99.76	96.64	95.07	93.48	91.88	90.26	88.63	86.99
12/20/2015	96.24	92.64	90.82	88.98	87.12	85.25	83.36	81.45
1/20/2016	92.64	88.54	86.46	84.36	82.23	80.09	77.92	75.73
2/20/2016	89.04	84.41	82.06	79.68	77.28	74.84	72.38	69.89
3/20/2016	85.23	80.06	77.43	74.76	72.06	69.33	66.56	63.76
4/20/2016	80.93	75.21	72.29	69.33	66.33	63.29	60.20	57.07
5/20/2016	76.28	69.99	66.78	63.52	60.21	56.86	53.44	49.98
6/20/2016	71.29	64.43	60.93	57.37	53.74	50.06	46.31	42.50
7/20/2016	66.02	58.60	54.80	50.93	46.98	42.97	38.88	34.71
8/20/2016	61.44	53.43	49.31	45.12	40.84	36.47	32.01	27.46
9/20/2016	56.17	47.58	43.16	38.64	34.03	29.31	24.49	19.54
10/20/2016	51.71	42.51	37.76	32.91	27.94	22.84	17.62	12.26
11/20/2016	46.87	37.07	32.00	26.80	21.47	16.00	10.37	4.58
12/20/2016	40.79	30.44	25.07	19.55	13.88	8.05	2.04	0.00
1/20/2017	33.04	22.22	16.59	10.80	4.83	0.00	0.00	0.00
2/20/2017	20.79	9.61	3.77	0.00	0.00	0.00	0.00	0.00
3/20/2017	14.65	2.73	0.00	0.00	0.00	0.00	0.00	0.00
4/20/2017	9.73	0.00	0.00	0.00	0.00	0.00	0.00	0.00
5/20/2017	4.38	0.00	0.00	0.00	0.00	0.00	0.00	0.00
6/20/2017	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)	1.57	1.45	1.40	1.35	1.30	1.25	1.21	1.17
Weighted Average Life to Maturity (Years)	1.57	1.45	1.40	1.35	1.30	1.25	1.21	1.17

Percent of Initial Note Principal Balance at Various Prepayment Assumptions

	Class A-3 Notes
Payment Date	0%	50%	75%	100%	125%	150%	175%	200%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
4/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
5/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
6/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
7/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
8/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
9/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
10/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
11/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
12/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
1/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
2/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
3/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
4/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
5/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
6/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
7/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
8/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
9/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
10/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
11/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
12/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	96.28
1/20/2017	100.00	100.00	100.00	100.00	100.00	98.82	93.14	87.26
2/20/2017	100.00	100.00	100.00	97.97	92.39	86.60	80.57	74.26
3/20/2017	100.00	100.00	96.82	90.98	84.88	78.47	71.70	64.49
4/20/2017	100.00	97.22	91.10	84.66	77.84	70.55	62.65	53.94
5/20/2017	100.00	91.54	84.83	77.67	69.94	61.44	51.86	40.60
6/20/2017	99.12	85.75	78.36	70.33	61.41	51.21	38.92	22.54
7/20/2017	92.55	78.39	70.45	61.68	51.75	40.07	25.38	4.38
8/20/2017	83.99	69.32	60.98	51.67	40.96	28.09	11.42	0.00
9/20/2017	75.70	60.62	51.95	42.18	30.80	16.90	0.00	0.00
10/20/2017	64.89	50.02	41.47	31.83	20.63	7.03	0.00	0.00
11/20/2017	52.20	37.86	29.61	20.31	9.53	0.00	0.00	0.00
12/20/2017	38.01	24.52	16.75	7.99	0.00	0.00	0.00	0.00
1/20/2018	20.23	8.17	1.21	0.00	0.00	0.00	0.00	0.00
2/20/2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)	2.68	2.57	2.51	2.43	2.35	2.27	2.18	2.11
Weighted Average Life to Maturity (Years)	2.68	2.57	2.51	2.43	2.35	2.27	2.18	2.11

Percent of Initial Note Principal Balance at Various Prepayment Assumptions

	Class A-4 Notes
Payment Date	0%	50%	75%	100%	125%	150%	175%	200%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
4/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
5/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
6/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
7/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
8/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
9/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
10/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
11/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
12/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
1/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
2/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
3/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
4/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
5/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
6/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
7/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
8/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
9/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
10/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
11/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
12/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
1/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
2/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
3/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
4/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
5/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
6/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
7/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
8/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	31.57
9/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	92.35	0.00
10/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	45.79	0.00
11/20/2017	100.00	100.00	100.00	100.00	100.00	82.35	0.00	0.00
12/20/2017	100.00	100.00	100.00	100.00	89.14	27.54	0.00	0.00
1/20/2018	100.00	100.00	100.00	66.44	20.62	0.00	0.00	0.00
2/20/2018	71.21	23.47	0.00	0.00	0.00	0.00	0.00	0.00
3/20/2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)	2.96	2.92	2.90	2.87	2.83	2.74	2.60	2.43
Weighted Average Life to Maturity (Years)	2.96	2.92	2.90	2.87	2.83	2.74	2.60	2.43

Percent of Initial Note Principal Balance at Various Prepayment Assumptions

	Class B Notes
Payment Date	0%	50%	75%	100%	125%	150%	175%	200%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
4/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
5/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
6/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
7/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
8/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
9/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
10/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
11/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
12/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
1/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
2/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
3/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
4/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
5/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
6/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
7/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
8/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
9/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
10/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
11/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
12/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
1/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
2/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
3/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
4/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
5/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
6/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
7/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
8/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
9/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	11.16
10/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	0.00
11/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	95.83	0.00
12/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	12.49	0.00
1/20/2018	100.00	100.00	100.00	100.00	100.00	41.09	0.00	0.00
2/20/2018	100.00	100.00	92.95	39.37	0.00	0.00	0.00	0.00
3/20/2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)	2.99	2.99	2.98	2.90	2.90	2.82	2.73	2.49
Weighted Average Life to Maturity (Years)	2.99	2.99	2.98	2.94	2.90	2.85	2.74	2.50

Percent of Initial Note Principal Balance at Various Prepayment Assumptions

	Class C Notes
Payment Date	0%	50%	75%	100%	125%	150%	175%	200%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
4/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
5/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
6/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
7/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
8/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
9/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
10/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
11/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
12/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
1/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
2/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
3/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
4/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
5/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
6/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
7/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
8/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
9/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
10/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
11/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
12/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
1/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
2/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
3/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
4/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
5/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
6/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
7/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
8/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
9/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
10/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	43.74
11/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	0.00
12/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	0.00
1/20/2018	100.00	100.00	100.00	100.00	100.00	100.00	15.93	0.00
2/20/2018	100.00	100.00	100.00	100.00	75.72	0.00	0.00	0.00
3/20/2018	97.90	36.00	0.25	0.00	0.00	0.00	0.00	0.00
4/20/2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)	2.99	2.99	2.99	2.90	2.90	2.82	2.74	2.49
Weighted Average Life to Maturity (Years)	3.07	3.02	2.99	2.99	2.97	2.90	2.83	2.61

Percent of Initial Note Principal Balance at Various Prepayment Assumptions

	Class D Notes
Payment Date	0%	50%	75%	100%	125%	150%	175%	200%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
4/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
5/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
6/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
7/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
8/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
9/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
10/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
11/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
12/20/2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
1/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
2/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
3/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
4/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
5/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
6/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
7/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
8/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
9/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
10/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
11/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
12/20/2016	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
1/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
2/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
3/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
4/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
5/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
6/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
7/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
8/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
9/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
10/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
11/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	68.33
12/20/2017	100.00	100.00	100.00	100.00	100.00	100.00	100.00	0.00
1/20/2018	100.00	100.00	100.00	100.00	100.00	100.00	100.00	0.00
2/20/2018	100.00	100.00	100.00	100.00	100.00	94.88	0.00	0.00
3/20/2018	100.00	100.00	100.00	48.38	0.00	0.00	0.00	0.00
4/20/2018	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)	2.99	2.99	2.99	2.90	2.90	2.82	2.74	2.49
Weighted Average Life to Maturity (Years)	3.07	3.07	3.07	3.03	2.99	2.98	2.90	2.71

Payment Schedule of Leases

The following table shows the decline in the securitization value of the designated pool and the payments that will be received each month on the designated pool assuming (1) each base monthly payment is made as scheduled with no prepayments, delays or defaults, and (2) each leased vehicle is returned and sold on the lease’s scheduled termination date for an amount equal to the base residual value.

Month	Securitization Value	Scheduled Base Monthly Payments	Base Residual Value
Initial Balance	$1,097,016,304.98
2015 – February	1,086,783,941.00	$16,425,659.71	$0.00
March	1,076,494,406.20	16,425,019.49	0.00
April	1,066,147,755.01	16,424,007.94	0.00
May	1,055,439,873.44	16,418,607.06	308,176.25
June	1,044,750,878.21	16,413,182.69	234,170.75
July	1,034,006,138.20	16,405,209.14	237,489.05
August	1,023,093,193.94	16,396,782.20	353,419.90
September	1,011,797,275.61	16,378,448.52	693,040.98
October	1,000,122,527.81	16,354,937.03	1,031,547.50
November	988,530,551.27	16,332,822.86	904,909.80
December	976,687,968.36	16,307,950.67	1,114,901.45
2016 – January	964,828,557.60	16,279,282.63	1,093,468.32
February	952,288,296.56	16,242,838.70	1,743,763.95
March	938,123,057.02	16,168,276.63	3,372,431.10
April	922,791,869.96	16,067,465.42	4,559,224.35
May	906,353,578.36	15,958,770.45	5,688,488.95
June	888,999,648.21	15,826,150.67	6,643,871.52
July	873,921,686.86	15,749,993.13	4,346,057.30
August	856,581,901.25	15,637,586.65	6,635,040.32
September	841,889,358.09	15,557,615.26	3,969,931.65
October	825,935,588.38	15,454,004.31	5,251,855.65
November	805,914,414.54	15,306,136.78	9,377,120.41
December	780,376,950.65	14,979,265.96	15,107,333.79
2017 – January	740,036,692.74	14,607,596.44	30,137,462.34
February	719,817,375.97	14,405,828.68	9,990,722.00
March	703,629,266.26	14,237,364.98	6,013,770.15
April	685,990,967.64	14,110,891.39	7,499,045.10
May	668,312,786.70	13,903,383.62	7,646,766.90
June	644,034,884.82	13,554,509.86	14,495,507.65
July	612,428,571.03	13,168,504.09	22,072,909.69
August	581,810,506.08	12,632,490.42	21,442,554.14
September	541,898,883.71	11,966,051.55	31,229,789.55
October	495,020,073.97	11,094,128.99	38,844,038.04
November	442,617,658.91	10,180,362.21	45,017,244.86
December	376,926,213.85	8,598,923.55	59,592,379.48
2018 – January	281,216,045.22	6,358,329.44	91,481,398.07
February	186,221,890.85	4,175,828.35	92,407,879.10
March	103,661,463.55	2,333,692.71	81,280,525.30
April	65,961,360.61	1,795,325.00	36,492,794.08
May	63,356,547.01	1,763,812.43	1,216,602.60
June	60,305,660.74	1,713,226.76	1,698,446.40
July	57,573,348.31	1,666,842.43	1,408,942.41
August	52,913,811.55	1,569,664.09	3,417,725.95
September	45,623,771.54	1,362,236.81	6,229,224.91
October	36,460,431.18	1,058,018.04	8,365,235.28
November	24,121,293.34	711,335.05	11,835,724.51
December	11,944,928.45	349,474.31	11,964,461.25
2019 – January	11,485.39	0.00	12,001,397.96
February	0.00	0.00	11,550.00

Delinquency, Credit Loss, Repossession and Residual Performance Information

The following tables provide information relating to GM Financial’s delinquency, credit loss, repossession and residual performance experience for each period indicated with respect to all leases and lease vehicles in GM Financial’s lease portfolio. This information includes the experience with respect to all leases and lease vehicles serviced during each listed period, including leases that do not meet the criteria for inclusion in, or were otherwise excluded from, the designated pool.

GM Financial’s net credit losses as a percentage of GM Financial’s lease portfolio outstanding may vary from period to period based upon the average age or seasoning of GM Financial’s lease portfolio and economic factors. Delinquency percentages, as reflected in the following delinquency experience table, are subject to periodic fluctuation based on average age or seasoning of GM Financial’s lease portfolio, seasonality within the calendar year and economic factors.

GM Financial’s policy is to write-off an account in the month in which the account becomes one hundred and twenty (120) days contractually delinquent if it has not repossessed the related leased vehicle. GM Financial writes-off accounts in repossession when the leased vehicle is repossessed and is legally available for disposition. A write-off generally represents the difference between the estimated net sales proceeds and the amount of the delinquent lease, including accrued interest.

We cannot assure you that the levels of delinquency, credit loss, repossession and residual performance experience reflected in the following tables are indicative of the performance of the leases owned by the issuing entity.

Delinquency Experience of GM Financial’s Lease Servicing Portfolio

(dollars in thousands)

	Year Ended December 31,
	2014	2013	2012	2011
Number of Lease Contracts Outstanding	226,719	113,852	49,935	20,664
Lease Assets Outstanding(1)	$5,955,497	$2,597,747	$1,163,493	$525,473
Delinquent Lease Contracts:(2)
31-60 Days	3,053	1,356	270	27
61-90 Days	533	252	44	4
91+ days	132	53	6	2
Delinquent Lease Contracts as a Percentage of Lease Contracts Outstanding:
31-60 Days	1.35%	1.19%	0.54%	0.13%
61-90 Days	0.24%	0.22%	0.09%	0.02%
91+ Days	0.06%	0.05%	0.01%	0.01%

(1)	Amounts based on aggregate lease balance of active Lease Assets at period end.
(2)	Does not include Lease Assets that have been repossessed, written-off or terminated.

Credit Loss and Repossession Experience of GM Financial’s Lease Servicing Portfolio

(dollars in thousands)

	Year Ended December 31,
	2014	2013	2012	2011
Number of Lease Contracts Outstanding	226,719	113,852	49,935	20,664
Number of Repossessions(1)	2,057	847	263	21
Number of Repossessions as a Percentage of Ending Lease Contracts Outstanding	0.91%	0.74%	0.53%	0.10%

Lease Assets Outstanding(2)	$5,955,497	$2,597,747	$1,163,493	$525,473
Average Lease Assets Outstanding(3)	$3,941,159	$2,044,806	$913,259	$341,108
Net Credit Losses(4)(5)	$30,780	$4,843	$1,345	$72
Net Credit Losses as a Percentage of Lease Assets Outstanding(2)	0.52%	0.19%	0.12%	0.01%
Net Credit Losses as a Percentage of Average Lease Assets Outstanding(3)	0.78%	0.24%	0.15%	0.02%
Average Net Credit Loss per Liquidated Lease Contract	$14.96	$5.72	$5.11	$3.43

(1)	Includes all leased vehicles that have been written off or repossessed and sold by GM Financial.
(2)	Amounts based on aggregate lease balance of active Lease Assets at period end.
(3)	Amounts based on the average lease balance of active Lease Assets at the end of each month in the period.
(4)	Net Credit Losses represent the aggregate Lease Assets Outstanding which have been deemed uncollectible during the period net of recoveries.
(5)	Prior periods may adjust as deficiency balances may be paid in subsequent periods (sales proceeds and payments captured through January 31, 2015).

Residual Performance Experience of GM Financial’s Lease Servicing Portfolio

(dollars in thousands)

	Year Ended December 31,(6)
	2014	2013	2012
Total Number of Lease Vehicles Scheduled to Terminate	16,962	2,628	77
Number of Lease Vehicles returned to GM Financial and sold during the period(1)	11,686	2,050	66
Return Rate	68.90%	78.01%	85.71%

Total ALG Residual Values of Lease Vehicles Scheduled to Terminate(2)	$252,248	$63,738	$2,044
Total ALG Residual Values of Lease Vehicles returned to GM Financial and sold during the period(2)	$180,824	$43,900	$1,600
Total Loss/(Gain) on Lease Vehicles returned to GM Financial and sold during the period(3)(4)	$1,333	$2,656	$112
Total Loss/(Gain) on Lease Vehicles returned to GM Financial and sold during the period as a Percentage of ALG Residual Values of Lease Vehicles returned to GM Financial and sold during the period(3)(4)	0.74%	6.05%	7.00%

Average Contract Residual Value as a Percentage of Adjusted MSRP(5)	53.71%	64.76%	70.78%
Average ALG Residual Value as a Percentage of Adjusted MSRP(5)	50.54%	62.91%	66.82%
Percentage Difference	3.17%	1.84%	3.96%

(1)	Excludes accounts terminating by repossession or write-off, but includes early terminations.
(2)	If ALG Residual Value at origination was not available, the oldest available ALG Residual Value mark was used.
(3)	ALG Residual Value less net recoveries.
(4)	Prior periods may adjust as deficiency balances may be paid in subsequent periods (sales proceeds and payments captured through January 31, 2015).
(5)	Adjusted MSRP includes value added vehicle adjustments.
(6)	No leases were scheduled to terminate in 2011.

Description of the Exchange Note

General

The titling trust is the borrower under the Credit and Security Agreement, under which GM Financial lends the titling trust amounts from time to time to finance its purchase of Lease Assets. As of the date of this prospectus supplement, all Lease Assets owned by the titling trust, including any Lease Assets designated to a designated pool, are held under the Credit and Security Agreement. On the closing date, the titling trust will issue the exchange note to GM Financial under the Exchange Note Supplement. GM Financial will identify a subset of the Lease Assets that are collateral under the Credit and Security Agreement to be designated to the designated pool. The Lease Assets in the designated pool will serve as collateral only for the obligations represented by the exchange note for as long as the exchange note is outstanding.

GM Financial will sell the exchange note to the depositor which will, in turn, transfer the exchange note to the issuing entity. The issuing entity will pledge the exchange note and all of its other assets to the indenture trustee for the benefit of the noteholders. The primary asset of the issuing entity will be the exchange note.

As holder of the exchange note, the issuing entity will be entitled to all amounts received on the exchange note, which will be based on the amounts received on the Lease Assets in the designated pool. These amounts include:

•	payments by or on behalf of the lessees on the leases in the designated pool;

•	net proceeds from the sale of the leased vehicles in the designated pool; and

•	proceeds from claims on any insurance policies relating to the lessees, the leases or the leased vehicles in the designated pool.

Interest will accrue on the exchange note at a rate of     %. The exchange note will accrue interest on an 30/360 basis from the closing date to the date on which the exchange note balance is reduced to zero. The titling trust will make interest and principal payments on the exchange note on each payment date from designated pool collections as set forth below under “—Payments of Interest on the Exchange Note” and “—Payments of Principal of the Exchange Note.”

As long as any of the notes are outstanding, the indenture trustee, acting at the direction of the Majority Noteholders (as defined in the Glossary), will be entitled to exercise all rights and remedies of the issuing entity as holder of the exchange note.

Payment Dates

Payments on the exchange note and on the notes will be made on the twentieth (20th) day of each month or, if the twentieth (20th) day is not a business day, on the next following business day. The first payment date will be April 20, 2015. Only holders of record as of the close of business on the related record date, which is the business day immediately preceding a payment date, will receive payments on that payment date.

Payments on the exchange note will be made from Designated Pool Collections (as defined in the Glossary).

Payments of Interest on the Exchange Note

Interest on the exchange note will accrue during each interest period at the applicable interest rate from and including the most recent payment date—or, in the case of the first payment date, from and including the closing date—to but excluding the following payment date. Interest on the exchange note will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest period for the exchange note will not be adjusted based on the actual number of days during the interest period except for the interest period relating to the first payment date. In the case of the first payment date, the interest period shall be 25 days for the exchange note. The interest accruing during an interest period will accrue on the exchange note’s outstanding principal balance as of the end of the prior payment date, or, in the case of the first payment date, as of the closing date.

For any payment date, interest due but not paid on that payment date will be due on the next payment date. To the extent permitted by law, interest at the applicable interest rate on that unpaid amount will be due on the next payment date.

For any payment date, the indenture trustee will pay interest on the exchange note from the exchange note collections account after paying accrued and unpaid fees to the servicer. For any payment after an exchange note default occurs, the indenture trustee will pay interest on the exchange note from the exchange note collections account after paying accrued and unpaid fees to the collateral agent (subject to a cap), the administrative agent (subject to a cap) and the servicer, in that order. See “Description of the Transaction Documents—Distributions—Payment Date Payments on the Exchange Note” in this prospectus supplement.

Payments of Principal of the Exchange Note

On each payment date, other than the final scheduled payment date for the exchange note and any payment date when the priorities set forth under “Description of the Transaction Documents—Distributions—Payment Date Payments after an Exchange Note Default” are applicable, Designated Pool Collections in the exchange note collections account, and if necessary, excess cashflow on the designated pool and certain amounts of interest, will be available to pay the Exchange Note Principal Payment Amount (as defined in the Glossary) in accordance with the priority of payments set forth in “Description of the Transaction Documents—Distributions—Payment Date Payments on the Exchange Note.”

Exchange Note Defaults

The occurrence and continuance of any of the following events will constitute an exchange note default under the Exchange Note Supplement:

•	events of bankruptcy, insolvency, receivership or liquidation of the titling trust or the titling trust’s property;

•	delivery of a notice of termination to the servicer pursuant to the Base Servicing Agreement (as defined in the Glossary) following a servicer event of default under the Base Servicing Agreement, unless, in certain cases, a successor servicer has accepted its appointment on or before the date specified in such notice of termination;

•	any failure of the titling trust to pay or cause to be paid any principal of the exchange note on the final scheduled payment date and, if such failure is due to an administrative omission, mistake or technical difficulty such failure continues for three (3) business days after the date when such principal became due;

•	any failure of the titling trust to pay or cause to be paid any part of the Exchange Note Interest Payment Amount (as defined in the Glossary), as specified in the Exchange Note

Supplement, when due, and such failure continues for five (5) business days after the due date;

•	any default of the titling trust in the observance or performance of any covenant or agreement made in the Credit and Security Agreement or the Exchange Note Supplement (other than a covenant or agreement, a default in the observance or performance of which is specifically covered by another exchange note default), the exchange noteholder is materially and adversely affected by such default and such default is not cured on or before the sixtieth (60th) day after the titling trust has received a notice that states that it is a “notice of exchange note default” and specifies the default;

•	any breach of a representation or warranty of the titling trust made in the Credit and Security Agreement, the Exchange Note Supplement or in any certificate or other document delivered in connection with Credit and Security Agreement, the Exchange Note Supplement with respect to the exchange note proves to have been incorrect as of the time made, the exchange noteholder is materially and adversely affected by such incorrectness and such incorrectness is not cured on or before the sixtieth (60th) day after the titling trust has received a notice that states that it is a “notice of exchange note default” and specified the default; and

•	the acceleration of the notes following the occurrence of an event of default.

If an exchange note default has occurred and is continuing and the principal of the exchange note has been accelerated, the exchange noteholder may (i) commence appropriate proceedings and pursue any of its other rights, remedies, powers or privileges under the Credit and Security Agreement or otherwise, and (ii) direct the collateral agent to (and the collateral agent will) (A) institute proceedings for the complete or partial foreclosure on the lease agreements and the leased vehicles included in the designated pool, (B) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the exchange noteholder, and/or (C) sell or otherwise liquidate all or a portion of the Lease Assets in the designated pool, or any rights or interest included in the Lease Assets at one or more public or private sales called and conducted in any manner permitted by law. Upon the occurrence of an exchange note default, GM Financial and/or the exchange noteholder will have the right, but not the obligation, to submit a bid with respect to any liquidation or sale of all or a portion of the Lease Assets in the designated pool.

Optional Redemption or “Clean Up Call” Option

On any payment date on which the aggregate note principal balance is 10% or less of the aggregate note principal balance on the closing date, which is expected to be $101,200,000, the exchange note may be redeemed in whole, but not in part, by the servicer if it exercises its “clean-up call” option to purchase the exchange note. The servicer will exercise the option by depositing the purchase price for the exchange note in the indenture collections account by 10:00 a.m. (New York City time) on the payment date on which the option is exercised, and the issuing entity will transfer the exchange note to the servicer. The indenture trustee will notify the noteholders of the redemption and provide instructions for surrender of the notes for final payment of interest and principal of the notes. The servicer may exercise its clean up call option only if the purchase price for the exchange note plus the collections in the collection account in the final month will be sufficient to pay in full the notes and all fees and expenses of the issuing entity. The purchase price paid by the servicer for the exchange note will be the outstanding note balance of the exchange note.

Description of the Notes

General

The issuing entity will issue the notes under the Indenture. The following summary describes material terms of the notes and the Indenture. The summary does not purport to be complete and is subject to all the provisions of the notes and the Indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related Indenture as described in the accompanying prospectus.

Delivery of Notes

The issuing entity will issue the notes in denominations of $1,000 and integral multiples of $1,000 in book-entry form only. Persons acquiring beneficial interests in the notes will hold their interests through The Depository Trust Company, or DTC, in the United States or through Clearstream Banking, société anonyme, or Clearstream, or the Euroclear System, or Euroclear, in Europe. See “Description of the Notes—Book-Entry Registration” in the accompanying prospectus and Annex B in this prospectus supplement.

Payment Dates

Payments on the notes will be made on the twentieth (20th) day of each month or, if the twentieth (20th) day is not a business day, on the next following business day. The first payment date will be April 20, 2015. Only holders of record as of the close of business on the related record date, which is the business day immediately preceding a payment date, will receive payments on that payment date.

A business day is a day other than a Saturday, Sunday, or any other day on which commercial banks located in Texas, Delaware, Minnesota or New York or the location in which the corporate trust office of either the indenture trustee under the Indenture or the owner trustee under the Issuing Entity’s Trust Agreement are authorized or obligated to be closed.

The final scheduled payment dates are as follows:

•	for the Class A-1 Notes, March 21, 2016;

•	for the Class A-2 Notes, December 20, 2017;

•	for the Class A-3 Notes, September 20, 2018;

•	for the Class A-4 Notes, June 20, 2019;

•	for the Class B Notes, June 20, 2019;

•	for the Class C Notes, June 20, 2019; and

•	for the Class D Notes, March 20, 2020.

Payments of Interest on the Notes

Interest on each class of notes will accrue during each interest period at the applicable interest rate from and including the most recent distribution date—or, in the case of the first distribution date, from and including the closing date—to but excluding the following distribution date. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest period. Interest on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest period for the Class A-2 Notes, the Class

A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes will not be adjusted based on the actual number of days during the interest period except for the interest period relating to the first distribution date. In the case of the first distribution date, the interest period shall be 26 days for the Class A-1 Notes and 25 days for the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes. The interest accruing during an interest period will accrue on each class’ outstanding note principal balance as of the end of the prior distribution date, or, in the case of the first distribution date, as of the closing date.

For any distribution date, interest due but not paid on that distribution date will be due on the next distribution date. To the extent permitted by law, interest at the applicable interest rate on that unpaid amount will be due on the next distribution date.

For any payment date, the indenture trustee will pay interest on the notes from the note payment account after paying accrued and unpaid fees to the servicer, accrued and unpaid fees and expenses of any successor servicer (subject to a cap), the indenture trustee (subject to a cap) and the owner trustee (subject to a cap), in each case absent the continuance of an event of default and subject to the caps set forth in the Servicing Agreement. See “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes” in this prospectus supplement.

Payments of Principal of the Notes

On each payment date, other than any payment date when the priorities set forth under “Description of the Transaction Documents—Distributions—Payment Date Payments after an Event of Default” are applicable, amounts received on the exchange note, will be available to pay the Noteholders’ Principal Distributable Amount (as defined in the Glossary) after payment of senior fees and interest due on the notes on that payment date, after payment on any parity principal payment on that payment date and any principal payments made on a class of notes on its final scheduled payment date.

On each payment date, payments of principal will be distributed to the most senior outstanding class of notes to maintain parity between the note principal balance and the Aggregate Securitization Value. The principal payments made to cure this undercollateralization, if any then exists, will be made prior to the payment of interest on the more subordinated classes of notes on that payment date. See “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes” below.

On each payment date, once the reserve account is fully funded, Total Available Funds (as defined in the Glossary) that remain following payment of all amounts pursuant to clauses (1) through (15) under “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes” below will be available to be paid as the Accelerated Principal Amount (as defined in the Glossary) and will be paid to the most senior outstanding class or classes of notes as payments of principal. These amounts will be paid under clause (16) under “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes” below.

The classes of notes are “sequential pay” classes. On each payment date, all amounts allocated to the payment of principal as described in clauses (3), (4), (6), (7), (9), (10), (12), (13), (14), and (16) under “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes” below other than any payment date when the priorities set forth under “Description of the Transaction Documents—Distributions—Payment Date Payments after an Event of Default” are applicable, will be aggregated and will be paid out in the following order:

•	first, the Class A-1 Notes will amortize until they are paid off;

•	once the Class A-1 Notes are paid off, the Class A-2 Notes will begin to amortize, until they are paid off;

•	once the Class A-2 Notes are paid off, the Class A-3 Notes will begin to amortize, until they are paid off;

•	once the Class A-3 Notes are paid off, the Class A-4 Notes will begin to amortize, until they are paid off;

•	once the Class A-4 Notes are paid off, the Class B Notes will begin to amortize, until they are paid off;

•	once the Class B Notes are paid off, the Class C Notes will begin to amortize, until they are paid off; and

•	once the Class C Notes are paid off, the Class D Notes will begin to amortize, until they are paid off.

In addition, any outstanding principal balance of any class of notes will be payable on the final scheduled payment date for that class. The actual date on which the outstanding principal balance of any class of notes is paid may be earlier than the final scheduled payment date for that class, depending on a variety of factors.

Events of Default

The occurrence and continuance of any of the following events will constitute an event of default under the Indenture:

•	default in the payment of interest when it becomes due and payable on (i) the Class A Notes, (ii) if no Class A Notes are Outstanding (as defined in the Glossary), the Class B Notes, (iii) if no Class A Notes or Class B Notes are Outstanding, the Class C Notes, or (iv) if no Class A Notes, Class B Notes or Class C Notes are Outstanding, the Class D Notes and such failure continues for five (5) business days after the due date;

•	default in the payment of principal of any note when the same becomes due and payable on its final scheduled payment date;

•	any default in the observance or performance in any material respect of any covenant or agreement of the issuing entity made in the Indenture (other than a default in the payment of the interest or principal of any note when due) or of the issuing entity, the depositor, the settlor, the titling trust or GM Financial (in any capacity) in any other Transaction Document relating to the issuance of and payment of the notes or the servicing of the designated pool and such failure shall continue for a period of sixty (60) days after the date on which a written notice stating that such notice is a notice of an event of default requiring the same to be remedied shall have been given to the issuing entity, the depositor, the settlor, the titling trust or GM Financial, as the case may be, by the indenture trustee acting on behalf of the holders of notes representing at least 25% of the principal balance of the most senior class of notes specifying such failure;

•

any representation or warranty made by the issuing entity in the Indenture or by the issuing entity, the depositor, the settlor, the titling trust or GM Financial (in any capacity) in any Transaction Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith shall prove to have been incorrect in any manner that is materially adverse to any secured party on or as of the date made or deemed made which failure, if capable of being cured, has not been cured for a period of sixty (60) days after the date on which a written notice stating that such notice is a notice of an event of default requiring the same to be remedied shall have been given to the issuing entity, the depositor, the settlor, the titling trust or GM Financial, as the case may be, by the indenture trustee acting on behalf of the holders of notes representing at least 25% of the principal balance of the most senior class of notes specifying such incorrectness; and

•	events of bankruptcy, insolvency, receivership or liquidation of the issuing entity or the issuing entity’s property titling trust.

If an event of default has occurred and is continuing, the indenture trustee, if so requested in writing by the Majority Noteholders (as defined in the Glossary), shall declare that the notes become due and payable at par, together with accrued interest. Prior to the declaration of the acceleration of the notes, the Majority Noteholders may waive any event of default or unmatured event of default and its consequences except a default (a) in the payment of principal of or interest on any of the notes, or (b) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each note.

Upon the occurrence of an event of default, the indenture trustee, if so requested in writing by the Majority Noteholders, shall accelerate the notes, exercise remedies or liquidate the trust property in whole or in part, on any date or dates following the event of default. The indenture trustee may not cause the liquidation of the trust property unless (i) the event of default is a default in the payment of principal of or interest on any of the notes, or (ii) either (a) noteholders representing 100% of the Outstanding amount of the notes consent thereto, or (b) the proceeds of such sale or liquidation distributable to the noteholders will be sufficient to discharge in full all amounts then due and unpaid on such notes for principal and interest, or (c) the trust property will not continue to provide sufficient funds for the payment of principal of and interest on the notes and they would have become due if the notes had not been accelerated and the indenture trustee provides notice to the issuing entity (who shall deliver such notice to the engaged NRSROs) and obtains the consent of noteholders representing at least 66-2/3% of the Outstanding amount of the notes. The indenture trustee may use an investment bank, at other than its own expense, to make the above determinations and shall be entitled to fully rely, with no liability, on such investment bank’s determination.

Description of the Transaction Documents

The following summary describes material terms of the Credit and Security Agreement, the Exchange Note Supplement, the Servicing Agreement, the Indenture and the Issuing Entity’s Trust Agreement.

This summary does not claim to be complete and is subject to all the provisions of the Transaction Documents. This summary supplements the description of the general terms and provisions of the Transaction Documents that is provided in the accompanying prospectus. To the extent that the description provided in the accompanying prospectus differs from the following description, the following description of the general terms and provisions of the Transaction Documents supersedes the description provided in the accompanying prospectus.

Lending Facility

Dealers of motor vehicles originate closed-end lease contracts, each a lease agreement, between the dealer, as lessor, and a retail customer, as lessee. Upon origination of the lease agreement, both the lease agreement and the motor vehicles that are the subject of such lease agreement, each a leased vehicle, are assigned by the originating dealer to the titling trust. The titling trust typically pays the purchase price to the dealers with cash loaned to it by GM Financial, each an advance, under the Lending Facility. In exchange for the advances, the titling trust pledges the Lease Assets to GM Financial as security for the advances. Each leased vehicle is titled in the name of the titling trust and the collateral agent is named lienholder on the related certificate of title.

Pursuant to the Credit and Security Agreement, GM Financial may, from time to time, request that all or a portion of the titling trust’s obligations to repay the advances be represented as an exchange note and that a specified designated pool comprised of certain lease agreements and related leased vehicles be designated as supporting only the titling trust’s obligations under such exchange note. All amounts outstanding under the Credit and Security Agreement (including all outstanding exchange notes issued thereunder) are secured by a single security interest in favor of the collateral agent, on behalf of GM Financial and any other holder of an exchange note, on all lease agreements, lease vehicles and any proceeds thereof. Notwithstanding the existence of a single security interest under the Credit and Security Agreement each exchange note will be paid exclusively from designated pool collections on the related designated pool and any exchange note-specific credit enhancement and will not be entitled to amounts collected on any other leases or leased vehicles owned by the titling trust (whether or not they have been designated to another designated pool) or to any credit enhancement established with respect to any other exchange note.

Under the Basic Servicing Agreement, GM Financial was appointed to service the Lease Assets under the Lending Facility. The parties to that Base Servicing Agreement also acknowledged that in connection with the establishment, from time to time, of designated pools comprised of Lease Assets backing exchange notes, it would be necessary to enter into supplemental servicing agreements, providing for GM Financial’s specific servicing obligations with respect to each designated pool.

Designated Pool

Pursuant to the Credit and Security Agreement and the Exchange Note Supplement, the titling trust will issue the exchange note to GM Financial on the related closing date and will designate the specific designated pool of Lease Assets that supports the exchange note. See “Designated Pool” and “Description of the Exchange Note” in this prospectus supplement for more information on the Lease Assets in the designated pool relating to this transaction and for information on the exchange note.

Accounts

The indenture trustee will establish an exchange note collections account in its own name, on the noteholders’ behalf. The servicer shall remit, or shall cause its agent or any applicable subservicer to remit, to the exchange note collections account all designated pool collections. After the closing date, the servicer will be required to deposit all designated pool collections to the exchange note collections account within two (2) business days of receipt.

The indenture trustee will establish an indenture collections account in its own name, on the noteholders’ behalf. All amounts allocated to the issuing entity, as exchange note holder, from the exchange note collections account, will be deposited in the indenture collections account. The indenture collections account will be maintained with the indenture trustee so long as the indenture trustee’s deposits have a rating acceptable to the engaged NRSROs. If the deposits of the indenture trustee or its corporate parent no longer have an acceptable rating, the servicer shall, with the indenture trustee’s assistance if necessary, transfer the indenture collections account within thirty (30) days (or such longer period as agreed with such engaged NRSROs) to a bank whose deposits have the proper rating.

The indenture trustee will establish and maintain a note payment account in its own name, on the noteholders’ behalf. Amounts that are released from the indenture collections account for distribution to noteholders will be deposited to the note payment account and all distributions to the noteholders will be made from the note payment account.

The indenture trustee will establish and maintain a reserve account in its own name, on the noteholders’ behalf. Amounts may be released from the reserve account in the manner set forth in “—Credit Enhancement—Reserve Account.”

So long as no event of default shall have occurred and be continuing, funds on deposit in the exchange note collections account, the indenture collections account, the note payment account and the reserve account will be invested by the indenture trustee (or any custodian with respect to funds on deposit in such account) in permitted investments selected in writing by the servicer (pursuant to standing instructions or otherwise) as described in “Description of the Transaction Documents—Accounts” in the accompanying prospectus. To the extent no such eligible investment is so selected in writing by the servicer, the funds in these accounts will be held uninvested.

As described in the accompanying prospectus, all accounts will be eligible deposit accounts.

Servicing Compensation

Under the Servicing Agreement, the servicer will receive a designated pool servicing fee on each payment date. The designated pool servicing fee will be equal to the sum of (a) the product of (1) 1.00%, multiplied by (2) the Aggregate Securitization Value as of the beginning of the calendar month preceding the calendar month in which the payment date occurs, multiplied by (3) one-twelfth (or, in the case of the first payment date, a fraction equal to the number of days from but excluding the cutoff date through and including March 31, 2015, over 360), plus (b) a supplemental servicing fee equal to all Administrative Charges (as defined in the Glossary) collected on the Lease Assets during the related collection period and any other expenses reimbursable to the servicer. For so long as any successor servicer is the servicer, the servicing fee may be greater than the servicing fee that GM Financial is entitled to receive as the servicer. In addition to the servicing fee, the servicer will also retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Lease Assets as supplemental servicing fees, and will be entitled to reimbursement from the issuing entity for various expenses. The servicer will allocate lessee payments to scheduled payments due from lessees, late fees and other charges, and principal and interest in accordance with the servicer’s normal practices and procedures.

The designated pool servicing fee will compensate the servicer for performing the functions of a third-party servicer of lease agreements in respect of leased vehicles as an agent for their beneficial owner. These servicer functions will include:

•	performing on behalf of the titling trust all obligations on the part of the lessor under the lease agreements;

•	collecting and processing payments;

•	responding to the inquiries of lessees;

•	negotiating with the lessees of lease agreements nearing their respective maturity dates and arranging extensions of the related lease agreement and/or sale or other disposition of the related leased vehicle;

•	executing and delivering or causing to be executed and delivered, any and all instruments, certificates or other documents necessary or advisable in connection with the servicing or administering of or collecting under the leases and in respect of the leased vehicles;

•	executing powers of attorney to be delivered to lessees for the limited purpose of obtaining license plates and fulfilling other state requirements for registration of the leased vehicles;

•	approving repairs to leased vehicles and endorsing the related insurance settlement checks for repair work;

•

servicing the lease agreements, including: (i) accounting for collections and furnishing periodic statements with respect to distributions as set in the Transaction Documents, (ii) generating or causing to be generated federal and state tax information and, to the extent required by applicable law, returns on behalf of the titling trust, and (iii) filing periodic sales and use tax or property (real or personal) tax reports;

•	maintaining separate and distinct records for the designated pool and separately accounting for the trust property allocated to the designated pool;

•	applying for and maintaining the licenses and the filings described in the Transaction Documents;

•	preparing and filing any UCC financing statements;

•	acting as agent of the collateral agent with respect to holding the leases and certificates of title relating to the leased vehicles; and

•	such other activities as shall be necessary or advisable in connection with the foregoing.

The servicer will also be reimbursed from designated pool collections for certain administrative fees, expenses and charges paid by or on behalf of lessees, including late fees, prepayment fees and liquidation fees collected on the lease assets during the preceding calendar month and any other expenses reimbursable to the servicer. The servicer will be reimbursed for repossession and recovery fees and costs associated with maintaining bank accounts that are necessary to service the Lease Assets. Additionally, if as part of the disposition process with respect to any leased vehicle the leased vehicle is reallocated from the designated pool as part of a like kind exchange program, the servicer will be obligated to deposit the full Base Residual Value for the leased vehicle into the exchange note collections account within two (2) days of the reallocation but will be entitled to be reimbursed from designated pool collections to the extent that actual Net Liquidation Proceeds on the leased vehicle are less than the Base Residual Value. If the servicer wishes to terminate a lease agreement prior to its maturity date pursuant to a pull ahead program, the servicer must ensure that all remaining Monthly Payments due under the lease agreement are deposited into the exchange note collections account. If the servicer deposits those remaining monthly payments out of its own funds it may subsequently be reimbursed for those pull ahead deposits by GM, or an affiliate of GM but it will not be reimbursed for those deposits from any designated pool collections.

The servicer is permitted to delegate its duties under any Transaction Document with respect to the servicing of and collections on leases with respect to leased vehicles to an affiliate of GM Financial or a third-party subservicer, including, in each case, the delegation of its duties under any Transaction Document with respect to the servicing of and collections on certain leases with respect to leased vehicles without first obtaining the consent of any person. The servicer presently delegates certain administrative duties to a third-party subservicer. The servicer may continue to delegate certain of its servicing duties under the Transaction Documents in this manner or the servicer may perform some of all of those servicing duties itself. The servicer may utilize third-party agents in connection with its usual collection activities, such as repossessions and pursuing deficiency balances. The fees and expenses of any third party subservicer or third party agent will be as agreed between the servicer and such third party subservicer or third party agent, as applicable, and none of the indenture trustee, the collateral agent, the issuing entity or the noteholders will have any responsibility for those fees and expenses. No delegation by the servicer of any of its duties under any Transaction Document shall relieve the servicer of its responsibility with respect to such duties.

Distributions

Servicer Report

On each determination date, the servicer will deliver the servicer report to the indenture trustee, the titling trust and the collateral agent. The servicer will also deliver the servicer report to each engaged

NRSRO no later than the twenty-second (22nd) day of each month (or the preceding business day). The servicer report will specify, among other things:

•	the amount of aggregate designated pool collections during the preceding calendar month;

•	the Aggregate Securitization Value at the end of the preceding calendar month;

•	the exchange note principal balance at the end of the preceding calendar month;

•	the principal amount of the notes at the end of the preceding calendar month; and

•	the principal payment and interest payment calculations for the preceding calendar month.

The determination date with respect to collections received during a calendar month is the second (2nd) business day prior to the related payment date in the next calendar month.

Payment Date Payments on the Exchange Note

On or prior to each payment date, the servicer will instruct the indenture trustee to make the following distributions on such payment date in an amount equal to the designated pool collections for such payment date from the exchange note collections account in the following order of priority:

1.	to the servicer, the designated pool servicing fee for the related calendar month, to the extent that such amounts were not retained by the servicer from designated pool collections in a manner permitted by the Transaction Documents;

2.	to the issuing entity, in its capacity as owner of the exchange note, the Exchange Note Interest Payment Amount;

3.	to the issuing entity, in its capacity as owner of the exchange note, the Exchange Note Principal Payment Amount, as a payment of principal of the exchange note until the exchange note balance has been reduced to zero;

4.	to the issuing entity, in its capacity as owner of the exchange note, the amount, if any, by which the amounts that it is obligated to pay under items (1) – (17) under “—Payment Date Payments on the Notes” on that payment date exceeds the amount it received pursuant to clauses (2) and (3), above, on that payment date; and

5.	all remaining amounts, to be applied under the Lending Facility (which amounts will not be available to make payments on any notes).

Payment Date Payments after an Exchange Note Default

If the exchange note is accelerated after an exchange note default, on succeeding payment dates, the servicer will instruct the indenture trustee to apply the designated pool collections and the proceeds of any sale of any assets comprising the designated pool to make payments in the following order of priority:

1.	to the collateral agent, all amounts due to the collateral agent with respect to the exchange note and the designated pool in an amount not to exceed $100,000 in any consecutive twelve (12) month period;

2.	to the administrative agent, all amounts due to the administrative agent with respect to the exchange note and the designated pool in an amount not to exceed $100,000 in any consecutive twelve (12) month period;

3.	to the servicer, the designated pool servicing fee for the related calendar month, to the extent that such amounts were not retained by the servicer from designated pool collections in a manner permitted by the Transaction Documents;

4.	to the issuing entity, in its capacity as owner of the exchange note, the Exchange Note Interest Payment Amount;

5.	to the issuing entity, in its capacity as owner of the exchange note, principal of the exchange note until paid in full;

6.	to the issuing entity, in its capacity as owner of the exchange note, the amount, if any, by which the amounts that it is obligated to pay under items (1) through (9) under “—Payment Date Payments after an Event of Default” on that payment date exceeds the amount it received pursuant to clauses (4) and (5), above, on that payment date; and

7.	all remaining amounts, to be applied under the Lending Facility and are not available to make payments on any notes.

Payment Date Payments on the Notes

On or prior to each payment date, the servicer will instruct the collateral agent to make the following distributions on such payment date from Total Available Funds in the following order of priority:

1.	(i) to the indenture trustee, any accrued and unpaid amounts, including fees, expenses and indemnities (to the extent such amounts have not been previously paid by GM Financial) in an amount not to exceed $100,000 in any consecutive twelve (12) month period (provided, that such cap will not be applicable at any time that an event of default has occurred and is continuing); (ii) to the owner trustee, any accrued and unpaid amounts, including fees, expenses and indemnities (in each case, to the extent such amounts have not been previously paid by GM Financial) in an amount not to exceed $100,000 in any consecutive twelve (12) month period; and (iii) to any successor servicer, an amount equal to any unpaid transition expenses that were required to be paid pursuant to the Servicing Agreement but that were not so paid in an amount not to exceed $200,000;

2.	to the note payment account, that portion of the Noteholders’ Interest Distributable Amount (as defined in the Glossary) payable on the Class A Notes for payment pari passu to the holders of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes;

3.	to the note payment account, to make a payment of principal to the extent necessary to reduce the principal balance of the Class A Notes to the Aggregate Securitization Value as of the last day of the related collection period, which amount will be paid out as described above under “Description of the Notes—Payments of Principal of the Notes;”

4.	to the note payment account, to make a payment of the remaining note principal balance of the Class A Notes on their respective final scheduled payment date;

5.	to the note payment account, that portion of the Noteholders’ Interest Distributable Amount payable on the Class B Notes;

6.	to the note payment account, to make a payment of principal to the extent necessary, after giving effect to any payments made under clauses (3) and (4) above, to reduce the combined principal balance of the Class A Notes and Class B Notes to the Aggregate Securitization Value as of the last day of the related collection period, which amount will be paid out as described above under “Description of the Notes—Payments of Principal of the Notes;”

7.	to the note payment account, to make a payment of the remaining note principal balance of the Class B Notes on their final scheduled payment date;

8.	to the note payment account, that portion of the Noteholders’ Interest Distributable Amount payable on the Class C Notes;

9.	to the note payment account, to make a payment of principal to the extent necessary, after giving effect to any payments made under clauses (3), (4), (6) and (7) above, to reduce the combined principal balance of the Class A Notes, Class B Notes and Class C Notes to the Aggregate Securitization Value as of the last day of the related collection period, which amount will be paid out as described above under “Description of the Notes—Payments of Principal of the Notes;”

10.	to the note payment account, to make a payment of the remaining note principal balance of the Class C Notes on their final scheduled payment date;

11.	to the note payment account, that portion of the Noteholders’ Interest Distributable Amount payable on the Class D Notes;

12.	to the note payment account, to make a payment of principal to the extent necessary, after giving effect to any payments made under clauses (3), (4), (6), (7), (9) and (10) above, to reduce the combined principal balance of the Class A Notes, Class B Notes, Class C Notes and Class D Notes to the Aggregate Securitization Value as of the last day of the related collection period, which amount will be paid out as described above under “Description of the Notes—Payments of Principal of the Notes;”

13.	to the note payment account, to make a payment of the remaining note principal balance of the Class D Notes on their final scheduled payment date;

14.	to the note payment account, to make a payment of the Noteholders’ Principal Distributable Amount, which amount will be paid out as described above under “Description of the Notes—Payments of Principal of the Notes;”

15.	to the reserve account, the amount necessary to cause the amount deposited therein to equal the Reserve Account Required Amount (as defined in the Glossary);

16.	to the note payment account, to make a payment of the Accelerated Principal Amount, which amount will be paid out as described above under “Description of the Notes—Payments of Principal of the Notes;”

17.	to pay each of the indenture trustee, the owner trustee and any successor servicer, any fees and expenses then due to such party that are in excess of the related cap or annual limitation specified in the Servicing Agreement; and

18.	to pay all remaining amounts to the Certificateholder.

Amounts that would remain on deposit in the reserve account on any payment date that are in excess of 0.50% of the initial aggregate principal amount of the leases (approximately $5,485,082), will be added to Total Available Funds and distributed in accordance with the priorities set forth above.

If on any payment date the sum of Available Funds plus the amount on deposit in the reserve account will be sufficient to repay all principal and interest on the notes and all fees and expenses of the issuing entity, the indenture trustee will withdraw all funds from the reserve account and use those amounts, together with such Available Funds, to pay the notes and such expenses in full on that payment date.

Payment Date Payments after an Event of Default

Amounts collected (i) following the occurrence of an event of default (other than an event of default related to a breach of a covenant or a representation and warranty), (ii) following the acceleration of the notes, or (iii) upon liquidation of the trust property will not be distributed in accordance with the priorities set forth under “—Payment Date Payments on the Notes” but will instead be distributed in accordance with the following order of priority:

1.	to the owner trustee, the indenture trustee and any successor servicer, certain amounts due and owing to such entities, pursuant to the priorities set forth in clause (1) under “—Payment Date Payments on the Notes,” ratably, without preference or priority of any kind and without regard to any caps set forth in clause (1) under “—Payment Date Payments on the Notes;”

2.	to the Class A noteholders, for amounts due and unpaid on the notes for interest, ratably, without preference or priority;

3.	to the Class A noteholders, for amounts due and unpaid on the notes for principal, first, to the noteholders of the Class A-1 Notes until they are paid off and, second, to the noteholders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, ratably without preference or priority, until they are paid off;

4.	to the Class B noteholders, for amounts due and unpaid on the notes for interest;

5.	to the Class B noteholders, for amounts due and unpaid on the notes for principal, until the Class B Notes are paid off;

6.	to the Class C noteholders, for amounts due and unpaid on the notes for interest;

7.	to the Class C noteholders, for amounts due and unpaid on the notes for principal, until the Class C Notes are paid off;

8.	to the Class D noteholders, for amounts due and unpaid on the notes for interest;

9.	to the Class D noteholders, for amounts due and unpaid on the notes for principal, until the Class D Notes are paid off; and

10.	to pay all remaining amounts to the Certificateholder.

Fees and Expenses

The following table provides an itemized list of the fees and expenses that will be paid on each payment date from collections on the designated pool in order of priority as set forth under “—Distributions—Payment Date Payments on the Exchange Note” in this prospectus supplement (with respect to the Designated Pool Servicing Fee) or “—Distributions—Payment Date Payments on the Notes” in this prospectus supplement (with respect to the other fees). The fees described below do not change upon an event of default.

Fee	General Purpose of the Fee	Monthly Amount
1. Designated Pool Servicing Fee:	Compensation to the servicer for services provided pursuant to the Transaction Documents.	The sum of (a) the product of (i) 1.00%, multiplied by (ii) the Aggregate Securitization Value as of the beginning of the calendar month preceding the calendar month in which the payment date occurs, multiplied by (iii) one-twelfth (or, in the case of the first payment date, a fraction equal to the number of days from but excluding the cutoff date through and including March 31, 2015, over 360), plus (b) a supplemental servicing fee equal to all administrative fees, expenses and charges paid by or on behalf of lessees, including late fees, prepayment fees and liquidation fees collected on the lease assets during the preceding calendar month and any other expenses reimbursable to the servicer.

2. Indenture Trustee and Collateral Agent Fee:	Compensation to the indenture trustee in its capacities as indenture trustee and collateral agent for services provided pursuant to the Transaction Documents.	$416 monthly.

3. Owner Trustee Fee:	Compensation to the owner trustee for services provided pursuant to the Transaction Documents.	$208 monthly.

The expenses of the servicer will be reimbursed as set forth under “—Servicing Compensation.”

Statements to Noteholders

On or prior to each payment date, the indenture trustee will make available a statement to the noteholders detailing information required under the Transaction Documents. These statements will be based solely on the information in the related servicer report. Each statement that the servicer provides to the indenture trustee and that the indenture trustee makes available to the noteholders will include the following information regarding the notes on the related payment date to the extent such information has been received from the servicer:

•	the amount of the distribution(s) allocable to interest;

•	the amount of the distribution(s) allocable to principal;

•	each class of notes’ aggregate outstanding principal amount and pool factor, after considering all distributions allocable to principal on that date;

•	the related Noteholders’ Interest Carryover Amount (as defined in the Glossary), if any, and the change in that amount from the preceding statement;

•	the designated pool servicing fee paid for the related calendar month;

•	the Aggregate Securitization Value of all Lease Assets comprising the designated pool as of the close of business on the last day of the preceding collection period;

•	the reduction in the Aggregate Securitization Value due to early terminations, dealer buyouts and cancellations during the related calendar month;

•	the aggregate repurchase amounts for leases, if any, that were repurchased by the servicer during the related calendar month; and

•	the amount of the distribution(s) payable out of amounts withdrawn from the reserve account.

The noteholders will not receive a separate notification when changes are made to the designated pool, such as when leases are removed from the designated pool pursuant to the provisions of the Transaction Documents providing for the reallocation of leases upon breaches of representations or warranties. However, filings detailing the designated pool composition will be filed periodically on Form 10-D under the SEC file number 333-201577-02 to the extent required by Regulation AB.

Unless and until definitive notes are issued, the indenture trustee will send these reports to Cede & Co., as registered holder of the notes and the nominee of DTC on the issuing entity’s behalf. See “Description of the Notes” in the accompanying prospectus.

The indenture trustee will make available each month to each noteholder the above information (and certain other documents, reports and information regarding the Lease Assets provided by the servicer from time to time) via the indenture trustee’s internet website with the use of a password provided by the indenture trustee. The indenture trustee’s internet website will be located at www.CTSLink.com or at such other address as the indenture trustee shall notify the noteholders from time to time. For assistance with regard to this service, you can call the trustee’s Corporate Trust Office at (866) 846-4526.

After the end of each calendar year, within the required time period, the indenture trustee will furnish to each person who at any time during the calendar year was a noteholder that requests it in writing a statement as to the aggregate amounts of interest and principal paid to the noteholder and any other information as the indenture trustee deems necessary to enable the noteholder to prepare its tax returns.

Compliance Statements

The Servicing Supplement provides for the delivery of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the Transaction Documents throughout the preceding calendar year, except as specified in the statement. The Servicing Supplement requires the servicer to deliver to the issuing entity, on or before March 31 of each calendar year, a certificate signed by an officer of the servicer regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, that are backed by the same type of assets as those backing the securities. In the event that a successor servicer assumes the servicing duties under the transaction documents, such servicer will provide a separate annual statement.

Pursuant to the Servicing Supplement, a firm of independent certified public accountants will furnish to the indenture trustee on or before April 30 of each calendar year, a statement to the effect that they have attested to the assertion of authorized officers of the servicer that the servicing was conducted in compliance with certain applicable provisions of the sale and servicing agreement in all material respects during the immediately preceding calendar year.

Credit Enhancement

Credit enhancement for the notes is provided by:

•	excess cashflow;

•	overcollateralization, which is the excess of the Aggregate Securitization Value of the Lease Assets in the designated pool over the principal amount of the notes;

•	amounts on deposit in the reserve account; and

•	the subordination of each class, if any, that is junior in its right to receive payments of principal and interest to the related Class of Notes.

Application of Excess Cashflow

Generally, excess cashflow provides a source of funds to absorb any losses on the designated pool and to reduce the likelihood of losses on the notes. For any payment date, two types of excess cashflow may exist: excess cashflow with respect to the exchange note and excess cashflow with respect to the notes.

Excess cashflow with respect to the exchange note for any payment date will be the amount by which the collections on the designated pool during the preceding month exceed the sum of the reduction in the Aggregate Securitization Value for that month, the designated pool servicing fee for the related collection period and interest payments due on the exchange note for that payment date. Any excess cashflow with respect to the exchange note will be available to pay principal of the exchange note and to make an additional payment on the exchange note if the issuing entity would otherwise not receive sufficient amounts to make all payments on the notes on that payment date.

Excess cashflow with respect to the notes for any payment date will be the amount by which interest paid to the issuing entity as owner of the exchange note exceeds the sum of the indenture trustee and owner trustee fees, any successor servicer fees and expenses and the interest payments due on the notes for that payment date. Any excess cashflow with respect to the notes will be available to build and/or maintain the reserve account at its required amount, to make accelerated principal payments on the notes to build and maintain a target level of overcollateralization and to make principal payments to cause the remaining principal balance of each class of notes to be repaid on its final scheduled payment date.

Overcollateralization

Overcollateralization will exist whenever the Aggregate Securitization Value of the Lease Assets in the designated pool as of the last day of the calendar month immediately preceding a payment date exceeds the aggregate note principal balance as of that payment date, after making all payments on that date. On the closing date the initial amount of overcollateralization will be approximately 7.75% of the Aggregate Securitization Value as of the cutoff date, but the Indenture provides a mechanism to increase the amount of overcollateralization to, and to maintain it at, a target amount. The target amount of overcollateralization will be approximately $117,929,253. The target overcollateralization will be 10.75% of the Aggregate Securitization Value as of the cutoff date.

The overcollateralization for the notes has two components. First, there is the overcollateralization representing the excess of the Aggregate Securitization Value over the note balance of the exchange note. On the closing date this component of the overcollateralization will be approximately $14,016,305, or approximately 1.28% of the Aggregate Securitization Value as of the cutoff date. Second, there is the overcollateralization representing the excess of the principal balance of the exchange note over the aggregate note principal balance. On the closing date this component of the overcollateralization will be approximately $71,000,000, or approximately 6.47% of the Aggregate Securitization Value as of the cutoff date.

The increase to, and maintenance of, the overcollateralization target will be accomplished by the application of monthly excess cashflow to the payment of the Accelerated Principal Amount to reduce the note principal balance of the most senior outstanding class or classes of notes until the target is reached.

Subordination

A class of notes that is lower in priority of payment provides credit support to those classes of notes having higher priority of payment relative to that class. Consequently, to the extent that the Lease Assets comprising the designated pool do not generate enough cash to satisfy the issuing entity’s obligations, including the obligations to make payments to noteholders, payments that would otherwise be made to the holder of the certificate representing the residual interest in the issuing entity will first be eliminated and any shortfalls or losses will then be absorbed as follows:

•	first, by the holders of the Class D Notes, to the extent amounts are due to them;

•	second, by the holders of the Class C Notes, to the extent amounts are due to them;

•	third, by the holders of the Class B Notes, to the extent amounts are due to them; and

•	fourth, by the holders of the Class A-4 Notes, Class A-3 Notes, Class A-2 Notes and Class A-1 Notes, to the extent amounts are due to them, in that order.

Reserve Account

On the closing date, a reserve account will be established in the name of the indenture trustee on behalf of the noteholders and an initial cash deposit of approximately $5,485,082, which is 0.50% of the expected initial Aggregate Securitization Value of all Lease Assets in the designated pool, will be made to the reserve account. The reserve account will be in the name of and maintained by the indenture trustee for the benefit of the noteholders and will be part of the trust property. On each payment date, excess cashflow will be deposited to the reserve account to maintain the amount on deposit at the Reserve Account Required Amount.

Amounts on deposit in the reserve account will be invested in certain eligible investments at the written direction of the servicer that mature not later than the business day prior to the following payment date, or, if the engaged NRSROs either (i) provide written confirmation that it would not affect the ratings assigned to the notes, or (ii) do not provide notice within ten (10) business days of its receipt of written notice thereof that it would affect the ratings assigned to the notes, that mature later than the business day prior to the following payment date unless such eligible investment is an obligation of the indenture trustee, then the investment may mature on the payment date. Any net income from those investments will be deposited into the reserve account.

On each payment date, the amount on deposit in the reserve account will be withdrawn, to the extent necessary, to fund any deficiencies in the payments of trust expenses, interest payments on the notes, principal payments on the notes that are necessary to prevent the aggregate note principal balance from exceeding the Aggregate Securitization Value of all Lease Assets in the designated pool and principal payments on each class of notes that are necessary to pay off each class of notes on its final scheduled payment date. See “—Distributions—Payment Date Payments on the Notes” in this prospectus supplement.

If the amount on deposit in the reserve account on any payment date, after giving effect to any withdrawals on that payment date, exceeds 0.50% of the initial Aggregate Securitization Value of all Lease Assets in the designated pool, excess amounts will be added to Total Available Funds and distributed in accordance with the priorities set forth above under “—Distributions—Payment Date Payments on the Notes.”

If on any payment date the sum of Available Funds plus the amount on deposit in the reserve account will be sufficient to repay all principal and interest on the notes and all fees and expenses of the issuing entity, the indenture trustee will withdraw all funds from the reserve account and use those amounts, together with such Available Funds, to pay the notes and such expenses in full on that payment date.

Exchange Note Servicer Default

Any of the following events will constitute an exchange note servicer default under the Servicing Agreement:

•	the servicer’s failure to deposit in the exchange note collections account any required payment, the servicer’s failure to make or cause the titling trust to make any required payments from the exchange note collections account on account of the exchange note or the servicer’s failure to make any required payment under any other transaction document, which failure continues unremedied for a period of five (5) business days after knowledge thereof by the servicer or after the collateral agent gives the servicer written notice of such failure;

•	the servicer’s failure to observe or perform in any respect any other covenant or agreement under the Servicing Supplement or other Transaction Documents, which failure (i) materially and adversely affects the rights of the noteholders, and (ii) continues unremedied for sixty (60) days after knowledge thereof by the servicer or after the collateral agent gives the servicer written notice of such failure;

•	any servicer representation, warranty or statement proves to be incorrect in any material respect, and the incorrectness of such representation, warranty or statement has a material adverse effect on the issuing entity or the noteholders, and the circumstances or conditions in respect of which the representation, warranty or statement was incorrect shall not have been eliminated or cured within sixty (60) days after the servicer has knowledge thereof or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the collateral agent; or

•	events of bankruptcy, insolvency, receivership or liquidation, or similar proceedings regarding the servicer, or actions by the servicer, indicating its insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations.

Rights Upon Exchange Note Servicer Default

If an exchange note servicer default has occurred and remains unremedied, the titling trust, at the direction of the Majority Noteholders, will terminate all of the servicer’s rights and obligations with respect to the designated pool under the Servicing Agreement.

If the servicer is terminated or resigns as servicer as described under “Description of the Transaction Documents—Matters Regarding the Servicer” in the accompanying prospectus, then the indenture trustee may, or at the direction of the Majority Noteholders shall, appoint a successor servicer subject to satisfaction of the criteria set forth in the Servicing Agreement and such successor servicer will succeed to all the responsibilities, duties, and liabilities of the servicer with respect to the designated pool. If a successor servicer has not been appointed at the time when the predecessor servicer ceases to act as servicer, the indenture trustee will automatically be appointed the successor servicer. However, if the indenture trustee is unwilling or legally unable to act as servicer, it may appoint, or petition a court to appoint, a successor servicer.

Any successor to GM Financial as servicer will succeed to all the responsibilities, duties, and liabilities of GM Financial under the Servicing Agreement (except as otherwise set forth in the Servicing Agreement) and will be entitled to compensation as agreed upon by the Majority Noteholders and the successor servicer as set forth in the Servicing Agreement, which compensation may be greater than the designated pool servicing fee that GM Financial is entitled to receive as servicer. The transfer of servicing to a successor servicer may result in a material disruption in the performance of the servicer’s duties, which could result in delays and/or disruptions in collections on the designated pool and delays and/or reductions in payments on the notes.

Waiver of Past Defaults

Notwithstanding anything to the contrary described under “Description of the Transaction Documents—Waiver of Past Defaults” in the accompanying prospectus, the Majority Noteholders may, on behalf of all noteholders, waive any default by the servicer under the Servicing Agreement with respect to the designated pool and the consequences of any default. No waiver will impair the noteholders’ rights with respect to subsequent defaults.

Replacement of Owner Trustee and Indenture Trustee

Replacement of Owner Trustee

The owner trustee may resign at any time under the Issuing Entity’s Trust Agreement. Additionally, if at any time the owner trustee shall cease to be eligible in accordance with the Issuing Entity’s Trust Agreement, shall be legally unable to act as owner trustee, shall be adjudged bankrupt or insolvent, if a receiver of the owner trustee or of its property shall be appointed, or if any public officer shall take charge or control of the owner trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor may remove the owner trustee. Upon the owner trustee’s resignation or removal, the depositor shall promptly appoint a successor owner trustee.

Replacement of Indenture Trustee

Under the Indenture, the indenture trustee may resign at any time upon notice to the issuing entity. Additionally, the Majority Noteholders may direct the issuing entity to remove the indenture trustee if:

•	at any time, the indenture trustee shall cease to be eligible under the Indenture;

•	a court of competent jurisdiction shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator or sequestrator for the indenture trustee or for any substantial part of the indenture trustee’s property, or ordering the winding-up or liquidation of the indenture trustee’s affairs;

•	an involuntary case under the federal bankruptcy laws or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the indenture trustee and such case is not dismissed within sixty (60) days;

•	the indenture trustee commences a voluntary case under any federal or state banking or bankruptcy laws, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, indenture trustee, conservator, sequestrator for the indenture trustee or for any substantial part of the indenture trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any action in the furtherance of the foregoing; or

•	the indenture trustee otherwise becomes incapable of acting.

If the indenture trustee resigns or is removed, the issuing entity shall promptly appoint a successor indenture trustee, acceptable to the Majority Noteholders, and shall promptly transfer all trust accounts to an institution that meets the eligibility requirements set forth in the Indenture. If a successor indenture trustee does not take office within sixty (60) days after the indenture trustee resigns or is removed, the indenture trustee, the issuing entity or the Majority Noteholders may petition any court of competent jurisdiction for the appointment of a successor indenture trustee. Additionally, if the indenture trustee ceases to be eligible under the Indenture, any noteholder may petition a court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee.

Amendment

Notwithstanding anything to the contrary described under “Description of the Transaction Documents—Amendment” in the accompanying prospectus, the Credit and Security Agreement and/or the Exchange Note Supplement may be amended by the titling trust, GM Financial, as lender and servicer and Wells Fargo, as administrative agent and collateral agent, in order to, (i) cure any ambiguity or to correct or supplement any description contained therein, (ii) add to the covenants of the titling trust or surrender any right or power of the titling trust, (iii) convey, transfer, assign, mortgage or pledge any property to the collateral agent, or (iv) evidence the acceptance of the appointment of a successor administrative agent or successor collateral agent, without the consent of each exchange note holder of an Outstanding Exchange Note (as defined in the Glossary). The Credit and Security Agreement and/or the Exchange Note Supplement may also be amended by the titling trust, GM Financial, as lender and servicer and Wells Fargo, as administrative agent and collateral agent, for any manner and for any purpose, with the consent of each exchange noteholder, such consent only to be granted at the consent of the related Majority Noteholders, of an Outstanding Exchange Note.

The titling trust and GM Financial must deliver to the administrative agent, upon the execution and delivery of any amendment to the Credit and Security Agreement and/or the Exchange Note Supplement, an opinion of counsel, satisfactory to the administrative agent, which states (i) the execution and delivery of such amendment is authorized and permitted by such Credit and Security Agreement and/or Exchange Note Supplement, (ii) all conditions precedent to the execution and delivery of such amendment have been satisfied, and (iii) such amendment (A) will not cause the titling trust to be treated as an association or publically traded partnership taxable as a corporation for U.S. federal income tax purposes, and (B) with respect to the addition issuance of securities only, will not adversely affect the treatment of any exchange note as debt for U.S. federal income tax purposes.

Notwithstanding anything to the contrary described under “Description of the Transaction Documents—Amendment” in the accompanying prospectus, the Servicing Supplement relating to an exchange note (and accordingly, the Base Servicing Agreement, insofar as it relates to such exchange note), may be amended by the titling trust, the servicer, the settlor, the indenture trustee and the collateral agent, with the consent of the Majority Noteholders. However, if such amendment materially affects any other exchange note in the Lending Facility, such amendment shall also require the consent of all titling trust certificateholders.

Notwithstanding anything to the contrary described under “Description of the Transaction Documents—Amendment” in the accompanying prospectus, the Indenture may be amended by the issuing entity and the indenture trustee with the consent of the Majority Noteholders for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the noteholders under the Indenture. However, the amendment may not, among other things, (i) increase or reduce in any manner or accelerate or delay the timing of distributions that are required to be made to the noteholders, (ii) reduce the percentage of the noteholders required to consent to the amendment or to direct the issuing entity to sell or liquidate the trust property, (iii) alter the definition of Outstanding, (iv) reduce any percentages specified in the Indenture or amend the conditions to any future amendments to the Indenture, (iv) modify the calculation of any payment of interest or principal due on any note, or (vi) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture, unless the holders of all notes affected by the amendment provide their consent.

The issuing entity must deliver to the indenture trustee, upon execution and delivery of any amendment to the Indenture, an opinion of counsel, satisfactory to the indenture trustee, which states that the execution of such amendment is authorized and permitted by the terms of the Indenture.

Material Federal Income Tax Consequences

You should consider the following discussion of certain material federal income tax consequences to investors of the purchase, ownership and disposition of the notes only in connection with “Material Federal Income Tax Consequences” in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus supplement.

The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets, may be subject to special rules that are not discussed below. This information is directed only to potential noteholders who purchase the notes in the initial distribution of the notes, and who are citizens or residents of the United States, including domestic corporations, limited liability companies and partnerships. If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) owns a note, the tax treatment of a partner in such a partnership will depend upon the status of the partner and the activities of the partnership. Partners in such a partnership are encouraged to consult their tax advisors as to the particular tax consequences applicable to them.

You are encouraged to consult your own tax advisors to determine the particular federal, state, local and any other tax consequences of the purchase, ownership and disposition of the notes.

Tax Characterization of the Issuing Entity

Katten Muchin Rosenman LLP, the issuing entity’s tax counsel, is of the opinion that, assuming the parties will comply with the terms of the governing agreements, neither the issuing entity nor the titling trust will be characterized as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness

The depositor agrees, and the noteholders will agree by their purchase of notes, to treat the notes as indebtedness for all U.S. federal, state and local income and franchise tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction under which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

The Internal Revenue Service, or the IRS, and the courts have stated various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether the transfer is a borrowing secured by the property.

On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for federal income tax purposes, the notes will be characterized as indebtedness, and not an ownership interest in the lease agreements, nor an equity interest in the issuing entity or in a separate association taxable as a corporation or other taxable entity. See “Material Federal Income Tax Consequences” in the accompanying prospectus.

If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to the noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder’s basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The issuing entity will report to noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the notes to the extent required by law.

Possible Alternative Characterizations of the Notes

Although, as described above, it is the tax counsel’s opinion that, for federal income tax purposes, the notes will be characterized as indebtedness, this opinion is not binding on the IRS or the courts and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that one or more of the notes did not represent indebtedness for federal income tax purposes, the noteholders would likely be treated as owning an interest in a partnership. If so treated, the issuing entity might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, including by not being able to reduce its taxable income by deductions for interest expense on the notes recharacterized as equity. Alternatively, the trust could be treated as a partnership that would not be taxable as a corporation if it meets an applicable safe harbor to not be treated as publicly traded, or otherwise is not considered to be publicly traded for purposes of these rules. In such a case, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on its respective distributive share of the partnership’s income, gain, loss, deductions and credits. The amount, timing and characterization of types of income and deductions for a noteholder would differ if the notes were held to constitute partnership interests, rather than indebtedness. Treatment of the notes as equity interests in such a partnership could have adverse tax consequences to noteholders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” non-U.S. holders of the notes would be subject to U.S. tax on their share of income from the issuing entity and would have U.S. tax return filing requirements, and individual noteholders would be subject to certain limitations on their ability to deduct their share of trust expenses.

If any class of notes were to be recharacterized by the IRS as equity in the issuing entity, interest payments to foreign holders of such notes may become subject to U.S. withholding tax. Such withholding tax would reduce the amount of payments to the foreign holders of such recharacterized class of notes. Further, the IRS could assert a withholding tax on interest payments distributed to such holders prior to the recharacterization. Should the amounts required to be withheld exceed the amounts that are then available for distribution to such foreign holders, amounts that would otherwise be available for distribution to the other holders of the notes may be used to pay such remaining withholding tax. Any resulting delays in payment or losses will be suffered by the later maturing outstanding class or classes even as payment is made in full to the earlier maturing class or classes.

Investors are encouraged to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the possible recharacterization of the notes as equity. See

“Material Federal Income Tax Consequences—Tax Characterization of the Trusts” in the accompanying prospectus.

Investors that are foreign persons are encouraged to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes. See “Payments to Foreign Financial Institutions and Certain Other Foreign Entities” and “Other Matters” below.

Original Issue Discount

We do not anticipate issuing the notes with original issue discount. See “Material Federal Income Tax Consequences—Tax Characterization and Treatment of the Notes—Original Issue Discount” in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount with respect to the notes, if any, for federal income tax purposes is the 100% Prepayment Assumption. See “Yield and Prepayment Considerations” in this prospectus supplement.

Sale or Redemption of Notes

If a note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale or redemption (excluding any amounts attributable to accrued but unpaid interest, which will be taxed as ordinary income to the extent not previously included in income) and such holder’s adjusted basis in the note. See “Material Federal Income Tax Consequences—Tax Characterization and Treatment of the Notes—Sale or Other Disposition of Notes” in the accompanying prospectus.

Payments to Foreign Financial Institutions and Certain Other Foreign Entities.

A 30% withholding tax generally will apply to payments of interest on, and after December 31, 2016, on gross proceeds from the disposition of, notes that are made to foreign financial institutions and certain non-financial foreign entities. Such withholding tax, imposed under sections 1471 through 1474 of the Internal Revenue Code, or FATCA, generally will not apply where such payments are made to (i) a foreign financial institution that enters into an agreement with the IRS to, among other requirements, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, report annually certain information about such accounts and withhold tax as may be required by such agreement, or (ii) a non-financial foreign entity that certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Prospective noteholders should consult their own tax advisors regarding the application and requirements of these information reporting and withholding provisions under FATCA.

Other Matters

For a discussion of backup withholding and taxation of foreign investors in the notes, see “Material Federal Income Tax Consequences—Backup Withholding and Information Reporting” and “Material Federal Income Tax Consequences—Foreign Investors” in the accompanying prospectus and Annex B in this prospectus supplement.

State and Local Tax Consequences

You should consider the state and local income tax consequences of the purchase, ownership and disposition of the notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you are encouraged to consult with your own tax advisors as to the various state and local tax consequences of an investment in the notes.

ERISA Considerations

The notes may be purchased by plans governed by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, as described in this prospectus supplement and the accompanying prospectus, in each case, under “ERISA Considerations.” The issuing entity believes that the notes will be treated as indebtedness without substantial equity features for purposes of the plan assets regulation as modified by section 3(42) of ERISA. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuing entity incurred losses. As described in this prospectus supplement and the accompanying prospectus, whether or not the notes are treated as debt for ERISA purposes, the acquisition, holding or disposition of the notes by or on behalf of an employee benefit plan could result in a prohibited transaction if such acquisition, holding or disposition were deemed to be a prohibited loan to a party in interest with respect to the plan. Unless the context indicates otherwise, any reference to the acquisition, holding or disposition of a note shall also mean the acquisition, holding or disposition of a beneficial interest in such note.

One or more prohibited transaction exemptions may be available with respect to the acquisition and holding of the notes, including, but not limited to:

•	Prohibited Transaction Class Exemption, or PTCE, 84-14, regarding transactions negotiated by qualified professional asset managers;

•	PTCE 90-1, regarding investments by insurance company pooled separate accounts;

•	PTCE 91-38, regarding investments by bank collective investment funds;

•	PTCE 95-60, regarding investments by insurance company general accounts;

•	PTCE 96-23, regarding transactions negotiated by in-house asset managers; or

•	the statutory exemption under section 408(b)(17) of ERISA and section 4975(d)(20) of the Internal Revenue Code for certain prohibited transactions between a plan and a person or entity that is a party in interest to such plan solely by reason of providing services to the plan or a relationship to such a service provider (other than a party in interest that is a fiduciary with respect to the investment of the assets of the plan involved in the transaction, or an affiliate of any such fiduciary), provided that there is adequate consideration for the transaction.

Each purchaser and each transferee using the assets of a plan subject to Title I of ERISA or section 4975 of the Internal Revenue Code to acquire the notes will be deemed to have represented that the acquisition, continued holding and disposition of the notes will not constitute or result in a non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Internal Revenue Code.

Any plan fiduciary considering the purchase of notes may wish to consult with its counsel as to the potential applicability of ERISA and the Internal Revenue Code to the investment. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA), foreign plans (as described in section 4(b)(4) of ERISA) and certain church plans (as defined in section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of ERISA and section 4975 of the Internal Revenue Code, may nevertheless be subject to other federal, state, local, non-U.S. or other laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Internal Revenue Code (hereinafter referred to as similar law). Any fiduciary of a plan subject to similar law that is considering the purchase of notes may wish to consult with its counsel as to the potential applicability of such similar law to the investment. Each purchaser and each transferee using the assets of any such plan to acquire the notes will be deemed to have represented that the acquisition, continued holding and disposition of the notes will not violate any similar law.

The sale of notes to a plan is in no respect a representation by the issuing entity or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

Legal Investment

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended, or the 1940 Act.

Volcker Rule Considerations

The issuing entity will be relying on an exclusion or exemption under the 1940 Act, contained in Rule 3a-7 of the 1940 Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the Volcker Rule). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (subject to the possibility of up to two one-year extensions). In the interim, banking entities must make good-faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the 1940 Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the 1940 Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the notes, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

Certain Relationships and Related Transactions

In the ordinary course of business from time to time, GM Financial and its affiliates have business relationships and agreements with affiliates of the owner trustee and the indenture trustee, including commercial banking, committed credit facilities, underwriting agreements, hedging agreements and financial advisory services, all on arm’s length terms and conditions.

The owner trustee is not an affiliate of any of the depositor, GM Financial, the servicer, the titling trust, the issuing entity, the settlor or the indenture trustee. However, the owner trustee and one or more of its affiliates may, from time to time engage in arm’s length transactions with the depositor, GM Financial, the servicer, the titling trust, the issuing entity, the settlor or the indenture trustee or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of Lease Assets.

The indenture trustee is not an affiliate of any of the depositor, GM Financial, the servicer, the titling trust, the issuing entity, the settlor or the owner trustee. However, the indenture trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, GM Financial, the servicer, the titling trust, the issuing entity, the settlor or the owner trustee or affiliates of any of them, that are distinct from its role as indenture trustee, including transactions both related and unrelated to the securitization of Lease Assets.

The sponsor, the depositor, the titling trust, the settlor and GM Financial are affiliates and also engage in other transactions with each other involving securitizations and sales of Lease Assets.

Ratings

The sponsor has engaged two NRSROs to assign credit ratings to the notes.

The ratings of the notes will address the likelihood of the payment of principal and interest on the notes according to their terms. Each engaged NRSRO rating the notes will monitor the ratings using its normal surveillance procedures. Each engaged NRSRO, in its discretion, may change, qualify or withdraw an assigned rating at any time as to any class of notes. Any rating action taken by one rating agency may not necessarily be taken by another rating agency. No transaction party will be responsible for monitoring any changes to the ratings on the notes.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time for any reason. No person or entity will be obligated to provide any additional credit enhancement with respect to the notes. Any withdrawal of a rating may have an adverse effect on the liquidity and market price of the notes. The ratings assigned to the notes address the likelihood of the receipt by the noteholders of all distributions to which the noteholders are entitled by their respective final scheduled payment dates. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

We cannot assure you that the rating agencies will not lower or withdraw the ratings.

Underwriting

Under the terms and subject to the conditions set forth in the underwriting agreement for the sale of the notes, each of the underwriters has severally agreed, subject to the terms and conditions set forth therein, to purchase the principal amount of the notes set forth opposite its name below:

	Principal Amount of Class A-1 Notes		Principal Amount of Class A-2 Notes		Principal Amount of Class A-3 Notes		Principal Amount of Class A-4 Notes
Deutsche Bank Securities Inc.	$		$		$		$
Goldman, Sachs & Co.	$		$		$		$
J.P. Morgan Securities LLC	$		$		$		$
Citigroup Global Markets Inc.	$		$		$		$
Credit Agricole Securities (USA) Inc.	$		$		$		$
RBS Securities Inc.	$		$		$		$
Wells Fargo Securities, LLC	$		$		$		$

Total		$129,000,000		$329,360,000		$369,360,000		$72,930,000

	Principal Amount of Class B Notes		Principal Amount of Class C Notes		Principal Amount of Class D Notes
Deutsche Bank Securities Inc.	$		$		$
Goldman, Sachs & Co.	$		$		$
J.P. Morgan Securities LLC	$		$		$

Total		$42,240,000		$38,940,000		$30,170,000

The underwriters have advised the depositor that they propose initially to offer the notes to the public at the prices listed below, and to dealers at prices less the initial concessions listed below:

	Underwriting Discount		Net Proceeds to the Seller(1)		Selling Concessions Not to Exceed		Reallowance Not to Exceed
Class A-1		%		%		%		%
Class A-2		%		%		%		%
Class A-3		%		%		%		%
Class A-4		%		%		%		%
Class B		%		%		%		%
Class C		%		%		%		%
Class D		%		%		%		%

Total	$		$

(1)	Before deducting expenses, estimated to be $800,000.

The underwriting agreement provides that the sponsor will reimburse the underwriters for certain expenses and the sponsor and the depositor will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Payment of the purchase price for the notes will be required to be made in immediately available funds.

None of the sponsor, the depositor, the servicer, the issuing entity or the underwriters make any representation or agreement that it is undertaking or will have undertaken to comply with the requirements of Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 21, 2013, known as the Capital Requirements Regulation or the CRR. These Articles, effective January 1, 2014, replace and in some respects amend Article 122a of the Banking Consolidation

Directive 2006/48/EC (as amended by Directive 2009/111/EC), which forms part of the Capital Requirements Directive and which includes any relevant implementing measure in each member state of the European Economic Area (as defined below), or the CRD. Noteholders are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the notes for investment compliance with the CRD.

United Kingdom

Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 of the United Kingdom, as amended, or FSMA) received by it in connection with the issue or sale of the notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed with us severally that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

•	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the lead underwriter; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided, that no such offer of notes to the public shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of notes to the public” in relation to any publicly offered notes in any Relevant Member State means the communication to persons in any form and by any means, presenting sufficient information on the terms of the offer and the publicly offered notes to be offered, so as to enable an investor to decide to purchase or subscribe to the publicly offered notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that member state, the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State, and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

The countries comprising the European Economic Area are the European Union member states together with Iceland, Liechtenstein and Norway.

No action has been taken by the issuing entity or the underwriters which would or is intended to permit an offer of notes to the public in any country or jurisdiction (other than the United States of America) where action for that purpose is required. Accordingly, no offer or sale of any notes has been authorized in any country or jurisdiction (other than the United States of America) where action for that purpose is required and neither this prospectus supplement nor the prospectus nor any other circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction (other than the United States of America), except under circumstances which will result in compliance with applicable laws and regulations.

Upon receiving a request by an investor who has received an electronic prospectus supplement and prospectus from an underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver an prospectus supplement and prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus supplement and the prospectus.

The depositor or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including “warehouse” debt secured by the Lease Assets prior to their sale to the issuing entity. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a “warehouse lender” to its affiliates, and may receive a portion of the proceeds as a repayment of the “warehouse” debt. Because more than 10% of the net offering proceeds of the offering may be paid to the underwriters or their respective affiliates or associated persons, this offering is being made pursuant to the provisions of Rule 5121 of the Conduct Rules of the National Association of Securities Dealers.

Until the distribution of the publicly offered notes is completed, the rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the publicly offered notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the publicly offered notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the publicly offered notes.

If the underwriters create a short position in the publicly offered notes in connection with this offering (i.e., they sell more publicly offered notes than the aggregate initial principal amount set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing publicly offered notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the depositor, the servicer, the issuing entity nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the publicly offered notes. In addition, neither the depositor, the servicer, the issuing entity nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

There is currently no secondary market for the publicly offered notes and it should not be assumed that one will develop. The underwriters currently expect, but are not obligated, to make a market in the publicly offered notes. It should not be assumed that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with GM Financial, General Motors Financial and their respective affiliates.

Wells Fargo Securities, LLC is an affiliate of the indenture trustee, Wells Fargo Bank, National Association.

Legal Proceedings

The Sponsor and the Servicer

As a consumer finance company, General Motors Financial is subject to various consumer claims and litigation seeking damages and statutory penalties, based upon, among other things, usury, disclosure inaccuracies, wrongful repossession, violations of bankruptcy stay provisions, certificate of title disputes, fraud, breach of contract and discriminatory treatment of credit applicants. Some litigation against General Motors Financial could take the form of class action complaints by consumers and certain legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages.

In July 2014, in connection with an investigation by the U.S. Department of Justice in contemplation of a civil proceeding for potential violations of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, General Motors Financial was served with a subpoena by the U.S. Department of Justice directing it to produce certain documents relating to its and its subsidiaries’ and affiliates’ origination and securitization of subprime automobile loans since 2007. Among other matters, the subpoena requests information relating to the underwriting criteria used to originate these automobile loans and the representations and warranties relating to those underwriting criteria that were made in connection with the securitization of the automobile loans. General Motors Financial was subsequently served with additional investigative subpoenas to produce documents from state attorneys general and other governmental offices relating to its subprime auto finance business and securitization of subprime auto loans. In October 2014, General Motors Financial received a document request from the Securities and Exchange Commission, or the Commission or the SEC, in connection with its investigation into certain practices in subprime auto loan securitization. General Motors Financial is investigating these matters internally and believes it is cooperating with all requests. Such investigations could in the future result in the imposition of damages, fines or civil or criminal claims and/or penalties.

No assurance can be given that the ultimate outcome of the investigations or any resulting proceedings would not materially and adversely affect General Motors Financial or any of its subsidiaries and affiliates, including the servicer, or the interests of the noteholders or the servicer’s ability to perform its duties under the transaction documents.

The Indenture Trustee, the Administrative Agent and the Collateral Agent

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, N.A., in its capacity as trustee under 276 residential mortgage backed securities, RMBS, trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York against Wells Fargo Bank, N.A., alleging claims against the bank in its capacity as trustee for 274 residential mortgage backed securities RMBS trusts, the Complaint. In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank National Trust Company, Deutsche Bank Trust Company Americas, Citibank N.A., HSBC Bank USA, National Association, The Bank of New York Mellon and U.S. Bank National Association) by a group of institutional investor plaintiffs. The complaint against Wells Fargo alleges that Wells Fargo caused losses to investors and asserts causes of action based upon, among other things, Wells Fargo’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have previously been filed against Wells Fargo and other trustees by RMBS investors in these and other transactions.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on Wells Fargo or the RMBS trusts. However, Wells Fargo denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

The Owner Trustee

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Legal Opinions

In addition to the legal opinions described in this prospectus supplement, certain federal income tax and other matters will be passed upon for the depositor and the issuing entity by Katten Muchin Rosenman LLP, New York, New York and Washington, D.C. Certain legal matters relating to the notes will be passed upon for the underwriters by Morgan, Lewis & Bockius LLP, New York, New York.

Glossary

Accelerated Principal Amount means, for a payment date, the lesser of:

(1)	the excess, if any, of the amount of Total Available Funds on the payment date over the amounts payable on the payment date under clauses (1) through (15) under “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes;” and

(2)	the excess, if any, on the payment date of:

(a) the Pro Forma Note Balance for the payment date;

minus

(b) the Required Pro Forma Note Balance for the payment date.

Administration Agreement means that certain administration agreement, to be entered into as of the cutoff date, among the depositor, GM Financial, as administrator and the indenture trustee.

Administrative Charges means, with respect to any lease agreement, any payment (whether or not part of the fixed Monthly Payment) payable to the related lessor representing a late payment fee, a returned instrument or automatic clearing house transaction charge, an extension fee in connection with the extension of a lease agreement, a purchase option fee, a service fee, disposition fees, termination fees, an allocation to the related lessee of insurance premiums, title, license, registration and other official fees, sales, personal property or excise taxes or any other similar charge, parking tickets or any other charges which the lessor is required to remit to a dealer or any other third party; provided, however, any amount received by the servicer from the lessee in payment of a Lessee Obligation shall not constitute an Administrative Charge to the extent the servicer has been reimbursed for such amount.

Aggregate Securitization Value means, on any date of determination, the sum of the Securitization Values of the Collateral Assets that are allocated to the designated pool as of such date.

Available Funds means, for any payment date, the sum of:

(1)	all amounts received by the issuing entity as payments on the exchange note;

plus

(2)	any income on investments held in the collection account;

plus

(3)	the proceeds of any purchase or sale of the exchange note pursuant to the exercise by the servicer of its optional redemption right;

plus

(4)	amounts in excess of the Reserve Account Required Amount that are released from the reserve account.

Base Residual Value means, with respect to any lease, the least of (1) the Contract Residual Value, (2) the residual value of the total manufacturer’s suggested retail price of the related leased vehicle (including all options authorized by the servicer in connection with the origination of the related lease agreement, without making a distinction between value-adding options that add little or no value to the resale price of the related leased vehicle) on the related maturity date as determined in accordance with the then-current Automotive Lease Guide upon origination of the related lease agreement, (3) the residual value of the total manufacturer’s suggested retail price of the related leased vehicle (including all options authorized by the servicer in connection with the origination of the related lease agreement, without making a distinction between value-adding options that add little or no value to the resale price of the related leased vehicle) on the related maturity date calculated utilizing as a “mark-to-market” value a residual value estimate as determined in accordance with the then-current Automotive Lease Guide as of December 2014, (4) the residual value of the Maximum Residualizable MSRP of the related leased vehicle on the related maturity date as determined in accordance with the then-current Automotive Lease Guide upon origination of the related lease agreement, and (5) the residual value of the Maximum Residualizable MSRP of the related leased vehicle on the related maturity date calculated utilizing as a “mark-to-market” value a residual value estimate as determined in accordance with the then-current Automotive Lease Guide as of December 2014.

Base Servicing Agreement means that certain second amended and restated servicing agreement, dated as of May 23, 2013, among the titling trust, the settlor, the servicer and the collateral agent.

Certificateholder means the person in whose name a trust certificate evidencing the beneficial interest of such holder in the issuing entity is registered.

Collateral Assets means the Lease Assets in the designated pool.

Contract Residual Value means, with respect to any lease agreement, the value of the related leased vehicles at the maturity date as established or assigned by the servicer at the time of origination of such lease agreement in accordance with the customary servicing practices for the purposes of determining the monthly payment.

Credit and Security Agreement means that certain amended and restated credit and security agreement, dated as of May 23, 2013, among the titling trust, GM Financial, the administrative agent and the collateral agent.

Defaulted Lease means any lease agreement that is not a Liquidated Lease and with respect to which at any time prior to the related maturity date, (1) an amount equal to 10% or more of any monthly payment remains unpaid for more than one hundred and twenty (120) days from the original payment due date, (2) the related leased vehicle has been repossessed, or (3) such lease agreement has been written off by the servicer in accordance with its customary servicing practices.

Delinquent Lease means any lease agreement that is not a Defaulted Lease or a Liquidated Lease and which has an amount equal to 10% or more of any monthly payment unpaid for more than thirty (30) days from the original payment due date for such payment.

Designated Pool Collections means, with respect to the designated pool, all cash collections and other cash proceeds (including Net Liquidation Proceeds but excluding Administrative Charges) of the Lease Assets in the designated pool and cash proceeds and security related to such Lease Assets. Designated Pool Collections for each collection period will also include any portion of a Monthly Payment remitted in advance by a lessee (either during that collection period or an earlier collection period) that is applied by the servicer in satisfaction of all or a portion of the related Monthly Payment but excludes any such paid-ahead amounts that are not so applied by the servicer.

Discount Rate means, with respect to each lease asset, the greater of (1) 6.75%, and (2) the implicit lease rate for that lease asset.

Exchange Note Interest Payment Amount means an amount equal to the sum of (1) (a) the interest accrued at an interest rate equal to     % during the applicable interest period on the principal balance of the exchange note as of the start of that interest period, multiplied by (b) 30/360, plus (2) the portion of the Exchange Note Interest Payment Amount, if any, that was not paid on any prior payment date.

Exchange Note Principal Payment Amount means an amount equal to the sum of (1) the difference between (a) the Aggregate Securitization Value of all Lease Assets in the designated pool as of the close of business on the last day of the immediately preceding collection period, minus (b) the Aggregate Securitization Value of all Lease Assets in the designated pool as of the close of business on the last day of the related collection period, plus (2) the portion of the Exchange Note Principal Payment Amount, if any, that was not paid on any prior payment date; provided, that, for each payment date occurring on or after the final scheduled payment date for the exchange note or after the acceleration of the exchange note, the Exchange Note Principal Payment Amount will equal the entire outstanding principal balance of the exchange note as of such payment date.

Exchange Note Sale Agreement means that certain exchange note sale agreement, to be entered into as of the cutoff date, among GM Financial and the depositor.

Exchange Note Supplement means that certain exchange note supplement to the Credit and Security Agreement, to be entered into as of the cutoff date, among the titling trust, GM Financial, the administrative agent and the collateral agent.

Exchange Note Transfer Agreement means that certain exchange note transfer agreement, to be entered into as of the cutoff date, among the depositor and the issuing entity.

Indenture means that certain indenture, to be entered into as of the cutoff date, among the issuing entity, the servicer and the indenture trustee.

Issuing Entity’s Trust Agreement means that certain amended and restated trust agreement, to be entered into as of the cutoff date, among the depositor and the owner trustee.

Lease Asset means a lease agreement and the related leased vehicle.

Lending Facility means the lending facility pursuant to which GM Financial advances funds to the titling trust so that the titling trust can acquire Lease Assets, as set forth in the Credit and Security Agreement.

Lessee Obligations means, with respect to any lease agreement or leased vehicle, due and unpaid fines, taxes, administrative obligations and any other similar obligation owed by the related lessee.

Liquidated Lease means, for any calendar month, a lease agreement in which, as of the last day of the calendar month:

(1)	the related leased vehicle was sold or otherwise disposed of by the servicer following the scheduled or early termination of such lease agreement;

(2)	that terminated more than one hundred and eighty (180) days prior to the end of such calendar month and the related leased vehicle has not been sold or otherwise disposed of by the servicer as of the end of such calendar month; or

(3)	with respect to which all insurance proceeds that the servicer expected to recover following a casualty or other loss with respect to the leased vehicle have been received.

Majority Noteholders means the holders of notes representing a majority of the principal balance of the most senior class of notes then outstanding; provided, that neither holders of notes who are employees or affiliates of the Issuing Entity, GM Financial or General Motors Financial nor the notes held by such holders shall be counted when calculating such majority of the related principal balance. The Class A Notes are treated as a single class for voting purposes under the Transaction Documents.

Matured Lease means any lease agreement that has reached its Maturity Date.

Maturity Date means, with respect to any lease agreement, the date on which such lease agreement is scheduled to terminate as set forth in such lease agreement at its date of origination.

Maximum Residualizable MSRP or MRM, means, with respect to any leased vehicle, the manufacturer’s suggested retail price of the typically equipped vehicle of the same make, model and model year and value adding options, giving only partial credit or no credit for those options that add little or no value to the resale price of the vehicle.

Monthly Payment means, with respect to any lease agreement, the amount of each level monthly payment payable to the related lessor in accordance with the terms thereof, net of any portion of such fixed monthly payment that represents an Administrative Charge, which amortizes the net capitalized cost of such lease agreement to the Contract Residual Value by the end of the lease.

Net Liquidation Proceeds means, for any Lease:

(1)	any realized amounts due or to become due under any lease agreement, from the sale or other disposition of the related leased vehicle;

plus

(2)	any related insurance proceeds;

plus

(3)	other moneys received from the lessee that are allocable to principal and interest due under the lease, including any applied security deposit;

minus

(4)	the servicer’s reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts required to be remitted to the lessee by law.

Noteholders’ Interest Carryover Amount means, for any class of notes and any determination date, all or any portion of the Noteholders’ Interest Distributable Amount for that class of notes for the immediately preceding payment date, that remains unpaid as of the determination date, plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid by the class of notes from the preceding payment date to but excluding the related payment date.

Noteholders’ Interest Distributable Amount means, for any payment date, the sum of the Noteholders’ Monthly Interest Distributable Amount for each class of notes for such payment date and the Noteholders’ Interest Carryover Amount, if any, for each class of notes, calculated as of such payment date.

Noteholders’ Monthly Interest Distributable Amount means, for any payment date and any class of notes, the interest accrued at the respective interest rate during the applicable interest period that shall accrue (1) on the principal amount of the notes of such class Outstanding as of the end of the prior payment date or, in the case of the first payment date, as of the closing date, and (2) on either an “actual/360” basis (with respect to the Class A-1 Notes) or, a “30/360” basis (with respect to all other notes).

Noteholders’ Principal Carryover Amount means, as of any determination date, all or any portion of the Noteholders’ Principal Distributable Amount from the preceding payment date which remains unpaid.

Noteholders’ Principal Distributable Amount means, for any payment date, the sum of the Principal Distributable Amount for the payment date and the Noteholders’ Principal Carryover Amount, if any, as of the payment date.

Outstanding means, as of any date of determination, all notes that are authenticated and delivered under the Indenture except for (1) notes that have been canceled, (2) notes where the necessary amount of money in the necessary amount has been deposited with the indenture trustee in trust for the related noteholders, and (3) notes in exchange for which other notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the indenture trustee is presented that any such notes are held by a bona fide purchaser; provided, however, that in determining whether the noteholders have given any request, demand, authorization, direction, notice, consent or waiver under any transaction document, notes owned by the issuing entity, any other obligor upon the notes, the depositor or any affiliate of any of the foregoing entities shall be disregarded and deemed not to be Outstanding.

Outstanding Exchange Note means, all exchange notes issued under GM Financial’s lease facility, pursuant to the related Exchange Note Supplement, that have not reached their respective final scheduled payment date or have otherwise been accelerated due to the occurrence of an exchange note default.

Principal Distributable Amount means, for any payment date, the amount, if any, equal to the sum of:

(1)	the difference of (i) the Aggregate Securitization Value at the close of business on the last day of the prior collection period, minus (ii) the Aggregate Securitization Value at the close of business on the last day of the related collection period;

plus

(2)	following acceleration of the notes and the liquidation of the issuing entity’s assets, the amount of money or property collected.

Pro Forma Note Balance means, for any payment date, a dollar amount equal to the aggregate remaining principal amount of the notes outstanding on the payment date, after giving effect to distributions under clauses (1) through (15) under “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes.”

Purchase Amount means, with respect to any Purchased Lease, the Securitization Value of such Purchased Lease as of the date of purchase.

Purchased Lease means a lease that is reallocated from the designated pool as of the close of business on the last day of a collection period by the servicer as a result of a breach of a representation or warranty, or as the result of a breach of a covenant or by the servicer.

Required Pro Forma Note Balance means, for any payment date, a dollar amount equal to the difference of (1) the Aggregate Securitization Value at the close of business on the last day of the related collection period minus (2) 10.75% of the initial Aggregate Securitization Value.

Reserve Account Required Amount means, with respect to any Payment Date, $5,485,082.

Reserve Account Withdrawal Amount means, with respect to any payment date, the lesser of (x) any shortfall in the amount of Available Funds available to pay the amounts specified in clauses (1) through (13) of “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes” (taking into account application of Available Funds in the priority of payments specified in “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes” and ignoring any provision thereof which otherwise limits the amounts described in such priorities to the amount of funds available), and (y) the amount on deposit in the reserve account on such payment date prior to application of amounts on deposit therein pursuant to the Indenture.

Schedule of Lease Agreements and Leased Vehicles means the schedule of lease agreements and leased vehicles leased under those lease agreements setting forth certain information with respect to each lease agreement as of the cutoff date.

Securitization Value means, on any date of determination, with respect to any lease agreement that is not a Defaulted Lease, a Liquidated Lease, a Terminated Lease or a Matured Lease, the sum of: (1) the present values, as of the last day of the immediately preceding collection period, of each remaining monthly payment due under such lease agreement as of such day, discounted from the last day of the collection period in which such monthly payment is due (or, in the case of a delinquent monthly payment, from the last day of the collection period in which the next monthly payment is due) to such day, at a rate equal to the Discount Rate applicable on such date of determination with respect to such lease agreement, in each case, computed on the basis of the assumption that each collection period is thirty (30) days, plus (2) the present value of the Base Residual Value with respect to such lease agreement, as of the last day of the immediately preceding collection period, discounted from the last day of the collection period in which the maturity date with respect to such lease agreement is scheduled to occur to such day, at a rate equal to the Discount Rate applicable on such date of determination with respect to such lease agreement, in each case, computed on the basis of the assumption that each collection period is thirty (30) days. The Securitization Value of a Defaulted Lease will be reduced to zero at the close of business on the last day of the collection period in which it becomes a Defaulted Lease; the Securitization Value of a Liquidated Lease will be reduced to zero at the close of business on the last day of the collection period in which it becomes a Liquidated Lease; the Securitization Value of a Terminated Lease will be the Base Residual Value from and after the time it becomes a Terminated Lease; and the Securitization Value of a Matured Lease will be the Base Residual Value from and after the time it becomes a Matured Lease.

Servicing Agreement means, collectively, the Base Servicing Agreement and the Servicing Supplement.

Servicing Supplement means that certain servicing supplement to the Base Servicing Agreement, to be entered into as of the cutoff date, among the titling trust, the servicer, the settlor, the collateral agent and the indenture trustee.

Terminated Lease means any lease agreement that was terminated by the related lessee prior to reaching the Maturity Date set forth in such lease agreement.

Total Available Funds means, for any payment date, the sum of (1) the Available Funds for such payment date, plus (2) the Reserve Account Withdrawl Amount for such payments date.

Transaction Documents means, collectively, the Administration Agreement, the Credit and Security Agreement, the Exchange Note Sale Agreement, the Exchange Note Supplement, the Exchange Note Transfer Agreement, the Issuing Entity’s Trust Agreement, the Indenture and the Servicing Agreement.

Annex A

Vintage Originations and Static Pool Information

TABLE OF CONTENTS FOR ANNEX A

Introduction and Footnotes to Tables in Annex A

2011 Vintage Originations

2011 U.S. Lease Characteristics

2011 U.S. Lease Delinquency and Cumulative Net Credit Loss

2011 U.S. Lease Terminations and Residual Performance

2012 Vintage Originations

2012 U.S. Lease Characteristics

2012 U.S. Lease Delinquency and Cumulative Net Credit Loss

2012 U.S. Lease Terminations and Residual Performance

2013 Vintage Originations

2013 U.S. Lease Characteristics

2013 U.S. Lease Delinquency and Cumulative Net Credit Loss

2013 U.S. Lease Terminations and Residual Performance

2014 Vintage Originations

2014 U.S. Lease Characteristics

2014 U.S. Lease Delinquency and Cumulative Net Credit Loss

2014 U.S. Lease Terminations and Residual Performance

Static Pool Information—Prior Securitized Pools

GM Financial Automobile Leasing Trust 2014-1

GM Financial Automobile Leasing Trust 2014-2

Introduction

The tables in this Annex A contain information about leases that were originated from 2011 through 2014 and static pool information for the designated pool of lease assets previously securitized by GM Financial. The Annex includes activity through December 31, 2014 that was processed by January 31, 2015. The residual performance and cumulative loss information in this Annex A is for leases that have terminated.

The definitions of certain terms used in this Annex A are listed below. The definitions of other terms used in this Annex A are listed in the “Glossary” in this prospectus supplement.

ALG Residual Value means, with respect to any lease agreement, the lesser of (1) the residual value of the total manufacturer’s suggested retail price of the related leased vehicle (including all options authorized by the servicer in connection with the origination of the related lease agreement, without making a distinction between value-adding options that add little or no value to the resale price of the related leased vehicle) on the related maturity date as determined in accordance with the then-current Automotive Lease Guide upon origination of the related lease agreement (or, if no such residual value was available upon origination, at the earliest time thereafter that such a residual value is obtained from Automotive Lease Guide by the servicer) and (2) the residual value of the Maximum Residualizable MSRP of the related leased vehicle on the related maturity date as determined in accordance with the then-current Automotive Lease Guide upon origination of the related lease (or, if no such residual value was available upon origination, at the earliest time thereafter that such a residual value is obtained from Automotive Lease Guide by the servicer).

Base Residual Value means, with respect to any lease, the least of (1) the Contract Residual Value, (2) the residual value of the total manufacturer’s suggested retail price of the related leased vehicle (including all options authorized by the servicer in connection with the origination of the related lease agreement, without making a distinction between value-adding options that add little or no value to the resale price of the related leased vehicle) on the related maturity date as determined in accordance with the then-current Automotive Lease Guide upon origination of the related lease agreement, (3) the residual value of the total manufacturer’s suggested retail price of the related leased vehicle (including all options authorized by the servicer in connection with the origination of the related lease agreement, without making a distinction between value-adding options that add little or no value to the resale price of the related leased vehicle) on the related maturity date calculated utilizing as a “mark-to-market” value a residual value estimate as determined in accordance with the Automotive Lease Guide current as of the ALG mark-to-market date specified in the related “Designated Pool Characteristics” table below, (4) the residual value of the Maximum Residualizable MSRP of the related leased vehicle on the related maturity date as determined in accordance with the then-current Automotive Lease Guide upon origination of the related lease agreement, and (5) the residual value of the Maximum Residualizable MSRP of the related leased vehicle on the related maturity date calculated utilizing as a “mark-to-market” value a residual value estimate as determined in accordance with the Automotive Lease Guide current as of the ALG mark-to-market date specified in the related “Designated Pool Characteristics” table below.

Lease Assets Outstanding means, the aggregate lease balance of all active Lease Assets as of the end of the stated period.

Net Capitalized Cost means, with respect to any lease agreement and the related leased vehicle, the amount agreed to by the lessee at the time of origination of such lease Agreement as the value of the leased vehicle plus any other amounts that are capitalized and amortized over the term of such lease agreement, including acquisition fees, taxes, insurance, service agreements and any outstanding balance from a prior motor vehicle loan or lease contract.

Net Credit Loss means, the aggregate lease balances of all Lease Assets which have been deemed uncollectible, written off or repossessed and sold by GMF during the period, net of recoveries.

Residual Loss (gain) means, (1) for each leased vehicle returned and sold equals (a) the ALG Residual Value of the leased vehicle, less (b) the sum of (i) net auction proceeds from the sale of the leased vehicle, plus (ii) any customer payments after disposition; including excess wear and tear, excess mileage, and any deficiency payments, and (2) for each leased vehicle retained pursuant to a lease agreement equals (a) the ALG Residual Value of the leased vehicle, less (b) the Contract Residual Value of the leased vehicle.

Footnotes

(1)	Weighted averages are weighted by the Net Capitalized Cost of each Lease as of the date of origination.

(2)	Excludes all Lease Assets that have been repossessed, written off or terminated.

(3)	Excludes Lease Assets terminated by repossession and write-off, but includes Lease Assets returned due to early termination.

(4)	Weighted averages are weighted by the Securitization Value of each Lease of the designated pool cutoff date.

(5)	Weighted average calculation excludes zero or null FICO® Scores.

(6)	Percentages may not sum to 100.00% due to rounding.

(7)	Determined based on the billing address of the lessee as of the designated pool cutoff date.

(8)	As of the end of the reporting period.

(9)	The “prepayment speed” for any month equals (A) the monthly mortality, divided by (B) the sum of (1) 1, plus (2) the product of (i) the monthly mortality, multiplied by (ii) the seasoning, in each case, for the month.

The “survival factor” for any month equals (A) the actual total securitization value of the designated pool, divided by (B) the scheduled total securitization value of the designated pool, in each case, at the end of the current month.

The “monthly mortality” equals (A) the prior calendar month’s survival factor, minus (B) the current month’s survival factor.

“Seasoning” for the first month equals (A) the weighted average original term of the designated pool, minus (B) the weighted average remaining term of the designated pool, in each case, as of the cutoff date. Seasoning for each subsequent month equals the seasoning for the prior month plus 1.

The “scheduled total securitization value of the designated pool” equals the total securitization value of the designated pool assuming (A) each base monthly payment is made as scheduled with no prepayments, delays or defaults, and (B) each leased vehicle is returned and sold for an amount equal to its base residual value.

(10)	Determined based on the prior period balance.

(11)	Number of scheduled terminations is leases scheduled to terminate during the month assuming each base monthly rent is made as scheduled with no prepayments, delays, defaults and each lease terminates in the month after the month in which the final lease payment is due.

(12)	Return rate is calculated by taking (A) the number of vehicles returned and sold, divided by (B) the number of scheduled terminations.

2011 Vintage Originations

2011 U.S. Lease Characteristics
	Average	Minimum	Maximum	Total
Number of Lease Contracts Originated				20,531
Net Capitalized Cost	$27,759.20	$10,328.94	$93,380.43	$569,924,067.38
Contract Residual (Booked Residual)	$16,494.08	$7,147.50	$46,144.00	$338,640,018.50
Base Residual at Origination	$15,464.17	$6,939.55	$44,793.00	$317,494,840.88
Base Residual Value as a Percentage of Net Capitalized Cost				55.71%

Original Term (months)(1)	37	24	48
Weighted Average FICO® Score(1)				774

Distribution of the Lease Assets by Original Term
	Initial Net Capitalized Cost	Percentage of Net Capitalized Cost(6)	Number of Leases	Percent of Number of Leases(6)
13 to 24	$73,527,099.69	12.90%	2,254	10.98%
25 to 36	52,007,789.70	9.13%	2,089	10.17%
37 to 39	418,955,595.81	73.51%	15,385	74.94%
40 to 48	25,433,582.18	4.46%	803	3.91%

	$569,924,067.38	100.00%	20,531	100.00%

Distribution of the Lease Assets by Vehicle Make
	Initial Net Capitalized Cost	Percentage of Net Capitalized Cost(6)	Number of Leases	Percent of Number of Leases(6)
Chevrolet	$285,977,356.12	50.18%	13,077	63.69%
Cadillac	184,621,729.86	32.39%	4,553	22.18%
GMC	56,821,060.07	9.97%	1,505	7.33%
Buick	42,503,921.33	7.46%	1,396	6.80%

	$569,924,067.38	100.00%	20,531	100.00%

Distribution of the Lease Assets by Vehicle Model (Top 5)
	Initial Net Capitalized Cost	Percentage of Net Capitalized Cost(6)	Number of Leases	Percent of Number of Leases(6)
CTS	$108,025,702.14	18.95%	2,698	13.14%
Malibu	105,973,157.46	18.59%	4,876	23.75%
Cruze	103,374,852.32	18.14%	5,640	27.47%
SRX	64,274,416.96	11.28%	1,671	8.14%
Acadia	38,994,360.92	6.84%	980	4.77%
Other	149,281,577.58	26.19%	4,666	22.73%

	$569,924,067.38	100.00%	20,531	100.00%

Distribution of the Lease Assets by Vehicle Type
	Initial Net Capitalized Cost	Percentage of Net Capitalized Cost(6)	Number of Leases	Percent of Number of Leases(6)
Car	$357,548,424.93	62.74%	14,579	71.01%
CUV	181,748,349.28	31.89%	5,265	25.64%
SUV	20,091,444.36	3.53%	331	1.61%
Truck	10,535,848.81	1.85%	356	1.73%

	$569,924,067.38	100.00%	20,531	100.00%

Distribution of the Lease Assets by Geographic Location of Obligor (Top 5)(7)
	Initial Net Capitalized Cost	Percentage of Net Capitalized Cost(6)	Number of Leases	Percent of Number of Leases(6)
New York	$186,375,054.56	32.70%	6,865	33.44%
Ohio	148,309,492.40	26.02%	5,457	26.58%
New Jersey	65,602,261.45	11.51%	2,072	10.09%
Miami	52,303,072.05	9.18%	1,866	9.09%
Pennsylvania	36,025,856.53	6.32%	1,318	6.42%
Other	81,308,330.39	14.27%	2,953	14.38%

	$569,924,067.38	100.00%	20,531	100.00%

2011 U.S. Lease Delinquency and Cumulative Net Credit Loss
			Net Credit Loss		31-60 Days Delinquent		61-90 Days Delinquent		91+ Days Delinquent
Period	Month	Lease Assets Outstanding(8)	Dollars	Cumulative	Dollars(2)	% of Lease Assets Outstanding(10)	Dollars(2)	% of Lease Assets Outstanding(10)	Dollars(2)	% of Lease Assets Outstanding(10)
1	Jan-11	$57,280,285	$—	$—	$—	0.00%	$—	0.00%	$—	0.00%
2	Feb-11	200,706,306	—	—	59,965	0.10%	—	0.00%	—	0.00%
3	Mar-11	303,211,471	—	—	—	0.00%	—	0.00%	—	0.00%
4	Apr-11	324,047,081	6,058	6,058	133,437	0.04%	—	0.00%	—	0.00%
5	May-11	343,493,223	—	6,058	79,290	0.02%	—	0.00%	—	0.00%
6	Jun-11	356,578,836	—	6,058	140,557	0.04%	—	0.00%	—	0.00%
7	Jul-11	362,815,417	2,652	8,710	411,755	0.12%	—	0.00%	—	0.00%
8	Aug-11	367,312,342	4,979	13,689	218,516	0.06%	35,165	0.01%	—	0.00%
9	Sep-11	368,329,969	14,976	28,664	279,071	0.08%	—	0.00%	—	0.00%
10	Oct-11	370,289,013	10,210	38,875	527,063	0.14%	31,784	0.01%	—	0.00%
11	Nov-11	406,647,283	10,868	49,743	738,827	0.20%	57,022	0.02%	31,954	0.01%
12	Dec-11	516,590,925	22,275	72,017	697,068	0.17%	134,658	0.03%	56,112	0.01%
13	Jan-12	509,385,075	95,773	167,790	732,276	0.14%	78,725	0.02%	41,470	0.01%
14	Feb-12	502,051,717	51,413	219,203	409,885	0.08%	122,601	0.02%	—	0.00%
15	Mar-12	495,094,509	42,898	262,101	623,984	0.12%	22,046	0.00%	31,625	0.01%
16	Apr-12	487,969,624	39,179	301,280	665,705	0.13%	51,152	0.01%	—	0.00%
17	May-12	480,876,711	38,888	340,168	1,304,524	0.27%	108,125	0.02%	—	0.00%
18	Jun-12	473,279,524	42,041	382,210	910,867	0.19%	191,174	0.04%	79,178	0.02%
19	Jul-12	465,374,810	62,492	444,702	837,833	0.18%	164,227	0.03%	25,664	0.01%
20	Aug-12	456,824,233	77,086	521,788	1,061,913	0.23%	164,279	0.04%	26,272	0.01%
21	Sep-12	449,811,281	12,121	533,909	1,435,982	0.31%	144,070	0.03%	16,054	0.00%
22	Oct-12	441,233,564	44,149	578,058	1,532,446	0.34%	182,062	0.04%	16,594	0.00%
23	Nov-12	432,179,985	47,112	625,170	1,697,509	0.38%	264,713	0.06%	68,564	0.02%
24	Dec-12	420,020,595	138,034	763,204	1,666,894	0.39%	227,549	0.05%	87,733	0.02%
25	Jan-13	404,519,175	92,240	855,444	1,760,690	0.42%	143,217	0.03%	—	0.00%
26	Feb-13	389,630,856	35,246	890,690	1,402,449	0.35%	221,553	0.05%	—	0.00%
27	Mar-13	378,551,113	38,199	928,888	1,479,519	0.38%	72,652	0.02%	53,357	0.01%
28	Apr-13	367,110,320	41,347	970,235	1,415,948	0.37%	123,305	0.03%	11,930	0.00%
29	May-13	357,248,959	70,005	1,040,240	1,603,526	0.44%	119,692	0.03%	43,483	0.01%
30	Jun-13	347,236,565	74,060	1,114,300	1,787,571	0.50%	187,976	0.05%	—	0.00%
31	Jul-13	335,542,697	58,089	1,172,389	1,708,165	0.49%	116,954	0.03%	—	0.00%
32	Aug-13	323,789,290	12,351	1,184,740	1,782,922	0.53%	291,024	0.09%	27,847	0.01%
33	Sep-13	308,500,418	24,949	1,209,689	1,708,570	0.53%	271,015	0.08%	114,659	0.04%
34	Oct-13	290,352,182	27,591	1,237,280	2,168,440	0.70%	273,038	0.09%	76,582	0.02%
35	Nov-13	270,085,625	50,904	1,288,184	1,956,601	0.67%	368,016	0.13%	49,331	0.02%
36	Dec-13	245,740,582	20,907	1,309,091	1,792,246	0.66%	381,616	0.14%	145,555	0.05%
37	Jan-14	222,955,977	54,188	1,363,279	1,755,692	0.71%	281,224	0.11%	22,391	0.01%
38	Feb-14	193,554,867	35,457	1,398,736	1,939,271	0.87%	153,763	0.07%	52,627	0.02%
39	Mar-14	168,251,600	16,692	1,415,428	1,321,445	0.68%	262,050	0.14%	—	0.00%
40	Apr-14	136,612,322	36,301	1,451,729	1,166,328	0.69%	206,544	0.12%	—	0.00%
41	May-14	108,240,430	21,065	1,472,794	1,585,950	1.16%	129,470	0.09%	—	0.00%
42	Jun-14	91,638,869	12,634	1,485,428	1,764,256	1.63%	242,925	0.22%	—	0.00%
43	Jul-14	80,381,110	7,091	1,492,519	1,241,704	1.35%	114,983	0.13%	75,090	0.08%
44	Aug-14	71,065,429	6,812	1,499,331	1,171,942	1.46%	258,588	0.32%	—	0.00%
45	Sep-14	62,105,691	(5,006)	1,494,325	959,310	1.35%	259,087	0.36%	105,268	0.15%
46	Oct-14	51,518,773	50,172	1,544,497	683,111	1.10%	155,430	0.25%	26,683	0.04%
47	Nov-14	42,558,061	46,759	1,591,257	863,641	1.68%	224,369	0.44%	38,760	0.08%
48	Dec-14	31,566,633	42,770	1,634,026	576,476	1.35%	90,372	0.21%	95,213	0.22%

2011 U.S. Lease Terminations and Residual Performance
		Vehicles Retained					Vehicles Returned to GM Financial and Sold(3)					Cumulative Net Residual Loss (Gain)
Month	Number of Scheduled Terminations	Number of Vehicles Retained	Average Contract Residual Value	Average ALG Residual Value	Average Residual Loss (Gain)	Total Residual Loss (Gain)	Number of Vehicles Returned and Sold	Average Contract Residual Value	Average ALG Residual Value	Average Residual Loss (Gain)	Total Residual Loss (Gain)	Dollars	% of Initial Net Cap Cost
Jan-11	—	—	$—	$—	$—	$—	—	$—	$—	$—	$—	$—	0.00%
Feb-11	—	1	11,220	10,404	(816)	(816)	—	—	—	—	—	(816)	0.00%
Mar-11	—	2	11,138	10,295	(843)	(1,685)	—	—	—	—	—	(2,501)	0.00%
Apr-11	—	3	19,004	17,586	(1,419)	(4,256)	—	—	—	—	—	(6,757)	-0.001%
May-11	—	6	14,731	13,836	(895)	(5,369)	—	—	—	—	—	(12,126)	-0.002%
Jun-11	—	14	14,185	13,439	(745)	(10,434)	—	—	—	—	—	(22,561)	-0.004%
Jul-11	—	8	11,498	11,063	(435)	(3,478)	—	—	—	—	—	(26,039)	-0.005%
Aug-11	—	20	16,944	16,151	(793)	(15,861)	—	—	—	—	—	(41,900)	-0.007%
Sep-11	—	18	16,477	15,720	(757)	(13,627)	—	—	—	—	—	(55,527)	-0.010%
Oct-11	—	15	15,674	14,930	(744)	(11,155)	—	—	—	—	—	(66,682)	-0.012%
Nov-11	—	16	15,490	14,820	(670)	(10,725)	—	—	—	—	—	(77,408)	-0.014%
Dec-11	—	19	14,732	13,985	(748)	(14,206)	—	—	—	—	—	(91,614)	-0.016%
Jan-12	—	29	15,088	14,151	(938)	(27,189)	—	—	—	—	—	(118,803)	-0.021%
Feb-12	—	38	16,512	15,743	(769)	(29,233)	—	—	—	—	—	(148,036)	-0.026%
Mar-12	—	23	16,342	15,654	(688)	(15,817)	1	14,589	13,905	(1,705)	(1,705)	(165,558)	-0.029%
Apr-12	—	40	14,898	14,142	(757)	(30,265)	—	—	—	—	—	(195,823)	-0.034%
May-12	—	45	16,249	15,300	(949)	(42,707)	—	—	—	—	—	(238,530)	-0.042%
Jun-12	—	57	16,341	15,624	(717)	(40,853)	—	—	—	—	—	(279,383)	-0.049%
Jul-12	—	56	16,829	16,087	(742)	(41,532)	4	29,842	28,633	147	588	(320,327)	-0.056%
Aug-12	—	87	15,775	14,918	(857)	(74,596)	4	31,035	28,934	811	3,246	(391,677)	-0.069%
Sep-12	—	58	16,878	16,063	(815)	(47,265)	5	28,868	27,895	1,495	7,473	(431,469)	-0.076%
Oct-12	—	69	16,622	15,772	(851)	(58,690)	6	20,225	19,118	2,324	13,944	(476,215)	-0.084%
Nov-12	—	85	18,632	17,663	(969)	(82,362)	16	22,389	21,169	2,224	35,579	(522,998)	-0.092%
Dec-12	21	112	17,524	16,574	(949)	(106,326)	24	27,163	25,539	1,600	38,390	(590,935)	-0.104%
Jan-13	245	127	16,972	16,100	(873)	(110,818)	99	27,717	26,333	2,091	206,982	(494,770)	-0.087%
Feb-13	495	127	15,784	15,062	(721)	(91,624)	182	26,841	25,501	3,088	562,005	(24,389)	-0.004%
Mar-13	47	134	16,360	15,487	(874)	(117,060)	219	27,417	26,151	2,725	596,773	455,325	0.080%
Apr-13	56	184	16,662	15,837	(825)	(151,721)	90	25,962	24,992	2,321	208,881	512,484	0.090%
May-13	84	162	16,783	15,945	(838)	(135,696)	157	24,547	23,571	2,071	325,113	701,901	0.123%
Jun-13	32	198	15,773	15,002	(771)	(152,672)	42	21,139	20,450	521	21,900	571,129	0.100%
Jul-13	18	219	16,712	15,841	(871)	(190,729)	68	17,084	16,338	(357)	(24,263)	356,137	0.062%
Aug-13	22	218	15,997	15,171	(826)	(180,037)	75	18,857	18,038	(876)	(65,707)	110,392	0.019%
Sep-13	13	297	16,452	15,611	(841)	(249,825)	65	17,442	16,623	(422)	(27,432)	(166,864)	-0.029%
Oct-13	32	351	15,656	14,830	(826)	(289,786)	105	18,836	18,089	82	8,624	(448,025)	-0.079%
Nov-13	430	318	16,349	15,492	(857)	(272,663)	400	19,111	18,325	742	296,600	(424,088)	-0.074%
Dec-13	783	241	16,726	15,885	(841)	(202,669)	266	20,323	19,605	890	236,737	(390,020)	-0.068%
Jan-14	329	335	15,082	14,228	(854)	(286,140)	523	17,285	16,440	519	271,437	(404,723)	-0.071%
Feb-14	659	287	15,580	14,705	(875)	(251,059)	819	17,263	16,303	351	287,057	(368,725)	-0.065%
Mar-14	213	405	15,481	14,607	(873)	(353,715)	869	18,445	17,491	(176)	(152,688)	(875,127)	-0.154%
Apr-14	1,890	591	14,786	13,885	(901)	(532,426)	1,321	16,856	15,774	(945)	(1,247,980)	(2,655,533)	-0.466%
May-14	5,909	618	14,969	14,064	(905)	(559,148)	994	16,828	15,758	(705)	(700,777)	(3,915,458)	-0.687%
Jun-14	794	438	14,677	13,801	(876)	(383,504)	834	15,587	14,581	66	54,905	(4,244,057)	-0.745%
Jul-14	960	313	13,710	12,792	(918)	(287,428)	651	14,001	13,140	(16)	(10,151)	(4,541,636)	-0.797%
Aug-14	946	246	14,005	13,150	(855)	(210,362)	327	15,590	14,607	(537)	(175,558)	(4,927,556)	-0.865%
Sep-14	578	223	13,941	12,962	(979)	(218,281)	383	16,438	15,316	261	99,961	(5,045,877)	-0.885%
Oct-14	418	196	14,682	13,575	(1,106)	(216,823)	567	15,369	14,241	1,170	663,148	(4,599,551)	-0.807%
Nov-14	571	122	14,873	13,635	(1,238)	(151,007)	508	16,019	14,774	1,234	627,089	(4,123,469)	-0.723%
Dec-14	531	156	16,301	14,975	(1,326)	(206,931)	596	15,353	14,037	448	267,294	(4,063,106)	-0.713%
Jan-15	257	—	—	—	—	—	—	—	—	—	—	—	0.00%

2011 U.S. Lease Terminations and Residual Performance
		Vehicles Retained					Vehicles Returned to GM Financial and Sold(3)					Cumulative Net Residual Loss (Gain)
Month	Number of Scheduled Terminations	Number of Vehicles Retained	Average Contract Residual Value	Average ALG Residual Value	Average Residual Loss (Gain)	Total Residual Loss (Gain)	Number of Vehicles Returned and Sold	Average Contract Residual Value	Average ALG Residual Value	Average Residual Loss (Gain)	Total Residual Loss (Gain)	Dollars	% of Initial Net Cap Cost
Feb-15	1,787	—	—	—	—	—	—	—	—	—	—	—	0.00%
Mar-15	2,003	—	—	—	—	—	—	—	—	—	—	—	0.00%
Apr-15	40	—	—	—	—	—	—	—	—	—	—	—	0.00%
May-15	44	—	—	—	—	—	—	—	—	—	—	—	0.00%
Jun-15	47	—	—	—	—	—	—	—	—	—	—	—	0.00%
Jul-15	13	—	—	—	—	—	—	—	—	—	—	—	0.00%
Aug-15	10	—	—	—	—	—	—	—	—	—	—	—	0.00%
Sep-15	25	—	—	—	—	—	—	—	—	—	—	—	0.00%
Oct-15	34	—	—	—	—	—	—	—	—	—	—	—	0.00%
Nov-15	101	—	—	—	—	—	—	—	—	—	—	—	0.00%
Dec-15	94	—	—	—	—	—	—	—	—	—	—	—	0.00%

2012 Vintage Originations

2012 U.S. Lease Characteristics
	Average	Minimum	Maximum	Total
Number of Lease Contracts Originated				30,973
Net Capitalized Cost	$26,348.38	$10,546.50	$99,785.57	$816,088,415.58
Contract Residual (Booked Residual)	$15,247.52	$4,282.80	$51,687.00	$472,261,345.86
Base Residual at Origination	$13,511.36	$4,282.80	$44,040.00	$418,487,443.90
Base Residual Value as a Percentage of Net Capitalized Cost				51.28%

Original Term (months)(1)	38	24	48
Weighted Average FICO® Score(1)				719

Distribution of the Lease Assets by Original Term
	Initial Net Capitalized Cost	Percentage of Net Capitalized Cost(6)	Number of Leases	Percent of Number of Leases(6)
13 to 24	$71,097,416.45	8.71%	3,052	9.85%
25 to 36	98,095,305.17	12.02%	3,969	12.81%
37 to 39	571,178,765.01	69.99%	21,412	69.13%
40 to 48	75,716,928.95	9.28%	2,540	8.20%

	$816,088,415.58	100.00%	30,973	100.00%

Distribution of the Lease Assets by Vehicle Make
	Initial Net Capitalized Cost	Percentage of Net Capitalized Cost(6)	Number of Leases	Percent of Number of Leases(6)
Chevrolet	$494,944,525.37	60.65%	21,690	70.03%
Cadillac	176,139,474.96	21.58%	4,326	13.97%
GMC	75,060,117.42	9.20%	2,414	7.79%
Buick	69,944,297.83	8.57%	2,543	8.21%

	$816,088,415.58	100.00%	30,973	100.00%

Distribution of the Lease Assets by Vehicle Model (Top 5)
	Initial Net Capitalized Cost	Percentage of Net Capitalized Cost(6)	Number of Leases	Percent of Number of Leases(6)
Cruze	$169,287,328.60	20.74%	8,861	28.61%
Equinox	156,430,356.67	19.17%	5,909	19.08%
Malibu	114,039,720.26	13.97%	5,143	16.60%
SRX	83,888,687.06	10.28%	2,129	6.87%
CTS	72,197,909.82	8.85%	1,845	5.96%
Other	220,244,413.17	26.99%	7,086	22.88%

	$816,088,415.58	100.00%	30,973	100.00%

Distribution of the Lease Assets by Vehicle Type
	Initial Net Capitalized Cost	Percentage of Net Capitalized Cost(6)	Number of Leases	Percent of Number of Leases(6)
Car	$444,719,897.11	54.49%	18,914	61.07%
CUV	336,493,615.78	41.23%	11,153	36.01%
Truck	20,088,658.46	2.46%	647	2.09%
SUV	14,786,244.23	1.81%	259	0.84%

	$816,088,415.58	100.00%	30,973	100.00%

Distribution of the Lease Assets by Geographic Location of Obligor (Top 5)(7)
	Initial Net Capitalized Cost	Percentage of Net Capitalized Cost(6)	Number of Leases	Percent of Number of Leases(6)
New York	$169,995,800.62	20.83%	6,861	22.15%
Michigan	113,885,509.47	13.96%	4,370	14.11%
Ohio	80,671,570.94	9.89%	3,146	10.16%
New Jersey	71,898,822.05	8.81%	2,568	8.29%
Florida	38,066,768.12	4.66%	1,318	4.26%
Other	341,569,944.38	41.85%	12,710	41.04%

	$816,088,415.58	100.00%	30,973	100.00%

2012 U.S. Lease Delinquency and Cumulative Net Credit Loss
			Net Credit Loss		31-60 Days Delinquent		61-90 Days Delinquent		91+ Days Delinquent
Period	Month	Lease Assets Outstanding(8)	Dollars	Cumulative	Dollars(2)	% of Lease Assets Outstanding(10)	Dollars(2)	% of Lease Assets Outstanding(10)	Dollars(2)	% of Lease Assets Outstanding(10)
1	Jan-12	$116,620,350	$—	$—	$—	0.00%	$—	0.00%	$—	0.00%
2	Feb-12	169,264,462	(58)	(58)	26,736	0.02%	—	0.00%	—	0.00%
3	Mar-12	236,338,249	10,404	10,345	—	0.00%	—	0.00%	—	0.00%
4	Apr-12	299,089,063	3,728	14,073	214,938	0.09%	—	0.00%	—	0.00%
5	May-12	363,971,172	19,386	33,459	310,446	0.10%	—	0.00%	—	0.00%
6	Jun-12	430,407,500	15,177	48,636	568,303	0.16%	58,497	0.02%	24,260	0.01%
7	Jul-12	496,518,615	40,438	89,074	1,326,691	0.31%	118,404	0.03%	—	0.00%
8	Aug-12	541,927,229	41,547	130,621	1,469,403	0.30%	381,787	0.08%	—	0.00%
9	Sep-12	579,122,996	40,261	170,882	2,602,828	0.48%	266,326	0.05%	102,993	0.02%
10	Oct-12	613,735,919	94,003	264,885	3,411,851	0.59%	414,232	0.07%	—	0.00%
11	Nov-12	667,861,167	82,213	347,098	5,077,989	0.83%	401,554	0.07%	219,696	0.04%
12	Dec-12	737,592,134	274,449	621,547	5,367,536	0.80%	875,531	0.13%	61,370	0.01%
13	Jan-13	726,211,371	223,686	845,233	5,314,768	0.72%	782,351	0.11%	306,377	0.04%
14	Feb-13	714,976,971	137,699	982,931	5,257,464	0.72%	524,504	0.07%	105,333	0.01%
15	Mar-13	702,982,231	217,312	1,200,244	5,448,910	0.76%	630,187	0.09%	144,469	0.02%
16	Apr-13	690,790,217	130,497	1,330,740	6,275,402	0.89%	505,967	0.07%	151,102	0.02%
17	May-13	678,721,208	182,270	1,513,010	6,519,130	0.94%	578,702	0.08%	74,173	0.01%
18	Jun-13	666,647,093	169,776	1,682,786	8,125,223	1.20%	1,059,392	0.16%	45,894	0.01%
19	Jul-13	653,233,471	188,400	1,871,186	7,034,592	1.06%	1,256,192	0.19%	156,035	0.02%
20	Aug-13	639,960,209	222,992	2,094,179	7,935,351	1.21%	1,609,116	0.25%	194,272	0.03%
21	Sep-13	625,797,449	272,840	2,367,018	8,403,495	1.31%	1,107,623	0.17%	238,786	0.04%
22	Oct-13	611,548,017	284,296	2,651,315	9,412,355	1.50%	1,594,613	0.25%	192,826	0.03%
23	Nov-13	598,151,644	289,304	2,940,618	10,933,340	1.79%	1,804,888	0.30%	464,048	0.08%
24	Dec-13	577,596,670	204,467	3,145,085	11,302,910	1.89%	2,282,817	0.38%	501,354	0.08%
25	Jan-14	557,595,025	172,521	3,317,606	9,439,321	1.63%	2,609,867	0.45%	369,515	0.06%
26	Feb-14	541,173,244	217,891	3,535,497	9,358,358	1.68%	1,421,858	0.25%	229,761	0.04%
27	Mar-14	522,893,699	196,188	3,731,685	8,237,704	1.52%	957,391	0.18%	221,529	0.04%
28	Apr-14	504,663,317	227,196	3,958,881	7,867,262	1.50%	1,435,447	0.27%	24,810	0.00%
29	May-14	487,321,501	124,210	4,083,091	9,050,039	1.79%	1,215,601	0.24%	411,299	0.08%
30	Jun-14	470,439,430	193,944	4,277,035	10,031,239	2.06%	1,286,872	0.26%	215,717	0.04%
31	Jul-14	453,038,252	139,615	4,416,650	10,072,332	2.14%	1,261,146	0.27%	172,255	0.04%
32	Aug-14	437,745,935	152,008	4,568,657	9,998,898	2.21%	2,233,089	0.49%	156,708	0.03%
33	Sep-14	420,937,198	159,750	4,728,407	9,918,867	2.27%	1,834,046	0.42%	396,211	0.09%
34	Oct-14	403,784,209	345,552	5,073,959	8,727,308	2.07%	1,489,243	0.35%	516,411	0.12%
35	Nov-14	388,470,445	309,838	5,383,797	10,758,414	2.66%	1,843,799	0.46%	204,319	0.05%
36	Dec-14	365,980,345	224,103	5,607,900	9,996,380	2.57%	1,958,768	0.50%	416,454	0.11%

2012 U.S. Lease Terminations and Residual Performance
		Vehicles Retained					Vehicles Returned to GM Financial and Sold(3)					Cumulative Net Residual Loss (Gain)
Month	Number of Scheduled Terminations	Number of Vehicles Retained	Average Contract Residual Value	Average ALG Residual Value	Average Residual Loss (Gain)	Total Residual Loss (Gain)	Number of Vehicles Returned and Sold	Average Contract Residual Value	Average ALG Residual Value	Average Residual Loss (Gain)	Total Residual Loss (Gain)	Dollars	% of Initial Net Cap Cost
Jan-12	—	1	$23,623	$21,695	$(1,928)	$(1,928)	—	$—	$—	$—	$—	$(1,928)	0.000%
Feb-12	—	4	15,687	15,067	(619)	(2,478)	—	—	—	—	—	(4,406)	-0.001%
Mar-12	—	8	15,467	13,950	(1,517)	(12,139)	—	—	—	—	—	(16,545)	-0.002%
Apr-12	—	17	17,418	16,134	(1,283)	(21,819)	—	—	—	—	—	(38,364)	-0.005%
May-12	—	12	16,204	15,234	(971)	(11,648)	—	—	—	—	—	(50,013)	-0.006%
Jun-12	—	23	17,029	15,759	(1,271)	(29,230)	—	—	—	—	—	(79,243)	-0.010%
Jul-12	—	44	15,588	14,389	(1,199)	(52,741)	—	—	—	—	—	(131,984)	-0.016%
Aug-12	—	44	14,764	13,613	(1,150)	(50,619)	—	—	—	—	—	(182,603)	-0.022%
Sep-12	—	31	15,191	13,942	(1,248)	(38,700)	—	—	—	—	—	(221,303)	-0.027%
Oct-12	—	46	15,660	14,447	(1,213)	(55,803)	—	—	—	—	—	(277,106)	-0.034%
Nov-12	—	57	15,681	14,289	(1,391)	(79,309)	—	—	—	—	—	(356,415)	-0.044%
Dec-12	—	91	17,403	15,868	(1,534)	(139,638)	—	—	—	—	—	(496,053)	-0.061%
Jan-13	—	79	16,326	14,874	(1,451)	(114,636)	—	—	—	—	—	(610,689)	-0.075%
Feb-13	—	82	16,877	15,417	(1,460)	(119,732)	1	13,824	13,392	496	496	(729,925)	-0.089%
Mar-13	—	111	15,347	13,844	(1,503)	(166,842)	1	12,807	12,350	288	288	(896,479)	-0.110%
Apr-13	—	115	15,578	14,097	(1,481)	(170,340)	6	17,896	17,300	(375)	(2,249)	(1,069,068)	-0.131%
May-13	—	117	15,843	14,392	(1,450)	(169,689)	6	18,450	17,974	124	743	(1,238,014)	-0.152%
Jun-13	—	138	16,253	14,722	(1,530)	(211,177)	2	19,317	18,682	(1,043)	(2,086)	(1,451,277)	-0.178%
Jul-13	—	142	16,428	14,925	(1,502)	(213,335)	9	15,517	14,785	(1,041)	(9,367)	(1,673,979)	-0.205%
Aug-13	—	144	16,033	14,620	(1,412)	(203,378)	15	20,699	19,961	(659)	(9,881)	(1,887,238)	-0.231%
Sep-13	—	164	15,826	14,404	(1,422)	(233,206)	11	19,263	18,496	388	4,273	(2,116,172)	-0.259%
Oct-13	—	154	15,797	14,221	(1,577)	(242,796)	27	19,472	18,916	91	2,446	(2,356,523)	-0.289%
Nov-13	3	138	15,933	14,393	(1,540)	(212,506)	83	23,448	22,729	1,447	120,082	(2,448,947)	-0.300%
Dec-13	317	156	16,124	14,622	(1,502)	(234,265)	56	23,876	23,351	1,641	91,908	(2,591,305)	-0.318%
Jan-14	660	209	15,286	13,849	(1,438)	(300,496)	212	20,720	20,282	1,505	319,038	(2,572,763)	-0.315%
Feb-14	206	194	15,817	14,396	(1,421)	(275,742)	221	19,650	19,038	1,265	279,568	(2,568,936)	-0.315%
Mar-14	296	307	15,401	13,964	(1,437)	(441,233)	374	21,281	20,537	1,139	425,949	(2,584,220)	-0.317%
Apr-14	488	344	14,422	13,103	(1,319)	(453,691)	315	17,246	16,648	(320)	(100,710)	(3,138,621)	-0.385%
May-14	355	406	14,622	13,212	(1,410)	(572,281)	239	14,703	14,066	(328)	(78,450)	(3,789,353)	-0.464%
Jun-14	304	360	15,207	13,582	(1,624)	(584,780)	181	13,545	12,875	(83)	(15,055)	(4,389,188)	-0.538%
Jul-14	103	394	15,124	13,372	(1,752)	(690,099)	108	13,933	13,121	(394)	(42,560)	(5,121,847)	-0.628%
Aug-14	24	320	15,173	13,439	(1,734)	(554,797)	88	16,661	15,582	(307)	(27,044)	(5,703,688)	-0.699%
Sep-14	38	332	15,134	13,430	(1,704)	(565,731)	124	17,586	15,978	802	99,405	(6,170,014)	-0.756%
Oct-14	33	294	15,430	13,725	(1,705)	(501,396)	203	14,754	13,350	419	85,095	(6,586,316)	-0.807%
Nov-14	93	218	15,335	13,608	(1,726)	(376,318)	232	14,536	12,937	321	74,531	(6,888,103)	-0.844%
Dec-14	267	285	15,454	13,729	(1,725)	(491,611)	470	15,095	13,517	122	57,377	(7,322,337)	-0.897%
Jan-15	352	—	—	—	—	—	—	—	—	—	—	—	0.000%
Feb-15	223	—	—	—	—	—	—	—	—	—	—	—	0.000%
Mar-15	1,112	—	—	—	—	—	—	—	—	—	—	—	0.000%
Apr-15	2,401	—	—	—	—	—	—	—	—	—	—	—	0.000%
May-15	1,986	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jun-15	2,096	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jul-15	2,232	—	—	—	—	—	—	—	—	—	—	—	0.000%
Aug-15	2,153	—	—	—	—	—	—	—	—	—	—	—	0.000%
Sep-15	2,299	—	—	—	—	—	—	—	—	—	—	—	0.000%
Oct-15	1,931	—	—	—	—	—	—	—	—	—	—	—	0.000%
Nov-15	2,084	—	—	—	—	—	—	—	—	—	—	—	0.000%
Dec-15	1,975	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jan-16	1,174	—	—	—	—	—	—	—	—	—	—	—	0.000%

2012 U.S. Lease Terminations and Residual Performance
		Vehicles Retained					Vehicles Returned to GM Financial and Sold(3)					Cumulative Net Residual Loss (Gain)
Month	Number of Scheduled Terminations	Number of Vehicles Retained	Average Contract Residual Value	Average ALG Residual Value	Average Residual Loss (Gain)	Total Residual Loss (Gain)	Number of Vehicles Returned and Sold	Average Contract Residual Value	Average ALG Residual Value	Average Residual Loss (Gain)	Total Residual Loss (Gain)	Dollars	% of Initial Net Cap Cost
Feb-16	2,064	—	—	—	—	—	—	—	—	—	—	—	0.000%
Mar-16	1,692	—	—	—	—	—	—	—	—	—	—	—	0.000%
Apr-16	213	—	—	—	—	—	—	—	—	—	—	—	0.000%
May-16	281	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jun-16	327	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jul-16	248	—	—	—	—	—	—	—	—	—	—	—	0.000%
Aug-16	211	—	—	—	—	—	—	—	—	—	—	—	0.000%
Sep-16	230	—	—	—	—	—	—	—	—	—	—	—	0.000%
Oct-16	198	—	—	—	—	—	—	—	—	—	—	—	0.000%
Nov-16	191	—	—	—	—	—	—	—	—	—	—	—	0.000%
Dec-16	113	—	—	—	—	—	—	—	—	—	—	—	0.000%

2013 Vintage Originations

2013 U.S. Lease Characteristics
	Average	Minimum	Maximum	Total
Number of Lease Contracts Originated				73,354
Net Capitalized Cost	$26,443.23	$11,478.09	$94,369.68	$1,939,716,909.75
Contract Residual (Booked Residual)	$16,084.01	$5,712.90	$52,514.90	$1,179,826,530.91
Base Residual at Origination	$13,605.60	$5,712.90	$44,247.00	$998,025,075.88
Base Residual Value as a Percentage of Net Capitalized Cost				51.45%

Original Term (months)(1)	38	24	48
Weighted Average FICO® Score(1)				711

Distribution of the Lease Assets by Original Term
	Initial Net Capitalized Cost	Percentage of Net Capitalized Cost(6)	Number of Leases	Percent of Number of Leases(6)
13 to 24	$48,947,924.32	2.52%	2,332	3.18%
25 to 36	509,010,983.21	26.24%	20,837	28.41%
37 to 39	1,325,995,866.31	68.36%	48,395	65.97%
40 to 48	55,762,135.91	2.87%	1,790	2.44%

	$1,939,716,909.75	100.00%	73,354	100.00%

Distribution of the Lease Assets by Vehicle Make
	Initial Net Capitalized Cost	Percentage of Net Capitalized Cost(6)	Number of Leases	Percent of Number of Leases(6)
Chevrolet	$1,312,447,902.33	67.66%	52,858	72.06%
GMC	397,644,461.37	20.50%	12,815	17.47%
Buick	187,211,248.32	9.65%	6,697	9.13%
Cadillac	42,413,297.73	2.19%	984	1.34%

	$1,939,716,909.75	100.00%	73,354	100.00%

Distribution of the Lease Assets by Vehicle Model (Top 5)
	Initial Net Capitalized Cost	Percentage of Net Capitalized Cost(6)	Number of Leases	Percent of Number of Leases(6)
Equinox	$447,648,545.10	23.08%	16,794	22.89%
Cruze	344,823,811.95	17.78%	17,722	24.16%
Terrain	288,358,089.41	14.87%	10,003	13.64%
Malibu	248,008,110.73	12.79%	10,371	14.14%
Silverado	139,318,544.55	7.18%	4,067	5.54%
Other	471,559,808.01	24.31%	14,397	19.63%

	$1,939,716,909.75	100.00%	73,354	100.00%

Distribution of the Lease Assets by Vehicle Type
	Initial Net Capitalized Cost	Percentage of Net Capitalized Cost(6)	Number of Leases	Percent of Number of Leases(6)
CUV	$901,987,938.90	46.50%	31,278	42.64%
Car	827,076,296.42	42.64%	36,257	49.43%
Truck	186,920,307.32	9.64%	5,382	7.34%
SUV	23,732,367.11	1.22%	437	0.60%

	$1,939,716,909.75	100.00%	73,354	100.00%

Distribution of the Lease Assets by Geographic Location of Obligor (Top 5)(7)
	Initial Net Capitalized Cost	Percentage of Net Capitalized Cost(6)	Number of Leases	Percent of Number of Leases(6)
New York	$349,508,873.28	18.02%	13,776	18.78%
Michigan	271,017,299.40	13.97%	10,639	14.50%
Ohio	200,689,314.10	10.35%	7,804	10.64%
New Jersey	132,292,974.93	6.82%	4,928	6.72%
Florida	112,873,652.66	5.82%	4,088	5.57%
Other	873,334,795.38	45.02%	32,119	43.79%

	$1,939,716,909.75	100.00%	73,354	100.00%

2013 U.S. Lease Delinquency and Cumulative Net Credit Loss
			Net Credit Loss		31-60 Days Delinquent		61-90 Days Delinquent		91+ Days Delinquent
Period	Month	Lease Assets Outstanding(8)	Dollars	Cumulative	Dollars(2)	% of Lease Assets Outstanding(10)	Dollars(2)	% of Lease Assets Outstanding(10)	Dollars(2)	% of Lease Assets Outstanding(10)
1	Jan-13	$120,307,438	$—	$—	$—	0.00%	$—	0.00%	$—	0.00%
2	Feb-13	275,084,608	5,427	5,427	217,566	0.18%	—	0.00%	—	0.00%
3	Mar-13	470,819,332	2,092	7,519	587,450	0.21%	26,431	0.01%	—	0.00%
4	Apr-13	710,964,396	2,659	10,178	1,126,665	0.24%	57,818	0.01%	26,480	0.01%
5	May-13	891,360,412	46,308	56,486	2,349,231	0.33%	117,670	0.02%	—	0.00%
6	Jun-13	1,035,877,510	42,760	99,246	4,583,855	0.51%	612,823	0.07%	21,251	0.00%
7	Jul-13	1,194,029,980	64,861	164,107	6,139,247	0.59%	977,088	0.09%	277,580	0.03%
8	Aug-13	1,355,657,278	148,698	312,805	7,667,312	0.64%	1,507,427	0.13%	410,183	0.03%
9	Sep-13	1,486,494,106	302,250	615,054	10,461,088	0.77%	1,689,985	0.12%	277,523	0.02%
10	Oct-13	1,596,300,544	292,252	907,306	13,444,256	0.90%	1,831,014	0.12%	474,025	0.03%
11	Nov-13	1,673,861,948	421,383	1,328,689	16,254,339	1.02%	2,746,890	0.17%	417,396	0.03%
12	Dec-13	1,772,180,717	315,691	1,644,380	20,530,847	1.23%	3,488,416	0.21%	850,776	0.05%
13	Jan-14	1,746,534,276	401,999	2,046,379	19,573,998	1.10%	4,541,989	0.26%	1,015,845	0.06%
14	Feb-14	1,722,253,747	571,289	2,617,668	21,984,225	1.26%	2,074,122	0.12%	515,022	0.03%
15	Mar-14	1,693,844,728	581,261	3,198,930	17,686,904	1.03%	2,014,105	0.12%	386,789	0.02%
16	Apr-14	1,666,344,138	682,862	3,881,792	18,651,357	1.10%	2,667,508	0.16%	275,490	0.02%
17	May-14	1,638,314,240	565,076	4,446,868	24,541,583	1.47%	3,087,398	0.19%	604,524	0.04%
18	Jun-14	1,609,771,654	423,032	4,869,900	26,117,435	1.59%	2,982,697	0.18%	548,032	0.03%
19	Jul-14	1,581,018,569	613,417	5,483,317	28,067,530	1.74%	3,649,527	0.23%	770,245	0.05%
20	Aug-14	1,552,708,231	679,767	6,163,085	28,082,343	1.78%	6,549,220	0.41%	538,365	0.03%
21	Sep-14	1,522,845,900	646,313	6,809,398	32,521,240	2.09%	4,781,066	0.31%	883,402	0.06%
22	Oct-14	1,493,088,522	831,374	7,640,771	30,117,789	1.98%	5,465,769	0.36%	922,722	0.06%
23	Nov-14	1,467,010,153	1,011,113	8,651,884	34,632,463	2.32%	6,494,251	0.43%	1,391,126	0.09%
24	Dec-14	1,433,006,886	1,423,513	10,075,398	34,169,364	2.33%	6,419,703	0.44%	1,561,115	0.11%

2013 U.S. Lease Terminations and Residual Performance
		Vehicles Retained					Vehicles Returned to GM Financial and Sold(3)					Cumulative Net Residual Loss (Gain)
Month	Number of Scheduled Terminations	Number of Vehicles Retained	Average Contract Residual Value	Average ALG Residual Value	Average Residual Loss (Gain)	Total Residual Loss (Gain)	Number of Vehicles Returned and Sold	Average Contract Residual Value	Average ALG Residual Value	Average Residual Loss (Gain)	Total Residual Loss (Gain)	Dollars	% of Initial Net Cap Cost
Jan-13	—	—	$—	$—	$—	$—	—	$—	$—	$—	$—	$—	0.000%
Feb-13	—	3	17,821	14,846	(2,975)	(8,926)	—	—	—	—	—	(8,926)	0.000%
Mar-13	—	16	16,419	14,006	(2,413)	(38,609)	—	—	—	—	—	(47,535)	-0.002%
Apr-13	—	15	15,264	13,280	(1,985)	(29,774)	—	—	—	—	—	(77,309)	-0.004%
May-13	—	29	16,200	14,055	(2,145)	(62,218)	—	—	—	—	—	(139,527)	-0.007%
Jun-13	—	38	17,129	14,654	(2,475)	(94,052)	—	—	—	—	—	(233,579)	-0.012%
Jul-13	—	54	16,374	14,051	(2,323)	(125,433)	1	15,473	14,585	(2,114)	(2,114)	(361,127)	-0.019%
Aug-13	—	66	16,657	14,527	(2,130)	(140,610)	—	—	—	—	—	(501,737)	-0.026%
Sep-13	—	86	17,055	14,546	(2,509)	(215,765)	—	—	—	—	—	(717,502)	-0.037%
Oct-13	—	103	16,838	14,411	(2,427)	(249,993)	—	—	—	—	—	(967,495)	-0.050%
Nov-13	—	101	17,155	14,650	(2,506)	(253,098)	1	21,310	17,435	(7,013)	(7,013)	(1,227,606)	-0.063%
Dec-13	—	96	17,187	14,691	(2,496)	(239,617)	—	—	—	—	—	(1,467,223)	-0.076%
Jan-14	—	133	17,813	15,198	(2,614)	(347,678)	—	—	—	—	—	(1,814,901)	-0.094%
Feb-14	—	137	17,007	14,523	(2,484)	(340,240)	—	—	—	—	—	(2,155,140)	-0.111%
Mar-14	—	219	17,220	14,611	(2,608)	(571,255)	1	14,800	13,712	(1,375)	(1,375)	(2,727,770)	-0.141%
Apr-14	—	260	17,692	15,145	(2,548)	(662,360)	1	15,464	14,310	(2,054)	(2,054)	(3,392,184)	-0.175%
May-14	—	278	17,160	14,660	(2,500)	(694,964)	6	16,754	14,847	(1,481)	(8,884)	(4,096,032)	-0.211%
Jun-14	—	312	16,949	14,393	(2,556)	(797,469)	13	15,293	13,657	(1,327)	(17,245)	(4,910,746)	-0.253%
Jul-14	—	303	17,134	14,610	(2,524)	(764,857)	13	14,768	13,449	(1,263)	(16,416)	(5,692,019)	-0.293%
Aug-14	—	284	17,797	15,102	(2,696)	(765,587)	16	14,566	13,612	1,125	18,002	(6,439,605)	-0.332%
Sep-14	—	319	17,591	15,016	(2,575)	(821,569)	37	15,416	13,704	182	6,724	(7,254,449)	-0.374%
Oct-14	—	277	17,878	15,202	(2,676)	(741,277)	64	15,066	13,590	927	59,339	(7,936,386)	-0.409%
Nov-14	—	222	17,237	14,684	(2,554)	(566,913)	91	15,799	14,152	1,272	115,785	(8,387,514)	-0.432%
Dec-14	73	306	17,782	15,216	(2,565)	(784,914)	181	16,900	14,978	963	174,353	(8,998,075)	-0.464%
Jan-15	555	—	—	—	—	—	—	—	—	—	—	—	0.000%
Feb-15	922	—	—	—	—	—	—	—	—	—	—	—	0.000%
Mar-15	233	—	—	—	—	—	—	—	—	—	—	—	0.000%
Apr-15	168	—	—	—	—	—	—	—	—	—	—	—	0.000%
May-15	66	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jun-15	88	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jul-15	68	—	—	—	—	—	—	—	—	—	—	—	0.000%
Aug-15	47	—	—	—	—	—	—	—	—	—	—	—	0.000%
Sep-15	32	—	—	—	—	—	—	—	—	—	—	—	0.000%
Oct-15	31	—	—	—	—	—	—	—	—	—	—	—	0.000%
Nov-15	20	—	—	—	—	—	—	—	—	—	—	—	0.000%
Dec-15	237	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jan-16	1,116	—	—	—	—	—	—	—	—	—	—	—	0.000%
Feb-16	1,965	—	—	—	—	—	—	—	—	—	—	—	0.000%
Mar-16	2,932	—	—	—	—	—	—	—	—	—	—	—	0.000%
Apr-16	5,947	—	—	—	—	—	—	—	—	—	—	—	0.000%
May-16	6,619	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jun-16	6,382	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jul-16	7,615	—	—	—	—	—	—	—	—	—	—	—	0.000%
Aug-16	6,182	—	—	—	—	—	—	—	—	—	—	—	0.000%
Sep-16	5,980	—	—	—	—	—	—	—	—	—	—	—	0.000%
Oct-16	5,463	—	—	—	—	—	—	—	—	—	—	—	0.000%
Nov-16	5,647	—	—	—	—	—	—	—	—	—	—	—	0.000%
Dec-16	5,197	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jan-17	2,948	—	—	—	—	—	—	—	—	—	—	—	0.000%

2013 U.S. Lease Terminations and Residual Performance
		Vehicles Retained					Vehicles Returned to GM Financial and Sold(3)					Cumulative Net Residual Loss (Gain)
Month	Number of Scheduled Terminations	Number of Vehicles Retained	Average Contract Residual Value	Average ALG Residual Value	Average Residual Loss (Gain)	Total Residual Loss (Gain)	Number of Vehicles Returned and Sold	Average Contract Residual Value	Average ALG Residual Value	Average Residual Loss (Gain)	Total Residual Loss (Gain)	Dollars	% of Initial Net Cap Cost
Feb-17	2,970	—	—	—	—	—	—	—	—	—	—	—	0.000%
Mar-17	2,679	—	—	—	—	—	—	—	—	—	—	—	0.000%
Apr-17	238	—	—	—	—	—	—	—	—	—	—	—	0.000%
May-17	157	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jun-17	131	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jul-17	87	—	—	—	—	—	—	—	—	—	—	—	0.000%
Aug-17	81	—	—	—	—	—	—	—	—	—	—	—	0.000%
Sep-17	102	—	—	—	—	—	—	—	—	—	—	—	0.000%
Oct-17	98	—	—	—	—	—	—	—	—	—	—	—	0.000%
Nov-17	151	—	—	—	—	—	—	—	—	—	—	—	0.000%
Dec-17	126	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jan-18	1	—	—	—	—	—	—	—	—	—	—	—	0.000%

2014 Vintage Originations

2014 U.S. Lease Characteristics
	Average	Minimum	Maximum	Total
Number of Lease Contracts Originated				138,158
Net Capitalized Cost	$31,810.91	$11,107.63	$111,969.51	$4,394,932,100.16
Contract Residual (Booked Residual)	$19,881.57	$6,294.20	$58,176.00	$2,746,798,266.24
Base Residual at Origination	$15,996.00	$5,621.70	$53,170.70	$2,209,975,151.58
Base Residual Value as a Percentage of Net Capitalized Cost				28.99%

Original Term (months)(1)	37.62	24.00	48.00
Weighted Average FICO® Score(1)				728

Distribution of the Lease Assets by Original Term
	Initial Net Capitalized Cost	Percentage of Net Capitalized Cost(6)	Number of Leases	Percent of Number of Leases(6)
13 to 24	$222,891,921.94	5.07%	8,390	6.07%
25 to 36	1,237,506,481.35	28.16%	41,816	30.27%
37 to 39	2,664,538,837.92	60.63%	80,496	58.26%
40 to 48	269,994,858.95	6.14%	7,456	5.40%

	$4,394,932,100.16	100.00%	138,158	100.00%

Distribution of the Lease Assets by Vehicle Make
	Initial Net Capitalized Cost	Percentage of Net Capitalized Cost(6)	Number of Leases	Percent of Number of Leases(6)
Chevrolet	$2,275,234,510.31	51.77%	81,441	58.95%
GMC	1,095,369,661.72	24.92%	29,500	21.35%
Cadillac	583,234,788.79	13.27%	12,846	9.30%
Buick	441,093,139.34	10.04%	14,371	10.40%

	$4,394,932,100.16	100.00%	138,158	100.00%

Distribution of the Lease Assets by Vehicle Model (Top 5)
	Initial Net Capitalized Cost	Percentage of Net Capitalized Cost(6)	Number of Leases	Percent of Number of Leases(6)
Equinox	$568,485,032.27	12.94%	21,356	15.46%
Cruze	478,517,716.32	10.89%	24,340	17.62%
Acadia	435,889,871.01	9.92%	10,538	7.63%
SRX	393,132,904.68	8.95%	13,735	9.94%
SS	317,833,653.11	7.23%	9,094	6.58%
Other	2,201,072,922.77	50.08%	59,095	42.77%

	$4,394,932,100.16	100.00%	138,158	100.00%

Distribution of the Lease Assets by Vehicle Type
	Initial Net Capitalized Cost	Percentage of Net Capitalized Cost(6)	Number of Leases	Percent of Number of Leases(6)
Cuv	$2,157,989,734.56	49.10%	66,506	48.14%
Car	1,402,972,192.25	31.92%	53,865	38.99%
Suv	424,016,474.38	9.65%	7,079	5.12%
Truck	409,953,698.97	9.33%	10,708	7.75%

	$4,394,932,100.16	100.00%	138,158	100.00%

Distribution of the Lease Assets by Geographic Location of Obligor (Top 5)(7)
	Initial Net Capitalized Cost	Percentage of Net Capitalized Cost(6)	Number of Leases	Percent of Number of Leases(6)
Michigan	$928,893,440.23	21.14%	32,094	23.23%
New York	731,362,779.54	16.64%	23,175	16.77%
Ohio	415,838,084.99	9.46%	13,876	10.04%
New Jersey	298,484,103.49	6.79%	8,637	6.25%
Florida	287,325,473.49	6.54%	8,243	5.97%
Other	173,302,8218.42	39.43%	52,133	37.73%

	$4,394,932,100.16	100.00%	138,158	100.00%

2014 U.S. Lease Delinquency and Cumulative Net Credit Loss
			Net Credit Loss		31-60 Days Delinquent		61-90 Days Delinquent		91+ Days Delinquent
Period	Month	Lease Assets Outstanding(8)	Dollars	Cumulative	Dollars(2)	% of Lease Assets Outstanding(10)	Dollars(2)	% of Lease Assets Outstanding(10)	Dollars(2)	% of Lease Assets Outstanding(10)
1	Jan-14	$143,852,661	$—	$—	$—	0.00%	$—	0.00%	$—	0.00%
2	Feb-14	285,097,689	—	—	226,662	0.16%	—	0.00%	—	0.00%
3	Mar-14	465,434,724	—	—	687,915	0.24%	—	0.00%	—	0.00%
4	Apr-14	659,395,627	15,147	15,147	1,371,713	0.29%	178,440	0.04%	—	0.00%
5	May-14	961,396,677	13,170	28,317	3,342,970	0.51%	191,583	0.03%	42,715	0.01%
6	Jun-14	1,392,293,289	57,392	85,709	5,161,370	0.54%	512,635	0.05%	—	0.00%
7	Jul-14	1,861,895,438	122,485	208,194	8,325,579	0.60%	938,902	0.07%	28,403	0.00%
8	Aug-14	2,216,423,308	176,937	385,130	11,222,768	0.60%	1,801,996	0.10%	337,095	0.02%
9	Sep-14	2,610,610,168	314,145	699,275	16,124,470	0.73%	1,724,344	0.08%	293,746	0.01%
10	Oct-14	3,096,471,301	323,142	1,022,416	18,317,081	0.70%	2,285,785	0.09%	423,671	0.02%
11	Nov-14	3,530,896,539	458,931	1,481,347	26,195,159	0.85%	3,942,739	0.13%	704,300	0.02%
12	Dec-14	4,124,933,960	717,700	2,199,047	31,965,902	0.91%	4,895,422	0.14%	1,128,082	0.03%

2014 U.S. Lease Terminations and Residual Performance
		Vehicles Retained					Vehicles Returned to GM Financial and Sold(3)					Cumulative Net Residual Loss (Gain)
Month	Number of Scheduled Terminations	Number of Vehicles Retained	Average Contract Residual Value	Average ALG Residual Value	Average Residual Loss (Gain)	Total Residual Loss (Gain)	Number of Vehicles Returned and Sold	Average Contract Residual Value	Average ALG Residual Value	Average Residual Loss (Gain)	Total Residual Loss (Gain)	Dollars	% of Initial Net Cap Cost
Jan-14	—	1	$15,866	$12,310	$(3,556)	$(3,556)	—	$—	$—	$—	$—	$(3,556)	0.000%
Feb-14	—	3	13,805	11,018	(2,787)	(8,361)	—	—	—	—	—	(11,917)	-0.001%
Mar-14	—	10	18,318	15,177	(3,141)	(31,411)	—	—	—	—	—	(43,328)	-0.002%
Apr-14	—	13	18,951	15,913	(3,038)	(39,496)	—	—	—	—	—	(82,824)	-0.004%
May-14	—	28	17,340	14,178	(3,162)	(88,546)	—	—	—	—	—	(171,370)	-0.009%
Jun-14	—	42	19,499	16,359	(3,140)	(131,868)	—	—	—	—	—	(303,238)	-0.016%
Jul-14	—	54	19,761	16,405	(3,356)	(181,219)	—	—	—	—	—	(484,457)	-0.025%
Aug-14	—	62	20,124	16,326	(3,798)	(235,494)	—	—	—	—	—	(719,951)	-0.037%
Sep-14	—	64	19,238	16,069	(3,169)	(202,815)	—	—	—	—	—	(922,766)	-0.048%
Oct-14	—	94	21,427	17,834	(3,593)	(337,721)	—	—	—	—	—	(1,260,488)	-0.065%
Nov-14	—	86	22,321	18,477	(3,844)	(330,583)	—	—	—	—	—	(1,591,071)	-0.082%
Dec-14	—	116	21,323	17,550	(3,773)	(437,658)	—	—	—	—	—	(2,028,728)	-0.105%
Jan-15	—	—	—	—	—	—	—	—	—	—	—	—	0.000%
Feb-15	—	—	—	—	—	—	—	—	—	—	—	—	0.000%
Mar-15	—	—	—	—	—	—	—	—	—	—	—	—	0.000%
Apr-15	—	—	—	—	—	—	—	—	—	—	—	—	0.000%
May-15	—	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jun-15	—	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jul-15	—	—	—	—	—	—	—	—	—	—	—	—	0.000%
Aug-15	—	—	—	—	—	—	—	—	—	—	—	—	0.000%
Sep-15	—	—	—	—	—	—	—	—	—	—	—	—	0.000%
Oct-15	—	—	—	—	—	—	—	—	—	—	—	—	0.000%
Nov-15	—	—	—	—	—	—	—	—	—	—	—	—	0.000%
Dec-15	8	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jan-16	53	—	—	—	—	—	—	—	—	—	—	—	0.000%
Feb-16	102	—	—	—	—	—	—	—	—	—	—	—	0.000%
Mar-16	34	—	—	—	—	—	—	—	—	—	—	—	0.000%
Apr-16	79	—	—	—	—	—	—	—	—	—	—	—	0.000%
May-16	297	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jun-16	803	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jul-16	640	—	—	—	—	—	—	—	—	—	—	—	0.000%
Aug-16	894	—	—	—	—	—	—	—	—	—	—	—	0.000%
Sep-16	810	—	—	—	—	—	—	—	—	—	—	—	0.000%
Oct-16	1,014	—	—	—	—	—	—	—	—	—	—	—	0.000%
Nov-16	1,641	—	—	—	—	—	—	—	—	—	—	—	0.000%
Dec-16	2,461	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jan-17	1,528	—	—	—	—	—	—	—	—	—	—	—	0.000%
Feb-17	2,116	—	—	—	—	—	—	—	—	—	—	—	0.000%
Mar-17	2,185	—	—	—	—	—	—	—	—	—	—	—	0.000%
Apr-17	5,076	—	—	—	—	—	—	—	—	—	—	—	0.000%
May-17	8,172	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jun-17	9,084	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jul-17	8,372	—	—	—	—	—	—	—	—	—	—	—	0.000%
Aug-17	11,000	—	—	—	—	—	—	—	—	—	—	—	0.000%
Sep-17	13,140	—	—	—	—	—	—	—	—	—	—	—	0.000%
Oct-17	11,627	—	—	—	—	—	—	—	—	—	—	—	0.000%
Nov-17	12,206	—	—	—	—	—	—	—	—	—	—	—	0.000%
Dec-17	11,616	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jan-18	8,753	—	—	—	—	—	—	—	—	—	—	—	0.000%

2014 U.S. Lease Terminations and Residual Performance
		Vehicles Retained					Vehicles Returned to GM Financial and Sold(3)					Cumulative Net Residual Loss (Gain)
Month	Number of Scheduled Terminations	Number of Vehicles Retained	Average Contract Residual Value	Average ALG Residual Value	Average Residual Loss (Gain)	Total Residual Loss (Gain)	Number of Vehicles Returned and Sold	Average Contract Residual Value	Average ALG Residual Value	Average Residual Loss (Gain)	Total Residual Loss (Gain)	Dollars	% of Initial Net Cap Cost
Feb-18	9,968	—	—	—	—	—	—	—	—	—	—	—	0.000%
Mar-18	7,905	—	—	—	—	—	—	—	—	—	—	—	0.000%
Apr-18	506	—	—	—	—	—	—	—	—	—	—	—	0.000%
May-18	514	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jun-18	760	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jul-18	658	—	—	—	—	—	—	—	—	—	—	—	0.000%
Aug-18	621	—	—	—	—	—	—	—	—	—	—	—	0.000%
Sep-18	849	—	—	—	—	—	—	—	—	—	—	—	0.000%
Oct-18	890	—	—	—	—	—	—	—	—	—	—	—	0.000%
Nov-18	1,019	—	—	—	—	—	—	—	—	—	—	—	0.000%
Dec-18	747	—	—	—	—	—	—	—	—	—	—	—	0.000%
Jan-19	10	—	—	—	—	—	—	—	—	—	—	—	0.000%

Static Pool Information—Prior Securitized Pools

GM Financial Automobile Leasing Trust 2014-1

2014-1 Designated Pool Characteristics

as of the March 1, 2014 cutoff date

	Average	Minimum	Maximum	Total
Number of Lease Contracts Originated				42,310
Securitization Value	$18,312.64	$7,836.36	$84,496.64	$774,807,916.64
Contract Residual Value (Booked Residual)	15,368.68	7,053.20	51,132.35	650,249,045.97
Base Residual Value	12,778.99	7,010.00	49,399.05	540,678,923.92
Discounted Base Residual Value as a Percentage of Securitization Value				59.19%
Original Term Months(4)	37	24	48
Weighted Average FICO® Score(4)(5)				728
Discount Rate				6.75%
ALG Mark-to-Market Date				December 2013

Distribution of the Lease Assets by Original Term

Original Lease Term	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
13 - 24	$15,449,104.63	1.99%	988	2.34%
25 - 36	389,766,735.40	50.30%	22,436	53.03%
37 - 39	355,858,021.82	45.93%	18,354	43.38%
40 - 48	13,734,054.79	1.77%	532	1.26%

Total	$774,807,916.64	100.00%	42,310	100.00%

Distribution of the Lease Assets by Vehicle Make

Vehicle Make	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
Chevrolet	$579,825,252.27	74.83%	33,819	79.93%
GMC	127,247,822.02	16.42%	5,400	12.76%
Buick	53,650,763.73	6.92%	2,680	6.33%
Cadillac	14,084,078.62	1.82%	411	0.97%

Total	$774,807,916.64	100.00%	42,310	100.00%

Distribution of the Lease Assets by Vehicle Model (Top 5)

Vehicle Model	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
Cruze	$188,393,295.68	24.31%	13,432	31.75%
Equinox	180,765,073.31	23.33%	9,522	22.51%
Malibu	124,839,628.02	16.11%	7,562	17.87%
Terrain	94,276,287.56	12.17%	4,324	10.22%
Silverado	40,977,516.61	5.29%	1,564	3.70%
Other	145,556,115.46	18.79%	5,906	13.96%

Total	$774,807,916.64	100.00%	42,310	100.00%

Distribution of the Lease Assets by Vehicle Type

Vehicle Type	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
Car	$387,927,782.42	50.07%	24,507	57.92%
CUV	328,324,935.37	42.38%	15,681	37.06%
Truck	53,526,705.78	6.91%	2,014	4.76%
SUV	5,028,493.07	0.65%	108	0.26%

Total	$774,807,916.64	100.00%	42,310	100.00%

Distribution of the Lease Assets by Geographic Location of Obligor (Top 5)

State(7)	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
New York	$157,849,042.98	20.37%	9,152	21.63%
Michigan	141,123,428.11	18.21%	7,941	18.77%
Ohio	77,868,721.58	10.05%	4,358	10.30%
California	48,807,123.40	6.30%	2,630	6.22%
New Jersey	45,975,425.76	5.93%	2,467	5.83%
Other	303,184,174.81	39.13%	15,762	37.25%

Total	$774,807,916.64	100.00%	42,310	100.00%

Balances, Prepayments and Delinquencies
					31-60 Days Delinquent		61-90 Days Delinquent		91+ Days Delinquent
Period	Month	Aggregate Securitization Value(8)	Aggregate Base Residual Value(8)	Prepayment Speed(9)	Dollars(2)	% of Aggregate Securitization Value(10)	Dollars(2)	% of Aggregate Securitization Value(10)	Dollars(2)	% of Aggregate Securitization Value(10)
0	Mar-14	$774,807,917	$—	0.0000%	$—	0.00%	$—	0.00%	$—	0.00%
1	Apr-14	752,378,775	535,854,943	0.9403%	2,720,087	0.35%	259,911	0.03%	—	0.00%
2	May-14	740,864,864	532,794,422	0.4913%	4,372,784	0.58%	271,990	0.04%	126,875	0.02%
3	Jun-14	728,553,553	528,976,610	0.4104%	4,952,680	0.67%	474,542	0.06%	22,779	0.00%
4	Jul-14	716,074,075	525,207,997	0.4238%	5,622,845	0.77%	610,826	0.08%	101,321	0.01%
5	Aug-14	704,590,546	521,874,494	0.3088%	5,709,635	0.80%	1,207,180	0.17%	131,259	0.02%
6	Sep-14	691,855,432	517,866,834	0.5294%	7,588,556	1.08%	770,634	0.11%	243,795	0.03%
7	Oct-14	679,632,751	514,151,055	0.4983%	7,150,787	1.03%	1,189,601	0.17%	186,503	0.03%
8	Nov-14	668,857,859	510,796,209	0.3031%	8,099,562	1.19%	1,662,827	0.24%	213,404	0.03%
9	Dec-14	655,190,759	506,390,105	0.6442%	7,916,908	1.18%	1,384,609	0.21%	379,920	0.06%

Terminations
Period	Month	Number of Scheduled Terminations(11)	Number of Defaults	Number of Vehicles Returned and Sold(3)	Number of Vehicles Retained	Number of Vehicles Removed	Returned Rate(12)
1	Apr-14	—	44	14	328	6	0.00%
2	May-14	—	37	34	192	4	0.00%
3	June-14	144	31	53	247	—	36.81%
4	Jul-14	165	29	71	213	2	43.03%
5	Aug-14	168	46	60	175	—	35.71%
6	Sep-14	113	50	92	194	—	81.42%
7	Oct-14	87	50	118	147	—	135.63%
8	Nov-14	99	54	104	122	—	105.05%
9	Dec-14	102	52	152	160	—	149.02%

Losses
			Net Credit Losses			Net Residual Loss (Gain)
Period	Month	Aggregate Securitization Value(8)	Defaulted Leases	Cumulative	Aggregate Base Residual Value(8)	Vehicles Returned and Sold(3)	Vehicles Retained	Total	Cumulative
1	Apr-14	$752,378,775	$184,858	$184,858	$535,854,943	$(27,830)	$(673,811)	$(701,641)	$(701,641)
2	May-14	740,864,864	226,239	411,097	532,794,422	(44,051)	(368,686)	(412,737)	(1,114,378)
3	June-14	728,553,553	152,574	563,671	528,976,610	(69,577)	(486,881)	(556,458)	(1,670,836)
4	Jul-14	716,074,075	76,016	639,687	525,207,997	(91,142)	(450,957)	(542,099)	(2,212,935)
5	Aug-14	704,590,546	119,586	759,273	521,874,494	(29,738)	(380,083)	(409,821)	(2,622,756)
6	Sep-14	691,855,432	202,736	962,009	517,866,834	(13,776)	(432,007)	(445,783)	(3,068,539)
7	Oct-14	679,632,751	85,699	1,047,708	514,151,055	49,126	(310,644)	(261,518)	(3,330,057)
8	Nov-14	668,857,859	181,638	1,229,346	510,796,209	25,757	(294,327)	(268,570)	(3,598,627)
9	Dec-14	655,190,759	(733)	1,228,613	506,390,105	30,701	(368,318)	(337,617)	(3,936,244)

GM Financial Automobile Leasing Trust 2014-2

2014-2 Designated Pool Characteristics

as of the August 1, 2014 cutoff date

	Average	Minimum	Maximum	Total
Number of Lease Contracts Originated				36,776
Securitization Value	$21,072.20	$7,746.82	$104,643.68	$774,951,164.58
Contract Residual Value (Booked Residual)	16,839.31	4,282.80	51,741.80	619,282,584.40
Base Residual Value	13,873.25	4,282.80	49,241.00	510,202,735.04
Discounted Base Residual Value as a Percentage of Securitization Value				55.25%
Original Term Months(4)	40	36	48
Weighted Average FICO® Score(4)(5)				721
Discount Rate				6.75%
ALG Mark-to-Market Date				June 2014

Distribution of the Lease Assets by Original Term

Original Lease Term	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
25 - 36	$20,185,573.48	2.60%	941	2.56%
37 - 39	671,870,131.07	86.70%	32,288	87.80%
40 - 48	82,895,460.03	10.70%	3,547	9.64%

Total	$774,951,164.58	100.00%	36,776	100.00%

Distribution of the Lease Assets by Vehicle Make

Vehicle Make	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
Chevrolet	$463,606,908.13	59.82%	24,517	66.67%
GMC	189,230,782.68	24.42%	7,336	19.95%
Buick	75,036,463.38	9.68%	3,575	9.72%
Cadillac	47,077,010.39	6.07%	1,348	3.67%

Total	$774,951,164.58	100.00%	36,776	100.00%

Distribution of the Lease Assets by Vehicle Model (Top 5)

Vehicle Model	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
Equinox	$142,438,336.42	18.38%	7,421	20.18%
Cruze	123,796,369.26	15.97%	8,700	23.66%
Terrain	98,767,923.14	12.75%	4,584	12.46%
Acadia	65,395,600.24	8.44%	2,070	5.63%
Malibu	64,634,044.59	8.34%	3,791	10.31%
Other	279,918,890.93	36.12%	10,210	27.76%

Total	$774,951,164.58	100.00%	36,776	100.00%

Distribution of the Lease Assets by Vehicle Type

Vehicle Type	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
CUV	$389,464,273.59	50.26%	17,027	46.30%
Car	290,535,821.44	37.49%	16,981	46.17%
Truck	58,765,810.63	7.58%	2,048	5.57%
SUV	36,185,258.92	4.67%	720	1.96%

Total	$774,951,164.58	100.00%	36,776	100.00%

Distribution of the Lease Assets by Geographic Location of Obligor (Top 5)

State(7)	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
New York	$157,482,542.33	20.32%	7,695	20.92%
Ohio	86,856,705.91	11.21%	4,328	11.77%
Michigan	73,126,164.52	9.44%	3,598	9.78%
New Jersey	68,858,759.47	8.89%	3,220	8.76%
Florida	51,348,840.05	6.63%	2,253	6.13%
Other	337,278,152.30	43.52%	15,682	42.64%

Total	$774,951,164.58	100.00%	36,776	100.00%

Balances, Prepayments and Delinquencies
					31-60 Days Delinquent		61-90 Days Delinquent		91+ Days Delinquent
Period	Month	Aggregate Securitization Value(8)	Aggregate Base Residual Value(8)	Prepayment Speed(9)	Dollars(2)	% of Aggregate Securitization Value(10)	Dollars(2)	% of Aggregate Securitization Value(10)	Dollars(2)	% of Aggregate Securitization Value(10)
0	Aug-14	$774,951,165	$—	0.0000%	$—	0.00%	$—		$—	0.00%
1	Sep-14	752,502,586	505,988,317	0.7964%	6,459,940	0.83%	702,982	0.09%	64,498	0.01%
2	Oct-14	740,436,357	503,337,148	0.4876%	6,832,601	0.91%	719,653	0.10%	238,119	0.03%
3	Nov-14	730,029,201	500,887,226	1.1892%	8,999,519	1.22%	1,013,237	0.14%	196,532	0.03%
4	Dec-14	716,499,393	497,627,009	0.6318%	8,406,292	1.15%	1,249,122	0.17%	369,858	0.05%

Terminations
Period	Month	Number of Scheduled Terminations(11)	Number of Defaults	Number of Vehicles Returned and Sold(3)	Number of Vehicles Retained	Number of Vehicles Removed	Returned Rate(12)
1	Sep-14	—	60	15	259	7	0.00%
2	Oct-14	—	42	41	134	2	0.00%
3	Nov-14	38	47	39	117	—	102.63%
4	Dec-14	43	61	82	125	—	190.70%

Losses
			Net Credit Losses			Net Residual Loss (Gain)
Period	Month	Aggregate Securitization Value(8)	Defaulted Leases	Cumulative	Aggregate Base Residual Value(8)	Vehicles Returned and Sold(3)	Vehicles Retained	Total	Cumulative
1	Sep-14	$752,502,586	$520,156	$520,156	$505,988,317	$(12,548)	$(284,316)	$(296,864)	$(296,864)
2	Oct-14	740,436,357	471,235	991,391	503,337,148	5,299	(311,269)	(305,970)	(602,834)
3	Nov-14	730,029,201	(580,096)	411,295	500,887,226	(27,920)	(279,259)	(307,179)	(910,013)
4	Dec-14	716,499,393	202,968	614,263	497,627,009	(14,911)	(302,454)	(317,365)	(1,227,378)

Annex B

Clearance, Settlement and Tax Documentation Procedures

NOTICE TO INVESTORS: THIS ANNEX B IS AN INTEGRAL PART OF THE PROSPECTUS SUPPLEMENT TO WHICH IT IS ATTACHED.

Except in limited circumstances, the notes will be available only in book-entry form. Investors in the notes may hold the notes through any of DTC, Clearstream or Euroclear. The notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven (7) calendar day settlement.

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

Non-U.S. holders of global notes will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the notes clearing organizations or their participants.

Initial Settlement

All notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

Investors electing to hold their notes through DTC will follow DTC settlement practices. Investor notes custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Notes will be credited to the notes custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants

Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back notes issues in same-day funds.

Trading between Clearstream or Euroclear Participants

Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC, Seller and Clearstream or Euroclear Participants

When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one (1) business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the notes against payment. Payment will include interest accrued on the notes from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first (1st) day of the following month. Payment will then be made by the relevant depository to the DTC participant’s account against delivery of the notes. After settlement has been completed, the notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The notes credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global notes will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the notes are credited to their account one (1) day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing notes would incur overdraft charges for one (1) day, assuming they cleared the overdraft when the notes were credited to their accounts. However, interest on the notes would accrue from the value date. Therefore, in many cases the investment income on the global notes earned during that one (1) day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global notes to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser

Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which publicly offered notes are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one (1) business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the publicly offered notes to the DTC participant’s account against payment. Payment will include interest accrued on the publicly offered notes from and including the last interest payment to and excluding the settlement date on the basis of a 360-day year and the actual number of days elapsed in the accrual period (with respect to the Class A-1 Notes) and on the basis of a 360-day year consisting of twelve 30-day months (with respect to all other notes). For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase global notes from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one (1) day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system’s customary procedures;

•	borrowing the notes in the United States from a DTC participant no later than one (1) day prior to settlement, which would give the notes sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one (1) day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of notes holding such notes through Clearstream or Euroclear, or through DTC if the holder has an address outside the United States, will be subject to the 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. Persons, unless:

(1)	each clearing system, bank or other financial institution that holds customers’ notes in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(2)	such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the notes, including U.S. federal withholding tax under FATCA, as well as the application of the withholding regulations. You are encouraged to consult your own tax advisors for specific advice regarding the holding and disposing of the notes. For further discussion of U.S. federal withholding tax under FATCA, see “Material Federal Income Tax Consequences—Payments to Foreign Financial Institutions and Certain Other Foreign Entities” in this prospectus supplement.

Exemption for Non-U.S. Persons—Form W-8BEN or Form W-8BEN-E

Beneficial owners of notes that are Non-U.S. Persons, as defined below, generally can obtain a complete exemption from the U.S. federal income withholding tax by providing a duly executed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals) or Form W-8BEN-E, Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities), as applicable. Generally, a Form W-8BEN or Form W-8BEN-E is valid for the period starting on the date the form is signed and ending on the last day of the third (3rd) succeeding calendar year. Under certain circumstances a Form W-8BEN or Form W-8BEN-E can remain effective indefinitely. If the information shown on Form W-8BEN or Form W-8BEN-E changes, a new Form W-8BEN or W-8BEN-E must be provided within thirty (30) days of the change.

Exemption for Non-U.S. Persons with effectively connected income—Form W-8ECI

A Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by providing a duly executed Form W-8ECI, Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States. The Form W-8ECI is valid for the period starting on the date the form is signed and ending on the last day of the third (3rd) succeeding calendar year. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be provided within thirty (30) days of the change.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries—Form W-8BEN or Form W-8BEN-E

A Non-U.S. Person may claim treaty benefits by providing a duly executed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals) or Form W-8BEN-E, Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities), as applicable. Generally, a Form W-8BEN or Form W-8BEN-E is valid for the period starting on the date the form is signed and ending on the last day of the third (3rd) succeeding calendar year. If the information shown on Form W-8BEN or Form W-8BEN-E changes, a new Form W-8BEN or Form W-8BEN-E must be provided within thirty (30) days of the change.

Exemption for U.S. Persons—Form W-9

U.S. Persons may obtain a complete exemption from withholding tax by filing a duly executed Form W-9, Request for Taxpayer Identification Number and Certification, supplying such U.S. Person’s TIN and certain other information.

A U.S. Person is:

(1)	a citizen or resident of the United States;

(2)	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any political subdivision thereof;

(3)	an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(4)	a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the issuing entity.

A Non-U.S. Person is any person other than a U.S. Person or, for purposes of this discussion, a partnership (including any entity treated as a partnership for U.S. federal income tax purposes).

Prospectus

GM Financial Sponsor and Servicer GMF Leasing LLC Depositor	Asset-Backed Securities, Issuable in Series

We suggest that you read the section entitled “Risk Factors” on page 11 of this prospectus and in the accompanying prospectus supplement, and consider the factors in those sections before making a decision to invest in the notes.

These notes are asset-backed securities which represent interests in or obligations of the issuing entity issuing that series of notes and are not interests in or obligations of any other person or entity.

None of the notes, the exchange notes, the leases or the leased vehicles will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of notes unless accompanied by the prospectus supplement relating to the offering of these notes.

The Securities —

•	will be notes issued from time to time in series;

•	will be backed by one or more designated pools of car, light truck and utility vehicle leases and the corresponding leased vehicles (each, a lease asset and collectively, lease assets), all of which were purchased by the titling trust from dealers;

•	will be rated by at least one nationally recognized statistical rating organization engaged to rate the notes; and

•	may have the benefit of one or more forms of credit enhancement, such as reserve funds, overcollateralization, subordination or, excess cashflow.

The Trust Assets —

The assets of each issuing entity will consist of an exchange note issued by an affiliate of the sponsor, collections on the related exchange note, rights under specified transaction documents and other property identified in this prospectus and the accompanying prospectus supplement. Each exchange note will be backed by a designated pool of lease assets purchased by the titling trust from dealers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 13, 2015

Important Information about the Information Presented in

this Prospectus and

the Accompanying Prospectus Supplement

We provide information to you about the notes in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information; and (2) the accompanying prospectus supplement, which describes the specific terms of your series of notes.

This prospectus by itself does not contain complete information about the offering of your notes; the balance of that information is contained in the accompanying prospectus supplement. We suggest that you read both this prospectus and the accompanying prospectus supplement in full. We cannot sell the notes to you unless you have received both this prospectus and the accompanying prospectus supplement.

Legal Opinions	85
Incorporation by Reference	85
Financial Information	85

Summary of Prospectus

•	This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, carefully read this entire prospectus and the accompanying prospectus supplement.

•	This summary provides an overview of the structural elements, calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

•	There are material risks associated with an investment in the notes. You should read the section entitled “Risk Factors” on page 11 of this prospectus and in the accompanying prospectus supplement, and consider the risk factors described in those sections, before making a decision to invest in the notes.

Sponsor and Servicer

AmeriCredit Financial Services, Inc. d/b/a GM Financial, or GM Financial, or the sponsor, or the servicer, a Delaware corporation. GM Financial’s principal offices are located at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102 and its telephone number is (817) 302-7000.

Depositor

The depositor for each series of notes will be GMF Leasing LLC, a special-purpose finance subsidiary of the sponsor.

Issuing Entity

The issuing entity for a particular series of notes will be a trust formed by the sponsor or the depositor.

The Owner Trustee

For any series of notes the owner trustee of the issuing entity will be a Delaware trust company identified in the prospectus supplement.

The Indenture Trustee

For any series of notes, the indenture trustee named in the related prospectus supplement.

The issuing entity may separately enter into and issue securities pursuant to an indenture. In such a case, the owner trustee for the issuing entity and the indenture trustee will be separate independent trustees.

The Titling Trust

ACAR Leasing Ltd., a Delaware statutory trust. The titling trust is a wholly-owned subsidiary of the settlor. The titling trust owns lease assets that from time to time will be assigned to designated pools. Collections on the lease assets in a designated pool will be used as the principal source of payment on the related exchange note.

The Settlor

APGO Trust, a Delaware statutory trust. The settlor is a wholly-owned subsidiary of GM Financial.

The Administrative Agent

Wells Fargo Bank, National Association, or Wells Fargo, a national banking association is the administrative agent of the titling trust.

Collateral Agent

Wells Fargo is the collateral agent for the titling trust.

The Lender

GM Financial, as lender will loan amounts to the titling trust pursuant to a Credit and Security Agreement that the titling trust will use to purchase lease assets from dealers.

The Notes

Each series of notes issued by an issuing entity may be issued in one or more classes. Each class of notes will represent indebtedness of the related issuing entity.

Each class of notes may have a different interest rate, which may be a fixed or floating interest rate. The related prospectus supplement will specify the interest rate for each class of notes within a series, or, for floating rate notes, the initial interest rate and the method for determining subsequent changes to the interest rate.

A series of notes may include one or more classes which:

•	have different interest rates;

•	have different terms to maturity and different timing, sequential order or priority of payments, amount of principal or interest or both;

•	are senior to one or more other classes of notes in respect of distributions of principal and interest and allocations of losses on the related lease assets;

•	are stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions;

•	are stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions; or

•	will not distribute accrued interest but rather will add the accrued interest to the note principal balance, or nominal balance.

A series of notes may provide that distributions of principal or interest or both on any class may be made:

•	on the basis of collections from designated portions of the related designated pool of lease assets;

•	upon the occurrence of specified events; or

•	in accordance with a schedule or formula.

To the extent indicated in the related prospectus supplement, different classes of notes in a series may be treated as a single class for voting, consent and similar purposes.

The Exchange Note

The titling trust will issue a new exchange note to GM Financial in connection with each securitization transaction, pursuant to an exchange note supplement to the credit and security agreement.

At the time that it issues an exchange note, the titling trust will also assign particular lease assets to a designated pool. The titling trust will use amounts received on each designated pool on and after the cutoff date described in the related prospectus supplement to make payments on the related exchange note. These amounts include:

•	payments made by or on behalf of the lessees on the leases;

•	net proceeds from sales of leased vehicles; and

•	proceeds from claims on insurance policies covering the lessees, the leases or the leased vehicles.

Designated Pool

The leases in each designated pool are retail closed-end lease contracts for cars, light trucks and utility vehicles. A lessee who complies with the terms of the related lease will not be responsible for the value of the related leased vehicle at the end of the lease term.

The related prospectus supplement will describe how the securitization value of a lease is calculated.

GM Financial will act as the servicer for the lease assets in each designated pool. The servicer is responsible for collecting payments on each designated pool, administering payoffs, defaults and delinquencies, and repossessing and liquidating leased vehicles. The issuing entity will pay the servicer a monthly “designated pool servicing fee” specified in the related prospectus supplement.

Trust Property

As specified in the related prospectus supplement, the trust property held by the issuing entity will primarily consist of an exchange note.

For each securitization transaction, GM Financial, as the lender, will cause the titling trust to issue an exchange note. GM Financial will then sell the exchange note to the depositor, pursuant to an exchange note sale agreement, and the depositor will then immediately transfer the exchange note to the issuing entity, pursuant to an exchange note transfer agreement. The related prospectus supplement will describe the criteria used to select the designated pool of lease assets which will back the related exchange note.

In addition to the exchange note, the trust property of each issuing entity will include:

•	amounts held in any collections account, reserve account or other account established pursuant to the related transaction documents;

•	rights under the related transaction documents, including the right to cause the removal of ineligible and certain other lease assets from the designated pool supporting the related exchange note; and

•	credit enhancement for any class of notes.

Payment Date

As described in the related prospectus supplement, the exchange note and the notes will pay principal and/or interest on specified payment dates. Payment dates will occur monthly, quarterly, or semi-annually.

Record Date

The related prospectus supplement will describe a record date preceding the payment date, as of which the collateral agent, paying agent or indenture trustee will fix the identity of noteholders. Noteholders whose identities are fixed on this date will receive payments on the next succeeding payment date.

Collection Period

A period preceding each payment date—for example, in the case of monthly-pay notes, the calendar month preceding the month in which a payment date occurs. As the related prospectus supplement will more fully describe, the servicer will remit amounts received on the designated pool, or designated pool collections, to the related exchange note collections account and the servicer will instruct the indenture trustee to make distributions from such account to make payments on the exchange note and to fund the indenture collections account to make payments on the notes.

Credit Enhancement

As described in the related prospectus supplement, credit enhancement for any class of notes may include any one or more of the following:

•	excess cashflow;

•	overcollateralization;

•	subordination; and

•	a reserve account.

Book-entry Securities

The issuing entity may issue the notes as global securities registered in the name of Cede & Co. as nominee of The Depository

Trust Company, or another nominee. In this case, noteholders will not receive definitive securities representing their interests except in limited circumstances described in the related prospectus supplement.

Optional Termination

As described in this prospectus and the related prospectus supplement, the servicer or, if the related prospectus supplement specifies, specified other entities may exercise a “clean-up call” option to purchase the exchange note. In such a case, the indenture trustee will notify the noteholders that the notes will be redeemed and will provide instructions for surrender of the notes for final payment of interest and principal. The related prospectus supplement will describe how the clean-up call options works, the purchase price for the exchange note and any conditions to its exercise by the servicer.

Mandatory Termination

As described in this prospectus and the related prospectus supplement, the indenture trustee, the servicer, or if the related prospectus supplement specifies, other entities, may be required to retire early all or any portion of a series of notes. The transaction documents may require these parties to solicit competitive bids for the purchase of the trust property or otherwise.

Material Federal Income Tax Consequences

The issuing entity’s tax counsel identified in the prospectus supplement will deliver its opinion that, for federal income tax purposes, the notes:

•	will be characterized as indebtedness for federal income tax purposes; and

•	the issuing entity will not be treated as an association or publicly traded partnership taxable as a corporation.

In addition to reviewing “Material Federal Income Tax Consequences” in this prospectus and the related prospectus supplement, you should consult your tax advisors.

ERISA Considerations

A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of notes could give rise to a prohibited transaction under ERISA, or the Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We suggest that you review “ERISA Considerations” in this prospectus and in the related prospectus supplement.

Ratings

Each class of notes offered by an prospectus supplement will be rated by at least one nationally recognized statistical rating organization, or NRSRO, engaged to rate the notes. The ratings are not a recommendation to purchase, hold or sell the notes and do not address the market price or suitability of the notes for a particular investor. The ratings address the likelihood of timely payment of interest and the ultimate payment of principal on the notes by the stated maturity date. The ratings do not address the rate of prepayments that may be experienced on the designated pool or the effect of the rate of prepayments on the return of principal to noteholders. An engaged NRSRO may in its discretion lower, qualify or withdraw its rating as to any note at any time.

Risk Factors

This section and the section under the caption “Risk Factors” in the related prospectus supplement describe the principal risk factors associated with an investment in any note. You should consider these risk factors prior to any purchase of any note.

You may not be able to sell your notes, and may have to hold your notes to maturity even though you may want to sell.	A secondary market for your notes may not be available. If it is available, it may not provide you with sufficient liquidity of investment or continue for the life of these notes. The underwriters may establish a secondary market in the notes, although no underwriter will be obligated to do so. The notes are not expected to be listed on any securities exchange or quoted in the automated quotation system of a registered securities association.

Issuance of the notes in book-entry form may also reduce the liquidity in the secondary trading market, since some investors may be unwilling to purchase notes for which they cannot obtain definitive physical securities.

The assets of the issuing entity are limited and are the only source of payment for your notes.	The issuing entity will not have any assets or sources of funds other than amounts received on the exchange note and the related property it owns and any credit enhancement described in the related prospectus supplement. Any credit or payment enhancement is limited. Your notes will not be insured or guaranteed by any governmental agency or instrumentality. Your notes will also not be insured or guaranteed by GM Financial or any of its affiliates or any other person, except to the extent described in the related prospectus supplement. If these available assets or sources of funds are insufficient to pay your notes in full, you will incur losses on your notes.

Payments on the notes depend on designated pool collections on the leases and proceeds from the sale of the leased vehicles.

The issuing entity will pay the notes only with amounts received on the exchange note. The amount received on the exchange note will primarily depend upon the designated pool collections on the leases in the designated pool, the number of leases that default and the amount of the proceeds from the sale of the leased vehicles upon scheduled termination, early termination or default. If there are decreased designated pool collections, increased defaults or the net sale proceeds from the leased vehicles are less than the base residual values of the leased vehicles, there may be insufficient funds to pay your notes in full.

No assurance can be made that the market value of any leased vehicle will equal its base residual value at the end of the lease. If the market value of a leased vehicle is less than the price at which the lessee may purchase the vehicle under the lease, the lessee will be more likely to return it. If the net sale proceeds from returned leased vehicles are less than their base residual values, there may be insufficient funds to pay your notes in full.

Performance of the designated pool is uncertain and market factors may reduce used vehicle prices.	The performance of the lease assets in the designated pool depends on a number of factors, including general economic conditions, unemployment levels, the circumstances of individual lessees (including their credit scores), GM Financial’s underwriting standards at origination, the accuracy of ALG’s residual value forecasts, the success of GM Financial’s servicing of the designated pool, collection and vehicle remarketing strategies and used vehicle prices.

The used vehicle market is affected by supply and demand for such vehicles, which in turn is affected by numerous factors including:

•	consumer tastes and economic factors, including changes in fuel prices and the availability of financing to consumers and dealers for their purchase of used vehicles;

•	vehicle manufacturer decisions, including those on pricing and incentives offered for the purchase of new vehicles, on the introduction and pricing of new car models or on whether to sell a brand or to discontinue a model or brand;

•	government actions, including actions that encourage consumers to purchase certain types of vehicles; and

•	other factors, including the impact of vehicle recalls and related lawsuits.

None of these factors can be predicted with certainty. Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events. Changes in various factors could have disproportionate effects on the supply or demand for certain vehicle types or models. For example, increases in fuel prices could disproportionately reduce the resale value of larger, less fuel efficient vehicles, such as trucks and sport utility vehicles. Consequently, no accurate prediction can be made of how the designated pool will perform.

The timing of payments on the leases in the designated pool could cause you to be paid earlier or later than you expect, which may adversely affect your yield to maturity.	The yield to maturity of the notes may be adversely affected by a faster or slower rate of payments on the leases. In particular, faster than expected payments on the designated pool will cause the issuing entity to make payments of principal on your notes earlier than expected and will shorten the maturity of your notes. Payments on the designated pool may be made earlier than expected if:

•	lessees prepay the leases in full;

•	lessees default on their leases and proceeds are received from the sale of the leased vehicles;

•	lessees participate in early termination programs sponsored by GM Financial;

•	proceeds from claims on any physical damage, credit life or other insurance policies covering the leases, leased vehicles or lessees are received;

•	the servicer is required to remove certain lease assets from the designated pool and makes a corresponding payment to the exchange note collections account due to a breach of a representation or warranty relating to the lease or leased vehicle or a breach of its servicing duties; or

•	leased vehicles are returned and sold more quickly than expected.

A variety of economic, social and other factors, including among others, obsolescence, prevailing interest rates, general availability of credit, availability of alternative financing, local and regional economic conditions and natural disasters, will influence the rate of payments on the designated pool. Therefore, we can give no assurances as to the rate of prepayments that a designated pool will experience.

If you receive principal payments on your notes earlier than expected at a time when interest rates are lower than interest rates would otherwise have been had such principal payments been made at a different time, you may not be able to reinvest the principal in a comparable security with an effective interest rate equivalent to the interest rate on your notes. Similarly, if principal payments on your notes are made later than expected, you may lose reinvestment opportunities. In addition, if the notes were purchased at a discount and payments are slower than expected, your yield may be reduced. You will bear all reinvestment risk resulting from receiving payments of principal on your notes earlier or later than expected. In addition, your notes will be paid in full prior to maturity if the servicer exercises its clean up call option.

Interests of other persons in the exchange note, the leases or the leased vehicles could reduce or delay payments on your notes.

If another person acquires an interest in the exchange note or in any lease or leased vehicle in the designated pool that is superior to the issuing entity’s, collections on the exchange note, collections on that lease or the proceeds from the sale of that leased vehicle may not be available to make payments on your notes.

Another person could acquire an interest that is superior to the issuing entity’s interest if:

•	the issuing entity does not have a perfected security interest in the exchange note because its security interest was not properly perfected (despite the delivery of the exchange note to the indenture trustee on the closing date for a securitization transaction);

•	the collateral agent does not have a perfected security interest in the assets in the designated pool because its security interest in the leases or leased vehicles was not properly perfected (despite the grant of a security interest in all lease assets to the collateral agent upon their acquisition by the titling trust and the application for a certificate of title for each leased vehicle naming the collateral agent as secured party);

•	the titling trust does not have proper evidence of its ownership of any leased vehicle in the designated pool (despite the application for a certificate of title for each leased vehicle naming the titling trust as owner);

•	the collateral agent does not have a perfected security interest in the leases in the designated pool because the collateral agent has not maintained physical possession, in the case of a tangible contract, or “control,” in the case of an electronic contract; or

•	the collateral agent’s security interest in the leases or leased vehicles in the designated pool is impaired because holders of some types of liens, such as a lien in favor of the Pension Benefit Guaranty Corporation, certain tax liens or mechanic’s liens, may have priority over the collateral agent’s security interest, or a leased vehicle is confiscated by a government agency.

Optional or mandatory redemption of your notes could cause you to be paid earlier than you expect, which may adversely affect your yield to maturity and which may expose you to reinvestment risk.	Your notes could be subject to optional or mandatory redemption features, which could adversely affect the yield to maturity of the notes and which may expose you to reinvestment risk.

One or more notes of any series may be subject to optional or mandatory redemption in whole or in part, either on or after a specified date, or on or after the time when the servicer or another party identified in the related prospectus supplement may exercise its “clean-up call” option to purchase the related exchange note; which will result in all noteholders surrendering their notes for final payment of principal and interest. The conditions under which an optional or mandatory redemption of all or a portion of a series of notes may be effected are set forth in the related prospectus supplement.

Furthermore, since prevailing interest rates may fluctuate, we cannot assure you that you will be able to reinvest these amounts at a yield equaling or exceeding the yield on your notes. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.

Credit enhancement, if available, will be limited in both amount and scope of coverage, and may not be sufficient to cover all losses or risks on your investment.

Credit enhancement may be available in limited amounts to cover some, but not all, types of losses on the lease assets in the designated pool. Any such credit enhancement may be depleted over time and may reduce over time in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses, and may provide no coverage as to other types of losses. Credit enhancement does not directly or indirectly guarantee to the investors any specified rate of prepayments, which is one of the principal risks of your investment. The amount and types of credit enhancement coverage and the identification of any entity providing the credit enhancement will be described in the related prospectus supplement.

Insolvency of GM Financial may cause your payments to be reduced or delayed.	In some circumstances, an insolvency of GM Financial may reduce payments to you. A court in a bankruptcy proceeding could conclude that GM Financial effectively still owns the exchange note because the sale of the exchange note by GM Financial to the depositor and by the depositor to the issuing entity, were not “true sales” or that the assets and liabilities of the titling trust, the depositor and/or the related issuing entity should be consolidated with those of GM Financial for bankruptcy purposes. If a court were to reach either of these conclusions, payments on your notes could be reduced or delayed due to:

•	the “automatic stay” provision of the U.S. federal bankruptcy laws, which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the bankruptcy court, and other provisions of the U.S. federal bankruptcy laws that permit substitution of collateral in limited circumstances;

•	tax or government liens on GM Financial’s property that arose prior to the transfer of the exchange note to the issuing entity having a claim on collections that are senior to your notes; or

•	the issuing entity not having a perfected security interest in the exchange note or any cash collections held by GM Financial at the time the bankruptcy proceeding begins.

In addition, the transfer of the exchange note by the depositor to the issuing entity, although structured as a sale, may be viewed as a financing because the depositor retains the residual interest in the issuing entity. If a court were to conclude that such transfer was not a sale or the depositor was consolidated with GM Financial in the event of GM Financial’s bankruptcy, the notes would benefit from a security interest in the exchange note but the exchange note would be owned by GM Financial and payments could be delayed, collateral substituted or other remedies imposed by the bankruptcy court that could cause losses or delays in payments on your notes.

Geographic concentrations of lease assets may increase concentration risks.	Adverse economic conditions or other factors affecting any state or region could increase the delinquency, default or net loss experience of the leases if there is a significant concentration of leases relating to borrowers located in the affected state or region. The state-by-state concentration of the leases held by any issuing entity will be set forth in the related prospectus supplement.

Federal and state laws and other factors may limit the collection of payments on the leases and repossession of the leased vehicles.	Federal and state laws may prohibit, limit, or delay repossession and sale of a repossessed leased vehicle to recover losses on a defaulted lease. As a result, you may experience delays in receiving payments and suffer losses.

Additional factors that may affect the issuing entity’s ability to recoup the full amount due on a lease include:

•	the sponsor’s failure to maintain the perfection of the collateral agent’s security interest in the related leased vehicle;

•	depreciation;

•	obsolescence;

•	damage or loss of the related leased vehicle; and

•	the application of federal and state bankruptcy and insolvency laws.

Furthermore, proceeds from the sale of repossessed leased vehicles can fluctuate significantly based upon market conditions. A deterioration in general economic conditions could result in a greater loss in the sale of repossessed leased vehicles than the sponsor has historically experienced.

Commingling of collections with the sponsor’s corporate funds may result in reduced or delayed payments to you.	While the sponsor is the servicer, designated pool collections remitted directly to the sponsor and held by the sponsor prior to deposit in the exchange note collections account as required by the transaction documents may be commingled with the sponsor’s corporate funds prior to each payment date. If bankruptcy proceedings are commenced with respect to the sponsor while acting as servicer, the issuing entity, the indenture trustee or the collateral agent may not have a perfected security interest in those collections and any funds then held by the servicer may be unavailable to noteholders.

Losses and delinquencies on the lease assets in the designated pool may differ from the sponsor’s historical loss and delinquency levels on the serviced portfolio.	The delinquency and loss levels of the lease assets in a designated pool may not correspond to the historical levels the sponsor experienced on its automobile lease asset portfolio or in prior designated pools. There is a risk that delinquencies and losses could increase or decline significantly for various reasons, including changes in the local, regional or national economies.

Noteholders have no recourse against the sponsor for losses.	The depositor, the issuing entities and the noteholders will have no recourse against the sponsor other than (i) for breaches of certain representations and warranties with respect to the lease assets, and (ii) for certain breaches of the sponsor’s obligations as servicer under the transaction documents. The notes represent obligations solely of the related issuing entity. Unless explicitly set forth in the related prospectus supplement, no notes will be guaranteed, in whole or in part, by the sponsor, the servicer, the applicable indenture trustee or collateral agent or any other party. Consequently, if payments on the leases and amounts received with respect to the related leased vehicles, and to the extent available, any credit enhancement, are insufficient to pay the notes in full, you will have no rights to obtain payment from the sponsor.

Transfer of servicing may delay payments to you.	The transaction documents contain provisions that could result in the termination of the sponsor’s servicing rights. If the sponsor were to cease servicing the lease assets, delays in processing payments on the leases, sales of returned or repossessed vehicles and information regarding designated pool collections could occur. This could delay payments to you. There is no guarantee that a replacement servicer would be able to service the lease assets with the same capability and degree of skill as the sponsor. See “Description of the Transaction documents—Exchange Note Servicer Default” in this prospectus.

The servicer has discretion over the servicing of the lease assets which could impact the amount or timing of funds available to make payments on your notes.	The servicer has discretion in servicing the lease assets in the designated pool, including the ability to grant lease deferments or end of lease extensions and to determine the timing and method of collection and vehicle remarketing. The manner in which the servicer exercises that discretion could have an impact on the amount or timing of collections on the designated pool and consequently on the amount or timing of principal and interest received by the issuing entity on the exchange note. If servicing procedures impact the amount or timing of designated pool collections, you may experience losses or delays in payment on your notes.

Inability of the servicer to remove lease assets which breach a representation or warranty may cause your payments to be reduced or delayed.

The servicer will make certain representations and warranties about the lease assets that are assigned to each designated pool. If any of those representations and warranties are breached and are not cured in the manner described in the related transaction documents, the transaction documents require the servicer to pay a repurchase price for the affected lease assets and to remove those lease assets from the related designated pool. If the servicer is unable to pay the repurchase price to remove lease assets and no other party is obligated to perform or satisfy these obligations, you may experience delays in receiving payments and suffer losses on your investment in the notes.

Inadequate insurance on leased vehicles may cause losses on your investment.	Each lease requires the lessee to maintain insurance covering physical damage to the leased vehicle with the titling trust named as a loss payee. Since the lessees select their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

In addition, although each lease generally gives the servicer the right to obtain force-placed insurance coverage in the event the required physical damage insurance on a leased vehicle is not maintained by a lessee, neither the sponsor nor the servicer is obligated to obtain force-placed coverage and neither the sponsor nor the servicer is in the practice of obtaining force-placed insurance coverage. In most cases, the sponsor does not typically obtain forced-placed insurance on the leases. In the event insurance coverage is not maintained by lessees and coverage is not force-placed, then insurance recoveries may be limited in the event of losses or casualties to leased vehicles included in the designated pool, and you could suffer a loss on your investment.

Limitations on interest payments and repossessions may cause losses on your investment.	Generally, under the terms of the Servicemembers Civil Relief Act and similar state legislation, a lessee may terminate a lease at any time if the lessee subsequently enters into military service or receives military orders for a permanent change of station outside of the continental U.S. or to deploy with a military unit. No early termination charges may be imposed on the lessee for such termination. Lease assets related to lessees who are in the military or who subsequently enter the military may be included in the designated pool and the servicer will not be required to remove from the designated pool a lease asset that become subject to these laws. In the event leases are terminated and any form of credit enhancement is insufficient to cover the losses on the terminated leases, you could suffer a loss on your investment.

In addition, this legislation imposes limitations that would impair the servicer’s ability to repossess a leased vehicle related to an affected lease during the lessee’s period of active duty status. Thus, in the event that these lessees go into default, there may be delays in receiving payments and you may incur losses on your investment in the notes.

The ratings assigned to your notes by the rating agencies may be lowered or withdrawn at any time, which may affect your ability to sell your notes.	The ratings assigned to the notes will be based on, among other things, the adequacy of the assets of the issuing entity and any credit enhancement for a series of notes. Any rating which is assigned may not remain in effect for any given period of time or may be lowered or withdrawn entirely by the rating agencies if, in their judgment, circumstances in the future so warrant.

The Sponsor and the Servicer

The sponsor and servicer for each series of notes will be AmeriCredit Financial Services, Inc. d/b/a GM Financial, or GM Financial. The sponsor is the wholly-owned primary operating subsidiary of General Motors Financial Company, Inc., a Texas corporation, a wholly-owned subsidiary of General Motors Holdings LLC. General Motors Holdings LLC is in turn a wholly-owned subsidiary of General Motors Company, or GM. The sponsor was incorporated in Delaware on July 22, 1992. The sponsor originates and acquires automobile lease assets. The sponsor’s executive offices are located at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102; telephone (817) 302-7000. The sponsor will serve as the servicer for each securitization transaction.

See the related prospectus supplement for information regarding the sponsor’s securitization program, static pool and/or vintage origination data regarding the securitizations sponsored by the sponsor and recent developments concerning the sponsor and the servicer.

The Depositor

The depositor for each series of notes will be GMF Leasing LLC, a special-purpose finance subsidiary of the sponsor. The depositor was created for the limited purpose of purchasing exchange notes from GM Financial and selling such exchange notes to issuing entities for securitization transactions in exchange for the notes.

As described in the related prospectus supplement, the depositor will structure each transaction so that a bankruptcy of the sponsor will not result in the consolidation of the depositor’s assets and liabilities with those of the sponsor. The depositor will receive a legal opinion for each transaction, subject to various facts, assumptions and qualifications, opining that if the sponsor was adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate corporate existence of the depositor and to require the consolidation of the depositor’s assets and liabilities with those of the sponsor. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the sponsor. Delays in distributions on the notes and possible reductions in distribution amounts could occur if a court decided to consolidate the depositor’s assets with those of the sponsor, or if a filing were made under any bankruptcy or insolvency law by or against the depositor, or if an attempt were made to litigate any of those issues.

The Issuing Entity

The sponsor or the depositor will establish a separate entity that will issue the notes. Each issuing entity will be a Delaware statutory trust governed by a trust agreement between the depositor and the owner trustee.

The primary purpose of the issuing entity will be to (i) acquire and hold the related exchange note and other trust property, (ii) issue the notes and pledge the trust property to the indenture trustee to secure payments on the notes, (iii) make payments on the notes, (iv) issue additional notes or certificates in exchange for all or a portion of the residual interest of the issuing entity, and (v) engage in other related activities to accomplish such purposes.

GM Financial will be the administrator of each issuing entity under an administration agreement. The administrator will provide notices on behalf of the issuing entity and perform all administrative obligations of the issuing entity under the transaction documents.

The Owner Trustee

The owner trustee for each issuing entity will be specified in the related prospectus supplement. The owner trustee’s liabilities in connection with the issuance and sale of the related notes is limited solely to the express obligations of owner trustee detailed in the related transaction documents.

The primary duties of the owner trustee will be to (i) create each issuing entity by filing a certificate of trust with the Delaware Secretary of State, and (ii) execute documents on behalf of the issuing entity.

The related prospectus supplement will specify procedures for the resignation or removal of the owner trustee and for the replacement of any such party.

The Indenture Trustee

The indenture trustee for each series of notes will be specified in the related prospectus supplement. The indenture trustee’s liabilities in connection with the issuance and sale of the related notes is limited solely to the express obligations of the indenture trustee, detailed in the related transaction documents.

The primary duties of the indenture trustee will be to (i) hold the security interest in the exchange note and the other trust property on behalf of the noteholders, (ii) administer the bank accounts for the securitization, (iii) enforce remedies after an event of default and to accelerate the notes, (iv) act as note registrar and maintain a record of noteholders and provide for the registration, transfer, exchange and replacement of notes, and (v) notify the noteholders of certain events, including an event of default.

The related prospectus supplement will specify procedures for the resignation or removal of the indenture trustee, and for the replacement of any such indenture trustee.

The Administrative Agent

The administrative agent for each series of notes will be specified in the related prospectus supplement. The administrative agent’s liabilities in connection with the issuance and sale of the related notes is limited solely to the express obligations of the administrative agent, respectively, detailed in the related transaction documents.

The primary duty of the administrative agent will be to perform certain administrative duties regarding the titling trust.

The related transaction documents will specify procedures for the resignation or removal of the administrative agent, and for the replacement of any such administrative agent.

The Collateral Agent

The collateral agent for each series of notes will be specified in the related prospectus supplement. The collateral agent’s liabilities in connection with the issuance and sale of the related notes is limited solely to the express obligations of the collateral agent, respectively, detailed in the related transaction documents.

The primary duty of the collateral agent will be to hold and maintain the security interest in the lease assets, granted to it, as collateral agent, for the benefit of GM Financial, as lender under the credit and security agreement, and the holders of the exchange notes. The collateral agent will not receive title to or possession of any lease or leased vehicle.

The related prospectus supplement will specify procedures for the resignation or removal of the collateral agent, and for the replacement of any such collateral agent.

The Titling Trust

The titling trust is a Delaware statutory trust that was created by APGO Trust, a wholly-owned subsidiary of GM Financial, for the limited purpose of purchasing lease assets from dealers. GM Financial uses the titling trust to facilitate its leasing business. Each leased vehicle will be titled in the name of the titling trust and the collateral agent will be named as secured party on the certificate of title for each leased vehicle.

The titling trust finances its acquisition of lease assets with amounts borrowed from GM Financial pursuant to a credit and security agreement, with funds indirectly contributed to it by GM Financial or with the collections received on its portfolio of lease assets. Under the credit and security agreement, the titling trust is obligated to repay amounts advanced to it by GM Financial and may at any time, at the request of GM Financial, convert all or a portion of the amounts then outstanding under the lending facility to one or more term notes evidenced by an exchange note. Each exchange note will be issued pursuant to an exchange note supplement to the credit and security agreement that sets forth the terms governing that exchange note. The titling trust will be responsible for making payments on every such exchange note under the credit and security agreement. The titling trust has appointed the collateral agent to hold the security interest in all lease assets that are pledged as collateral in accordance with the credit and security agreement, including all lease assets in each designated pool.

Amounts due to GM Financial under the lending facility and all amounts due under outstanding exchange notes, including the exchange note issued for the securitization transaction in which the notes will be issued, are secured by a single security interest in favor of the collateral agent, on behalf of GM Financial and the holders of all exchange notes, on all lease assets pledged under the credit and security agreement and any proceeds of those lease assets. Whenever a new exchange note is issued, certain lease assets are allocated to a designated pool of lease assets that backs that exchange note and generally only the designated pool collections on those lease assets will be used to make payments on that exchange note. For more information about the designated pool, see “The Designated Pool” in this prospectus and the related prospectus supplement.

The Designated Pool

The Trust Property

The primary asset of each issuing entity will be an exchange note issued by the titling trust to GM Financial under an exchange note supplement to the credit and security agreement. Each exchange note will be backed by a designated pool of lease assets purchased by the titling trust from dealers. On the closing date for a securitization transaction, the titling trust will issue the exchange note to GM Financial, GM Financial will sell the exchange note and other related assets to the depositor, and the depositor will transfer the exchange note and other related assets to the related issuing entity. The trust property will be pledged by the issuing entity to the indenture trustee for the benefit of the noteholders and any interest rate hedge counterparties.

As specified in the related prospectus supplement, the trust property will include:

•	the related exchange note;

•	rights to funds in the related exchange note collections account, and if applicable, the related reserve account; and

•	rights under the related transaction documents, including the right to cause the removal lease assets that breach certain representations and warranties from the designated pool supporting the related exchange note.

Additional Information About the Designated Pool

To the extent applicable, the related prospectus supplement will describe the distribution of the leases in the designated pool:

•	the total securitization value and the residual portion of the securitization value;

•	the aggregate base residual value;

•	the weighted average original and remaining terms;

•	scheduled maturity date; and

•	the credit score distribution, geographic distribution, make, model and vehicle type distribution and other composition characteristics for the designated pool.

The related prospectus supplement will contain additional information about the leases in the designated pool, including a detailed description of how the securitization value of a lease is calculated.

Vintage Originations Information

GM Financial will provide information about the leases that it originated or acquired in prior periods in an annex to the related prospectus supplement.

Static Pool Information—Prior Securitized Pools

GM Financial will provide static pool information about its prior securitized pools of leases, if any, in an annex to the related prospectus supplement.

Delinquencies, Credit Losses, Repossessions, and Residual Performance Information on the Lease Assets

The related prospectus supplement will describe the sponsor’s delinquency, credit losses, repossession and residual performance experience with respect to the lease assets it has originated or acquired. This information may include, among other things, the experience with respect to all lease assets owned by the titling trust during specified periods. There can be no assurance that the delinquency, credit losses, repossession and residual performance experience on any trust property will be comparable to the sponsor’s prior experience.

Maturity and Prepayment Considerations on the Lease Assets in the Designated Pool

The weighted average life of the notes will be influenced by the rate at which principal payments on the exchange note are paid, which will be determined based on the rate at which the leases in the designated pool are paid and the rate at which returned or repossessed leased vehicles in the designated pool are sold. Prepayments on the leases and accelerated payments resulting from defaults will both shorten the weighted average life of the notes. The rate of prepayments on the leases may be influenced by a variety of economic, financial and other factors.

Prepayments on the leases will occur in the following circumstances:

•	Prepayments by lessees—proceeds may be received upon the sale of leased vehicles because lessees may return or purchase their leased vehicles at any time after paying all amounts due under their leases;

•	Defaults—proceeds may be received upon the sale of a leased vehicle following a default by the lessee, including rebates on cancelled service contracts, insurance and similar products financed over the term of the lease;

•	Early termination programs—proceeds may be received upon the sale of leased vehicles returned by lessees participating in early termination or pull-ahead programs sponsored by GM Financial;

•	Insurance proceeds—proceeds may be received from claims on any insurance policies covering the lessees, the leases or the leased vehicles;

•	Removal of leases—GM Financial may be required to remove ineligible and certain other lease assets from the designated pool; and

•	Exchange note acceleration—proceeds may be received upon the liquidation of all or a portion of the designated pool following a lending facility default or an exchange note default under the credit and security agreement or the exchange note supplement.

No assurance can be made of the amount of principal payments that will be made on the notes on each payment date because that amount will depend primarily on the amount received on the leases in the designated pool, and from the sale of the leased vehicles in the designated pool, during the related collection period.

Each prospectus supplement will provide additional information regarding the maturity and prepayment considerations applicable to a particular designated pool and series of notes, together with a description of any prepayment penalties.

GM Financial’s Lease Financing Program

To the extent lease assets included in a designated pool relating to any series of notes are originated or acquired under standards and procedures other than those described in this section, those standards and procedures will be described in the related prospectus supplement.

General

The sponsor, GM Financial, is a wholly-owned subsidiary of General Motors Financial Company, Inc., which is the wholly-owned captive finance subsidiary of GM and is a global provider of automobile financing solutions. The sponsor has been operating in the automobile finance business in North America since September 1992. GM Financial began a strategic relationship with GM in September 2009 and was acquired by GM in October 2010 in order to provide captive financing capabilities to strategic and underserved segments of GM’s markets. To fulfill this objective, in addition to continued support of GM, GM Financial added full credit spectrum leasing capabilities across North America in 2011.

As the lender under the credit and security agreement, GM Financial advances funds to the titling trust, its indirect subsidiary, to finance its purchase of lease assets from motor vehicle dealerships in the United States in the ordinary course of its business. As of the date of this prospectus, all of the lease assets owned by the titling trust are held by it pursuant to the credit and security agreement. In its capacity as servicer, the sponsor services the lease assets that are subject to the credit and security agreement pursuant to a servicing agreement and will enter into servicing supplements to that servicing agreement to set forth the specific terms governing its servicing of each designated pool. The sponsor services the leases and leased vehicles owned by the titling trust at one or more regional centers using automated lease servicing and collection systems. The sponsor funds these lease finance activities in part through “warehouse” credit facilities and securitization transactions.

As GM’s captive finance subsidiary, the sponsor’s business strategy includes increasing the amount of new GM automobile sales by offering competitive financing programs, while at the same time continuing to remain a valuable financing source for loans for non-GM dealerships. In addition to the GM-related loan origination efforts, the sponsor offers a full credit spectrum lease financing product for new GM vehicles exclusively to GM-franchised dealerships in the United States. The relationships with the GM-franchised dealerships is maintained by the sponsor through its regional credit centers and market representatives (dealer relationship managers).

Marketing

The sponsor is an indirect originator of lease assets that focuses its marketing activities on GM-franchised automobile dealerships. The sponsor’s relationships with dealerships are actively monitored with the objective of maximizing the volume of lease applications received from each dealer that meet the sponsor’s underwriting standards and profitability objectives. Because the sponsor maintains non-exclusive relationships with dealerships, when a customer seeks to lease a vehicle from a dealer the dealer retains discretion to determine whether to obtain financing for that particular lease asset from the sponsor or from another financing source. The sponsor’s representatives regularly contact and visit dealerships to solicit new business and to answer any questions dealerships may have regarding the sponsor’s lease financing programs and capabilities. To increase the effectiveness of these contacts, marketing personnel have access to the sponsor’s management information systems which detail current information regarding the number of lease applications submitted by a dealer, the sponsor’s response and the reasons why any particular lease application was rejected.

Lease assets purchased by the titling trust are generally purchased without recourse to the related dealer. However, the dealer typically makes certain representations as to the validity of the leases and compliance with certain laws, and indemnifies the sponsor against any claims, defenses and set-offs that may be asserted against the sponsor because of assignment of the lease or the condition of the related leased vehicle. Recourse based upon those representations and indemnities would be limited in circumstances in which the dealer has insufficient financial resources to perform upon such representations and indemnities. The sponsor does not view recourse against the dealer on these representations and indemnities to be of material significance in its decision to have the titling trust purchase leases and leased vehicles from a dealer. Dealerships have no liability to the titling trust or the sponsor for lessee defaults on the leases.

Origination Network

The titling trust uses funds borrowed from GM Financial to purchase lease assets, which are comprised of completed leases entered into between lessees and motor vehicle dealerships and the related leased vehicles. When a lessee leases a vehicle from a dealer, the lessee and the dealer agree on the terms of the lease based on available lease programs and the lessee’s purchase of any insurance, and other related products. If the lessee elects to lease the vehicle through the dealer, the lessee and the dealer decide on the lease term and mileage allowance, in conjunction with the sponsor’s residual value and payment terms for the lease. The sponsor then makes credit and purchase decisions regarding each lease asset on behalf of the titling trust.

The sponsor’s origination platform provides specialized focus on marketing and financing programs and underwriting leases. Responsibilities are segregated so that the sales group markets the programs and products to GM dealerships, while the underwriting group focuses on underwriting, negotiating and closing lease applications submitted by those dealerships. The sales and underwriting groups are further segregated with separate teams servicing GM-franchised dealerships and non-GM dealerships, where only a loan product is offered, providing GM-franchised dealerships with a broader array of loan, lease and commercial lending products. All underwriters are based in credit centers while the dealer relationship managers are aligned with credit centers and work remotely in their service area. The sponsor believes that the personal relationships its credit underwriters and dealer relationship managers establish with the dealer’s staff are an important factor in creating and maintaining productive relationships with its dealer customer base.

The sponsor selects markets for credit center locations based upon numerous factors, most notably proximity to the geographic markets and dealerships it seeks to serve and availability of qualified personnel. Credit centers are typically situated in suburban office buildings.

A credit center vice president, regional credit managers, credit managers and credit underwriting specialists staff credit center locations. The credit center vice president reports to a senior vice president in the sponsor’s corporate office. Credit center personnel are compensated with base salaries and incentives based on overall credit center performance, including factors such as credit quality and volume objectives. The credit center vice presidents, regional credit managers and senior vice presidents monitor credit center compliance with the sponsor’s underwriting guidelines. The sponsor’s management information systems provide these managers with access to credit center information enabling them to consult with credit center teams on credit decisions and assess adherence to the sponsor’s credit policies. The senior vice presidents also make periodic visits to the credit centers to conduct operational reviews.

Dealer relationship managers typically work from a home office but are aligned with a credit center. Dealer relationship managers solicit dealerships for applications and maintain relationships with the dealerships in their geographic vicinity, but do not have responsibility for credit approvals. The sponsor believes the local presence provided by the dealer relationship managers enables it to be more responsive to dealer concerns and local market conditions. Applications solicited by the dealer relationship managers are underwritten at the regional credit centers. The dealer relationship managers are compensated with base salaries and incentives based on dealer penetration rates and in some instances volume objectives. The dealer relationship managers’ report to regional sales managers who report to sales vice presidents. The sales vice presidents report to a senior vice president in the sponsor’s corporate office.

Manufacturer Relationship

GM Financial coordinates with GM to establish marketing programs for lease products. The sponsor has programs with GM, typically known as subvention programs, under which the manufacturer provides GM Financial cash payments in order for GM Financial to offer lower customer payments on retail loan and lease contracts that it purchases from the manufacturers’ dealership network. These programs serve the sponsor’s goal of increasing new loan and lease originations and the manufacturers’ goal of making credit more available and more affordable to consumers purchasing vehicles sold by the manufacturer. This may include special-rate financing programs available through GM Financial to consumers leasing new GM vehicles. These programs may also include support payments used to adjust residual components of the lease contract. Under such subvented programs, GM Financial determines the appropriate amount to charge GM for the vehicles contracted under a specific subvented program. When making such determinations, GM Financial considers the subvented rate, supported residual value and contract term as well as an applicant’s risk profile. The combined subvented support payments are paid by GM directly to GM Financial and do not constitute cashflow that is available to make payments on any notes.

Credit Underwriting

GM Financial utilizes underwriting guidelines to achieve a given business strategy for lease originations. These guidelines are dependent upon risk tolerances which may, and often do, change depending on many different factors including, but not limited to, the sponsor’s strategic objectives; general market demand for lease finance; the sponsor’s access to, and the cost to the sponsor of, financing to support its lease originations; the general economic environment; consumer credit trends; and the volatility in used car pricing. The sponsor reviews profitability metrics on a consolidated basis, as well as at the credit center, origination channel, dealer, and lease levels. The following paragraphs discuss in more detail the sponsor’s proprietary credit scoring system, underwriting guidelines and the underwriting process.

Underwriting leases is largely a judgmental process. GM Financial utilizes a proprietary lease credit scoring system that produces a statistical assessment of each proposed lessee that is used to differentiate among credit applications and to statistically rank-order credit risk in terms of expected default rates. The lease credit scoring system incorporates data contained in the lessee’s credit application, credit bureau report and other third-party data sources, together with information about the proposed lease financing to the lessee. For example, GM Financial might decline to enter into a lease agreement with a consumer who has a relatively lower credit score because that could indicate a higher probability of the lessee defaulting on a lease made to such lessee. However, while the sponsor does employ a credit scoring system in the credit approval process, credit scoring does not eliminate the credit risk that individual lessees may nonetheless default on their obligations under their leases. Adverse changes in certain macroeconomic factors after origination could also negatively affect the overall credit performance of the sponsor’s lease portfolio.

In addition to the proprietary credit scoring system described above, the sponsor also utilizes other underwriting guidelines when determining whether to originate a particular lease. These underwriting guidelines are comprised of numerous evaluation criteria which may be used in total or in part, including (i) identification and assessment of the applicant’s willingness and capacity to repay the lease, including consideration of credit history and performance on past and existing obligations; (ii) credit bureau data; (iii) collateral identification and valuation; (iv) payment and debt ratios; (v) insurance information; (vi) employment, income and residency verifications, as considered appropriate; and (vii) in certain cases, the creditworthiness of a co-lessee. These underwriting guidelines, and the minimum credit risk profiles of applicants that can be approved based on the rank-ordering determined by the credit scorecards described above, are subject to change from time to time based on economic, competitive and capital market conditions as well as the sponsor’s overall origination strategies.

The sponsor originates leases through its underwriting specialists in regional credit centers. Underwriting personnel have a specific credit authority based upon their experience and established credit scoring parameters. More experienced specialists are assigned higher approval levels. If the suggested application attributes and characteristics exceed an underwriting specialist’s credit authority, each specialist has the ability to escalate the lease application to a more senior underwriter with a higher level of approval authority. Authorized senior underwriting officers may approve any lease application notwithstanding the underwriting guidelines as part of the overall underwriting process. Although the credit approval process is decentralized, the sponsor’s application processing system includes controls designed to ensure that credit decisions comply with the sponsor’s current credit scoring strategies and underwriting policies and procedures, including approval authorities.

The lease application packages that are completed by prospective lessees as part of the sponsor’s underwriting review process are received by the sponsor electronically, through web-based platforms that automate and accelerate the financing process. Upon receipt or entry of application data into the sponsor’s application processing system, a credit bureau report and other third-party data sources are automatically accessed and the sponsor’s proprietary credit score for the proposed lessee is computed.

Once the final financing terms for a lease are established, the lease application is assigned a final proprietary credit score by the credit scoring system, and a credit decision to approve or reject the lease application is made either through an automated system or by a credit underwriter or personnel with the required level of authority. Dealerships are contacted regarding credit decisions electronically. Declined applicants are also provided with appropriate notification of the decision.

For any lease assets that are approved for origination by the sponsor and that are identified for purchase by the titling trust, completed lease packages are sent to the sponsor by the related dealer. Lease documentation is scanned to create electronic images and electronically forwarded to the sponsor’s centralized lease processing department. A lease processing representative verifies certain contract and application information as appropriate. Lease terms, insurance coverage and other information may then be verified or confirmed with the customer or a third party. The originals of certain critical lease documents are subsequently sent to the sponsor and stored in a facility with commercially appropriate protection from theft, fire or other harmful events. The servicer will act as custodian of the lease files and in that capacity will act with reasonable care, using that degree of skill and attention that a commercial bank acting in the capacity of a custodian would exercise with respect to files relating to comparable automotive or other receivables that it services or holds for itself or others.

Once a lease application has been approved and the origination process has been completed, the sponsor can direct the titling trust to purchase the related lease assets. The dealer signs an assignment agreement representing that it made all required disclosures to the lessee and that all such disclosures made by the dealer were complete and correct. For disclosures the sponsor cannot review because the error would not be apparent in the lease itself, it relies on the representations made by the dealer in the assignment agreement. The assignment agreement requires the dealer to apply immediately for a certificate of title for the leased vehicle naming the titling trust as the owner of the leased vehicle and naming the collateral agent as secured party. The sponsor reviews each certificate of title that it subsequently receives to confirm that the titling trust is identified as the leased vehicle’s owner and that the collateral agent’s security interest in the leased vehicle is properly noted.

Following the purchase of the leases by the titling trust, the sponsor’s credit review department analyzes a sample of leases to determine whether underwriting personnel exercised appropriate judgment consistent with the sponsor’s underwriting guidelines, authorization levels and overall corporate strategy.

The sponsor uses programs developed and maintained by service providers that allow the sponsor to complete the entire contracting process electronically. The electronic leases created by the program are electronically signed by the related obligors and are stored in an electronic vault maintained by the sponsor or by the related service provider. The sponsor does not expect to maintain physical copies of any electronic lease.

The sponsor has originated only an immaterial number of electronically originated leases to date. If the sponsor includes a material amount of electronically originated leases in a designated pool, the related prospectus supplement will describe the manner in which those leases were originated and the manner in which the related service provider, will maintain the leases.

Servicing of Lease Assets

Generally

The sponsor is responsible for servicing all of the lease assets owned by the titling trust, including the lease assets that are assigned to each designated pool. The sponsor’s servicing activities include collecting and processing lessee payments; responding to lessee inquiries; initiating contact with lessees who are delinquent in payment; monitoring physical damage insurance coverage of the related leased vehicle; arranging for the repossession of leased vehicles, liquidation of leased vehicles; pursuit of deficiencies when appropriate; and management of end of lease process. As servicer, the sponsor will also prepare monthly investor reports, provide payment instructions to the indenture trustee and prepare annual compliance reports.

At the time of the origination of any lease, each leased vehicle is required to be covered by a comprehensive and collision insurance policy in accordance with the sponsor’s customary servicing procedures. The sponsor currently monitors such insurance coverage of leased vehicles in accordance with its customary servicing procedures.

Approximately twenty (20) days before a lessee’s monthly payment due date, the sponsor mails the lessee a billing statement directing the lessee to mail payments to a lockbox provider. Payment receipt data is electronically transferred from the lockbox provider for posting to the sponsor’s accounting system. Payments may also be received from lessees via electronic transmission of funds. Payment processing and account maintenance is currently facilitated by an agent on behalf of the sponsor. Customer service is performed centrally at the sponsor’s operations center in Arlington, Texas.

Collections

The sponsor services the lease portfolio centrally from Arlington, Texas. A predictive dialing system is utilized to make telephone calls to lessees in the early stages of delinquency. The predictive dialer is a computer-controlled telephone dialing system that simultaneously dials phone numbers of multiple lessees from a file of records extracted from the sponsor’s database. Once a connection is made to the automated dialer’s call, the system automatically transfers the call to a collector and the relevant account information to the collector’s computer screen. By eliminating the time spent on attempting to reach lessees, the system gives a single collector the ability to contact a larger number of lessees daily.

Once an account reaches a certain level of delinquency, the account moves to one of the sponsor’s advanced collection units. The objective of these collectors is to resolve the delinquent account. The sponsor may repossess a leased vehicle if an account is deemed uncollectible; the leased vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or hidden; the sponsor determines that the lessee is dealing with it in bad faith; or the lessee voluntarily surrenders the leased vehicle to the sponsor.

Repossessions

Repossessions are subject to prescribed legal procedures, which include peaceful repossession, one or more lessee notifications, a prescribed waiting period prior to disposition of the repossessed leased vehicle and return of personal items to the lessee. Some jurisdictions provide the lessee with reinstatement or redemption rights. Legal requirements, particularly in the event of bankruptcy of the lessee, may restrict the sponsor’s ability to dispose of the repossessed leased vehicle. All repossessions must be approved by a collections officer. The sponsor engages independent repossession firms to handle repossessions. Upon repossession and after any prescribed waiting period, the repossessed leased vehicle is sold at auction. The proceeds from the sale of the leased vehicle at auction, and any other recoveries, are credited against the remaining amount outstanding under the lease. Auction proceeds from sale of the repossessed vehicle and other recoveries may not be sufficient to cover the remaining amount outstanding under the lease, and the resulting deficiency is written-off. The sponsor pursues collection of deficiencies when it deems such action to be appropriate.

The sponsor’s policy is to write-off an account in the month in which the account becomes one-hundred twenty (120) days contractually delinquent if it has not repossessed the related leased vehicle. The sponsor also writes-off accounts in repossession when the leased vehicle is repossessed and legally available for disposition. A write-off represents the difference between the net sales proceeds and the amount of the delinquent lease, including rental income. Accounts in repossession that have been written-off are removed from lease receivables on the sponsor’s consolidated balance sheet and the related repossessed leased vehicles are included in other assets at net realizable value on the consolidated balance sheet pending disposal. The value of the collateral underlying the sponsor’s lease portfolio is updated periodically with an asset-by-asset link to a third party residual analytics company. This data, along with the sponsor’s own experience relative to mileage and vehicle condition, are used for evaluating collateral disposition activities.

Leased Vehicle Residual Values and Return Rates

The sponsor projects expected residual values and return volumes of the leased vehicles the titling trust owns. Actual proceeds realized upon the sale of returned leased vehicles at lease termination may be lower than the amount projected, which reduces the profitability of the lease transaction to the sponsor. Economic and market conditions can affect the value of the returned leased vehicles. Such conditions include general economic environment, degree of new and used vehicle demand, as well as vehicle specific factors such as the perceived quality, safety or reliability of returned vehicles. All of these, alone or in combination, have the potential to adversely affect the profitability of GM Financial’s lease program and financial results.

Valuation of Automobile Lease Assets and Residuals

The titling trust is consolidated with the sponsor for accounting purposes and the sponsor accounts for the titling trust’s investments in lease assets as operating leases. In accounting for operating leases, the sponsor must make a determination at the beginning of the lease contract of the estimated realizable value (i.e., residual value) of the leased vehicle at the end of the lease. Due to the maufacturer’s ability to support residual values, the customer’s contract residual value may not represent the sponsor’s estimate of the market value of the leased vehicle at the end of the lease term. The sponsor establishes residual values by using independently published residual values, internal models and data supplied by GM. The lessee is obligated to make payments during the term of the lease for the difference between the purchase price of the leased vehicle and the related contract residual value, plus an implied APR or money factor. However, since the lessee is not obligated to purchase the leased vehicle at the end of the lease term, the sponsor is exposed to a risk of loss to the extent the value of the leased vehicle at the end of the lease term is below the residual value set at the related lease’s inception. The sponsor will periodically perform a detailed review of the estimated realizable value of leased vehicles to assess the appropriateness of the carrying value of lease assets for its own accounting purposes, but no such adjustment to the carrying value will impact the treatment of, securitization value of, or recoveries with respect to any lease assets assigned to a designated pool.

To account for residual risk, the sponsor depreciates automobile operating lease assets to their estimated realizable value on a straight-line basis over the related lease term. The estimated realizable value of a lease asset is initially based on the contract residual value established at the lease’s inception. Over the life of the lease, the sponsor evaluates the adequacy of the estimate of the realizable value and may make adjustments to the extent the expected value of the leased vehicle at termination changes. Any such adjustments would result in a change in the depreciation rate of the lease asset for the sponsor’s accounting purposes but would not impact the treatment of, securitization value of or recoveries with respect to any lease assets assigned to a designated pool.

End of Lease Process

Approximately six (6) months prior to a lease’s scheduled end date, the sponsor will notify the lessee of the current scheduled lease end date, the lessee’s options, obligations at lease end and the vehicle inspection process. At four (4) months prior to the scheduled lease end date, the sponsor will again notify the lessee of the current scheduled lease end date and summarize the end-of-term process. The dealer through which the lessee obtained the lease and/or the sponsor may also contact the lessee near the current scheduled lease end date to determine whether at the end of the lease the lessee intends to purchase the leased vehicle or to return the leased vehicle.

Because all of the leases are closed end leases, the titling trust, not the lessee, assumes the residual risk on the leased vehicle. The lessee may purchase the leased vehicle at lease end by paying the purchase price stated in the lease contract, which equals the contract residual value determined at origination of the lease, plus any fees and all other amounts owed under the lease. If the lessee decides not to purchase the leased vehicle, the lessee must return it to the dealer by the lease’s current scheduled lease end date. Extensions may be granted to the lessee for up to six (6) months. If the lessee extends the maturity date on their lease contract, the lessee is responsible for additional monthly payments until the leased vehicle is returned or purchased.

If the lessee plans to return the leased vehicle, the vehicle is inspected to determine its current condition. An inspection may occur up to ninety (90) days prior to the current scheduled lease end date, but most commonly occurs forty-five (45) days before that date. The inspection is conducted by a third party inspection company engaged by GM Financial. At the time of the inspection the lessee is typically provided a vehicle condition report that states the amount the lessee would owe, in lieu of repairs, for excess wear and use on the leased vehicle. If the vehicle inspection is not completed before the vehicle is returned, the vehicle will be inspected shortly after it is returned. The sponsor utilizes its proprietary online grounding tool to expedite the lease turn-in process.

The sponsor seeks to maximize net sale proceeds, which equal gross auction proceeds less auction fees and costs for reconditioning and transporting the leased vehicles. The sponsor sells returned leased vehicles through its exclusive online channel, which is available to the grounding dealer and other GM dealerships prior to broader dealer access and if necessary by disposition through the sponsor’s nationwide wholesale auction partners.

Early Termination

A lessee may terminate a lease prior to the original scheduled lease maturity date. In order to terminate the lease prior to the scheduled lease maturity date, the lessee must pay the lesser of (i) all remaining monthly payments due under the lease or (ii) the amount by which all remaining monthly payments due under the lease plus the contract residual value under the lease exceeds the net sale proceeds received when the leased vehicle is sold. In either case, the lessee will also be obligated to pay any charges for excess mileage, excess wear and use and any early termination charges permitted under the lease. A lessee may also terminate a lease and purchase the related leased vehicle at any time by paying all remaining monthly payments due under the lease and the contract residual value.

Risk Management

The sponsor’s credit risk management function is responsible for monitoring the lease approval process and supporting the supervisory role of senior operations management. Key variables, such as lease applicant data, credit bureau and credit score information, lease structures and terms and payment histories are tracked. The credit risk management department also regularly reviews the performance of the sponsor’s credit scoring system and is responsible for the development and enhancement of the sponsor’s credit scorecards.

The sponsor’s underwriting and credit decisioning models are regularly modified, updated and enhanced. Post-funding credit performance is also monitored and analyzed by the sponsor’s credit risk management department to determine if any process changes are required depending on the sponsor’s strategic objectives and/or economic conditions. Additionally, key variables such as lease applicant data, credit bureau and credit score information, lease structures and terms and payment histories are tracked by the sponsor. The sponsor’s credit risk management department regularly monitors the credit scorecards that it utilizes to evaluate lessee applications by tracking actual performance versus projected performance by credit score. The sponsor periodically revises and refines its proprietary scorecards based on new information, including identified correlations between portfolio performance and data obtained in the underwriting process. Credit performance reports track lease portfolio performance at various levels of detail including total company, credit center and dealership. Various daily reports and analytical data are also generated to monitor credit quality as well as to refine the structure and mix of new lease originations. All of this ongoing analysis is regularly reviewed and analyzed by the sponsor to aid it in adjusting and improving its lease origination processes and decisioning.

The sponsor’s centralized credit review department conducts regular reviews of and provides recurring reporting and monitoring on credit center operations, including lease operations. The primary objective of the reviews is to identify risks and associated controls and measure compliance with the sponsor’s written policies and procedures.

The Sponsor’s Securitization Program

The sponsor has securitized subprime automobile loan contracts since 1994 and began a new Securities Exchange Commission, or SEC, platform for automobile leases in 2015. A more detailed description of the sponsor’s past securitizations, including the number of securitizations still outstanding and a description of any defaults or early amortizations of any of the sponsor’s past securitizations that may have occurred, will appear in the related prospectus supplement.

In each of the sponsor’s previous securitizations of subprime automobile loan contracts, the sponsor either purchased subprime automobile loan contracts from automobile dealers and at times through other third-party lenders or at times originated the subprime automobile loan contracts directly or through a subsidiary of the sponsor with consumers and then sold those automobile loan contracts to a wholly-owned subsidiary that served as depositor for the related transaction. The related depositor then resold the automobile loan contracts to a newly-created owner trust that issued asset-backed securities that were backed by the automobile loan contracts, which were serviced by the sponsor.

In each of the sponsor’s securitizations of automobile leases, the sponsor will cause the titling trust to either purchase lease assets from automobile dealerships or originate the leases directly or through a subsidiary of the sponsor with consumers and then will sell an exchange note supported by a designation pool of lease assets to a wholly-owned subsidiary that served as depositor for the related transaction. The related depositor then will transfer the exchange note to a newly-created owner trust that will issue asset-backed securities that are backed by the lease assets, which will be serviced by the sponsor.

Pool Factors

The “pool factor” for each note will be a seven-digit decimal, which the servicer will compute prior to each distribution. The pool factor indicates the remaining outstanding principal balance of a class as of the applicable payment date, as a fraction of the initial outstanding principal balance of the notes. Each pool factor initially will be 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable note.

A noteholder’s portion of the aggregate outstanding principal balance of the related note is the product of:

•	the original aggregate purchase price of the noteholder’s notes; and

•	the applicable pool factor.

The noteholders of record will receive reports on or about each payment date concerning:

•	the payments received on the lease assets;

•	the aggregate securitization value;

•	each pool factor; and

•	other items of information set forth below under the heading “Description of the Notes—Reports to Noteholders.”

In addition, noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

Use of Proceeds

The proceeds from the sale of the notes of a given series of notes will be used by the depositor to purchase the exchange note from GM Financial and any other purpose described in the related prospectus supplement. The sponsor will use the amounts received from the depositor for the acquisition or origination of automobile loan contracts and leases and/or for general corporate purposes, including:

•	repayment of indebtedness; and

•	general working capital purposes.

Description of the Exchange Note

General

GM Financial finances the titling trust’s purchase of lease assets principally with advances made under the credit and security agreement. At any time, GM Financial may request that the titling trust convert all or a portion of the amount outstanding under the credit and security agreement to one or more term notes evidenced by an “exchange note” and that a portion of the lease assets that are subject to the credit and security agreement be allocated to a designated pool related exclusively to that exchange note. No exchange note issued for any securitization transaction in which notes are issued will represent an ownership or beneficial interest in the lease assets in the designated pool of lease assets allocated to such exchange note.

On the closing date for a securitization transaction, the titling trust will issue the exchange note to GM Financial under an exchange note supplement to the credit and security agreement, or the “exchange note supplement.” GM Financial will sell the exchange note to the depositor under an exchange note sale agreement and the depositor will transfer the exchange note to the issuing entity pursuant to an exchange note transfer agreement.

The indenture trustee will hold a first priority security interest in the exchange note for the benefit of the noteholders. The exchange note is secured by a security interest in all of the lease assets owned by the titling trust and financed under the credit and security agreement, including the lease assets in the designated pool. The issuing entity will agree, however, that it will have recourse solely to the designated pool, the reserve account and, to the extent available, shared amounts allocated to the exchange note from other designated pools. The issuing entity will also agree that any claim it may have against the assets of the titling trust other than the designated pool of lease assets allocated to the exchange note held by the issuing entity will be subordinate to the payment in full of the claims of GM Financial, as the lender under the credit and security agreement, the holders, if any, of all other exchange notes and all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the titling trust, and all related hedging arrangements. The issuing entity, however, will be able to accelerate the maturity of the exchange note upon default and then bring suit and obtain a judgment against the titling trust on the exchange note.

As long as any of the notes are outstanding, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the most senior class of notes outstanding, will be entitled to exercise all rights and remedies of the issuing entity as holder of the related exchange note.

The related prospectus supplement will contain additional information about the exchange note, including: (i) determination of designated collections on the designated pool, (ii) the priority of payments under the exchange note supplement, and (iii) the manner in which principal payments and interest on the exchange note is calculated and paid.

General Payment Terms of Exchange Notes

The holder of an exchange note will be entitled to receive payments on their exchange note on specified payment dates. Payment dates will occur monthly, quarterly, semi-annually or as otherwise described in the related prospectus supplement.

The related prospectus supplement will describe a record date for each payment date, as of which the indenture trustee will fix the identity of the holder of the exchange note for the purpose of receiving payments on that payment date. The related prospectus supplement and the related transaction agreements will describe a period, known as the “collection period,” that is related to each payment date. Amounts collected on the designated pool during a collection period will be deposited in the exchange note collections account and the indenture trustee will use such amounts to make payments on the exchange note on the next payment date.

None of the exchange notes will be guaranteed or insured by any governmental agency or instrumentality. Additionally, in most cases, and unless and to the extent specified in the related prospectus supplement, none of the exchange notes will be guaranteed or insured by the sponsor, the depositor, the servicer, the collateral agent, the indenture trustee, or any of their respective affiliates.

Payment Dates

On each payment date, distributions of principal and interest or, where applicable, of principal only or interest only, on the exchange note will be made by the indenture trustee, to the person who is the registered holder of the exchange note at the close of business on the record date. Interest that accrues and is not payable on the exchange note may be added to the principal balance of that exchange note. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of the holder of the exchange note.

See “Description of the Exchange Note” in the related prospectus supplement for a more detailed description of the exchange note.

Description of the Notes

General

The notes will be issued in series. The following statements summarize the material terms and provisions common to the notes. A more detailed description of the notes of each series will appear in the related prospectus supplement. These summaries are subject to all of the provisions of the transaction documents for the related notes and the related prospectus supplement.

Each series of notes—or in some instances, two or more classes of notes—will be issued under the related transaction documents.

All of the offered notes will be rated by one or more rating agencies engaged to rate the notes.

The notes will represent debt secured by the related exchange note owned by the issuing entity, which is supported by a designated pool of lease assets.

Each note may have a different interest rate, which may be fixed or floating. The related prospectus supplement will specify the interest rate for each note within that series, or the initial interest rate and the method for determining subsequent changes to the interest rate.

In addition, a series of notes may include two or more classes of notes that differ as to:

•	timing of payments;

•	sequential order of payments;

•	priority of payments;

•	interest rate; or

•	amount of principal or interest distribution or both.

A series of notes may include one or more classes of notes that are senior to one or more other classes of notes in respect of distributions of principal and interest and allocations of losses on the designated pool. In addition, some classes of senior, or subordinate, notes may be senior to other classes of senior, or subordinate, notes in respect of distributions or allocation of losses.

A series of notes may include one or more classes of “strip notes” which are:

•	stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions; or

•	stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions.

A series of notes may include one or more classes of “accrual notes,” which will not distribute accrued interest but rather will add the accrued interest to the principal balance, or nominal balance, in the case of accrual notes which are also strip notes, on each payment date, or in the manner described in the related prospectus supplement.

Distributions of principal or interest or both on any note or class of notes may be made:

•	on the basis of designated pool collections on the designated pool of lease assets;

•	upon the occurrence of specified events; or

•	in accordance with a schedule or formula.

A class of notes may have a balance that may decrease based on the amortization of leases in the designated pool.

A note or notes within a series may also benefit from a derivative arrangement. A derivative arrangement may be an interest rate cap or floor agreement, an interest rate swap agreement or a currency swap agreement. See “Description of the Transaction Documents—Derivative Instruments” in this prospectus.

General Payment Terms of Notes

Noteholders will be entitled to receive payments on their notes on specified payment dates. Payment dates will occur monthly, quarterly, semi-annually or as otherwise described in the related prospectus supplement.

The related prospectus supplement will describe a record date for each payment date, as of which the indenture trustee or its paying agent will fix the identity of the noteholders for the purpose of receiving payments on that payment date. The related prospectus supplement and the related transaction agreements will describe a period, known as the collection period, that is related to each payment date. Interest accrued and principal collected on the designated pool of lease assets during a collection period, which are referred to as designated pool collections, will be deposited in the related exchange note collections account and will be used to make payments on the exchange note on the related payment date. Amounts received by the indenture trustee on behalf of the issuing entity, as owner of the related exchange note, will be required to be remitted by the indenture trustee to the indenture collections account and will then be used to distribute payments to noteholders on that payment date.

None of the notes or the lease assets will be guaranteed or insured by any governmental agency or instrumentality. Additionally, in most cases, and unless and to the extent specified in the related prospectus supplement, none of the notes or the lease assets will be guaranteed or insured by the sponsor, the depositor, the servicer, the collateral agent, the indenture trustee, or any of their respective affiliates.

Payment Dates

On each payment date, distributions of principal and interest or, where applicable, of principal only or interest only, on each note will be made by the indenture trustee, or a paying agent appointed by the indenture trustee, at the direction of the servicer, to the persons who are registered as noteholders at the close of business on the record date. Interest that accrues and is not payable on each of the notes may be added to the principal balance of that note. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a noteholder. If the noteholder has notified indenture trustee or the paying agent, as the case may be, and the agreements provide, payment may be in the form of a check mailed to the address of the person entitled thereto as it appears on the register. The final payment upon retirement of any note will be made only upon presentation and surrender of such note at the office or agency of the indenture trustee or collateral agent specified in the notice to noteholders of the final distribution.

Determination of Principal and Interest on the Notes

The method of determining, and the amount of, distributions of principal and interest or, principal only or interest only, on a particular class of notes will be described in the related prospectus supplement. Each note, except for principal only notes, may bear interest at a different interest rate. Interest on the notes will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the interest period over 360, or on the basis of the actual number of days in the interest period over 365 or 366, as the case may be.

On each payment date, the indenture trustee or a paying agent will distribute to each noteholder an amount equal to the percentage interest represented by the note held by the noteholder multiplied by the total amount to be distributed on that payment date on account of that note.

For a series of notes that includes two or more classes, the timing, sequential order, priority of payment, amount of distributions in respect of principal, any schedule or formula or other provisions applicable to the determination of distributions among multiple classes of senior notes or subordinate notes will be described in the related prospectus supplement.

Prior to each payment date the indenture trustee will determine the amounts of principal and interest which will be due to noteholders on that payment date. If the amount then available to the indenture trustee is insufficient to cover the amount due to noteholders, the indenture trustee will be required to notify the credit enhancement provider, if there is one for that series of notes, providing credit enhancement for this type of deficiency on the related payment date. The credit enhancement provider, in this case, will then be required to fund the deficiency.

Interest Rates on Notes

Each note within a series may bear interest at an annual fixed rate or at a variable or floating rate per annum, as more fully described below and in the related prospectus supplement.

Fixed Rate Notes

Each fixed rate note will bear interest for each related interest period at a per annum rate specified in the related prospectus supplement.

Floating Rate Notes

Each floating rate note will bear interest for each related interest period at a per annum rate determined by reference to an interest rate index, commonly known as the “base rate,” plus or minus a spread, if any, or multiplied by a spread multiplier, in each case as specified in the related prospectus supplement. A “spread” is the percentage above or below the base rate at which interest will be calculated and a “spread multiplier” is the amount by which the base rate will be multiplied to generate the rate at which interest will be calculated.

The related prospectus supplement will designate a base rate for a given floating rate note based on the London interbank offered rate, commonly called LIBOR, eurodollar synthetic forward rates, commercial paper rates, federal funds rates, U.S. Government treasury securities rates or negotiable certificates of deposit rates.

As specified in the related prospectus supplement, floating rate notes may also have either or both of the following, in each case expressed as an annual rate: (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, which may be an available funds cap rate, and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. The interest rate on either type of note will not be higher than the maximum rate permitted by applicable law.

Each issuing entity that issues a floating rate note will appoint and enter into agreements with a calculation agent to calculate interest rates on each class of floating rate notes. The related prospectus supplement will set forth the identity of the calculation agent for each such class of floating rate notes which may be the collateral agent or indenture trustee for the series of notes. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate notes of a given class.

The trust property may also include a derivative arrangement for any note within a series. A derivative arrangement may include an interest rate cap or floor agreement, an interest rate swap agreement or a currency swap agreement.

Scheduled Amortization Notes; Companion Notes

The notes may include one or more classes of “scheduled amortization notes” and “companion notes.” Scheduled amortization notes are notes for which payments of principal are to be made in specified amounts on specified payment dates, to the extent of funds being available on that payment date. Companion notes are notes which receive payments of all or a portion of any funds available on a given payment date which are in excess of amounts required to be applied to payments on scheduled amortization notes on that payment date. Because of the manner of application of payments of principal to companion notes, the weighted average lives of companion notes of a series may be expected to be more sensitive to the actual rate of prepayments on the leases in the designated pool that relates to the exchange note owned by the related issuing entity than will the scheduled amortization notes of that series.

Book-Entry Registration

Upon issuance, the notes will be available only in book-entry form. Investors in the notes may hold their notes through any of The Depository Trust Company or DTC, in the United States, or Clearstream or Euroclear in Europe, which in turn hold through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The notes will be issued as fully-registered notes registered in the name of Cede & Co (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered definitive note will be issued for each class of notes, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any class exceeds $500,000,000, one definitive note will be issued with respect to each $500,000,000 of principal amount, and an additional definitive note will be issued with respect to any remaining principal amount of such class.

The notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement. Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the notes clearing organizations or their participants.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants, or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited notes, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of definitive notes. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing

Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note, or a “beneficial owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct and Indirect Participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of beneficial owners. Beneficial owners will not receive definitive notes representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co., or such other DTC nominee, do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemptions, tenders, defaults, and proposed amendments to the transaction documents. For example, beneficial owners of notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the notes within a class are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such class to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee), will consent or vote with respect to notes unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the related issuing entity as soon as possible after the record date. The omnibus proxy assigns Cede & Co.‘s consenting or voting rights to those Direct Participants to whose accounts notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions and dividend payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ account upon DTC’s receipt of funds and corresponding detail information from the issuing entity or its agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with notes held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC nor its nominee, or the issuing entity, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuing entity or agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursements of such payments to the beneficial owners will be the responsibility of Direct and Indirect Participants.

A beneficial owner shall give notice to elect to have its notes purchased or sold, through its participant and shall effect delivery of such notes by causing the Direct Participant to transfer the participant’s interest in the notes, on DTC’s records. The requirement for physical delivery of the notes in connection with a sale will be deemed satisfied when the ownership rights in the notes are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of sold notes to the purchaser’s account.

DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to the issuing entity. Under such circumstances, in the event that a successor depository is not obtained, definitive notes are required to be printed and delivered.

In limited circumstances, the issuing entity may elect to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, definitive notes will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank, or Clearstream, Luxembourg, is incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of definitive securities. Transactions may be settled by Clearstream, Luxembourg in a number of currencies, including U.S. Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with 45 domestic securities markets around the globe through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, ‘CSSF’, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has over 2,500 customers located across 110 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear Bank, or Euroclear.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in over 30 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission. Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Definitive Notes

A series of notes will be issued in fully registered, certificated form, commonly called “definitive notes,” to the noteholders or their nominees, rather than to DTC or its nominee, only if:

•	DTC or the issuing entity advises the indenture trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the book-entry notes and the issuing entity or the indenture trustee is unable to locate a qualified successor; or

•	the beneficial owners advise the indenture trustee through DTC participants in a manner consistent with the related transaction documents and with the necessary percentage of the aggregate outstanding principal amount of the notes of that series represented that the continuation of a book-entry system with respect to the notes through DTC is no longer in their best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee will notify all affected noteholders through participants of the availability of definitive notes. Upon surrender by DTC of its notes and receipt of instructions for re-registration, the indenture trustee will reissue the notes as definitive notes.

Distributions of principal of, and interest on, the notes will then be made by the collateral agent or trustee in accordance with the procedures set forth in the transaction documents directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date. Distributions will be made by check mailed to the address of the noteholder as it appears on the register maintained by the indenture trustee. The final payment on any note, however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or of a certificate registrar named in a notice delivered to holders of the definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Noteholders

On or prior to each payment date, the servicer or the indenture trustee will forward, or cause to be forwarded, to each noteholder of record or post to a designated website a statement or statements with respect to the trust property, payments on the exchange note and payments by the issuing entity, generally describing the following information:

1.	collections on the leases and leased vehicles in the designated pool during the related collection period;

2.	fees and expenses payable to the indenture trustee, the owner trustee and the servicer;

3.	distributions on the exchange note;

4.	the amount of interest and principal payable, and paid, on each class of notes, in each case expressed as an aggregate amount;

5.	the principal amount of each class of notes at the beginning of the period and the end of the period and the note factors needed to compute the principal amount of each class of notes, in each case giving effect to all payments to be made on the payment date;

6.	the balance of the reserve account and the amount of any withdrawals from or deposits in the reserve account to be made on the payment date;

7.	information on the performance of the designated pool for the preceding month, including the aggregate securitization value, collections and the aggregate amount paid by the servicer to remove lease assets from the designated pool, any removal activity, the number of leases and leased vehicles remaining in the designated pool and the pool factor;

8.	delinquency, repossession, credit loss and residual performance information on the lease assets in the designated pool for the related collection period; and

9.	lease termination information for the designated pool, including number of leased vehicles purchased or returned by lessees, number of leases charged off and return rate and the required pro forma note balance.

The actual information to be described in statements to noteholders will be detailed in the related prospectus supplement.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the indenture trustee will provide the noteholders a statement containing the amounts described in (4) above for that calendar year and any other information required by applicable tax laws.

Description of the Transaction Documents

Each series of notes will be issued in connection with the issuing entity, the sponsor, the titling trust and the depositor’s entry into a set of specific transaction documents which will establish the issuing entity, create and transfer the exchange note and issue the notes. The following paragraphs describe the material provisions common to these agreements across series of notes. A more detailed discussion of the transaction documents governing your specific series of notes will appear in the related prospectus supplement. The term transaction documents as used with respect to an issuing entity means, except as otherwise specified, any and all agreements relating to the establishment of the lending facility and the issuing entity, the creation of the designated pool, the servicing of the designated pool and the issuance of both the exchange note and the notes, including without limitation the related indenture and servicing agreement.

Transfer of the Exchange Note

On or prior to the closing date, the titling trust will issue the exchange note, supported by a designated pool of lease assets, to the sponsor pursuant to an exchange note supplement to the credit and security agreement. The sponsor will then enter into an exchange note sale agreement with the depositor pursuant to which it will sell and assign to the depositor, without recourse, its entire interest in and to the related exchange note. Under the exchange note sale agreement, the sponsor will also sell and assign to the depositor, without recourse, its right to receive all payments on, or proceeds from, the designated pool supporting such exchange note, to the extent paid or payable after the stated cutoff date.

On or prior to the closing date, the depositor will enter into an exchange note transfer agreement with the issuing entity pursuant to which it will transfer and assign to the issuing entity, without recourse, its entire interest in and to the related exchange note. Under the exchange note transfer agreement, the depositor will also transfer and assign to the issuing entity, without recourse, its right to receive all payments on, or proceeds from, the designated pool supporting such exchange note, to the extent paid or payable after the stated cutoff date.

The sponsor, as servicer, is responsible for servicing all lease assets in the designated pool. As servicer of the designated pool, GM Financial will make representations about the lease assets in the designated pool on which the depositor and the issuing entity will rely in acquiring the exchange note. If any representation is later discovered to have been untrue when made and the breach has a material adverse effect on any lease asset, GM Financial must remove the affected lease assets from the designated pool unless it cures the breach in all material respects by the end of any applicable grace period.

Accounts

For each series of notes issued by an issuing entity, the servicer will establish and maintain with the indenture trustee an “exchange note collections account,” in the indenture trustee’s name on behalf of the noteholders, in which the servicer will deposit all designated pool collections and amounts relating to the removal of lease assets from the designated pool. The servicer will also establish and maintain with the indenture trustee an “indenture collections account,” in the indenture trustee’s name on behalf of the noteholders, in which all amounts allocated to the issuing entity, as exchange noteholder, from the exchange note collections account will be deposited. The servicer will also establish a separate distribution account, a “note payment account,” for each series of notes, in the indenture trustee’s name on behalf of the noteholders, in which amounts released from the related indenture collections account, the related reserve account, if any, or other credit enhancement will be deposited and from which distributions to noteholders will be made.

The related prospectus supplement will describe any other accounts, including any related reserve account, to be established with respect to an issuing entity. All transaction bank accounts will be pledged to the indenture trustee to secure the notes.

For any series of notes, funds in the exchange note collections account, the indenture collections account, the note payment account, any reserve account and any other trust accounts (collectively, the trust accounts) will be invested by the indenture trustee (or any custodian with respect to funds on deposit in any such account) in eligible investments selected in writing by the servicer (pursuant to standing instructions or otherwise). “Eligible investments” are limited to investments acceptable to the engaged rating agencies as being consistent with the rating of the notes. Eligible investments may include securities issued by the sponsor, the servicer or their respective affiliates or other issuing entities created by the sponsor or its affiliates. Except as described below or in the related prospectus supplement, eligible investments are limited to obligations or securities that mature no later than the business day immediately preceding a payment date unless the eligible investments are invested in collateral agent funds. However, subject to conditions, funds in the reserve account may be invested in securities that will not mature prior to the next payment date and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related noteholders could result. This could, in turn, increase the average life of the notes. The servicer will deposit investment earnings on funds in the trust accounts, net of losses and investment expenses, in the applicable collections account on each payment date.

Unless otherwise specified in the related prospectus supplement, all trust accounts will be maintained as eligible deposit accounts. An “eligible deposit account” is a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the notes of the depository institution has a credit rating from each NRSRO engaged to rate the notes which signifies investment grade.

The depository institution or its parent corporation must have either:

•	a long-term unsecured debt rating acceptable to the rating agencies engaged to rate the notes; or

•	a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies engaged to rate the notes.

In addition, the depository institution’s deposits must be insured by the FDIC.

Servicing the Designated Pool

The Servicer

Unless noted in the related prospectus supplement, the sponsor will be the servicer. The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform, its obligations under the transaction documents. An uncured breach of a representation or warranty that materially and adversely affects the interests of the noteholders will constitute a servicer default. The servicer may delegate its servicing responsibilities to one or more sub-servicers, but delegation will not relieve it of its liabilities under the transaction documents.

Servicing Procedures

The transaction documents will provide that the servicer will make reasonable efforts to:

•	collect all payments due on the lease assets allocated to the designated pool which are part of the trust property and made on the leases in the designated pool; and

•	make collections on the leases using the same collection procedures that it follows with respect to automobile leases that it services for itself and others.

Consistent with its normal procedures, the servicer may, in its discretion, arrange with a lessee on a lease contract to defer payments or extend the payment schedule. Some of the arrangements—including, without limitation, any extension of the payment schedule beyond the final scheduled payment date for the notes—may result in the servicer removing the lease and related leased vehicle from the designated pool. See “GM Financial’s Lease Financing Program—Servicing of Lease Assets—Collections” in this prospectus for more information about deferments and extensions. The servicer may sell the leased vehicle relating to a defaulted lease at a public or private sale, or take any other action permitted by applicable law.

The related prospectus supplement will describe the material aspects of any particular servicer’s collections and other relevant procedures.

Depositing of Designated Pool Collections

The servicer will deposit into the exchange note collections account all payments on the lease assets in the designated pool within a number of days specified in the accompanying prospectus supplement of receipt. The servicer may not commingle monies deposited in the exchange note collections account with funds from other sources.

Servicing Compensation

The servicer will be entitled to receive a designated pool servicing fee for each collection period at a rate equal to a specified percentage per year of the value of the aggregate securitization value of the related designated pool, generally as of the first (1st) day of the collection period. Each prospectus supplement and the related transaction documents will specify the servicing fee percentage for the related designated pool and the priority of distributions at which the designated pool servicing fee, together with any portion of the designated pool servicing fee that remains unpaid from prior payment dates, will be paid on each payment date. The designated pool servicing fee will be paid prior to any distribution to the noteholders.

The servicer will also collect and retain any late fees, the penalty portion of past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the lease assets. In addition, the servicer will be entitled to reimbursement from each issuing entity for specified liabilities. Payments by or on behalf of lessees will be allocated to scheduled payments and late fees and other charges in accordance with the servicer’s normal practices and procedures.

The designated pool servicing fee will compensate the servicer for performing the functions of a third- party servicer of similar types of lease assets as an agent for their beneficial owner. These functions include:

•	collecting and posting all payments, including excess wear and use charges;

•	responding to lessee inquiries on the related lease assets;

•	investigating delinquencies;

•	sending billing statements to lessees;

•	reporting tax information to lessees;

•	paying costs of collection with respect to defaulted leases;

•	monitoring the leased vehicles;

•	administering the lease assets;

•	accounting for collections and furnishing statements to the indenture trustee with respect to distributions; and

•	paying certain taxes, accounting fees, outside auditor fees and data processing costs.

The servicer will also be reimbursed for:

•	repossession and disposition of leased vehicles; and

•	costs associated with maintaining bank accounts that are necessary to service the lease assets.

Obligations to Remove Lease Assets

The servicer will follow its policies and procedures in servicing the leases in the designated pool. As part of its normal collection efforts, the servicer may waive or modify the terms of any lease, including granting payment extensions and rebates and rewriting, rescheduling or amending any lease or waiving late fees, extension fees or other administrative fees. The servicer will remove any lease and related leased vehicle from the designated pool if it (a) grants a payment or term extension beyond the legal final maturity date of the latest maturing bond, (b) changes the contract residual value of the leased vehicle relating to a lease, or (c) changes the amount of the base monthly payment owed by the lessee. However, the servicer will not be required to remove any modified lease and related leased vehicle from the designated pool if the action was required by law or court order, including by a bankruptcy court. The servicer will remove a modified lease and the related leased vehicle from the designated pool on or before the payment date following the month during which the modification occurs.

The servicer must maintain perfection of the collateral agent’s security interest in each lease asset in the designated pool until the lease is paid in full and, if the leased vehicle is returned at the end of the lease, until the leased vehicle is sold, except in certain limited circumstances. For a written-off lease, the servicer may release the security interest in a sale of charged off leases and as permitted by the servicer’s policies and procedures. If the servicer fails to maintain perfection of the collateral agent’s security interests in a lease asset or otherwise impairs the rights of the collateral agent in the lease asset (other than in accordance with its policies and procedures) and the servicer does not correct the failure or impairment in all material respects by the end of the second (2nd) month following the month in which a responsible person obtained actual knowledge, or was notified, of the impairment, the servicer must remove the lease asset from the designated pool.

If the servicer is notified that a leased vehicle in the designated pool is no longer owned by the titling trust, the servicer must remove the lease asset from the designated pool.

In connection with any such removal, the servicer must deposit in the exchange note collections account an amount generally equal to (1) the securitization value of the lease, minus (2) any monthly payments received but not yet due.

Determination of Residual Value

The residual value of a leased vehicle is the estimated value of the vehicle at the end of the lease term. The contract residual value is stated in the lease and is a major component used to calculate the base monthly payment. The contract residual value is also the main component used to set the purchase price the lessee must pay if the lessee elects to purchase the leased vehicle.

The sponsor uses proprietary models and an internal review process to establish residual values. These models use a number of factors about a vehicle to determine its residual value, including the manufacturer’s suggested retail price, wholesale price, planned production volume, rental and fleet sales, consumer acceptance, life cycle and recent and seasonal auction trends. GM Financial regularly reviews and updates its residual value models. The internal review process considers the accuracy of the current residual value models as vehicles come off lease, any current or planned GM or GM Financial marketing programs, market acceptance of vehicles and competitive actions within the vehicle segment. GM Financial also compares its residual values to historical auction values for returned leased vehicles and to residual value forecasts published in independent industry guides that are used in the automotive finance industry, such as Automotive Lease Guide or “ALG” and Black Book.

When a vehicle is sold after being returned at the end of the lease, there will be a residual gain on the vehicle if the net sale proceeds of the vehicle are greater than the vehicle’s contract residual value. Conversely, there will be a residual loss on the vehicle if the net sale proceeds of the vehicle are less than the vehicle’s contract residual value.

Distributions

Distributions of principal and interest, or, where applicable, of principal or interest only, on each note will be made by the indenture trustee to the noteholders from funds available in the indenture collections account. The timing, calculation, allocation, order, source, priorities of and requirements for each note will be detailed in the related prospectus supplement.

On each payment date, the servicer will direct the indenture trustee to transfer amounts in the indenture collections account to the note payment account for distribution to noteholders. Credit enhancement may be available to cover certain shortfalls in the amount available for distribution, but only to the extent specified in the related prospectus supplement. Distributions in respect of principal of a class of notes may be subordinate to distributions in respect of interest on the class.

Credit Enhancements

The amounts and types of credit enhancement arrangements and the credit enhancement provider, if any, with respect to each note will be detailed in the related prospectus supplement.

Credit enhancement may be in the form of one or more of the following:

•	reserve accounts, which are cash accounts from which amounts can be withdrawn on any payment date to cover any shortfalls that result when available funds are insufficient to cover certain fees and expenses of the issuing entity, including interest payments and certain principal payments on the notes;

•	overcollateralization, which is the amount by which the total securitization value of leases in the designated pool exceeds the principal balance of the notes;

•	excess cashflow, with respect to the exchange note for any payment date, is the excess of designated pool collections over the sum of the designated pool servicing fee, the interest payments on the related exchange note and the reduction in the aggregate securitization value amount of the related designated pool. “Excess cashflow” with respect to the notes for any payment date will be the excess of the interest payments on the related exchange note received by the related issuing entity over the senior fees and expenses of the issuing entity and the interest payments on the related notes. The amount of excess cash flow will depend on factors such as the interest rates on the exchange note and the notes, prepayments and losses;

•	subordination of one or more classes of notes, which is a structural feature where a class of notes that is lower in priority of payment provides credit support to those classes of notes having higher priority of payment relative to that class; and

•	any combination of two or more of the foregoing.

Credit enhancement for a class may cover one or more classes of the same series of notes.

Credit enhancement for any class or series of notes is intended to enhance the likelihood that noteholders of that class or series of notes will receive the full amount of principal and interest due and to decrease the likelihood that the noteholders will experience losses. Credit enhancement for a class or series of notes will not provide protection against all risks of loss and will not necessarily guarantee repayment of the entire principal balance and interest. If losses occur which exceed the amount covered by any credit enhancement, or which are not covered by any credit enhancement, noteholders will bear their allocable share of deficiencies. For example, if losses on the lease assets in the designated pool exceed the credit enhancement available, the noteholders will bear their allocable share of the loss, starting with the noteholders of the most junior class of notes outstanding.

Derivative Instruments

An issuing entity may enter into one or more derivative instruments that benefit one or more notes issued by that issuing entity. The types of derivative instruments entered into by an issuing entity, if any, and the characteristics of those derivative instruments will be detailed in the related prospectus supplement.

Derivative instruments entered into by an issuing entity may be in the form of either or both of the following:

•	interest rate swaps, which are arrangements under which the issuing entity makes payments on a periodic basis to a hedge counterparty based on a fixed interest rate and receives periodic payments from the hedge counterparty based on the floating base rate with respect to which interest on related floating rate notes is calculated; or

•	interest rate caps, which are arrangements under which the issuing entity (or another party on its behalf) makes an upfront payment to a hedge counterparty and receives a periodic payment to the extent the floating base rate with respect to which interest on related floating rate notes is calculated exceeds a stated, or capped, amount.

Collection Period Statements

Prior to each payment date, the servicer will provide to the depositor, the indenture trustee, and the titling trust, as of the close of business on the last day of the preceding collection period, a statement describing substantially the same information provided in the periodic reports to noteholders. These reports are described under “Description of the Notes—Reports to Noteholders.”

Evidence as to Compliance

The transaction documents will provide for the delivery of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the transaction documents throughout the preceding calendar year, except as specified in the statement, to the depositor, the indenture trustee and the titling trust. In the event that a successor servicer assumes the servicing duties under the transaction documents, each such servicer will provide a separate annual statement, if required.

Noteholders may obtain copies of the statements and certificates from the indenture trustee.

Matters Regarding the Servicer

The servicer may not resign from its obligations and duties as servicer, except upon determination that the performance by the servicer of its duties is no longer permissible under applicable law. No resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer’s servicing obligations and duties under the transaction documents.

The servicer will not be liable to the noteholders for taking any action, or for errors in judgment; provided, however, that the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence (excluding errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties. The servicer will be under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities and that, in its opinion, may cause it to incur any expense or liability.

Any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, an entity in each of the prior cases that assumes the obligations of the servicer, will be the successor to the servicer.

Exchange Note Servicer Default

The “exchange note servicer defaults” for each series of notes will include:

•	any failure by the servicer to deliver to the indenture trustee for distribution to the noteholders any required payment, which failure continues unremedied for more than a period of time specified in the accompanying prospectus supplement after written notice from the indenture trustee or collateral agent;

•	any failure by the servicer to observe or perform in any material respect any covenant or agreement in the transaction documents, which failure materially and adversely affects the rights of the noteholders and which continues unremedied for more than a period of time specified in the accompanying prospectus supplement after the giving of written notice of the failure to the servicer by the indenture trustee;

•

any representation, warranty or statement of the servicer made in the related transaction documents or in any certificate, report or other writing delivered pursuant to the related transaction documents shall prove to be incorrect in any material respect as of the time the same was made, the incorrectness of that representation, warranty or statement has a material adverse effect on the related issuing entity or the noteholders and the circumstances or condition in respect of which that representation, warranty or statement was incorrect is not eliminated or otherwise cured within a period of time specified in the accompanying prospectus supplement after the servicer has knowledge thereof or is given written notice thereof by the indenture trustee; and

•	any “insolvency event” with respect to the servicer, which means the financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer and other actions by the servicer indicating its insolvency, or inability to pay its obligations.

Rights upon Exchange Note Servicer Default

As long as an exchange note servicer default remains unremedied, the titling trust, acting at the direction of the indenture trustee on behalf of a specified percentage of the noteholders, or if no notes are outstanding, the titling trust, acting at the direction of the issuer trust certificateholder, by notice to the servicer, may terminate all the rights and obligations of the servicer with respect to the designated pool, at which time a successor servicer appointed by the indenture trustee (acting at the direction of the holders of a majority of the note balance of the most senior class of notes outstanding) will succeed to all the responsibilities, duties and liabilities of the servicer with respect to the designated pool (except as set forth in the related transaction documents) and will be entitled to compensation arrangements which will be set forth in the related transaction documents. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no other servicer default has occurred, the bankruptcy trustee or official may have the power to prevent the titling trust, indenture trustee, a specified percentage of the noteholders or issue trust certificateholder from effecting such a transfer of servicing.

Waiver of Past Defaults

With respect to each issuing entity, unless otherwise provided in the related prospectus supplement, the indenture trustee, acting at the direction of noteholders evidencing at least a majority of the voting rights of the then outstanding notes or, if no notes are outstanding, the direction of the issuer trust certificateholder, may, on behalf of all noteholders, waive any default by the servicer in the performance of its obligations under the transaction documents and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. The waiver will not impair the noteholders’ rights with respect to subsequent defaults.

Amendment

The credit and security agreement or any exchange note supplement may be amended by the titling trust, GM Financial, as lender, the administrative agent and the collateral agent, without the consent of the holders of any outstanding exchange notes, in order to, (i) cure any ambiguity or to correct or supplement any description contained therein, (ii) add to the covenants of the titling trust or surrender any right or power of the titling trust, (iii) convey, transfer, assign, mortgage or pledge any property to the collateral agent, or (iv) evidence the acceptance of the appointment of a successor administrative agent or successor collateral agent.

The titling trust, the administrative agent, the collateral agent and GM Financial, as lender, may amend the credit and security agreement or any exchange note supplement, without the consent of the holders of any outstanding exchange notes to add any provisions to, or change any manner or eliminate any of the provisions of, the credit and security agreement or any exchange note supplement, or to modify in any manner the rights of any holder of an exchange note under the credit and security agreement or the related exchange note supplement (except, in all cases, as provided in the related exchange note supplement) upon delivery by the titling trust of an officer’s certificate to the administrative agent, stating that such amendment will not materially adversely affect the interests of any holder of an outstanding exchange note that has not previously consented to such amendment.

Finally, the credit and security agreement and any exchange note supplement may also be amended in any other manner and for any other purpose by the titling trust, GM Financial, as lender, the administrative agent and the collateral agent, with the consent of each holder of any outstanding exchange notes (with respect to an amendment of the credit and security agreement) or of the holder of the related exchange note (with respect to an amendment of an exchange note supplement).

The basic servicing agreement may be amended in writing as it relates to (i) the lending facility, by the titling trust, the settlor, the servicer and GM Financial, as lender, and (ii) any designated pool, by the titling trust, the settlor, the servicer, the holder of the related exchange note and any other person required by under the related servicing supplement, provided, that, in each case, if the interests of any holder of an outstanding exchange note are materially, adversely affected, the prior written consent of any such holder must be obtained.

The basic servicing agreement may also be amended by the settlor, the titling trust and the servicer, without the consent of any holder of an outstanding exchange note or GM Financial, as lender, to (i) cure any ambiguity, (ii) correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) add any provision that provides additional rights to the holders of any exchange notes, or (iv) ensure that the titling trust is not classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes, as evidenced by an opinion of counsel, provided, that, in each case, such amendment will not materially and adversely affect the interest of any holder of an outstanding exchange note or GM Financial, as lender. The settlor, the titling trust and the servicer may also amend the basic servicing agreement, without the consent of any holder of an outstanding exchange note or GM Financial, as lender, for any other purpose, upon the delivery of an opinion of counsel to the owner trustee stating that such amendment or supplement will not materially and adversely affect the interest of any holder of an outstanding exchange note or GM Financial, as lender.

See “Description of the Transaction Documents—Amendment” in the related prospectus supplement for a detailed description of the amendment procedures for the transaction documents governing your specific series of notes.

Events of Default

Events of default for each series of notes will be set forth in the related prospectus supplement. For each series of notes, the events of default may include:

•	default in the payment of interest on any note when the same becomes due and payable, which default remains uncured for a specified number of days;

•	default in the payment of principal on any note when the same becomes due and payable;

•	default in the observance or performance of any covenant or agreement of the issuing entity set forth in the transaction documents or any representation or warranty of the issuing entity made in a transaction document proving to have been incorrect in any material respect at the time it was made, which default is not cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated, for a specified number of days (or for a longer period as may be reasonably necessary to cure such default) after the issuing entity is notified of such default;

•	any representation or warranty made by the issuing entity in the indenture or by the issuing entity, the depositor, the settlor, the titling trust or GM Financial (in any capacity) in any transaction document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith shall prove to have been incorrect in any manner that is materially adverse to any secured party on or as of the date made or deemed made which failure, if capable of being cured, has not been cured for a period of time specified in the accompanying prospectus supplement after the earlier of (i) the date on which a written notice stating that such notice is a notice of an event of default requiring the same to be remedied shall have been given to the issuing entity, the depositor, the settlor, the titling trust or GM Financial, as the case may be, by the indenture trustee or the noteholders, and (ii) the date on which the issuing entity, the depositor, the settlor, the titling trust or GM Financial, as the case may be, has knowledge of such breach;

•	events of bankruptcy, insolvency, receivership or liquidation of the issuing entity;

•	the indenture, any other transaction document or any lien granted under the indenture or any transaction document shall cease, for any reason, to be in full force and effect other than as permitted in accordance with its terms or shall cease to be the effective, legally valid, binding and enforceable obligation of the issuing entity, the titling trust or GM Financial; or the issuing entity, the titling trust or GM Financial shall contest in any manner such effectiveness, validity, binding nature or enforceability;

•

the indenture trustee for any reason ceases to have a valid and perfected first-priority security interest in the collateral granted under the indenture or the collateral agent for any reason ceases to have a valid and perfected first-priority security interest in the designated pool; provided, that if the servicer has delivered the repurchase payment with respect to any such exchange note assets allocated to the designated pool in the manner set forth in the servicing supplement, such event of default shall automatically be deemed to have been cured; and

•	the issuing entity becoming taxable as an association or a publicly traded partnership taxable as a corporation for federal or state income tax purposes.

If an event of default has occurred and is continuing, the indenture trustee in its discretion may, or if so requested in writing by a specified percentage of the noteholders shall, declare that the notes become due and payable at par, together with accrued interest. Prior to the declaration of the acceleration of the notes, a specified percentage of the noteholders may waive any event of default or unmatured event of default and its consequences except a default (a) in the payment of principal of or interest on any of the notes, or (b) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each note.

Exchange Note Defaults and Lending Facility Defaults

Exchange note defaults for the exchange note will be set forth in the related prospectus supplement. For each exchange note, the exchange note defaults may include:

•	events of bankruptcy, insolvency, receivership or liquidation of the titling trust or the titling trust’s property;

•	any failure of the titling trust to pay or cause to be paid any principal of the exchange note on the final scheduled payment date and, if such failure is due to an administrative omission, mistake or technical difficulty such failure continues for a specified period of days after the date when such principal became due or such other length of time as specified in the exchange note supplement;

•	any failure of the titling trust to pay or cause to be paid any interest due on the exchange note, as specified in the exchange note supplement, when due, and such failure continues for a specified period of days after the due date or such other length of time as specified in the exchange note supplement;

•	any default of the titling trust in the observance or performance of any covenant or agreement made in the credit and security agreement or the exchange note supplement (other than a covenant or agreement, a default in the observance or performance of which is specifically covered by another exchange note default), the exchange noteholder is materially and adversely affected by such default and such default is not cured (i) on or before the specified day after the titling trust has received a notice that states that it is a “notice of exchange note default” and specifies the default, or (ii) within the period specified in the exchange note supplement;

•

any breach of a representation or warranty of the titling trust made in the credit and security agreement, the exchange note supplement or in any certificate or other document delivered in connection with credit and security agreement, the exchange note supplement with respect to the exchange note proves to have been incorrect as of the time made, the exchange noteholder is materially and adversely affected by such incorrectness and such incorrectness is not cured (i) on or before the sixtieth (60th) day after the titling trust has received a notice that states that it is a “notice of exchange note default” and specified the default, or (ii) within the period specified in the exchange note supplement; and

•	the acceleration of the notes following the occurrence of an event of default under the indenture.

Each of the following events will be a lending facility default under the credit and security agreement:

•	bankruptcy or dissolution of any the titling trust;

•	bankruptcy or dissolution of the servicer, unless, on or before the date the servicer is terminated, a successor servicer has accepted its appointment;

•	failure by the titling trust to pay principal due to GM Financial, as lender, under the credit and security agreement;

•	failure by the titling trust to pay interest due to GM Financial, as lender, under the credit and security agreement; and

•	any representation or warranty of the titling trust made in the credit and security agreement was untrue when made which materially and adversely affects the issuing entity, as holder of the exchange note, and is not cured for a period of sixty (60) days after notice was given to the titling trust.

If a lending facility default occurs, the exchange note will automatically be accelerated and the exchange note will be immediately due and payable.

If an exchange note default occurs and is continuing, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the most senior class of notes outstanding, may accelerate the exchange note and declare the exchange note to be immediately due and payable. Under specified circumstances, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the most senior class of notes outstanding, may rescind this declaration.

If a lending facility default occurs or if the exchange note is accelerated and declared due and payable following an exchange note default, the collateral agent, acting at the direction of the holders of a majority of the note balance of the most senior class of notes outstanding, may (1) file a lawsuit for the collection of the exchange note and enforce any judgment, (2) institute foreclosure proceedings on the lease assets in the designated pool and/or (3) exercise any other remedies of a secured party. If all or any portion of the designated pool is liquidated following an acceleration of the exchange note, the amount of principal paid on the exchange note on the next payment date will increase, which will increase the amount of principal that is payable on the notes on that payment date.

Termination

With respect to each issuing entity, the obligations of the servicer, the sponsor and the indenture trustee will terminate upon the earlier to occur of:

•	the maturity or other liquidation of the last lease and related leased vehicle in the designated pool and the disposition of any amounts received upon liquidation of any remaining lease assets; and

•	the final payment to noteholders.

If the aggregate note principal balance is less than a specified percentage of the initial aggregate note principal balance, in order to avoid excessive administrative expense, the servicer or the depositor may be permitted, at its option, to purchase from the trust property, as of the end of any collection period immediately preceding a distribution date, the exchange note at a price set forth in the related prospectus supplement, but not less than the outstanding principal balance of the notes plus accrued and unpaid interest thereon. The notes will be redeemed following such purchase.

Material Legal Aspects of Exchange Note and Lease Assets

General

The sale of the exchange note by GM Financial to the depositor and the transfer of the exchange note by the depositor to the issuing entity, the perfection of the security interests in the exchange note and in the leases, leased vehicles and other collateral supporting the exchange note, and the enforcement of rights to realize on the leased vehicles are subject to a number of federal and state laws, including the UCC as codified in various states. The servicer will take necessary actions to perfect the collateral agent’s and indenture trustee’s respective rights in the exchange note and the leases, leased vehicles and other collateral supporting the exchange note. If, through inadvertence or otherwise, a third party were to purchase—including the taking of a security interest in—a lease for new value in the ordinary course of its business, without actual knowledge of a securitization party’s interest, and then were to take possession of the lease and related leased vehicle, the purchaser could acquire an interest in the lease and related leased vehicle superior to the collateral agent’s interest. No entity will take any action to perfect the collateral agent’s or the indenture trustee’s right in proceeds of any insurance policies covering individual vehicles or lessees. Therefore, the rights of a third party with an interest in these proceeds could prevail against the rights of the issuing entity prior to the time the servicer deposits the proceeds into a trust account.

Security Interests in Exchange Note and Lease Assets

General

The sale and assignment of the exchange note to the issuing entity, the perfection of the security interest pledged in the exchange note and the enforcement of rights to realize on the exchange note as collateral for the notes will be subject to a number of federal and state laws, including the UCC as codified in various states.

The indenture trustee will hold a first priority security interest in the exchange note for the benefit of the noteholders. The exchange note will be secured by a first priority security interest in all of the lease assets financed under the credit and security agreement, including the lease assets in the related designated pool. This security interest is for the benefit of GM Financial, as lender, and all holders of exchange notes, including the issuing entity as holder of the exchange note for the securitization transaction in which the notes will be issued. Although the exchange note for the securitization transaction in which the notes will be issued will be secured by all of the lease assets financed under the credit and security agreement, the issuing entity, as holder of the exchange note, will agree that it will not have recourse to any lease assets other than the lease assets in the designated pool for the related securitization transaction and any shared amounts from other designated pools, if any.

The parties to the securitization transactions will take the following steps to effect the perfection of these security interests.

Perfection in the Exchange Note

GM Financial will sell the exchange note to the depositor, pursuant to an exchange note sale agreement, and the depositor will perfect its interest in the exchange note (including by the filing of a UCC financing statement). The depositor will then transfer the exchange note to the issuing entity, pursuant to an exchange note transfer agreement, and the issuing entity will perfect its interest in the exchange note (including by the filing of a UCC financing statement). The issuing entity will then pledge the exchange note to the indenture trustee and the indenture trustee will perfect its security interest in the exchange note by filing a UCC financing statement and by taking possession of the exchange note.

Perfection in the Leases

The leases purchased by titling trust constitute “chattel paper” for purposes of the UCC, whether they are in tangible or electronic form. The sale, assignment and pledge of “chattel paper” may be perfected either (i) by taking physical possession of tangible leases or taking and maintaining “control” (within the meaning of the UCC) of electronic leases or (ii) by the filing of financing statements under the UCC. The collateral agent has perfected its security interest in the leases securing the lending facility and the exchange notes by filing a UCC financing statement against the titling trust. The collateral agent has appointed GM Financial, as servicer, to serve as custodian of the leases. The tangible leases are physically held by GM Financial or by a third party vendor. Electronic leases are maintained in a specially-designed computer system maintained by GM Financial or a third party vendor that establishes GM Financial’s “control” of the electronic leases. GM Financial will not segregate or mark the leases to indicate that they have been pledged as security to the exchange noteholders and GM Financial, as lender. GM Financial will covenant in the related transaction documents that it has established, and will maintain, “control” of all electronic leases.

Perfection in the Leased Vehicles

As servicer, GM Financial follows procedures to apply for a certificate of title with respect to each leased vehicle in the name of the titling trust and to perfect the collateral agent’s security interest in each leased vehicle securing the lending facility and the exchange notes by noting the lien of the collateral agent on the certificate of title for the leased vehicle under state motor vehicle laws. Generally, these procedures require the dealer to apply for a title that includes the titling trust’s ownership and the collateral agent’s lien immediately after the titling trust’s purchase of a leased vehicle. The procedures to obtain title in the name of the titling trust and to perfect the collateral agent’s lien on the leased vehicle depend on the actions of third parties, including dealers and state and local motor vehicle registration authorities. If the collateral agent obtains a validly perfected security interest in the leased vehicle on a timely basis, the issuing entity, as holder of the exchange note, will also have the benefits of this security interest in most states. If the collateral agent does not obtain a perfected security interest in the leased vehicle due to fraud, forgery, negligence or administrative error of any third party, the collateral agent’s security interest could be subordinated to subsequent purchasers of the leased vehicle and subsequent lenders with a perfected security interest. If the collateral agent does not have a perfected security interest in a leased vehicle, the issuing entity’s ability to realize on the leased vehicle following an exchange note default would be adversely affected. As servicer, GM Financial must take appropriate steps to maintain perfection of the collateral agent’s security interest in the leased vehicles.

In addition, because it is possible that the leased vehicles may be characterized as inventory held for sale by the titling trust, GM Financial files a UCC financing statement against the titling trust, on behalf of the collateral agent, because a financing statement must be filed to perfect a security interest in motor vehicles that are inventory.

The lending facility and all exchange notes, including the exchange note issued for the securitization transaction in which the notes will be issued, are secured by all of the lease assets financed by the titling trust under the credit and security agreement and this security interest will ultimately be held by the indenture trustee, as holder of the exchange note and secured party on the applicable UCC financing statement, as set forth above under “—Security Interests in Exchange Note and Lease Assets—Perfection in the Exchange Note” above.

Priority of Certain Liens Arising by Operation of Law

In certain circumstances, the collateral agent’s security interest in the leases or leased vehicles may be subordinated because under the laws of most states, statutory liens take priority over even a first priority perfected security interest in a vehicle. These statutory liens include:

•	mechanic’s, repairmen’s and garagemen’s liens;

•	motor vehicle accident liens;

•	towing and storage liens;

•	liens arising under various state and federal criminal statutes; and

•	liens for unpaid taxes.

The UCC also grants certain federal tax liens priority over a secured party’s lien. Additionally, the laws of most states and federal law permit governmental authorities to confiscate motor vehicles under certain circumstances if used in or acquired with the proceeds of unlawful activities. Confiscation may result in the loss of the perfected security interest in the vehicle. The sponsor will represent and warrant that, as of the closing date, each security interest in a vehicle shall be a valid, binding and enforceable first priority security interest in the vehicle. However, liens for repairs or taxes superior to the collateral agent’s or the trustee’s security interest in any vehicle, or the confiscation of a vehicle, could arise at any time during the term of a lease. No notice will be given to the collateral agent or the indenture trustee or any noteholder in the event these types of liens or confiscations arise. Moreover, any liens of these types or any confiscation arising after the closing date would not give rise to the sponsor’s repurchase obligation.

PBGC Liens

Under ERISA, the Pension Benefit Guaranty Corporation, or PBGC, will have the ability to place a lien on any of the assets of the GM controlled group if:

•	a defined benefit pension plan (other than a multiemployer plan) is terminated by any member of the GM controlled group or the PBGC, and the pension plan is underfunded at the time of termination;

•	any member of the GM controlled group withdraws from a defined benefit pension plan (other than a multiemployer plan) which has at least two contributing sponsors who are not under common control during a plan year for which the member constitutes a substantial employer, and the pension plan is underfunded at the time of withdrawal; or

•	the members of the GM controlled group fail to satisfy the minimum funding requirements for a defined benefit pension plan (other than a multiemployer plan), which together with all other unpaid contributions, exceeds $1 million.

The titling trust, the depositor and the issuing entity are all members of the GM controlled group. In addition, while a PBGC lien could attach to any of the assets of the GM controlled group, the automatic stay would prevent the PBGC from realizing on any assets of any member of the GM controlled group, including GM Financial, that is the subject of a bankruptcy proceeding at the time the PBGC lien arises. If the titling trust, the depositor and the issuing entity were not subject to such bankruptcy proceedings and if neither the designated pool nor the exchange note were consolidated with the bankruptcy estate of GM Financial, then the PBGC would be able to levy on those assets to satisfy the pension obligations of the GM controlled group unless the security interest of the collateral agent in the lease assets in the designated pool and the security interest of the indenture trustee in the exchange note have priority over the PBGC lien. The securitization transactions in which the notes will be issued will be structured so that the security interest of the collateral agent in the lease assets in the designated pool and the security interest of the indenture trustee in the exchange note and any identifiable cash proceeds received before the PBGC files the notice of lien will have priority over a PBGC lien, notice of which is filed after the closing date for a securitization transaction.

Under state law, the priority of the collateral agent’s security interest in the leases was established under the UCC on the date the collateral agent filed its UCC financing statements. The priority of the collateral agent’s security interest in the leased vehicles and identifiable cash proceeds was established on the date the certificates of title for the leased vehicles were filed with the appropriate state department of motor vehicles (if the motor vehicle statutes apply) or on the date the collateral agent filed its financing statements (if the UCC applies). The priority of the indenture trustee’s security interest in the exchange note will be established under the UCC when the indenture trustee files its financing statements.

The priority of a PBGC lien, however, is determined under the rules applicable to federal tax liens and not under state law. Under these rules, a PBGC lien will be senior to any security interest that is perfected under state law after the PBGC files a notice of lien. Under the UCC, the priority of a security interest will relate back to the date on which the steps were taken to perfect the security interest, such as the filing of a financing statement, even if the property subject to the security interest does not exist at that time. Under the rules applicable to federal tax liens, however, the priority of a security interest does not relate back to the date on which the applicable steps were taken to perfect the security interest under state law if the property subject to the security interest does not exist at that time. Instead, under the rules applicable to federal tax liens, a security interest will not attach and be entitled to priority until the property comes into existence. As a result, the security interest of the collateral agent in the leases in the designated pool and any monthly payments received after the filing of a notice of lien by the PBGC will have priority over the PBGC lien only if the titling trust’s right to receive those monthly payments existed before the PBGC filed the notice of lien.

On the closing date for a securitization transaction, GM Financial, the depositor and the issuing entity will receive a reasoned legal opinion that, under the rules applicable to federal tax liens, a court would hold that the security interest of the collateral agent in the lease assets in the designated pool and all identifiable cash proceeds thereof (including the collections received after a filing of a lien by the PBGC) would be prior to any lien of the PBGC notice of which is filed after the closing date for a securitization transaction. This opinion will be subject to certain assumptions and qualifications and a court may not reach the same conclusion.

Repossession of Leased Vehicles

Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the leased vehicle. In cases where the lessee objects or raises a defense to repossession, or if otherwise required by applicable state law, a lessor must obtain a court order from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the lessor is required to notify the lessee of the default and the intent to repossess the leased vehicle and then must give the lessee a time period within which to cure the default. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related lease. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace—although in some states, a course of conduct in which the lessor has accepted late payments has been held to create a right by the lessee to receive prior notice.

Notice of Sale; Redemption Rights

State laws require a lessor to provide a lessee with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the leased vehicle may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed leased vehicles and/or various substantive timing and content requirements on the notices. In some states, after a leased vehicle has been repossessed, the lessee may redeem the leased vehicle by paying the delinquent payments and other amounts due. In those states, the lessee typically has the right to redeem the collateral prior to actual sale or entry by the lessor into a contract for sale of the collateral by paying the lessor:

•	in some other states, by paying the delinquent payments on the unpaid principal on the lease;

•	the unpaid principal balance of the lease relating to such leased vehicle;

•	the lessor’s reasonable expenses for repossessing, holding, and preparing the leased vehicle for sale and arranging for its sale (where allowed by law), plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

The proceeds from the resale of the repossessed leased vehicles will generally be applied first to the expenses of resale and repossession and then to satisfying the lessees’ remaining obligations under the lease. In some instances, the remaining amounts owing under the lease will exceed the liquidation proceeds remaining after these expenses are paid. Under the UCC and laws applicable in some states, a lessor is entitled to bring an action to obtain a deficiency judgment from a lessee for any deficiency on repossession and resale of a motor vehicle related to such lessee’s lease. However, the deficiency judgment would be a personal judgment against the lessee for the shortfall, and a defaulting lessee can be expected to have very little capital or sources of income available following repossession. Some states impose prohibitions, limitations or notice requirements on actions for deficiency judgments. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition of a repossessed leased vehicle, including the method, manner, time, place and terms, be “commercially reasonable.” Courts have held that when a sale is not “commercially reasonable,” the lessor loses its right to a deficiency judgment. Also, prior to a sale, the UCC permits the lessee or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the lessor is not proceeding in accordance with the “default” provisions under the UCC.

Courts have applied general equitable principles to lessors pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lessors and servicers involved in consumer leasing. These laws include:

•	the Truth-in-Lending Act;

•	the Equal Credit Opportunity Act;

•	the Federal Trade Commission (FTC) Act;

•	the Federal Consumer Leasing (FCL) Act;

•	the Fair Credit Reporting Act, as amended by the Fair and Accurate Credit Transactions Act;

•	the Fair Debt Collection Practices Act;

•	the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act;

•	the Magnuson-Moss Warranty Act;

•	the Federal Reserve Board’s Regulation M;

•	the Consumer Financial Protection Bureau Regulations B and Z;

•	the Gramm-Leach-Bliley Act;

•	state adaptations of the Uniform Consumer Credit Code;

•	state vehicle leasing acts;

•	state “lemon” laws; and

•	other similar laws.

In addition, the laws of some states impose charge limitations and other restrictions on consumer leasing transactions and require other disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lessors who fail to comply with their provisions. In some cases, this liability could affect the collateral agent’s or the indenture trustee’s ability to enforce consumer leases.

The FCL Act and Regulation M, for example, require that a number of disclosures be made at the time a vehicle is leased, including all amounts due at the time of origination of the lease, a description of the lessee’s liability at the end of the lease term, the amount of any periodic payments, the circumstances under which the lessee may terminate the lease prior to the end of the lease term and the capitalized cost of the vehicle and a warning regarding possible charges for early termination. All states have adopted Article 2A of the UCC, which provides protection to lessees through certain implied warranties and the right to cancel a lease contract relating to defective goods. In addition, courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may relieve a lessee from some or all of the legal consequences of a default.

The servicer will represent and warrant that each lease complies with all requirements of law in all material respects. Accordingly, if a lessee has a claim against the collateral agent or the indenture trustee because the titling trust or the servicer violated any law and the claim materially and adversely affects the collateral agent’s or the indenture trustee’s interest in a lease or leased vehicle, the violation would create an obligation of the servicer to remove the lease asset from the designated pool unless the breach is cured in all material respects by the end of the applicable grace period.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, or the Relief Act, a lessee who enters military service after entry into a lease may be entitled to repossession protection. Furthermore, a lessee may terminate a lease at any time if the lessee subsequently enters into military service or receives military orders for a permanent change of station outside of the continental U.S. or to deploy with a military unit. No early termination charges may be imposed on the lessee for such termination. Leases with lessees who are in the military or who subsequently enter the military may be included in the designated pool and GM Financial will not be required to remove from the designated pool a lease asset that become subject to these laws. The Relief Act applies to lessees who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to lessees who enter military service, including reservists who are called to active duty, after origination of the lease, the sponsor cannot provide information as to the number of leases that may be affected. Any shortfall in collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related leases, would result in a reduction of the amounts distributable to noteholders, and would not be covered by advances, and may not be covered by any form of credit enhancement provided in connection with the notes. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to repossess a leased vehicle during the lessee’s period of active duty status, and, in some circumstances, during an additional twelve (12) month period afterward. Thus, in the event that the Relief Act or similar legislation or regulations applies to any lease which goes into default, there may be delays in payment and losses on the notes. Any other shortfalls, deferrals or forgiveness of payments on the lease resulting from similar legislation or regulations may result in delays in payments or losses to noteholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of the issuing entity or the servicer to repossess a leased vehicle or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, the lessee must decide whether to assume or reject the lease. If the lessee elects to assume, then the lease continues in full force and effect. However, if the lessee elects to reject the lease, the leased vehicle is surrendered to the lessor and the lessee’s liability is effectively ended. The lessor becomes an unsecured creditor for the deficiency balance owed on the lease including missed payments, any damages to the car and/or high mileage penalties. Upon discharge any amount owed to the lessor would be extinguished. Any such shortfall, to the extent not covered by credit support, could result in losses to noteholders.

Dodd-Frank Orderly Liquidation Framework

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Act. The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation, or the FDIC, authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority, or OLA, as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including the sponsor, the depositor or a particular issuing entity, or their respective creditors.

Potential Applicability to the sponsor, the depositor and issuing entities. There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The applicable issuing entity, the titling trust or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of the sponsor. For an issuing entity, the titling trust or the depositor to be subject to receivership under OLA as a covered subsidiary of the sponsor (1) the FDIC would have to be appointed as receiver for the sponsor under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the applicable issuing entity, titling trust or depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of the sponsor.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of the sponsor or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to the sponsor, the depositor or a particular issuing entity or, if it were to apply, that the timing and amounts of payments to the related series of noteholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Avoidance Power Under OLA. The provisions of OLA relating to preferential transfers differ from those of the U.S. federal bankruptcy laws. If the sponsor were to become subject to OLA, there is an interpretation under OLA that previous transfers of assets by the sponsor perfected for purposes of state law and the U.S. federal bankruptcy laws could nevertheless be avoided by the FDIC as preferential transfers. In this case the assets securing the notes could be reclaimed by the FDIC and the noteholders may have only an unsecured claim against the sponsor.

In July 2011, the FDIC adopted final rules which harmonize the application of the FDIC’s avoidance power under OLA with the related provisions under the U.S. federal bankruptcy laws. Based on these rules, the transfer of the exchange note by the sponsor would not be avoidable by the FDIC as a preference under OLA.

FDIC’s Repudiation Power Under OLA. If the FDIC is appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company’s affairs.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the depositor and the issuing entity, and that, until the FDIC adopts a regulation, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by that company prior to the end of the applicable transition period of any such future regulation, provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that company under the U.S. federal bankruptcy laws.

The sponsor and the depositor intend that the sale of the exchange note by the sponsor to the depositor will constitute a “true sale” between separate legal entities under applicable state law. As a result, the sponsor believes that the FDIC would not be able to recover the exchange note using its repudiation power.

Although the advisory opinion does not bind the FDIC, and could be modified or withdrawn in the future, the opinion provides that it will apply to asset transfers which occur prior to the end of any applicable transition period adopted to implement future regulation addressing the FDIC’s repudiation authority under OLA. However, there can be no assurance that the FDIC will address its repudiation authority under OLA in future regulations or that future regulations or subsequent FDIC actions in an OLA proceeding involving the sponsor, the depositor or the issuing entity would not be contrary to this opinion.

If the issuing entity were placed in receivership under OLA, the FDIC would have the power to repudiate the notes issued by the issuing entity. In that case, the FDIC would be required to pay compensatory damages that are no less than the principal amount of the notes plus accrued interest as of the date the FDIC was appointed receiver and, to the extent that the value of the property that secured the notes is greater than the principal amount of the notes and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Material Federal Income Tax Consequences

General

The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the notes offered by this prospectus. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus. There are no cases or Internal Revenue Service or IRS rulings on similar transactions involving debt issued with terms similar to those of the notes. There can be no assurance that the IRS will not challenge the conclusions reached in this discussion, and no ruling from the IRS has been or will be sought on any of the issues discussed below.

The discussion does not purport to deal with all federal tax consequences applicable to all categories of investors. Some noteholders, including insurance companies; tax-exempt organizations; regulated investment companies; financial institutions or broker dealers; taxpayers subject to the alternative minimum tax; noteholders that hold their notes as part of a hedge, straddle, appreciated financial position or conversion transaction; and noteholders that will hold their notes as other than capital asset notes may be subject to special rules that are not discussed below or in the related prospectus supplement. This information is directed only to potential noteholders who purchase the notes in the initial distribution of the notes, are citizens or residents of the United States, including domestic corporations, and hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code. If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) owns a note, the tax treatment of a partner in such a partnership will depend upon the status of the partner and the activities of the partnership. Partners in such a partnership are encouraged to consult their tax advisors as to the particular tax consequences applicable to them.

Potential noteholders are encouraged to consult with your own tax advisors to determine the particular federal, state and local consequences of the purchase, ownership and disposition of the notes.

Tax Characterization of the Trusts

At the time that one or more classes of notes are issued by a trust, tax counsel will opine that, assuming compliance with the terms of the applicable trust agreement and related documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Except as specified in the related prospectus supplement, tax counsel will also opine that the notes will be characterized as debt for U.S. federal income tax purposes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for U.S. federal income tax purposes, such class or classes of notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, including by not being able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, the trust could be treated as a partnership that would not be taxable as a corporation if it meets an applicable safe harbor to not be treated as publicly traded, or otherwise is not considered to be publicly traded for purposes of these rules. Nonetheless, treatment of notes as equity interests in such a partnership could have adverse tax consequences to certain noteholders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to non-U.S. noteholders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

Tax Characterization and Treatment of the Notes

Characterization of the Notes

For each class or classes of notes, except for any class or classes which are specifically identified as receiving different tax treatment in the related prospectus supplement, tax counsel will deliver its opinion that such class or classes of notes will be treated as debt for U.S. federal income tax purposes. The depositor, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.

For a discussion of the potential U.S. federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes for U.S. federal income tax purposes, see “—Tax Characterization of the Trusts” above.

Stated Interest on the Notes

Based on tax counsel’s opinion that the notes will be treated as debt for U.S. federal income tax purposes, and assuming the notes are not issued with original issue discount or OID, the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with each noteholder’s method of tax accounting unless it does not qualify as “qualified stated interest.” Stated interest qualifies as qualified stated interest if either reasonable remedies exist to compel payment at least annually or the terms of the debt instrument make late payment or non-payment sufficiently remote. Although interest on subordinate notes may be deferred under some circumstances if more senior notes are still outstanding, absent disclosure in the prospectus supplement to the contrary for a particular class of notes, the related issuing entity intends to take the position that any potential deferral is sufficiently remote for purposes of the OID rules so as to not prevent the stated interest from qualifying as qualified stated interest. If stated interest does not qualify as qualified stated interest it would be accrued into income under the OID rules.

Original Issue Discount

If the related prospectus supplement states that a class of notes is to be treated as issued with OID, a noteholder of any such notes must include OID in its gross income as ordinary interest income as it accrues, regardless of the noteholder’s regular method of accounting, under a constant yield method.

Sale or Other Disposition of Notes

If a noteholder sells or otherwise disposes of a note, the noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or disposition and the noteholder’s adjusted tax basis in the note. The noteholder’s adjusted tax basis will equal the noteholder’s cost for the note, increased by any OID and market discount previously included by such noteholder in income with respect to the note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by such noteholder with respect to such note. Any gain or loss on sale or disposition will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the noteholder for more than one year and otherwise will be short-term.

Backup Withholding and Information Reporting

Payments of interest and principal, as well as proceeds from the sale of notes, may be subject to the “backup withholding tax” under section 3406 of the Code if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from backup withholding tax. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Prospective noteholders should consult their own tax advisors regarding the application and requirements of these information reporting and withholding provisions.

Foreign Investors

Payments on a note to, or on behalf of, a beneficial owner that is not a U.S. person, a “non-U.S. noteholder,” generally will be exempt from U.S. federal income and withholding taxes, subject to the discussion of FATCA withholding tax below. The term U.S. person means a citizen or resident of the United States, a corporation created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the issuing entity. This exemption is applicable provided:

(a) the non-U.S. noteholder is not subject to U.S. tax as a result of a connection to the United States other than ownership of the note;

(b) the non-U.S. noteholder signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner; and

(c) the last U.S. person in the chain of payment to the non-U.S. noteholder receives a statement from a beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

Generally, this statement is made on an IRS Form W-8BEN or W-8BEN-E, which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8BEN or W-8BEN-E.

A non-U.S. noteholder who is not an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and is encouraged to consult its tax advisor.

A non-U.S. noteholder whose income with respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. noteholder provided the holder furnishes an IRS Form W-8ECI.

Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the withholding agent. However, in such case, the signed statement may require a copy of the beneficial owner’s IRS Form W-8BEN or W-8BEN-E (or substitute form).

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. noteholder will be exempt from U.S. federal income and withholding tax, subject to the discussion of FATCA withholding tax below, so long as the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, and in the case of a foreign individual, the non-U.S. noteholder is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a non-U.S. noteholder is effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, such holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, will generally be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the non-U.S. noteholder is a foreign corporation, it may be subject to a 30% branch profits tax on its effectively connected earnings and profits for the taxable year, unless it qualifies for a lower rate under an applicable tax treaty.

Payments to Foreign Financial Institutions and Certain Other Foreign Entities.

A 30% withholding tax generally will apply to payments of interest on, and after December 31, 2016, to payments of gross proceeds from the disposition of, notes that are made to foreign financial institutions and certain non-financial foreign entities, either as beneficial owners of such payments or as intermediaries. Such withholding tax, imposed under sections 1471 through 1474 of the Code, or FATCA, generally will not apply where such payments are made to (i) a foreign financial institution that enters into and complies with an agreement with the IRS to, among other requirements, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, report annually certain information about such accounts and withhold tax as may be required under FATCA, or (ii) a non-financial foreign entity that certifies it does not have any substantial U.S. owners, furnishes identifying information regarding each substantial U.S. owner of such entity, or is otherwise exempt from such information disclosure under FATCA. Prospective noteholders should consult their own tax advisors regarding the application and requirements of these information reporting and withholding provisions under FATCA.

State and Local Tax Consequences

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” you should consider the state and local income tax consequences involved in purchasing, owning, and disposing of the notes. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential noteholders are encouraged to consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the notes.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA and the Code impose certain duties and requirements on employee benefit plans and other retirement plans and arrangements (such as individual retirement account and Keogh plans) that are subject to Title I of ERISA and/or section 4975 of the Code, referred to herein as “plans,” and certain entities whose assets are deemed to include assets of plans, and on persons who are fiduciaries of plans. Any person who exercises any authority or control over the management or disposition of a plan’s assets is considered to be a fiduciary of that plan. A fiduciary of a plan subject to Title I of ERISA should consider the fiduciary standards thereunder in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the notes offered by this prospectus. Accordingly, pursuant to section 404 of ERISA, such fiduciary should consider, among other factors:

•	whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

•	whether the investment satisfies the applicable diversification requirements;

•	whether the investment is in accordance with the documents and instruments governing the plan;

•	whether the fiduciary has the authority to make the investment;

•	the tax effects of the investment; and

•	whether the investment is prudent, considering the nature of the investment.

Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, “plan assets.”

In addition, plans are prohibited from engaging in a broad range of transactions involving plan assets with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code. Such transactions are treated as “prohibited transactions” under section 406 of ERISA and excise taxes and/or other penalties are imposed on such persons under ERISA and/or section 4975 of the Code unless a statutory, regulatory or administrative exemption applies. The underwriter, the servicer, any subservicers, the trustee, any indenture trustee and certain of their affiliates might be considered parties in interest or disqualified persons with respect to a plan. If so, the acquisition, holding or disposition of notes by or on behalf of such plan could be considered to give rise to a prohibited transaction unless an exemption is available. Each purchaser and each transferee using the assets of any plan to acquire the notes will be deemed to have represented that the acquisition, continued holding and disposition of the notes by the plan will not constitute or result in a non-exempt prohibited transaction. Unless the context indicates otherwise, any reference to the acquisition, holding or disposition of a note shall also mean the acquisition, holding or disposition of a beneficial interest in such note.

Certain employee benefit plans, such as governmental plans, foreign plans and certain church plans (each as defined or described in ERISA) are not subject to the fiduciary responsibility requirements of ERISA or the prohibited transaction provisions of ERISA or section 4975 of the Code, but they may nevertheless be subject to other federal, state, local or non-U.S. laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code (hereinafter referred to as “similar law”). Accordingly, assets of plans subject to similar law may be invested in notes without regard to the ERISA considerations discussed below; however, investment by such plans may be subject to similar law. Each purchaser and each transferee using the assets of any plan subject to similar law to acquire the notes will be deemed to have represented that the acquisition, continued holding and disposition of the notes will not constitute or result in a non-exempt violation of any similar law.

In addition, any plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

Plan Assets

The Department of Labor has issued regulations defining what constitutes “plan assets” for purposes of ERISA and section 4975 of the Code. The “plan asset regulations,” as modified by section 3(42) of ERISA, provide that if a plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such plan unless certain exceptions set forth in the plan asset regulations apply.

The notes will not be considered equity interests in the issuing entity for purposes of section 3(42) of ERISA and the plan asset regulations if the notes are treated as indebtedness under applicable local law and have no substantial equity features. If the notes have substantial equity features, a plan that purchased notes might be deemed to have acquired an undivided interest in the trust property, and certain transactions involving the trust property might constitute prohibited transactions. If the notes are treated as indebtedness without substantial equity features, the issuing entity’s assets would not be deemed to include assets of a plan that acquired notes. However, in such circumstances, the acquisition, holding or disposition of notes by or on behalf of a plan could nevertheless give rise to a prohibited transaction if such acquisition, holding or disposition were deemed to be a prohibited loan to a party in interest or disqualified person with respect to the plan. There can be no assurance that the issuing entity or an affiliate will not become party in interest or disqualified person with respect to a plan that acquires notes.

Prohibited Transaction Exemptions

Underwriter Exemptions

The Department of Labor has issued to various underwriters individual prohibited transaction exemptions (as amended from time to time, the “underwriter exemptions”) which generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by plans of securities issued by investment pools whose assets consist of:

•	certain types of secured receivables, secured loans and other secured obligations, including obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles;

•	property securing a permitted obligation;

•	undistributed cash, and certain temporary investments made therewith; and

•	certain types of credit support arrangements, including yield supplement agreements and interest-rate swaps that meet certain requirements set forth in exemptions.

The securities covered by the underwriter exemptions include securities representing a beneficial ownership interest in the assets of an issuing entity (including a grantor trust or owner trust) and which entitle the securityholder to payments of principal, interest and/or other payments made with respect to the assets of such issuing entity. The underwriter exemptions also extend the relief available thereunder to transactions involving the initial purchase, the holding and the subsequent resale by plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust or held by a partnership, special purpose corporation or limited liability company.

Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

•	the plan must acquire the securities on terms, including the note price, that are at least as favorable to the plan as they would be in an arm’s-length transaction with an unrelated party;

•	the securities must not be subordinated to any other class of notes issued by the same issuing entity, unless the securities are issued in a “designated transaction;”

•	at the time of acquisition, the securities acquired by the plan must have received a rating in one of the four highest generic rating categories from at least one “rating agency” as defined in the underwriter exemptions (an “Exemption Rating Agency”). An Exemption Rating Agency is a credit rating agency that (a) is currently recognized by the Securities and Exchange Commission as an NRSRO; (b) has indicated in its most recently filed Securities and Exchange Commission Form NRSRO that it rates issuers of asset-backed securities; and (c) has had, within a period not exceeding twelve (12) months prior to the initial issuance of the securities, at least three “qualified ratings engagements.” A “qualified ratings engagement” is an engagement (i) requested by an issuer or underwriter of securities in connection with the initial offering of securities; (ii) for which the Exemption Rating Agency is compensated for providing ratings; (iii) which is made public to investors generally; and (iv) which involves the offering of securities of the type that would be granted relief by the underwriters exemptions;

•	the indenture trustee must not be an affiliate of any other member of the “restricted group,” other than the underwriter;

•	the sum of all payments made to and retained by the underwriters must not total more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the issuing entity’s sponsor for assigning the obligations to the issuing entity must not total more than the fair market value of the obligations, and the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services; and

•	the plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, or the Securities Act.

For purposes of the underwriter exemptions, the term “designated transaction” includes any securitization transaction in which the assets of the issuing entity consist of obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles.

The issuing entity must also meet the following requirements:

•	the assets of the issuing entity must consist solely of assets of the type that have been included in other investment pools;

•	securities evidencing interests in the other investment pools must have been rated in one of the four highest rating categories by an Exemption Rating Agency for at least one (1) year prior to the plan’s acquisition of notes; and

•	investors other than plans must have purchased securities evidencing interests in the other investment pools for at least one (1) year prior to the plan’s acquisition of notes.

The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire securities of an issuing entity and the fiduciary, or its affiliate, is a lessee with respect to obligations or automobile loan contracts contained in the issuing entity; provided that, among other requirements:

•	in the case of an acquisition in connection with the initial issuance of the securities, at least fifty percent of each class of notes in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the issuing entity is acquired by persons independent of the restricted group;

•	the fiduciary, or its affiliate, is a lessee with respect to five percent or less of the fair market value of the obligations or automobile loan contracts contained in the issuing entity; and

•	the plan’s investment in each class of securities does not exceed twenty-five percent of all of the notes of that class outstanding at the time of acquisition.

In addition, prior to the issuance of the securities, the issuing entity must receive a legal opinion to the effect that the securityholders will have a perfected security interest in the issuing entity’s assets.

The underwriter exemptions do not apply to plans sponsored by a member of the restricted group, which includes the underwriter, the issuing entity’s sponsor, the servicer, any subservicer, the trustee, the indenture trustee, any lessee with respect to obligations or automobile loan contracts included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance of the issuing entity’s assets, the counterparty to any interest-rate swap entered into by the issuing entity and any affiliate of these parties.

Investor-Based Exemptions

In the event that the underwriter exemptions are not applicable to the notes, one or more other prohibited transaction exemptions could apply to the purchase, holding and resale of notes (generally, with respect to notes that are treated as debt for purposes of section 3(42) of ERISA and the plan asset regulations) by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire or dispose of the notes. Included among these exemptions are:

•	Prohibited Transaction Class Exemption, or PTCE, 84-14, regarding transactions effected by qualified professional asset managers;

•	PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts;

•	PTCE 91-38, regarding transactions entered into by bank collective investment funds;

•	PTCE 95-60, regarding transactions entered into by insurance company general accounts;

•	PTCE 96-23, regarding transactions effected by in-house asset managers; and

•	the statutory exemption under section 408(b)(17) of ERISA and section 4975(d)(20) of the Code for certain prohibited transactions between a plan and a person or entity that is a party in interest to such plan solely by reason of providing services to the plan or a relationship to such a service provider (other than a party in interest that is a fiduciary with respect to the assets of the plan involved in the transaction, or an affiliate of such fiduciary), provided the plan pays no more than, and receives no less than, adequate consideration in connection with the transaction.

Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant (or, in the case of a book-entry note, may be deemed to represent and warrant) either that it is not using plan assets or that its purchase, holding and disposition of the notes will not constitute or result in a non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code.

Consultation with Counsel

The prospectus supplement for your series of notes will provide further information that plans should consider before purchasing the notes. A plan fiduciary considering the purchase of notes should consult its tax and/or legal advisors regarding:

•	whether the issuing entity’s assets would be considered plan assets;

•	the possibility of exemptive relief from the prohibited transaction rules; and

•	other ERISA issues and their potential consequences.

In addition, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in notes is appropriate for the plan, taking into account the plan’s overall investment policy and the composition of the plan’s investment portfolio. The sale of notes to a plan is in no respect a representation by the sponsor or the underwriters that this investment meets all relevant requirements regarding investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

Methods of Distributions

The issuing entity will issue the notes being offering by this prospectus and the related prospectus supplement to the depositor and the depositor will sell the notes to the underwriters named in the related prospectus supplement in series through one or more of the methods described below. The related prospectus supplement will describe the offering method and will state the public offering or purchase price and the net proceeds to the depositor from the sale of the notes.

The sponsor intends that notes will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of notes may be made through a combination of two or more of these methods. The methods are as follows:

•	By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

•	By placements by the sponsor with institutional investors through dealers;

•	By direct placements by the sponsor with institutional investors; and

•	By competitive bid.

In addition, notes may be offered in whole or in part in exchange for the exchange notes—and other assets, if applicable—that would comprise the trust property.

If underwriters are used in a sale of any notes, other than in connection with an underwriting on a best efforts basis, the notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The notes will be described on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the related prospectus supplement.

In connection with the sale of the notes, underwriters may receive compensation from the sponsor or from purchasers of the notes in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the notes may be deemed to be underwriters in connection with the notes, and any discounts or commissions received by them from the depositor and any profit on the resale of notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement for each series of notes will describe any compensation paid by the sponsor.

It is anticipated that the underwriting agreement pertaining to the sale of notes will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all of the notes if any are not purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the sponsor will indemnify the several underwriters and the underwriters will indemnify the sponsor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made.

The related prospectus supplement with respect to any notes offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the sponsor and purchasers of notes.

Purchasers of notes, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of notes. Noteholders should consult with their legal advisors in this regard prior to any reoffer or sale.

Legal Opinions

Certain legal matters relating to the issuance of the notes of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Katten Muchin Rosenman LLP, New York, New York, or other counsel specified in the related prospectus supplement.

Incorporation by Reference

The servicer, on behalf of each issuing entity, will from time to time, file various items with the Securities and Exchange Commission relating to the issuing entities and the notes offered by this prospectus and the related prospectus supplements. These items will include the definitive legal documents used for each issuance, definitive prospectus supplements and computational materials, as well as periodic reports that the servicer will file for each issuing entity for so long as that issuing entity is subject to the reporting requirements of the Exchange Act. In addition, the financial statements of any significant derivative counterparty, if applicable, if not attached to the related prospectus supplement, may also be incorporated by reference.

All of these items will be incorporated by reference into the registration statement of which this prospectus is a part, which means, among other things, that those items are considered to be a part of this registration statement for purposes of the federal securities laws. These items will be publicly available through the SEC—see “Where You Can Find More Information” in the related prospectus supplement.

Financial Information

Certain specified trust property will secure each series of notes, however, no issuing entity will engage in any business activities or have any assets or obligations prior to the issuance of the notes, except for the capital contribution made to any issuing entity which is a Delaware statutory trust.

A prospectus supplement may contain the financial statements of the related derivative counterparty, if any.